Filed Pursuant to Rule 424(b)(3)
Registration No. 333-199204-02

The information in the preliminary prospectus supplement (as supplemented by this supplement) is not complete and may be changed. We may not sell the notes described in the preliminary prospectus supplement (as supplemented by this supplement) until we deliver a final prospectus supplement and accompanying prospectus. The preliminary prospectus supplement (as supplemented by this supplement) is not an offer to sell the notes nor is it seeking an offer to buy the notes in any jurisdiction where the offer or sale is not permitted.

$350,000,000

California Republic Auto Receivables Trust 2015-1

Issuing Entity

California Republic Funding, LLC

Depositor

California Republic Bank

Sponsor, Originator and Servicer

Supplement, dated March 3, 2015 (subject to completion)

to

Preliminary Prospectus Supplement, dated February 26, 2015 (subject to completion)

to

Prospectus dated February 26, 2015

This supplement should be read in conjunction with the Preliminary Prospectus Supplement, dated February 26, 2015, and the Prospectus, dated February 26, 2015.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE NOTES OR DETERMINED IF THE PRELIMINARY PROSPECTUS SUPPLEMENT (AS SUPPLEMENTED BY THIS SUPPLEMENT) OR THE PROSPECTUS THAT ACCOMPANIES THE PRELIMINARY PROSPECTUS SUPPLEMENT (AS SUPPLEMENTED BY THIS SUPPLEMENT) IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Preliminary Prospectus Supplement referenced above is hereby modified and supplemented as described in this supplement. References to page numbers are to the page numbers in the Preliminary Prospectus Supplement referenced above.

Summary:

•	The Final Scheduled Payment Date for the Class C Notes in the table under “Terms of the Securities—The Notes” on page S-6 is modified to read, “February 15, 2022”.

•	The paragraph under “Important Dates—Statistical Cutoff Date”, including the caption, on page S-7 is removed in its entirety.

•	The first sentence in the second paragraph under “Credit Enhancement—Overcollateralization” on page S-10 is modified to read, “The initial amount of overcollateralization will be $897.69 or approximately 0.00% of the cutoff date pool balance, which is $350,000,897.69.”

•	The last sentence in the second paragraph under “Credit Enhancement—Overcollateralization” on page S-10 is modified to read, “The target overcollateralization amount with respect to any payment date will be $5,600,014.36 (which is approximately 1.60% of the cutoff date pool balance).”

•	The first paragraph under “Credit Enhancement—Reserve Account” on page S-10 is modified to read:

“On the closing date, $875,002.24 from the proceeds of the sale of the notes and the certificates will be deposited into the reserve account. The specified reserve account balance amount on any payment date will be $875,002.24 (which is approximately 0.25% of the cutoff date pool balance).”

•	The first sentence and the table under “Property of the Issuing Entity—The Receivables” on page S-12 are modified to read:

“The composition of the receivables as of the cutoff date was as follows:

Aggregate Principal Balance:	$350,000,897.69

Number of Receivables:	16,229

Average Principal Balance:	$21,566.39

Weighted Average Contract Rate(1):	7.11%

Weighted Average Original Term to Maturity(1)(2):	69 months

Weighted Average Remaining Term to Maturity(1)(2):	67 months

Non-Zero Weighted Average Original FICO® Score(1)(3)(4):	692

Percentage of new/used vehicles(5):	35.44%/64.56%

(1)	Weighted by principal balance of the receivables as of the cutoff date.
(2)	Assumes that all scheduled monthly payments are made on their respective due dates.
(3)	FICO® is a registered trademark of Fair Isaac & Co.

S-2

(4)	Excludes receivables for which no FICO® score is available, which represent 0.43% of the aggregate principal balance of the receivables as of the cutoff date. In the case of co-obligors, the FICO® score of the primary obligor was used for this calculation.
(5)	Based on the aggregate principal balance of the receivables as of the cutoff date.

Risk Factors:

•	The title of the risk factor “Losses on the receivables may be affected disproportionately because of geographic concentration of receivables in California and Texas” on page S-15 is modified to read, “Losses on the receivables may be affected disproportionately because of geographic concentration of receivables in California and Texas” and the first sentence of that risk factor is modified to read, “As of the cutoff date, the servicer’s records indicate that 50.49% of the aggregate principal balance of the receivables are related to dealers located in California, and 31.46% of the aggregate principal balance of the receivables are related to dealers located in Texas.”

•	The risk factor titled “This prospectus supplement provides information regarding the characteristics of the receivables in the statistical pool as of the statistical cutoff date, which may differ from the characteristics of the receivables sold to the issuing entity on the closing date as of the cutoff date” on page S-15 is removed in its entirety.

The Issuing Entity:

•	The table under “The Issuing Entity—Capitalization” on page S-24 is modified to read:

Class A-1 Notes	$48,800,000.00
Class A-2 Notes	95,000,000.00
Class A-3 Notes	87,000,000.00
Class A-4 Notes	88,050,000.00
Class B Notes	21,000,000.00
Class C Notes	10,150,000.00
Overcollateralization	897.69
Reserve Account	875,002.24

Total	$350,875,899.93

The Receivables:

•	The second paragraph under “The Receivables—General” on page S-25 is removed in its entirety.

•	The first bullet point under “The Receivables—Selection of Receivables” on page S-25 is modified to read, “had a remaining term to maturity, as of the Cutoff Date, of at least 5 months and not more than 75 months;”.

•	The third bullet point under “The Receivables—Selection of Receivables” on page S-25 is modified to read, “is a fully-amortizing, fixed rate Simple Interest Receivable that provides for level scheduled monthly payments (except for the last payment, which may be minimally different from the level payments) over its remaining term and, as of the Cutoff Date, had a contract rate of not less than 0.90% per annum or more than 24.00% per annum;”.

•	The paragraph following the last bullet point under “The Receivables—Selection of Receivables” on page S-26, starting with the sentence “The foregoing criteria reflect the characteristics of the Receivables as of the Statistical Cutoff Date.” is removed in its entirety.

•	The last two sentences in the last paragraph under “The Receivables—Selection of Receivables” on page S-26, are modified to read as follows:

“As of the Cutoff Date, no Receivable has a scheduled maturity later than July 24, 2021. As of the Cutoff Date, the Receivables had an aggregate principal balance of $350,000,897.69.”

S-3

•	The first paragraph under “The Receivables—Characteristics of the Receivables” on page S-26 is modified to read as follows:

“The composition, distribution by state, distribution by original FICO® score, distribution by original term to maturity, distribution by remaining term to maturity, distribution by contract rate, distribution by vehicle make, and distribution by principal balance, in each case of the Receivables as of the Cutoff Date, are set forth in the tables below. The percentages below are calculated based on the aggregate Principal Balance of the Receivables as of the Cutoff Date.”

•	The eight tables under “The Receivables—Characteristics of the Receivables” on pages S-27 through S-31 and the three tables under “The Receivables—Delinquency Experience” on page S-32 are modified to read as set forth on Appendix A to this Supplement.

•	The third sentence in the paragraph under “The Receivables—Delinquency Experience” on page S-32 is modified to read, “As of the Cutoff Date, none of the Receivables were more than 30 days delinquent.”

Weighted Average Lives of the Notes:

•	The table under the first bullet point on page S-34 is modified as follows:

Pool	Remaining Principal Balance	Weighted Average Contract Rate	Weighted Average Remaining Term to Maturity (in Months)	Weighted Average Original Term to Maturity (in Months)
1	$28,361.49	7.358%	10	19
2	381,771.66	7.946%	22	27
3	3,783,362.74	7.102%	34	37
4	12,100,982.93	8.336%	46	48
5	60,775,043.01	7.569%	58	60
6	272,931,375.86	6.957%	71	72

Total	$350,000,897.69

•	The third bullet point following the table above on page S-34 is modified to read as follows, “interest accrues on the Notes at the following per annum coupon rates: Class A-1 Notes, 0.27%; Class A-2 Notes, 0.85%; Class A-3 Notes, 1.32%; Class A-4 Notes, 1.78%; Class B Notes, 2.48%; and Class C Notes 3.47%;”.

•	The six tables titled Percent of Initial Note Principal Amount at Various ABS Percentages under “Weighted Average Lives of the Notes” on pages S-36 through S-38 are modified to read as set forth on Appendix B to this Supplement.

The Notes:

•	The last bullet point in the third paragraph, under “The Notes—Payments of Principal” on page S-47 is modified to read, “February 15, 2022 for the Class C Notes.”

•	The last sentence in the first paragraph under “The Notes—Credit Enhancement—Overcollateralization” on page S-48 is modified to read, “The initial amount of overcollateralization will be $897.69 or approximately 0.00% of the Cutoff Date Pool Balance.”

S-4

•	The second paragraph under “The Notes—Credit Enhancement—Reserve Account” on page S-48 is modified to read:

“On the Closing Date, $875,002.24 from the proceeds of the sale of the Notes and the Certificates will be deposited into the Reserve Account. The Specified Reserve Account Balance amount on any Payment Date will be $875,002.24 (which is approximately 0.25% of the Cutoff Date Pool Balance).”

Glossary:

•	The definitions of “Statistical Cutoff Date” and “Statistical Cutoff Date Pool Balance” on page S-68 are removed in their entirety.

S-5

APPENDIX A

Composition of the Receivables

as of the Cutoff Date

	Total	New Financed Vehicles	Used Financed Vehicles
Aggregate Principal Balance	$350,000,897.69	$124,033,587.30	$225,967,310.39
Number of Receivables	16,229	4,467	11,762
Average Principal Balance	$21,566.39	$27,766.64	$19,211.64
Average Original Principal Balance	$21,942.28	$28,278.23	$19,536.00
Original Principal Balance (range)	$2,550.40 to $79,234.08	$2,942.27 to $79,234.08	$2,550.40 to $79,000.00
Weighted Average Contract Rate (1)	7.11%	5.91%	7.78%
Contract Rate (range)	0.90% to 24.00%	0.90% to 21.90%	1.39% to 24.00%
Weighted Average Original Term to Maturity(1)(2)	69 months	71 months	67 months
Original Term to Maturity (range)(2)	12 to 75 months	24 to 75 months	12 to 75 months
Weighted Average Remaining Term to Maturity(1)(2)	67 months	69 months	66 months
Remaining Term to Maturity (range)(2)	5 to 75 months	16 to 75 months	5 to 75 months
Weighted Average Seasoning(1)	1 month	1 month	1 month
Non-Zero Weighted Average Original FICO® Score(1)(3)(4)	692	700	688
Weighted Average LTV(1)(5)	112.58%	106.33%	116.02%
Percentage of Aggregate Principal Balance of Receivables for New Vehicles	35.44%	100.00%	0.00%
Percentage of Aggregate Principal Balance of Receivables for Used Vehicles	64.56%	0.00%	100.00%
Original FICO® Score (range)(3)(4)	500 to 877	502 to 872	500 to 877
Principal Balance (range)	$1,135.99 to $79,234.08	$1,407.66 to $79,234.08	$1,135.99 to $78,431.46

(1)	Weighted by principal balance of the receivables as of the Cutoff Date.
(2)	Assumes that all scheduled monthly payments are made on their respective due dates.
(3)

FICO® scores are calculated as of the origination of the related Receivables. FICO® is a federally registered trademark of Fair, Isaac & Company. A FICO® score is a measurement determined by Fair, Isaac & Company using information collected by the major credit bureaus to assess credit risk. Data from an independent credit reporting agency, such as FICO® score, is one of several factors that may be used by the Originator in its credit scoring system to assess the credit risk associated with each applicant, see “The Sponsor and Servicer—Underwriting Criteria”. FICO® scores are based on independent third party information, the accuracy of which cannot be verified. FICO® scores should not necessarily be relied upon as a meaningful predictor of the performance of the Receivables.

(4)

Non-zero weighted average FICO® score and the range of original FICO® scores are calculated excluding Receivables for which a FICO® score is not available. As of the Cutoff Date, such Receivables represented 0.64% of the total number of Receivables and 0.43% of the Cutoff Date Pool Balance. In the case of co-obligors, the FICO® score of the primary obligor was used for this calculation.

(5)

The loan-to-value ratio (or “LTV”) for a Receivable secured by a new vehicle is equal to the original amount financed divided by the dealer invoice for that vehicle. The LTV for a Receivable secured by a used vehicle is equal to the original amount financed divided by the wholesale price for that vehicle as set forth in the applicable N.A.D.A. Official Used Car Guide. Amounts relating to LTV are calculated excluding LTVs for which no manufacturer’s suggested retail price or retail price for that vehicle was available.

Appendix A	A-1

Distribution by State

as of the Cutoff Date

State(1)	Number of Receivables	Percentage of Number of Receivables(2)	Aggregate Principal Balance	Percentage of Cutoff Date Pool Balance(2)	Non-Zero Weighted Average Original FICO® Score(3)	Weighted Average LTV(3)
Arizona	1,574	9.70%	$32,892,444.69	9.40%	686	112.76%
California	8,532	52.57	176,712,065.89	50.49	690	112.16%
Illinois	23	0.14	518,902.26	0.15	684	117.86%
Iowa	1	0.01	19,778.81	0.01	553	133.57%
Kansas	75	0.46	1,563,111.78	0.45	697	116.40%
Missouri	327	2.01	6,523,554.67	1.86	695	111.00%
Nevada	907	5.59	20,203,635.54	5.77	701	112.28%
Oklahoma	47	0.29	965,566.37	0.28	692	108.92%
Texas	4,712	29.03	110,115,232.42	31.46	697	113.34%
Washington	31	0.19	486,605.26	0.14	692	106.93%

Total	16,229	100.00%	$350,000,897.69	100.00%	692	112.58%

(1)	Based on the billing addresses of the originating dealers as of the Cutoff Date.
(2)	May not add to 100.00% due to rounding.
(3)	Weighted by principal balance as of the Cutoff Date.

Distribution by Original FICO® Score

as of the Cutoff Date

Range of Original FICO® Scores(1)(2)	Number of Receivables	Percentage of Number of Receivables(3)	Aggregate Principal Balance	Percentage of Cutoff Date Pool Balance (3)	Non-Zero Weighted Average Original FICO® Score(4)	Weighted Average LTV(4)
Not Available	104	0.64%	$1,492,501.95	0.43%	N/A	91.87%
500 - 519	45	0.28	703,441.01	0.20	509	93.86%
520 - 539	118	0.73	1,877,424.90	0.54	530	98.29%
540 - 559	198	1.22	3,217,499.46	0.92	551	98.15%
560 - 579	331	2.04	5,846,401.67	1.67	571	102.54%
580 - 599	222	1.37	3,965,395.33	1.13	590	108.05%
600 - 619	728	4.49	14,196,536.24	4.06	610	108.33%
620 - 639	1,512	9.32	31,856,297.82	9.10	629	117.45%
640 - 659	2,215	13.65	48,679,892.03	13.91	649	117.76%
660 - 679	2,532	15.60	57,130,150.84	16.32	669	118.30%
680 - 699	1,633	10.06	35,532,892.19	10.15	689	117.04%
700 - 719	1,747	10.76	39,527,525.32	11.29	708	114.71%
720 - 739	1,335	8.23	29,988,309.50	8.57	729	110.22%
740 and above	3,509	21.62	75,986,629.43	21.71	785	104.02%

Total	16,229	100.00%	$350,000,897.69	100.00%	692	112.58%

(1)

FICO® scores are calculated as of the origination of the related Receivables. FICO® is a federally registered trademark of Fair, Isaac & Company. A FICO® score is a measurement determined by Fair, Isaac & Company using information collected by the major credit bureaus to assess credit risk. Data from an independent credit reporting agency, such as FICO® score, is one of several factors that may be used by the Originator in its credit scoring system to assess the credit risk associated with each applicant, see “The Sponsor and Servicer—Underwriting Criteria”. FICO® scores are based on independent third party information, the accuracy of which cannot be verified. FICO® scores should not necessarily be relied upon as a meaningful predictor of the performance of the Receivables.

(2)	Except as otherwise indicated, all Obligors on the Receivables had a FICO® score. In the case of co-obligors, the FICO® score of the primary obligor was used for this calculation.
(3)	May not add to 100.00% due to rounding.
(4)	Weighted by principal balance as of the Cutoff Date.

Appendix A	A-2

Distribution by Original Term to Maturity

as of the Cutoff Date

Range of Original Term to Maturity (in months) (1)	Number of Receivables	Percentage of Number of Receivables(2)	Aggregate Principal Balance	Percentage of Cutoff Date Pool Balance (2)	Non-Zero Weighted Average Original FICO® Score(3)	Weighted Average LTV(3)
1 - 12	3	0.02%	$18,169.28	0.01%	773	28.85%
13 - 24	56	0.35	339,082.61	0.10	707	79.55%
25 - 36	401	2.47	3,616,988.03	1.03	726	89.44%
37 - 48	984	6.06	11,307,271.47	3.23	703	104.77%
49 - 60	3,571	22.00	59,461,961.69	16.99	700	106.51%
61 - 72	10,369	63.89	249,981,551.24	71.42	686	114.75%
73 - 75	845	5.21	25,275,873.37	7.22	732	112.75%

Total	16,229	100.00%	$350,000,897.69	100.00%	692	112.58%

(1)	Assumes that all scheduled monthly payments are made on their respective due dates.
(2)	May not add to 100.00% due to rounding.
(3)	Weighted by principal balance as of the Cutoff Date.

Distribution by Remaining Term to Maturity

as of the Cutoff Date

Range of Remaining Term to Maturity (in months)(1)	Number of Receivables	Percentage of Number of Receivables(2)	Aggregate Principal Balance	Percentage of Cutoff Date Pool Balance(2)	Non-Zero Weighted Average Original FICO® Score(3)	Weighted Average LTV(3)
1 - 12	8	0.05%	$28,361.49	0.01%	736	50.51%
13 - 24	66	0.41	381,771.66	0.11	705	81.02%
25 - 36	422	2.60	3,783,362.74	1.08	721	89.32%
37 - 48	1,032	6.36	12,100,982.93	3.46	699	104.12%
49 - 60	3,621	22.31	60,775,043.01	17.36	698	106.45%
61 - 72	10,285	63.37	248,996,301.41	71.14	687	114.89%
73 - 75	795	4.90	23,935,074.45	6.84	731	112.72%

Total	16,229	100.00%	$350,000,897.69	100.00%	692	112.58%

(1)	Assumes that all scheduled monthly payments are made on their respective due dates.
(2)	May not add to 100.00% due to rounding.
(3)	Weighted by principal balance as of the Cutoff Date.

Appendix A	A-3

Distribution by Contract Rate

as of the Cutoff Date

Contract Rate Range (%)	Number of Receivables	Percentage of Number of Receivables(1)	Aggregate Principal Balance	Percentage of Cutoff Date Pool Balance(1)		Non-Zero Weighted Average Original FICO® Score(2)	Weighted Average LTV(2)
0.001 - 1.000	1	0.01%	$18,089.89	0.01%		694	68.66%
1.001 - 2.000	809	4.98	19,649,985.63	5.61		776	92.75%
2.001 - 3.000	1,426	8.79	35,142,976.38	10.04		756	100.69%
3.001 - 4.000	1,668	10.28	39,715,854.40	11.35		739	105.10%
4.001 - 5.000	1,669	10.28	37,673,408.44	10.76		722	110.64%
5.001 - 6.000	1,527	9.41	34,136,208.29	9.75		704	115.55%
6.001 - 7.000	1,455	8.97	31,871,486.06	9.11		687	117.91%
7.001 - 8.000	1,382	8.52	30,548,058.45	8.73		673	120.07%
8.001 - 9.000	1,366	8.42	29,647,079.33	8.47		663	119.51%
9.001 - 10.000	1,294	7.97	27,050,634.11	7.73		652	120.03%
10.001 - 11.000	886	5.46	17,745,329.15	5.07		641	119.95%
11.001 - 12.000	679	4.18	13,069,985.08	3.73		631	117.90%
12.001 - 13.000	592	3.65	10,745,976.68	3.07		626	117.11%
13.001 - 14.000	380	2.34	6,717,071.95	1.92		613	115.70%
14.001 - 15.000	365	2.25	5,815,758.62	1.66		608	114.79%
15.001 - 16.000	256	1.58	3,884,788.59	1.11		603	114.31%
16.001 - 17.000	186	1.15	2,752,546.74	0.79		591	112.90%
17.001 - 18.000	156	0.96	2,175,223.86	0.62		567	106.60%
18.001 - 19.000	56	0.35	710,835.45	0.20		584	113.22%
19.001 - 20.000	55	0.34	657,992.14	0.19		568	107.45%
20.001 - 21.000	12	0.07	174,085.08	0.05		552	100.14%
21.001 - 22.000	6	0.04	69,677.31	0.02		553	117.93%
22.001 - 23.000	1	0.01	17,332.04	0.00	(3)	588	86.09%
23.001 - 24.000	2	0.01	10,514.02	0.00	(3)	579	92.12%

Total	16,229	100.00%	$350,000,897.69	100.00%		692	112.58%

(1)	May not add to 100.00% due to rounding.
(2)	Weighted by principal balance as of the Cutoff Date.
(3)	Greater than 0.00% but less than 0.005%.

Distribution by Vehicle Make

as of the Cutoff Date

Vehicle Make	Number of Receivables	Percentage of Number of Receivables(1)	Aggregate Principal Balance	Percentage of Cutoff Date Pool Balance(1)	Non-Zero Weighted Average Original FICO® Score(2)	Weighted Average LTV(2)
Chevrolet	2,469	15.21%	$54,874,724.33	15.68%	687	113.81%
Ford	2,197	13.54	49,134,116.18	14.04	690	113.14%
Toyota	1,708	10.52	35,712,009.08	10.20	706	112.99%
Nissan	1,427	8.79	27,722,502.75	7.92	680	118.41%
Dodge	1,215	7.49	27,583,963.08	7.88	684	114.98%
Honda	1,054	6.49	19,311,300.10	5.52	697	116.46%
Jeep	714	4.40	17,108,302.57	4.89	704	106.72%
Hyundai	717	4.42	13,887,614.08	3.97	704	110.77%
KIA	595	3.67	12,588,279.48	3.60	688	116.24%
RAM	349	2.15	11,738,936.26	3.35	705	100.67%
Other	3,784	23.32	80,339,149.78	22.95	692	110.20%

Total	16,229	100.00%	$350,000,897.69	100.00%	692	112.58%

(1)	May not add to 100.00% due to rounding.
(2)	Weighted by principal balance as of the Cutoff Date.

Appendix A	A-4

Distribution by Principal Balance

as of the Cutoff Date

Range of Principal Balance ($)	Number of Receivables	Percentage of Number of Receivables(1)	Aggregate Principal Balance	Percentage of Cutoff Date Pool Balance(1)		Non-Zero Weighted Average Original FICO® Score(2)	Weighted Average LTV(2)
0.01 - 2,500.00	10	0.06%	$17,007.81	0.00	%(3)	722	85.32%
2,500.01 - 5,000.00	127	0.78	532,744.04	0.15		697	81.95%
5,000.01 - 7,500.00	459	2.83	2,955,343.13	0.84		681	95.76%
7,500.01 - 10,000.00	814	5.02	7,237,163.96	2.07		692	101.61%
10,000.01 - 12,500.00	1,092	6.73	12,402,669.60	3.54		687	107.90%
12,500.01 - 15,000.00	1,647	10.15	22,731,908.17	6.49		682	113.33%
15,000.01 - 17,500.00	1,909	11.76	31,036,749.33	8.87		685	113.40%
17,500.01 - 20,000.00	1,839	11.33	34,467,102.50	9.85		688	113.68%
20,000.01 - 22,500.00	1,735	10.69	36,879,925.87	10.54		692	113.19%
22,500.01 - 25,000.00	1,515	9.34	35,928,330.43	10.27		692	113.52%
25,000.01 - 27,500.00	1,229	7.57	32,223,522.39	9.21		695	113.40%
27,500.01 - 30,000.00	1,053	6.49	30,188,013.80	8.63		696	113.73%
30,000.01 - 32,500.00	772	4.76	24,050,216.53	6.87		698	114.11%
32,500.01 - 35,000.00	620	3.82	20,903,526.96	5.97		693	113.96%
35,000.01 - 37,500.00	428	2.64	15,507,879.02	4.43		698	112.08%
37,500.01 - 40,000.00	322	1.98	12,455,878.85	3.56		697	112.38%
40,000.01 - 42,500.00	212	1.31	8,723,806.05	2.49		701	112.80%
42,500.01 - 45,000.00	137	0.84	6,002,576.99	1.72		706	111.06%
45,000.01 - 47,500.00	103	0.63	4,750,828.63	1.36		703	115.48%
47,500.01 - 50,000.00	79	0.49	3,846,185.18	1.10		692	109.70%
50,000.01 - 52,500.00	41	0.25	2,099,227.47	0.60		702	109.35%
52,500.01 - 55,000.00	33	0.20	1,772,461.84	0.51		717	100.79%
55,000.01 - 57,500.00	14	0.09	786,065.68	0.22		686	110.02%
57,500.01 - 60,000.00	14	0.09	821,499.24	0.23		692	105.60%
60,000.01 - 62,500.00	7	0.04	427,241.35	0.12		710	103.25%
62,500.01 - 65,000.00	7	0.04	446,113.57	0.13		733	109.68%
65,000.01 - 67,500.00	1	0.01	65,575.06	0.02		602	78.76%
67,500.01 - 70,000.00	1	0.01	69,281.53	0.02		726	96.08%
70,000.01 - 72,500.00	3	0.02	213,765.37	0.06		708	118.11%
72,500.01 - 75,000.00	2	0.01	146,057.51	0.04		720	130.69%
75,000.01 - 80,000.00	4	0.02	312,229.83	0.09		687	101.64%

Total	16,229	100.00%	$350,000,897.69	100.00%		692	112.58%

(1)	May not add to 100.00% due to rounding.
(2)	Weighted by principal balance as of the Cutoff Date.
(3)	Greater than 0.00% but less than 0.005%.

Appendix A	A-5

Delinquency Experience as of the Cutoff Date

Number of Times 30 to 59 Days Delinquent	Number of Receivables	Percentage of Number of Receivables(1)	Aggregate Principal Balance	Percentage of Cutoff Date Pool Balance(1)
0	16,121	99.33%	$348,077,620.51	99.45%
1	53	0.33	994,494.76	0.28
2	22	0.14	343,890.61	0.10
Greater than or equal to 3	33	0.20	584,891.81	0.17

Total	16,229	100.00%	$350,000,897.69	100.00%

(1)	May not add to 100.00% due to rounding.

Number of Times 60 to 89 Days Delinquent	Number of Receivables	Percentage of Number of Receivables(1)	Aggregate Principal Balance	Percentage of Cutoff Date Pool Balance(1)
0	16,212	99.90%	$349,747,998.50	99.93%
1	10	0.06	160,474.40	0.05
2	2	0.01	28,296.50	0.01
Greater than or equal to 3	5	0.03	64,128.29	0.02

Total	16,229	100.00%	$350,000,897.69	100.00%

(1)	May not add to 100.00% due to rounding.

Number of Times Greater Than 89 Days Delinquent	Number of Receivables	Percentage of Number of Receivables(1)	Aggregate Principal Balance	Percentage of Cutoff Date Pool Balance(1)
0	16,224	99.97%	$349,932,727.23	99.98%
1	3	0.02	62,480.69	0.02
2	1	0.01	1,560.95	0.00	(2)
Greater than or equal to 3	1	0.01	4,128.82	0.00	(2)

Total	16,229	100.00%	$350,000,897.69	100.00%

(1)	May not add to 100.00% due to rounding.
(2)	Greater than 0.00% but less than 0.005%.

Appendix A	A-6

APPENDIX B

Percent of Initial Note Principal Amount at Various ABS Percentages

	Class A-1 Notes						Class A-2 Notes
Payment Date	0.50%	1.00%	1.20%	1.30%	1.50%	2.00%	0.50%	1.00%	1.20%	1.30%	1.50%	2.00%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April, 2015	84.76%	81.15%	79.70%	78.97%	77.50%	73.80%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May, 2015	69.54%	62.44%	59.57%	58.13%	55.24%	47.95%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June, 2015	54.42%	43.93%	39.69%	37.56%	33.29%	22.53%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July, 2015	39.40%	25.62%	20.06%	17.27%	11.67%	0.00%	100.00%	100.00%	100.00%	100.00%	100.00%	98.74%
August, 2015	26.69%	9.56%	2.66%	0.00%	0.00%	0.00%	100.00%	100.00%	100.00%	99.58%	96.01%	86.99%
September, 2015	14.43%	0.00%	0.00%	0.00%	0.00%	0.00%	100.00%	97.00%	92.80%	90.69%	86.46%	75.79%
October, 2015	2.22%	0.00%	0.00%	0.00%	0.00%	0.00%	100.00%	89.16%	84.33%	81.90%	77.04%	64.75%
November, 2015	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	94.89%	81.39%	75.95%	73.22%	67.73%	53.89%
December, 2015	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	88.65%	73.69%	67.66%	64.63%	58.54%	43.20%
January, 2016	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	82.44%	66.06%	59.46%	56.14%	49.48%	32.69%
February, 2016	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	76.25%	58.51%	51.35%	47.76%	40.54%	22.35%
March, 2016	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	70.09%	51.03%	43.34%	39.48%	31.73%	12.19%
April, 2016	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	63.94%	43.62%	35.42%	31.31%	23.04%	2.21%
May, 2016	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	57.82%	36.29%	27.60%	23.24%	14.48%	0.00%
June, 2016	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	51.72%	29.03%	19.87%	15.28%	6.05%	0.00%
July, 2016	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	45.65%	21.85%	12.24%	7.42%	0.00%	0.00%
August, 2016	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	39.59%	14.74%	4.71%	0.00%	0.00%	0.00%
September, 2016	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	33.56%	7.71%	0.00%	0.00%	0.00%	0.00%
October, 2016	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	27.56%	0.76%	0.00%	0.00%	0.00%	0.00%
November, 2016	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	21.57%	0.00%	0.00%	0.00%	0.00%	0.00%
December, 2016	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	15.61%	0.00%	0.00%	0.00%	0.00%	0.00%
January, 2017	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	9.68%	0.00%	0.00%	0.00%	0.00%	0.00%
February, 2017	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	3.79%	0.00%	0.00%	0.00%	0.00%	0.00%
March, 2017	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
April, 2017	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
May, 2017	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
June, 2017	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
July, 2017	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
August, 2017	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
September, 2017	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
October, 2017	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
November, 2017	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
December, 2017	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
January, 2018	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
February, 2018	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
March, 2018	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
April, 2018	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
May, 2018	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
June, 2018	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
July, 2018	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
August, 2018	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
September, 2018	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
October, 2018	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
November, 2018	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
December, 2018	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
January, 2019	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
February, 2019	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
March, 2019	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
April, 2019	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
May, 2019	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
June, 2019	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
July, 2019	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
August, 2019	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
September, 2019	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
October, 2019	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
November, 2019	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
December, 2019	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
January, 2020	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
February, 2020	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
March, 2020	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
April, 2020	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
May, 2020	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
June, 2020	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
July, 2020	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
August, 2020	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
September, 2020	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
October, 2020	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
November, 2020	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
December, 2020	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life to Call (years)(1)	0.33	0.28	0.26	0.25	0.24	0.21	1.33	1.07	0.99	0.95	0.88	0.75
Weighted Average Life to Maturity (years) (2)	0.33	0.28	0.26	0.25	0.24	0.21	1.33	1.07	0.99	0.95	0.88	0.75

(1)	Assumes that the Servicer exercises its Optional Purchase Right at the earliest possible opportunity.
(2)	Assumes that the Servicer does not exercise its Optional Purchase Right.

Appendix B	B-1

Percent of Initial Note Principal Amount at Various ABS Percentages

	Class A-3 Notes						Class A-4 Notes
Payment Date	0.50%	1.00%	1.20%	1.30%	1.50%	2.00%	0.50%	1.00%	1.20%	1.30%	1.50%	2.00%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April, 2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May, 2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June, 2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July, 2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August, 2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September, 2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October, 2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November, 2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December, 2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January, 2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February, 2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March, 2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April, 2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May, 2016	100.00%	100.00%	100.00%	100.00%	100.00%	91.71%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June, 2016	100.00%	100.00%	100.00%	100.00%	100.00%	81.21%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July, 2016	100.00%	100.00%	100.00%	100.00%	97.54%	70.90%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August, 2016	100.00%	100.00%	100.00%	99.65%	88.62%	60.80%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September, 2016	100.00%	100.00%	97.03%	91.31%	79.84%	50.90%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October, 2016	100.00%	100.00%	89.02%	83.10%	71.21%	41.21%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November, 2016	100.00%	93.32%	81.13%	75.01%	62.72%	31.73%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December, 2016	100.00%	85.91%	73.34%	67.04%	54.38%	22.46%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January, 2017	100.00%	78.57%	65.67%	59.19%	46.19%	13.40%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February, 2017	100.00%	71.35%	58.12%	51.49%	38.16%	4.56%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March, 2017	97.73%	64.21%	50.69%	43.91%	30.29%	0.00%	100.00%	100.00%	100.00%	100.00%	100.00%	95.99%
April, 2017	91.35%	57.17%	43.38%	36.46%	22.57%	0.00%	100.00%	100.00%	100.00%	100.00%	100.00%	87.69%
May, 2017	85.00%	50.21%	36.18%	29.13%	15.00%	0.00%	100.00%	100.00%	100.00%	100.00%	100.00%	79.60%
June, 2017	78.67%	43.35%	29.09%	21.94%	7.59%	0.00%	100.00%	100.00%	100.00%	100.00%	100.00%	71.73%
July, 2017	72.38%	36.57%	22.13%	14.88%	0.33%	0.00%	100.00%	100.00%	100.00%	100.00%	100.00%	64.09%
August, 2017	66.11%	29.90%	15.29%	7.95%	0.00%	0.00%	100.00%	100.00%	100.00%	100.00%	93.32%	56.66%
September, 2017	59.88%	23.31%	8.56%	1.16%	0.00%	0.00%	100.00%	100.00%	100.00%	100.00%	86.47%	49.46%
October, 2017	53.67%	16.82%	1.96%	0.00%	0.00%	0.00%	100.00%	100.00%	100.00%	94.57%	79.78%	42.48%
November, 2017	47.49%	10.43%	0.00%	0.00%	0.00%	0.00%	100.00%	100.00%	95.54%	88.12%	73.25%	35.74%
December, 2017	41.35%	4.13%	0.00%	0.00%	0.00%	0.00%	100.00%	100.00%	89.26%	81.81%	66.88%	29.22%
January, 2018	35.23%	0.00%	0.00%	0.00%	0.00%	0.00%	100.00%	97.96%	83.10%	75.64%	60.68%	22.94%
February, 2018	29.26%	0.00%	0.00%	0.00%	0.00%	0.00%	100.00%	92.03%	77.15%	69.68%	54.70%	16.93%
March, 2018	23.32%	0.00%	0.00%	0.00%	0.00%	0.00%	100.00%	86.19%	71.32%	63.86%	48.89%	11.15%
April, 2018	17.42%	0.00%	0.00%	0.00%	0.00%	0.00%	100.00%	80.44%	65.62%	58.18%	43.24%	5.60%
May, 2018	11.54%	0.00%	0.00%	0.00%	0.00%	0.00%	100.00%	74.80%	60.04%	52.63%	37.76%	0.29%
June, 2018	5.70%	0.00%	0.00%	0.00%	0.00%	0.00%	100.00%	69.26%	54.59%	47.23%	32.45%	0.00%
July, 2018	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	99.89%	63.81%	49.26%	41.96%	27.31%	0.00%
August, 2018	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	94.18%	58.47%	44.07%	36.84%	22.34%	0.00%
September, 2018	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	88.50%	53.23%	39.00%	31.87%	17.54%	0.00%
October, 2018	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	82.86%	48.09%	34.07%	27.04%	12.92%	0.00%
November, 2018	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	77.25%	43.06%	29.27%	22.35%	8.47%	0.00%
December, 2018	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	71.67%	38.13%	24.60%	17.82%	4.20%	0.00%
January, 2019	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	66.13%	33.30%	20.07%	13.43%	0.11%	0.00%
February, 2019	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	60.88%	28.77%	15.82%	9.33%	0.00%	0.00%
March, 2019	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	55.68%	24.34%	11.71%	5.37%	0.00%	0.00%
April, 2019	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	50.50%	20.01%	7.72%	1.56%	0.00%	0.00%
May, 2019	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	45.36%	15.79%	3.87%	0.00%	0.00%	0.00%
June, 2019	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	40.25%	11.67%	0.15%	0.00%	0.00%	0.00%
July, 2019	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	35.18%	7.66%	0.00%	0.00%	0.00%	0.00%
August, 2019	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	30.14%	3.75%	0.00%	0.00%	0.00%	0.00%
September, 2019	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	25.14%	0.00%	0.00%	0.00%	0.00%	0.00%
October, 2019	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	20.17%	0.00%	0.00%	0.00%	0.00%	0.00%
November, 2019	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	15.24%	0.00%	0.00%	0.00%	0.00%	0.00%
December, 2019	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	10.35%	0.00%	0.00%	0.00%	0.00%	0.00%
January, 2020	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	5.49%	0.00%	0.00%	0.00%	0.00%	0.00%
February, 2020	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	1.68%	0.00%	0.00%	0.00%	0.00%	0.00%
March, 2020	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
April, 2020	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
May, 2020	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
June, 2020	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
July, 2020	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
August, 2020	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
September, 2020	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
October, 2020	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
November, 2020	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
December, 2020	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life to Call (years)(1)	2.69	2.23	2.07	1.99	1.85	1.57	4.16	3.63	3.41	3.29	3.07	2.57
Weighted Average Life to Maturity (years) (2)	2.69	2.23	2.07	1.99	1.85	1.57	4.16	3.63	3.41	3.29	3.07	2.57

(1)	Assumes that the Servicer exercises its Optional Purchase Right at the earliest possible opportunity.
(2)	Assumes that the Servicer does not exercise its Optional Purchase Right.

Appendix B	B-2

Percent of Initial Note Principal Amount at Various ABS Percentages

	Class B Notes						Class C Notes
Payment Date	0.50%	1.00%	1.20%	1.30%	1.50%	2.00%	0.50%	1.00%	1.20%	1.30%	1.50%	2.00%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April, 2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May, 2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June, 2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July, 2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August, 2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September, 2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October, 2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November, 2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December, 2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January, 2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February, 2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March, 2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April, 2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May, 2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June, 2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July, 2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August, 2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September, 2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October, 2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November, 2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December, 2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January, 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February, 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March, 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April, 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May, 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June, 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July, 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August, 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September, 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October, 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November, 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December, 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January, 2018	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February, 2018	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March, 2018	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April, 2018	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May, 2018	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June, 2018	100.00%	100.00%	100.00%	100.00%	100.00%	79.93%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July, 2018	100.00%	100.00%	100.00%	100.00%	100.00%	59.66%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August, 2018	100.00%	100.00%	100.00%	100.00%	100.00%	40.41%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September, 2018	100.00%	100.00%	100.00%	100.00%	100.00%	22.18%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October, 2018	100.00%	100.00%	100.00%	100.00%	100.00%	4.98%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November, 2018	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%	100.00%	100.00%	100.00%	100.00%	100.00%	76.87%
December, 2018	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%	100.00%	100.00%	100.00%	100.00%	100.00%	45.62%
January, 2019	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%	100.00%	100.00%	100.00%	100.00%	100.00%	16.57%
February, 2019	100.00%	100.00%	100.00%	100.00%	84.46%	0.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
March, 2019	100.00%	100.00%	100.00%	100.00%	69.19%	0.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
April, 2019	100.00%	100.00%	100.00%	100.00%	54.64%	0.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
May, 2019	100.00%	100.00%	100.00%	91.15%	40.83%	0.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
June, 2019	100.00%	100.00%	100.00%	76.39%	27.77%	0.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
July, 2019	100.00%	100.00%	85.60%	62.27%	15.45%	0.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
August, 2019	100.00%	100.00%	71.14%	48.77%	3.88%	0.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
September, 2019	100.00%	99.82%	57.26%	35.91%	0.00%	0.00%	100.00%	100.00%	100.00%	100.00%	85.68%	0.00%
October, 2019	100.00%	84.35%	43.96%	23.70%	0.00%	0.00%	100.00%	100.00%	100.00%	100.00%	64.93%	0.00%
November, 2019	100.00%	69.35%	31.25%	12.14%	0.00%	0.00%	100.00%	100.00%	100.00%	100.00%	45.77%	0.00%
December, 2019	100.00%	54.82%	19.13%	1.23%	0.00%	0.00%	100.00%	100.00%	100.00%	100.00%	28.24%	0.00%
January, 2020	100.00%	40.75%	7.61%	0.00%	0.00%	0.00%	100.00%	100.00%	100.00%	81.34%	12.34%	0.00%
February, 2020	100.00%	29.54%	0.00%	0.00%	0.00%	0.00%	100.00%	100.00%	96.54%	64.15%	0.00%	0.00%
March, 2020	91.14%	18.70%	0.00%	0.00%	0.00%	0.00%	100.00%	100.00%	78.32%	48.04%	0.00%	0.00%
April, 2020	75.38%	8.24%	0.00%	0.00%	0.00%	0.00%	100.00%	100.00%	61.08%	33.01%	0.00%	0.00%
May, 2020	59.75%	0.00%	0.00%	0.00%	0.00%	0.00%	100.00%	96.17%	44.84%	19.09%	0.00%	0.00%
June, 2020	44.24%	0.00%	0.00%	0.00%	0.00%	0.00%	100.00%	76.10%	29.59%	0.00%	0.00%	0.00%
July, 2020	28.87%	0.00%	0.00%	0.00%	0.00%	0.00%	100.00%	56.82%	15.36%	0.00%	0.00%	0.00%
August, 2020	13.62%	0.00%	0.00%	0.00%	0.00%	0.00%	100.00%	38.35%	0.00%	0.00%	0.00%	0.00%
September, 2020	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	96.92%	20.68%	0.00%	0.00%	0.00%	0.00%
October, 2020	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	65.94%	0.00%	0.00%	0.00%	0.00%	0.00%
November, 2020	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	35.23%	0.00%	0.00%	0.00%	0.00%	0.00%
December, 2020	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life to Call (years)(1)	5.01	4.59	4.34	4.18	3.93	3.26	5.01	4.59	4.34	4.18	3.93	3.26
Weighted Average Life to Maturity (years),(2)	5.27	4.85	4.60	4.47	4.17	3.43	5.67	5.42	5.20	5.05	4.71	3.79

(1)	Assumes that the Servicer exercises its Optional Purchase Right at the earliest possible opportunity.
(2)	Assumes that the Servicer does not exercise its Optional Purchase Right.

Appendix B	B-3

The information in this prospectus supplement is not complete and may be changed. This prospectus supplement and the attached prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS SUPPLEMENT, DATED FEBRUARY 26, 2015

PROSPECTUS SUPPLEMENT

(To Prospectus dated February 26, 2015)

$350,000,000

California Republic Auto Receivables Trust 2015-1

Issuing Entity

$48,800,000%	Class A-1 Asset Backed Notes
$95,000,000%	Class A-2 Asset Backed Notes
$87,000,000%	Class A-3 Asset Backed Notes
$88,050,000%	Class A-4 Asset Backed Notes
$21,000,000%	Class B Asset Backed Notes
$10,150,000%	Class C Asset Backed Notes

California Republic Funding, LLC Depositor	California Republic Bank Sponsor, Originator and Servicer

The following classes of Notes are offered pursuant to this prospectus supplement:

	Price to Public			Underwriting Discounts and Commissions			Net Proceeds to the Depositor(1)
Class A-1 Asset Backed Notes	$	(	%)	$	(	%)	$	(	%)
Class A-2 Asset Backed Notes	$	(	%)	$	(	%)	$	(	%)
Class A-3 Asset Backed Notes	$	(	%)	$	(	%)	$	(	%)
Class A-4 Asset Backed Notes	$	(	%)	$	(	%)	$	(	%)
Class B Asset Backed Notes	$	(	%)	$	(	%)	$	(	%)
Class C Asset Backed Notes	$	(	%)	$	(	%)	$	(	%)

Total	$			$			$

(1)	The net proceeds to the Depositor exclude expenses, estimated at $575,000.

The price of the Notes will also include accrued interest, if any, from the date of initial issuance. Distributions on the Notes will generally be made monthly on the 15th day of each month or, if not a business day, on the next business day, beginning April 15, 2015. The main sources for payment of the Notes are a pool of motor vehicle receivables, certain payments under the receivables and monies on deposit in a reserve account. Credit enhancement will consist of overcollateralization, excess interest collections on the receivables, a reserve account and, in the case of the Class A Notes, the subordination of the Class B Notes and the Class C Notes, and in the case of the Class B Notes, the subordination of the Class C Notes.

The Notes will represent obligations of the Issuing Entity only and will not represent obligations of California Republic Funding, LLC, California Republic Bank or any of their respective affiliates.

Consider carefully the Risk Factors beginning on page S-15 of this prospectus supplement and on page 10 of the prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Delivery of the Notes, in book-entry form only, will be made through The Depository Trust Company against payment in immediately available funds, on or about March 12, 2015.

Sole Bookrunner

Credit Suisse

The date of this Prospectus Supplement is March     , 2015.

Reading These Documents

We provide information on the Notes in two documents that offer varying levels of detail:

Prospectus—provides general information, some of which may not apply to the Notes.

Prospectus Supplement—provides a summary of the specific terms of the Notes.

We suggest you read this prospectus supplement and the prospectus in their entirety. The prospectus supplement pages begin with “S-”.

We include cross-references to sections in these documents where you can find further related discussions. Refer to the Table of Contents in this prospectus supplement and in the prospectus to locate the referenced sections.

You should rely only on information on the Notes provided in this prospectus supplement and the prospectus. Neither we nor the underwriter have authorized anyone to provide you with different information. The Notes are being offered only in places where offers and sales are permitted.

Capitalized terms used in this prospectus supplement are defined in the “Glossary of Terms” in this prospectus supplement or if not defined herein in the “Glossary of Terms” in the prospectus.

Transaction Overview

*	The Certificates do not have a principal balance and are not being offered by this prospectus supplement.
**	A Backup Servicer may be appointed upon occurrence of certain events described under “Description of the Receivables Transfer and Servicing Agreements–Backup Servicer”.

Flow of Funds

The following chart provides a simplified overview of the priority of monthly distributions that are applicable on each payment date for so long as certain events of default have not occurred and the notes have not been accelerated and the property of the Issuing Entity has not been liquidated. For additional information regarding the priority of payments on the notes, see “Summary—Priority of Payments” and “Application of Available Funds – Priority of Payments”.

Summary

This Summary describes the main terms of the offering of the notes. This Summary does not contain all of the information that may be important to you. To fully understand the terms of the offering of the notes, you will need to read both this prospectus supplement and the prospectus in their entirety.

Principal Parties

Issuing Entity

California Republic Auto Receivables Trust 2015-1 will be governed by an amended and restated trust agreement, dated as of March 1, 2015, between the depositor and the owner trustee. The issuing entity will issue the notes and the certificates to the depositor as consideration for the transfer by the depositor to the issuing entity of a pool of receivables consisting of motor vehicle installment sales contracts and installment loans that the depositor purchased from California Republic Bank. The issuing entity will rely upon collections on the receivables and the funds on deposit in certain accounts to make payments on the notes. The issuing entity will be solely liable for the payment of the notes.

The notes will be obligations of the issuing entity secured by the assets of the issuing entity. The notes will not represent obligations of California Republic Funding, LLC, California Republic Bank or any of their respective affiliates.

CRB Auto Inc., a wholly owned subsidiary of California Republic Bank, will not be involved in this transaction either as an originator or as a seller of receivables to the depositor. However, it is anticipated that CRB Auto, Inc. may be appointed as the subservicer of the receivables when it has received the necessary licenses and authorizations to do so, subject to the rules ultimately adopted by the Consumer Financial Protection Bureau regarding its regulation of auto finance companies originating more than 10,000 receivables per year. See “Affiliations and Related Transactions.” All receivables transferred to the issuing entity by the depositor will have been originated and sold to the depositor by California Republic Bank.

Sponsor, Servicer and Administrator

California Republic Bank.

Depositor

California Republic Funding, LLC, a wholly owned subsidiary of California Republic Bank.

Owner Trustee

Wilmington Trust, National Association, a national banking association.

Indenture Trustee

Deutsche Bank Trust Company Americas, a New York banking corporation.

Backup Servicer

A backup servicer may be appointed upon occurrence of certain events described under “Description of the Receivables Transfer and Servicing Agreements–Backup Servicer”.

Terms of the Securities

The Notes

The following classes of notes are being offered pursuant to this prospectus supplement:

Note Class	Aggregate Principal Amount	Interest Rate Per Annum		Final Scheduled Payment Date

A-1	$48,800,000		%	March 15, 2016
A-2	$95,000,000		%	December 15, 2017
A-3	$87,000,000		%	April 15, 2019
A-4	$88,050,000		%	September 15, 2020
B	$21,000,000		%	February 16, 2021
C	$10,150,000		%	November 15, 2021

The notes will bear interest at the rates set forth above and interest will be calculated in the manner described under “Interest Accrual” in this Summary and “Calculation of Interest” herein. The class A-1, class A-2, class A-3 and class A-4 notes are sometimes referred to collectively as the “class A notes”.

The notes will be issued in book-entry form in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

The Certificates

The issuing entity will issue California Republic Auto Receivables Trust 2015-1 certificates to the depositor. The certificates are not being offered by this prospectus supplement. The certificates are expected to be sold in one or more private placements concurrently with the sale of the notes. Information about the certificates is set forth herein solely to provide a better understanding of the notes. The depositor may retain the certificates or transfer the certificates to an affiliate thereof or an unaffiliated third party. The certificates will not have a principal balance and will not bear interest. All distributions in respect of the certificates will be subordinated to payments on the notes.

Other Securities

No other series or classes of securities have been or will be issued that are backed by the same pool of receivables as will collateralize the notes and the certificates.

Important Dates

Cutoff Date

The cutoff date with respect to the receivables transferred to the issuing entity on the closing date will be the close of business on February 28, 2015.

Unless otherwise indicated, the information with respect to the receivables presented in this prospectus supplement is presented as of the cutoff date.

Statistical Cutoff Date

The statistical information in this prospectus supplement is based on the receivables in a statistical pool as of January 31, 2015, the statistical cutoff date. The actual pool of receivables sold to the issuing entity on the closing date will consist of the statistical pool (less any receivables that have been paid in full or that do not satisfy the eligibility criteria as of the cutoff date set forth herein) and additional receivables originated by California Republic Bank during February 2015. The statistical characteristics of the receivables sold to the issuing entity on the closing date will vary somewhat from the characteristics of the receivables in the statistical pool described in this prospectus supplement, although such variance is not expected to be material.

Closing Date

The closing date will be on or about March 12, 2015.

Payment Dates

The 15th day of each month (or, if the 15th day is not a business day, the next succeeding business day). The first payment date will be April 15, 2015.

Record Dates

On each payment date, the issuing entity will make payments to the holders of the notes as of the related record date. The record date will be the business day immediately preceding such payment date or, if the notes have been issued in fully registered, certificated form, the last business day of the preceding month.

Interest Rates

The issuing entity will pay interest on each class of notes at the respective fixed per annum rate specified above under “Terms of the Securities—The Notes”.

Interest Accrual

Class A-1 Notes

“Actual/360”, accrued from and including the prior payment date (or from and including the closing date, in the case of the first payment date) to but excluding the current payment date.

Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class B Notes and Class C Notes

“30/360”, accrued from and including the 15th day of the prior calendar month (or from and including the closing date, in the case of the first payment date) to but excluding the 15th day of the current calendar month (assuming each month has 30 days).

Interest Payments

On each payment date, to the extent that funds are available, the noteholders of each class will receive accrued interest at the interest rate for that class. Interest accrued as of any payment date but not paid on that date will be payable on the next payment date, together with interest on such amount at the applicable interest rate (to the extent lawful).

Interest due on each payment date will be the product of (i) the outstanding principal amount of the related class of notes, (ii) the applicable interest rate and (iii) in the case of (a) the class A-1 notes, the actual number of days in the related interest period divided by 360, and (b) the class A-2 notes, class A-3 notes, class A-4 notes, class B notes and class C notes, 30 (or in the case of the first payment date, 33), divided by 360.

Interest payments on the class A notes will be made on a pro rata basis, and interest payments on each class of notes with a lower alphabetical designation (i.e., C being lower than B and B being lower than A) will be subordinated to interest payments and, in specified circumstances, principal payments of each class of notes with a higher alphabetical designation.

If the notes are accelerated following the occurrence of an event of default under the indenture, the servicer, any backup servicer, the administrator and the trustees’ fees and expenses will be payable in an unlimited amount prior to the payment of interest on the notes as described under “Application of Available Funds—Priority of Payments Following an Event of Default”.

For a more detailed description of the payment of interest, see “The Notes—Payments of Interest” and “Application of Available Funds—Priority of Payments Following an Event of Default”.

Principal Payments

On each payment date, prior to the acceleration of the notes following an event of default under the indenture, the issuing entity will distribute funds deposited in the principal distribution account, as described in clauses (3), (5), (7) and (9) under “Priority of Payments”, to pay principal of the notes in the following order of priority:

(1)	to the class A-1 notes until they have been paid in full;

(2)	to the class A-2 notes until they have been paid in full;

(3)	to the class A-3 notes until they have been paid in full;

(4)	to the class A-4 notes until they have been paid in full;

(5)	to the class B notes until they have been paid in full; and

(6)	to the class C notes until they have been paid in full.

If a payment date is a final scheduled payment date for one or more classes of notes, as specified above under “Terms of the Securities—The Notes”, all principal and interest with respect to each such class of notes will be payable in full (if not previously paid).

Priority of Payments

On each payment date prior to the occurrence of an event of default under the indenture and acceleration of the notes, from available funds during the related collection period, the issuing entity will distribute the following amounts in the following order of priority:

(1)	to the servicer, the servicing fee, and to any backup servicer, the backup servicing fee, if any, for the related collection period and all unpaid servicing and backup servicing fees with respect to any prior collection periods;

(2)	to the class A-1, class A-2, class A-3 and the class A-4 noteholders, pro rata, accrued and unpaid interest on the class A notes;

(3)	to the principal distribution account for distribution to the noteholders, the first allocation of principal, if any;

(4)	to the class B noteholders, accrued and unpaid interest on the class B notes;

(5)	to the principal distribution account for distribution to the noteholders, the second allocation of principal, if any;

(6)	to the class C noteholders, accrued and unpaid interest on the class C notes;

(7)	to the principal distribution account for distribution to the noteholders, the third allocation of principal, if any;

(8)	to the reserve account until the amount of the funds in the reserve account is equal to the specified reserve account balance;

(9)	to the principal distribution account for distribution to the noteholders, the regular principal distribution amount, if any;

(10)	to the owner trustee, the indenture trustee and the administrator, accrued and unpaid fees, reasonable expenses and indemnified amounts due and owing under the transaction documents which have not been previously paid; and

(11)	any remaining funds, to the certificateholders.

For purposes of these distributions, on any payment date the principal amount of a class of notes will be calculated as of the immediately preceding payment date after giving effect to all payments made on such preceding payment date, or, in the case of the first payment date, as of the closing date.

All amounts deposited in the principal distribution account will be paid in the manner and priority described under “Principal Payments”.

If the notes are accelerated following the occurrence of an event of default under the indenture, the issuing entity will pay principal of and interest on the notes and fees of the trustees, the servicer and any backup servicer, as described under “Application of Available Funds—Priority of Payments Following an Event of Default”.

For a more detailed description of the priority of distributions and the allocation of funds on each payment date, see “Application of Available Funds”.

Interest and Principal Payments After an Event of Default

On each payment date after an event of default under the indenture occurs and the notes are accelerated, the priority of interest and principal payments on the notes described above will be modified, as described under “Application of Available Funds— Priority of Payments Following an Event of Default.”

If the related event of default is other than an event of default based on the issuing entity’s breach of a covenant, representation or warranty under the indenture, after payment of certain amounts in full owing to the trustees, the servicer, any backup servicer, and interest payments on the class A notes, in that order, have been made, principal payments will be made first, to the holders of the class A-1 notes until the class A-1 notes have been paid in full, second to the holders of the class A-2 notes, the holders of the class A-3 notes and the holders of the class A-4 notes, pro rata until the class A-2 notes, the class A-3 notes and the class A-4 notes have been paid in full, third interest and then principal on the notes to the holders of the class B notes until the class B notes have been paid in full, and fourth interest and then principal on the notes to the holders of the class C notes until the class C notes have been paid in full.

If the related event of default is the result of the issuing entity’s breach of a covenant, representation or warranty (but prior to the sale of the receivables), after payment of certain amounts in full owing to the trustees, the administrator, the servicer and the backup servicer, if any, interest on the notes will be paid first, pro rata to the class A-1 notes, class A-2 notes, class A-3 notes and the class A-4 notes, second to the class B notes and third to the class C notes and then principal payments on each class of notes will be made first to the holders of the class A-1 notes until the class A-1 notes have been paid in full, second to the holders of the class A-2 notes, the holders of the class A-3 notes and the holders of the class A-4 notes, pro rata until the class A-2 notes, the class A-3 notes and the class A-4 notes have been paid in full, third to the holders of the class B notes until the class B notes have been paid in full and fourth to the holders of the class C notes until the class C notes have been paid in full.

If an event of default has occurred but the notes have not been accelerated, interest and principal payments will be made in the priority set forth above under “Priority of Payments”.

For a more detailed description of the payment of principal, see “The Notes—Payments of Principal”, “Application of Available Funds—Priority of Payments Following an Event of Default” and “Description of the Indenture—Rights Upon Event of Default”.

Credit Enhancement

Credit enhancement for the notes will consist of overcollateralization, excess spread, a reserve account, and subordination.

If available collections, together with amounts available under applicable credit enhancement, are insufficient to make required payments of principal on the notes, it is possible that certain senior notes will be paid in full and that the losses will be fully borne in reverse order of payment priority (i.e., starting with the most junior class then outstanding). The seniority of the notes will be determined based on alphabetical and numerical order, with the class A-1 notes being the most senior class of notes and the class C notes being the most junior class of notes.

The credit enhancement for each class of the notes will be as follows:

Class A notes:	Subordination of principal payments of the class B notes and the class C notes, overcollateralization, the reserve account and excess interest on the receivables.

Class B notes:	Subordination of principal payments of the class C notes, overcollateralization, the reserve account and excess interest on the receivables.

Class C notes:	Overcollateralization, the reserve account and excess interest on the receivables.

Subordination of Payments

As long as the class A notes remain outstanding, payments of interest on any payment date on the class B notes and the class C notes will be subordinated to payments of interest on the class A notes and certain other payments on that payment date (including principal payments of the class A notes in specified circumstances). Payments of principal of the class B notes and the class C notes will be subordinated to all payments of principal of and interest on the class A notes and certain other payments on that payment date. If the notes have been accelerated after an event of default under the indenture (other than events of default based on the issuing entity’s breach of a covenant, representation or warranty unless the receivables have been sold), all payments of interest on the class B notes and the class C notes will be subordinated to all payments on the class A notes until the class A notes have been paid in full; and all payments of principal on the class C notes will be subordinated to all payments on the class A notes and the class B notes, until the class A notes and class B notes have been paid in full.

See “Application of Available Funds—Priority of Payments Following an Event of Default”.

Overcollateralization

Overcollateralization is the amount by which the pool balance exceeds the aggregate outstanding principal amount of the notes. Overcollateralization means that there will be additional assets generating collections that will be available to cover losses on the receivables.

The initial amount of overcollateralization is expected to be approximately $0.00 or 0.00% of the cutoff date pool balance, which is expected to be at least $350,000,000.00. On each payment date, the issuing entity will make principal payments on the notes in an amount in excess of the decrease in the pool balance until the aggregate note balance is equal to the pool balance minus the target overcollateralization amount. The target overcollateralization amount with respect to any payment date will be $5,600,000.00 (which is approximately 1.60% of the cutoff date pool balance).

Excess Spread

Based on the assumptions contained herein, more interest is expected to be paid by the obligors in respect of the receivables than is necessary to pay the servicing fee, backup servicing fee, if any, trustee fees and interest on the notes each month. Any excess spread will be applied on each payment date as an additional source of available funds for distribution as described under “Priority of Payments” above.

For a more detailed description of the use of excess spread as credit enhancement for the notes, see “The Notes—Credit Enhancement—Excess Spread”.

Reserve Account

On the closing date, at least $875,000.00 from the proceeds of the sale of the notes and the certificates will be deposited into the reserve account. The specified reserve account balance amount on any payment date will be at least $875,000.00 (which is approximately 0.25% of the cutoff date pool balance).

On each payment date, the issuing entity will withdraw funds from the reserve account for distribution as available funds: (a) to the extent necessary, an amount to cover any shortfalls in the amounts required to be paid on that payment date with respect to clauses (1) through (7) under “Priority of Payments” above, and (b) the amount by which the amount in the reserve account exceeds the specified reserve account balance after giving effect to all deposits and withdrawals from the reserve account on that payment date.

On each payment date, available collections will be deposited in the reserve account in accordance with the priority of payments described above until the amount on deposit in the reserve account equals the specified reserve account balance.

For a more detailed description of the deposits to and withdrawals from the reserve account, see “The Notes—Credit Enhancement—Reserve Account”.

The various forms of credit enhancement described herein are intended to reduce the risk of payment default by the issuing entity. Available collections and certain funds available from credit enhancement will be applied in accordance with the priority set forth in “Application of Available Funds—Priority of Payments” or following the occurrence of an event of default under the indenture, set forth in “Application of Available Funds—Priority of Payments Following an Event of Default”. To the extent available collections and certain funds available from credit enhancement are insufficient to make all such distributions, such collections and amounts would be applied to the items having the then highest priority of distribution, in which case items having lower priority of distribution may not be paid, either in whole or in part.

Optional Redemption of Notes

The servicer will have the option to purchase the receivables and effect the redemption of the notes on any payment date following the last day of a collection period as of which the aggregate principal balance of the receivables is 10% or less of the aggregate principal balance of the receivables as of the cutoff date. The purchase price will be equal to the pool balance as of the last day of the related collection period but will not be less than an amount equal to the principal amount of the notes, accrued and unpaid interest thereon and the fees, expenses and indemnities owed by the issuing entity, including the servicing fee. It is expected that at the time this option becomes available, the only notes outstanding will be the class B notes and the class C notes.

Additionally, the notes will be subject to redemption in whole, but not in part, on any payment date on which the sum of the amounts in the reserve account and the available funds remaining after the payments under clauses (1) through (7) and (10) under “— Priority of Payments” above would be sufficient to pay in full the principal amount of the notes, plus the fees, expenses and indemnities owed by the issuing entity.

For a more detailed description of this optional purchase right, see “Description of the Receivables Transfer and Servicing Agreements—Optional Purchase of Receivables”.

Events of Default

The occurrence of any of the following events will be an event of default under the indenture:

•	a default in the payment of any interest on any note of the controlling class when the same becomes due and payable, and that default continues for a period of five or more days;
•	a default in the payment of principal of any note on the related final scheduled payment date or the redemption date;

•	any failure by the issuing entity to duly observe or perform any covenants or agreements or a breach of any representation or warranty of such entity set forth in the indenture, which failure has a material adverse effect on the holders of the notes and which continues unremedied for a period of 30 days; and

•	the occurrence of certain events (which, if involuntary, remain unstayed for a period of 60 consecutive days) of bankruptcy, insolvency, receivership or liquidation of the issuing entity.

The amount of principal due and payable to noteholders under the indenture until the final payment generally will be limited to amounts available to pay principal. Therefore, the failure to pay principal on a class of notes generally will not result in the occurrence of an event of default until the final scheduled payment date for that class of notes.

For a more detailed description of the events of default under the indenture, see “Description of the Indenture” in this prospectus supplement and “The Indenture” in the prospectus.

The “controlling class” of notes will be the class A notes, acting as a single class, so long as any class A notes are outstanding, and then will be the class B notes so long as any class B notes are outstanding, and then will be the class C notes.

Property of the Issuing Entity

General

The property of the issuing entity will include the following:

•	a pool of motor vehicle retail installment sale contracts and installment loans that are secured by new and used automobiles, sport utility vehicles and light-duty trucks;

•	amounts received after the cutoff date on or in respect of the receivables transferred to the issuing entity on the closing date;

•	security interests in the vehicles financed under the receivables;

•	any proceeds from claims on insurance policies relating to the financed vehicles or the related obligors;

•	the receivable files;

•	funds on deposit in the collection account, the note payment account and the reserve account;

•	all rights under the receivables purchase agreement between California Republic Bank and the depositor, including the right to cause California Republic Bank to repurchase from the depositor receivables affected materially and adversely by breaches of its representations and warranties made in the receivables purchase agreement;

•	all rights under the sale and servicing agreement, including the right to cause the servicer to purchase receivables affected materially and adversely by breaches of the representations and warranties of California Republic Bank or certain servicing covenants of the servicer made in the sale and servicing agreement; and

•	any and all proceeds relating to the above.

The Receivables

The composition of the receivables as of the statistical cutoff date was as follows:

Aggregate Principal Balance:	$259,821,369.37
Number of Receivables:	12,001
Average Principal Balance:	$21,649.98
Weighted Average Contract Rate(1):	7.18%
Weighted Average Original Term to Maturity(1)(2):	69 months
Weighted Average Remaining Term to Maturity(1)(2):	68 months
Non-Zero Weighted Average Original FICO® Score(1)(3)(4):	693
Percentage of new/used vehicles(5):	36.74% / 63.26%

(1)	Weighted by principal balance of the receivables as of the statistical cutoff date.
(2)	Assumes that all scheduled monthly payments are made on their respective due dates.
(3)	FICO® is a registered trademark of Fair Isaac & Co.
(4)	Excludes receivables for which no FICO® score is available, which represent 0.58% of the aggregate principal balance of the receivables as of the statistical cutoff date. In the case of co-obligors, the FICO® score of the primary obligor was used for this calculation.
(5)	Based on the aggregate principal balance of the receivables as of the statistical cutoff date.

For a more detailed description of the receivables, see “The Receivables”.

No Addition, Removal or Substitution of Receivables

No receivables will be added, removed or substituted, other than those receivables California Republic Bank or the servicer may be obligated to repurchase due to breaches of representations or warranties.

For a more detailed description of repurchase of receivables upon breach of certain representations or warranties, see “Description of the Receivables Transfer and Servicing Agreements–Sale and Assignment of Receivables” in the prospectus and “Description of the Receivables Transfer and Servicing Agreements” and “CRB–Repurchase History” in this prospectus supplement.

Servicing and Servicer Compensation

California Republic Bank’s responsibilities as servicer will include, among other things, collection of payments, realization on the receivables and the financed vehicles, selling or otherwise disposing of delinquent or defaulted receivables and monitoring the performance of the receivables.

In return for its services, the issuing entity will be required to pay the servicer on each payment date the following fees:

(1)	A servicing fee, equal to the product of (a) 1.00%, (b) the pool balance as of the beginning of the related collection period (or, in the case of the first payment date, as of the cutoff date) and (c) 1/12; and

(2)	A supplemental servicing fee, equal to all administrative fees, expenses and charges paid by or on behalf of obligors, including late fees, prepayment fees and liquidation fees collected on the receivables during the related collection period.

The servicer will have the right to delegate any or all of its servicing duties to any of its affiliates (including CRB Auto) or other third parties; provided, however, that it will remain obligated and liable for servicing the receivables as if it alone were servicing the receivables.

Ratings

The sponsor expects that the notes will receive credit ratings from two nationally recognized statistical rating organizations hired by the sponsor to rate the notes. The issuance and sale of the notes is conditioned on the assignment of investment grade ratings to each class of the notes. A rating is not a recommendation to purchase, hold or sell the related notes, inasmuch as a rating does not comment as to market price or suitability for a particular investor. A rating agency rating the notes may, in its discretion, lower or withdraw its rating in the future as to any class of notes. None of the sponsor, the depositor, the indenture trustee, the owner trustee or any of their respective affiliates will be required to monitor any changes to the ratings on the notes.

Tax Status

Mitchell Silberberg & Knupp LLP, special federal income tax counsel to the depositor, will deliver an opinion that:

•	the notes will be characterized as indebtedness for United States federal income tax purposes;

•	the issuing entity will be classified as a fixed investment trust that is treated as a grantor trust under the Internal Revenue Code of 1986, as amended; and

•	the issuing entity will not be taxable as an association or publicly traded partnership taxable as a corporation.

Each holder of a note, by acceptance of a note, will agree to treat such note as indebtedness for United States federal, state and local income and franchise tax purposes.

We encourage you to consult your own tax advisor regarding the United States federal income tax consequences of the purchase, ownership and disposition of the notes and the tax consequences arising under the laws of any state or other taxing jurisdiction.

For a more detailed description of the tax consequences of acquiring, holding and disposing of notes, see “Material Federal Income Tax Consequences” in this prospectus supplement and in the prospectus.

5% Retained Interest Via Pari Passu Assets

The transaction is being structured in a manner that is intended to comply with the FDIC safe harbor as described under “Material Insolvency Aspects of the Offering—FDIC Rule and Risk Retention” in the prospectus. One of the requirements of the FDIC safe harbor is that the sponsor retain 5% of the credit risk with respect to the securitized assets. That requirement may be satisfied by retention of a randomly selected pool of assets similar to the securitized assets. California Republic Bank, as sponsor, intends to satisfy the credit risk requirement of the FDIC safe harbor through such a retention of assets. Those assets will not provide credit enhancement for the notes but their retention will provide the sponsor with similar exposure as the issuing entity to the underwriting standards that were used in originating the receivables.

ERISA Considerations

The notes may generally be purchased by or with plan assets of employee benefit and other benefit plans and individual retirement accounts, subject to the considerations discussed under “Certain ERISA Considerations” in this prospectus supplement and the prospectus. Each investing employee benefit or other benefit plan subject to ERISA, and each person investing on behalf of or with plan assets of such a plan, will be deemed to make certain representations.

For a more detailed description of certain ERISA considerations applicable to a purchase of the notes, see “Certain ERISA Considerations” in this prospectus supplement and in the prospectus.

Eligibility for Purchase by Money Market Funds

On the closing date, the class A-1 notes will be eligible securities for purchase by money market funds under paragraph (a)(12) of Rule 2a-7 of the Investment Company Act of 1940, as amended. Rule 2a-7 includes additional criteria for investments by money market funds, including additional requirements relating to portfolio maturity, liquidity and risk diversification. A money market fund purchasing class A-1 notes should consult its counsel before making a purchase.

Certain Investment Company Act Considerations

The issuing entity will be relying on an exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act, although there may be additional exclusions or exemptions available to it. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Risk Factors

You should consider the following risk factors (and the factors under “Risk Factors” in the prospectus) in deciding whether to purchase any of the notes. The following risk factors and those in the prospectus describe the principal risk factors of an investment in the notes.

Losses on the receivables may be affected disproportionately because of geographic concentration of receivables in California and Texas

As of the statistical cutoff date, the servicer’s records indicate that 51.83% of the aggregate principal balance of the receivables are related to dealers located in California, and 30.34% of the aggregate principal balance of the receivables are related to dealers located in Texas. As of that date, no other state accounted for more than 10.00% of the aggregate principal balance of the receivables. If California and Texas experience adverse economic changes, such as an increase in the unemployment rate, an increase in interest rates or an increase in the rate of inflation, obligors in this state may be unable to make timely payments on their receivables and you may experience payment delays or losses on your notes. We cannot predict whether adverse economic changes or other adverse events will occur or to what extent those events would affect the receivables or repayment of your notes.

This prospectus supplement provides information regarding the characteristics of the receivables in the statistical pool as of the statistical cutoff date, which may differ from the characteristics of the receivables sold to the issuing entity on the closing date as of the cutoff date

This prospectus supplement describes the characteristics of the receivables in the statistical pool as of the statistical cutoff date. The receivables sold to the issuing entity on the closing date may have statistical characteristics that vary somewhat from the characteristics of the receivables in the statistical pool described in this prospectus supplement. We do not expect the statistical characteristics, as of the cutoff date, of the receivables sold to the issuing entity on the closing date to vary materially from the characteristics, as of the statistical cutoff date, of the receivables in the statistical pool described in this prospectus supplement, and each receivable must satisfy the eligibility criteria specified in the transaction documents. If you purchase a note, you must not assume that the statistical characteristics of the actual pool of receivables sold to the issuing entity on the closing date will be identical to the characteristics of the receivables in the statistical pool disclosed in this prospectus supplement.

The Class B notes and the Class C notes, as well as the Class A-2 notes, the Class A-3 notes and the Class A-4 notes, have greater risk because they are subordinated notes

Investors in the class B notes and the class C notes may suffer a loss on their investment because payments of interest on and principal of the class B notes are subordinated to the class A notes, and payments of interest on and principal of the class C notes are subordinated to the class B notes, subject to the following priorities:

•	no interest will be paid on the class B notes until all interest due, and certain principal payments due, on that payment date on each class of class A notes has been paid in full;

•	no principal will be paid on the class B notes until all principal of the class A notes has been paid in full;

•	no interest will be paid on the class C notes until all interest due, and certain principal payments due, on that payment date on each class of class A notes and on the class B notes has been paid in full; and

•	no principal will be paid on the class C notes until all principal of the class A notes and all principal on the class B notes has been paid in full.

You may experience losses on your investment in the class B notes and particularly in the class C notes if available collections and amounts on deposit in the reserve account, after making required payments on the class A notes, and, in the case of class C notes, on the class B notes, are insufficient to protect your notes from losses on the receivables.

Additionally, with respect to the class A notes that are subordinate to the class A-1 notes:

•	no principal will be paid on the class A-4 notes until all principal of the class A-1 notes, the class A-2 notes, and the class A-3 notes has been paid in full;

•	no principal will be paid on the class A-3 notes until all principal of the class A-2 notes and the class A-1 notes has been paid in full; and

•	no principal will be paid on the class A-2 notes until all principal of the class A-1 notes has been paid in full.

Accordingly, you may even experience losses on your investment in the class A-2 notes, the class A-3 notes and the class A-4 notes if available collections and amounts on deposit in the reserve account, after making required payments on more senior class A notes, are insufficient to permit payment on your notes.

Payment priorities increase risk of loss or delay in payment to certain classes of notes	Classes of notes that receive principal payments before other classes will be repaid more rapidly than the other classes. In addition, because the principal of each class of notes generally will be paid sequentially, classes of notes that have lower alphabetical and numerical class designations generally are expected to be outstanding longer and therefore will be exposed to the risk of losses on the receivables during periods after other classes of notes have been receiving most or all amounts payable on their notes, and after which a disproportionate amount of credit enhancement may have been applied and not replenished.

If an event of default under the indenture has occurred and the notes have been accelerated, note principal payments and amounts that would otherwise be payable to the holders of the certificates or the notes with a lower alphabetical or higher numerical class will be paid first to the class A-1 notes until they have been paid in full, second to the class A-2 notes until they have been paid in full, third to the class A-3 notes until they have been paid in full, fourth to the class A-4 notes until they have been paid in full, fifth to the class B notes until they have been paid in full, and sixth to the class C notes until they have been paid in full. As a result, in relation to the class A-1 notes, the yields of the class A-2 notes, the class A-3 notes, the class A-4 notes, the class B notes and the class C notes will be relatively more sensitive to losses on the receivables and the timing of such losses. If the actual rate and amount of losses exceeds historical levels, and if the available credit enhancement is insufficient to cover the resulting shortfalls, the yield to maturity on your notes may be lower than anticipated and you could suffer a loss.

The rate of prepayments on the receivables could cause you to be paid earlier or later than you expect, which may adversely affect your yield to maturity	Your notes may amortize more quickly than expected for a variety of reasons. All receivables, by their terms, may be prepaid at any time.

Prepayments include:

•	prepayments in whole or in part by the obligor;

•	liquidations due to default;

•	partial payments with proceeds from physical damage, theft, credit life and credit disability insurance policies;

•	required purchases of receivables by the servicer or repurchases of receivables by the originator for specified breaches of their respective representations and warranties and, in the case of the servicer, certain covenants;

•	an optional repurchase of the receivables by the servicer when the pool balance is 10% or less of the cutoff date pool balance;

•	required redemption when the amount in the reserve account and other available funds are sufficient to pay in full all notes then outstanding and other expenses of the issuing entity; and

•	principal payments to noteholders in connection with the overcollateralization of the notes, which is expected to cause a faster amortization of the notes than of the receivables.

The rate of prepayments cannot be predicted and may be influenced by a variety of factors, including changes in economic and social conditions. The fact that consumer obligors generally may not sell or transfer the financed vehicles securing the receivable without the servicer’s consent may also influence the rate of prepayments.

In any of these cases, you may be repaid principal on the notes at a different rate than you expect and you may not be able to reinvest the principal repaid to you at a rate of return that is at least equal to the rate of return on your notes.

If you purchase a note at a premium based on your expectations as to its maturity or weighted average life, and the note is repaid earlier than you expected, your yield will be reduced and you may not recover the premium you paid. Similarly, if you purchase a note at a discount based on your expectations as to its maturity or weighted average life, and the note matures later than you expected, your yield will be lower than you anticipated.

Prepayments, potential losses and a change in the order of priority of principal payments may result from an event of default under the indenture	An event of default under the indenture may result in payments on your notes being accelerated. As a result:

•	you may suffer losses on your notes if the assets of the issuing entity are insufficient to pay the amounts owed on your notes;

•	payments on your notes may be delayed until more senior classes of notes are repaid; and

•	your notes may be repaid earlier than scheduled, which may require you to reinvest your principal at a lower rate of return.

In addition, after an event of default under the indenture that results in acceleration of the notes (other than an event of default that arises from the issuing entity’s breach of a covenant, representation or warranty unless the receivables are sold), the issuing entity will not make any distributions of principal or interest on any subordinate class of notes until payment in full of principal and interest on each class of notes with a higher alphabetical (and lower numerical) priority.

Excessive prepayments and defaults on receivables with higher annual percentage rates may adversely impact your notes

Interest collections that are in excess of the required interest payments on the notes and required servicing fees could be used to cover realized losses on defaulted receivables. Interest collections depend, among other things, on the annual percentage rate of a receivable, which rates vary within a certain range. Excessive prepayments and defaults on the receivables with relatively higher annual percentage rates may adversely affect your notes by reducing such available interest collections in the future.

Adverse economic conditions in the United States could adversely affect the market value of your notes

The United States has experienced a period of economic slowdown and a recession, and the continuing effects of this downturn, including economic uncertainty, a continued slow or slowing pace of recovery or a renewed downturn, may adversely affect the performance and market value of your notes. Continued high unemployment, decreased home values and lack of availability of credit may lead to increased default rates. Periods of continued or increasing economic weakness may be accompanied by decreased consumer demand for motor vehicles and declining values of motor vehicles securing outstanding automobile loan contracts, which weakens collateral coverage and increases the amount of a loss in the event of default. Significant increases in the inventory of used motor vehicles during periods of economic weakness and recession may also depress the prices at which repossessed motor vehicles may be sold or delay the timing of these sales.

Any of these events could cause delinquencies and losses with respect to automobile loans generally to increase. These increases may be related to the weakness in the residential housing market where large numbers of individuals have defaulted on their residential mortgage loans. If economic conditions worsen, or fail to improve at a sufficient pace, delinquencies and losses on the receivables could increase, which could result in losses on your notes.

CRB has a limited operating history	CRB was formed in 2007 and commenced its operations as an originator and servicer of motor vehicle loans in July, 2011 by its purchase of receivables from motor vehicle dealers in California. It completed its first securitization of motor vehicle loans in November, 2012, its second securitization in June, 2013, and its third, fourth, fifth, sixth and seventh securitizations were SEC registered and were completed, respectively, in November, 2013, in March, 2014, in June, 2014, in September, 2014, and in December, 2014. CRB therefore has limited historical performance data with respect to its origination and servicing operations and results. CRB is subject to the risks inherent in the establishment of a new business and must, among other things, continue to attract and retain qualified underwriting and credit and collection personnel and support its motor vehicle lending and servicing business.

Transfer of servicing may delay payments to you
The servicer will be required to deposit in the collection account all collections on or in respect of the receivables received by it within two business days of receipt. If CRB were to cease servicing the receivables, other than in the case of the engagement of CRB Auto as a subservicer, delays in processing payments on the receivables and information regarding payments with respect to the receivables could occur. In addition, the transfer of servicing to a successor servicer or a backup servicer, if one is then appointed, may result in a material disruption in the performance of the servicer’s duties, which would likely result in increased delays and disruptions in collections on the receivables. This may delay payments to you. The transaction documents will contain provisions that could result in the termination of CRB’s servicing rights. There is no guarantee that a replacement servicer would be able to service the receivables with the same capability and degree of skill as CRB. As a result of the foregoing, you may experience delays and/or reductions in the interest and principal payments on your notes.

You may suffer losses because you have limited control over actions of the issuing entity and conflicts between classes of notes may occur

In exercising any rights or remedies under the indenture, the holders of a class of notes may be expected to act solely in their own interests. The holders of not less than a majority of the outstanding principal amount of the controlling class, under certain circumstances, will have the right to waive servicer termination events. Consequently, the holders of each class of subordinated notes will not have the ability to waive servicer termination events until each class of notes senior to it has been paid in full.

In addition, the holders of not less than a majority of the outstanding principal amount of the controlling class will have the right to declare, and under certain circumstances to rescind the declaration of, an event of default under the indenture. Moreover, because the issuing entity will have pledged its property under the indenture to secure payment on the notes, if an event of default has occurred, the indenture trustee may, and at the written direction of the holders of not less than majority of the outstanding principal amount of the controlling class of notes will, institute proceedings to realize upon the receivables or exercise any other remedies of a secured party, including selling the receivables. To the extent the indenture provides the right to direct the indenture trustee in the exercise of remedies after the occurrence of an event of default under the indenture, those rights will generally be exercised by the controlling class. Consequently, the holders of each class of subordinated notes will not have the ability to declare or waive events of default under the indenture, or generally to participate in the direction of the exercise of remedies under the indenture, until each class of notes senior to it has been paid in full.

Federal financial regulatory reform could have an adverse impact on the sponsor, the depositor, the originator, or the issuing entity

The Dodd–Frank Wall Street Reform and Consumer Protection Act (Pub.L. 111-203) is extensive legislation that, among other things, provides for enhanced regulation of financial institutions and non-bank financial companies, derivatives and asset-backed securities offerings and enhanced oversight of credit rating agencies. Many of the regulations required to be adopted under the Dodd-Frank Act remain to be finalized. It is not clear what the final form of such regulations will be, how they will be implemented, or the extent to which the issuing entity, the depositor, the originator or the servicer will be affected, or whether or when any additional legislation will be enacted. No assurance can be given that the new standards will not have an adverse impact on the marketability of asset-backed securities such as the notes, the servicing of the receivables, CRB’s securitization program or the regulation or supervision of CRB.

The Dodd-Frank Act also creates a liquidation framework under which the Federal Deposit Insurance Corporation may be appointed as receiver following a “systemic risk determination” by the Secretary of Treasury (in consultation with the President) for the resolution of certain nonbank financial companies and other entities, defined as “covered financial companies”, and commonly referred to as “systemically important entities”, in the event such a company is in default or in danger of default and the resolution of such a company under other applicable law would have serious adverse effects on financial stability in the United States, and also for the resolution of certain of their subsidiaries. While CRB, as a bank, is already subject to FDIC receivership, with respect to the new liquidation framework for systemically important entities, no assurances can be given that such framework would not apply to its subsidiaries, including the issuing entity and the depositor, although the expectation embedded in the Dodd-Frank Act is that the framework will be invoked only very rarely. Guidance from the FDIC indicates that such new framework will in certain cases be exercised in a manner consistent with the existing bankruptcy laws, which is the insolvency regime which would otherwise apply to the depositor and the issuing entity. However, the provisions of the new framework provide the FDIC with certain powers not possessed by a trustee in bankruptcy under existing bankruptcy laws. Under some applications of these and other provisions of the new framework, payments on the notes could be reduced, delayed or otherwise negatively impacted.

Ratings of the notes are limited and may be reduced or withdrawn
The sponsor has hired two rating agencies and will pay them a fee to assign ratings on the notes. The sponsor has not hired any other nationally recognized statistical rating organization, or “NRSRO,” to assign ratings on the notes and is not aware that any other NRSRO has assigned ratings on the notes. However, under SEC rules, information provided to a hired rating agency for the purpose of assigning or monitoring the ratings on the notes is required to be made available to each qualified NRSRO in order to make it possible for such non-hired NRSROs to assign unsolicited ratings on the notes.

An unsolicited rating could be assigned at any time, including prior to the closing date, and none of the depositor, the sponsor, the underwriter or any of their respective affiliates will have any obligation to inform you of any unsolicited ratings assigned on or after the date of this prospectus supplement. NRSROs, including the hired rating agencies, have different methodologies, criteria, models and requirements. If any non-hired NRSRO assigns an unsolicited rating on the notes, there can be no assurance that such rating will not be lower than the ratings provided by the hired rating agencies, which could adversely affect the market value of your notes and/or limit your ability to resell your notes. Investors in the notes should consult with their legal counsel regarding the effect of the issuance of a rating by a nonhired NRSRO that is lower than the ratings assigned by the hired rating agencies. In addition, if the sponsor fails to make available to the non-hired NRSROs any information provided to any hired rating agency for the purpose of assigning or monitoring the ratings on the notes, a hired rating agency could withdraw its ratings on the notes, which could adversely affect the market value of your notes and/or limit your ability to resell your notes.

None of the sponsor, the depositor, the servicer, the administrator, the indenture trustee, the owner trustee or any of their respective affiliates will be required to monitor any changes to the ratings on the notes. Potential investors in the notes are urged to make their own evaluation of the creditworthiness of the receivables and the credit enhancement on the notes, and not to rely solely on the ratings on the notes.

We also note that it may be perceived that a rating agency has a conflict of interest where, as is the industry standard and the case with the ratings of the notes, the sponsor pays the fee charged by the rating agency for its rating services, or where an employee of a person subject to a credit rating of the NRSRO or the issuer, underwriter, or sponsor of a security is a former employee of that NRSRO and participated in any capacity in determining credit ratings for the person or the securities during the previous year. In the latter case, the NRSRO would be required to engage in the so-called look-back review process that, pursuant to SEC new rules adopted on August 27, 2014, must address instances in which a review determines that a conflict of interest influenced a credit rating, which may result in the issuance of a revised ratings. Accordingly, the ratings of the notes are not permanent and may be reduced or withdrawn as a result of an NRSRO’s look-back review or otherwise.

Financial market disruptions and a lack of liquidity in the secondary market could adversely affect the market value of your notes and/or limit your ability to resell your notes

Recent and continuing events in the global financial markets, including the failure, acquisition or government seizure of several major financial institutions, the establishment of government initiatives such as the government bailout programs for financial institutions and assistance programs designed to increase credit availability, support economic activity and facilitate renewed consumer lending, problems related to subprime mortgages and other financial assets, the devaluation of various assets in secondary markets, the forced sale of asset-backed and other securities as a result of the deleveraging of structured investment vehicles, hedge funds, financial institutions and other entities and the lowering of ratings on certain asset-backed securities, have caused, or may cause, a significant reduction in liquidity in the secondary market for asset-backed securities, which could adversely affect the market value of your notes and/or limit your ability to resell your notes.

Furthermore, the global financial markets have experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries, including that of the United States, and the possible breakup of the Eurozone. Concerns regarding sovereign debt may spread to other countries at any time. There can be no assurance that this uncertainty relating to the sovereign debt of various countries will not lead to further disruption of the financial and credit markets in the United States, which could adversely affect the market value of your notes.

The Issuing Entity

Limited Purpose and Limited Assets

The Depositor formed California Republic Auto Receivables Trust 2015-1, a Delaware statutory trust, on February 9, 2015. The Issuing Entity will not engage in any activity other than:

•	acquiring, holding and managing the assets of the Issuing Entity, including the Receivables, and the proceeds of those assets;

•	issuing the Notes and Certificates;

•	using (or permitting the Depositor to use) the proceeds of the sale of the Notes to (i) fund the Reserve Account, (ii) pay the organizational, start-up and transactional expenses of the Issuing Entity and (iii) pay the balance to the Depositor;

•	paying interest on and principal of the Notes to the Noteholders and any excess collections to the Certificateholders; and

•	engaging in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

If the various protections provided to the Noteholders by overcollateralization, the Reserve Account and excess spread and, with respect to each class of Notes other than the Class C Notes, the subordination of each class of Notes junior to such class of Notes, are insufficient, the Issuing Entity will have to rely solely upon payments by Obligors under the Receivables and the proceeds from the repossession and sale of Financed Vehicles that secure Defaulted Receivables to make payments on the Notes. In connection with the exercise of remedies in relation to Defaulted Receivables, various factors, such as the Issuing Entity not having perfected security interests in the Financed Vehicles in all states or state and federal laws protecting defaulting consumers from repossession of their vehicles, may affect the Servicer’s ability to repossess and sell the collateral securing such Defaulted Receivables, and thus may reduce the proceeds which the Issuing Entity can distribute to Noteholders. See “Material Legal Issues Relating to the Receivables” in the prospectus.

The Issuing Entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act, although there may be additional exclusions or exemptions available to the Issuer. The Issuing Entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule.

The Issuing Entity’s principal offices are in care of Wilmington Trust, National Association, as Owner Trustee, at 1100 North Market Street, Wilmington, Delaware 19890. The Issuing Entity’s fiscal year ends on December 31.

The forms of the Issuing Entity’s governing documents, the Administration Agreement and agreements governing the sale and transfer of, and creation of the security interest in, the Issuing Entity’s assets have been filed as exhibits to the Depositor’s registration statement and the final versions of the Trust Agreement, the Indenture, the Administration Agreement, the Sale and Servicing Agreement, and the Receivables Purchase Agreement will be filed under cover of a current report on Form 8-K. Provisions in the Issuing Entity’s governing documents allowing for modification of the Issuing Entity’s governing documents are described in the prospectus under “Description of the Receivables Transfer and Servicing Agreements—Amendment” and “The Indenture—Modification of Indenture.” Provisions of the Administration Agreement and agreements governing the sale and transfer of, and creation of the security interest in, the Issuing Entity’s assets are described in this prospectus supplement and in the prospectus under “Description of the Receivables Transfer and Servicing Agreements,” in this prospectus supplement under “Description of the Indenture” and in the prospectus under “The Indenture.”

Capitalization

The following table illustrates the expected capitalization of the Issuing Entity as of the Closing Date, as if the issuance and sale of the Notes had taken place on such date:

Class A-1 Notes	$48,800,000.00
Class A-2 Notes	95,000,000.00
Class A-3 Notes	87,000,000.00
Class A-4 Notes	88,050,000.00
Class B Notes	21,000,000.00
Class C Notes	10,150,000.00
Overcollateralization	0.00
Reserve Account	875,000.00

Total	$350,875,000.00

Other than the Notes and the Certificates, no series or classes of securities have been or will be issued that are backed by the Receivables.

The Owner Trustee

The Owner Trustee under the Trust Agreement will be Wilmington Trust, National Association (formerly called M & T Bank, National Association), a national banking association with trust powers incorporated in 1995. The Owner Trustee’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. WTNA is an affiliate of Wilmington Trust Company and both WTNA and Wilmington Trust Company are subsidiaries of Wilmington Trust Corporation.

Since 1998, Wilmington Trust Company has served as owner trustee in numerous asset-backed securities transactions. On May 16, 2011, after receiving all required shareholder and regulatory approvals, Wilmington Trust Corporation, the parent of WTNA, through a merger, became a wholly-owned subsidiary of M&T Bank Corporation, a New York corporation.

WTNA is subject to various legal proceedings that arise from time to time in the ordinary course of business. WTNA does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as Owner Trustee.

WTNA has provided the above information for purposes of this prospectus supplement. Other than the above three paragraphs, WTNA has not participated in the preparation of, and is not responsible for, any other information contained herein.

The Owner Trustee’s liability in connection with the issuance and sale of the Notes is limited solely to the express obligations of the Owner Trustee set forth in the Trust Agreement. WTNA is not affiliated with CRB, the Depositor or any of their affiliates. CRB and its affiliates may maintain normal commercial banking or investment banking relations with the Owner Trustee and its affiliates. The Servicer will be responsible for paying the Owner Trustee’s fees and for indemnifying the Owner Trustee against specified losses, liabilities or expenses incurred by the Owner Trustee in connection with the Receivables Transfer and Servicing Agreements. To the extent these fees and indemnification amounts are not paid by the Servicer, they will be payable out of Available Funds as described under “Application of Available Funds—Priority of Payments”.

The Receivables

General

The Issuing Entity will own a pool of Receivables consisting of motor vehicle installment sales contracts and installment loans originated or purchased by CRB from Dealers in connection with the sale of new and used automobiles, sport utility vehicles and light-duty trucks, and secured by security interests in the motor vehicles financed by those contracts or loans. CRB will sell the Receivables to the Depositor on the Closing Date pursuant to the Receivables Purchase Agreement. The Depositor will transfer the Receivables to the Issuing Entity on the Closing Date pursuant to the Sale and Servicing Agreement. The property of the Issuing Entity will include, among other things, payments on the Receivables that are made after the Cutoff Date. No expenses incurred in connection with the selection and acquisition of the Receivables are payable from the proceeds of the issuance of the Notes. The majority of the Receivables constitute “tangible chattel paper” within the meaning of the applicable UCC, with Receivables constituting “electronic chattel paper” not to exceed 10.0% of the Cutoff Date Pool Balance. There are no “significant obligors” within the meaning of Regulation AB with respect to the Receivables. None of the Receivables will have been originated or sold to the Depositor by CRB Auto.

The characteristics set forth in this section are based on the Receivables in the statistical pool described in this prospectus supplement as of the Statistical Cutoff Date. The statistical pool consists of a portion of the receivables owned by the originator that met the criteria below as of the Statistical Cutoff Date. The actual pool of Receivables sold to the issuing entity on the Closing Date will include (1) the receivables from the statistical pool and (2) other receivables owned by CRB that were originated during February 2015, in each case that satisfy the selection criteria described under “The Receivables—Selection of Receivables”. The statistical characteristics of the pool of Receivables sold to the issuing entity on the Closing Date as of the Cutoff Date may vary somewhat from the characteristics of the receivables in the statistical pool described in this prospectus supplement as of the Statistical Cutoff Date, but any variances between the statistical characteristics of the receivables in the statistical pool described in this prospectus supplement and the Receivables sold to the Issuing Entity on the Closing Date are not expected to be material.

Underwriting

The Receivables were originated in accordance with the underwriting criteria described under “The Sponsor and Servicer—Underwriting Criteria” in the prospectus. As of the date of this prospectus, the Sponsor assigns loan applications to one of its seven underwriting programs based solely on prospective Obligors’ FICO® scores within the following ranges:

Program:	FICO® Score:
Premier Plus:	720 and more
Premier:	700-719
Elite:	660-699
Preferred:	640-659
Classic:	620-639
Special:	600-619
Standard:	599 and less

The Sponsor does not consider any of the Receivables to constitute exceptions to its underwriting criteria described in the prospectus.

Selection of Receivables

General. The Receivables to be transferred to the Issuing Entity on the Closing Date will be selected from the portfolio of CRB for inclusion in the pool by several criteria, some of which are set forth in the prospectus under “The Receivables Pools—The Receivables”. These criteria include the requirement that each Receivable:

•	had a remaining term to maturity, as of the Cutoff Date, of at least 6 months and not more than 75 months;

•	had an original term to maturity of not less than 12 months and not more than 75 months;

•	is a fully-amortizing, fixed rate Simple Interest Receivable that provides for level scheduled monthly payments (except for the last payment, which may be minimally different from the level payments) over its remaining term and, as of the Cutoff Date, had a contract rate of not less than 0.50% per annum or more than 23.00% per annum;

•	is secured by a Financed Vehicle that, as of the Cutoff Date, had not been repossessed without reinstatement;

•	had not been identified in the records of CRB as relating to an Obligor who has filed for bankruptcy or is the subject of bankruptcy proceedings as of the Cutoff Date;

•	was not more than 30 days past due as of the Cutoff Date;

•	was originated in the United States to an Obligor who is a natural person and is not an affiliate of any party to any of the Transaction Documents;

•	arose under a contract with respect to which CRB has performed all obligations required to be performed by it thereunder, and delivery of the related Financed Vehicle to the related Obligor has occurred;

•	constitutes “tangible chattel paper”, provided that no more than 10% of the Cutoff Date Pool Balance may constitute “electronic chattel paper”, as such terms are defined in the relevant UCC;

•	was not subject to force-placed insurance as of the Cutoff Date;

•	had a remaining principal balance, as of the Cutoff Date, of at least $1,000 and not greater than $80,000;

•	is secured by a Financed Vehicle as to which CRB is named as the lienholder in the records of the applicable state, or as to which application for the issuance of title with CRB named as the lienholder has been made within 120 days of the Cutoff Date; and

•	had a non-zero FICO® score not less than 500.

The foregoing criteria reflect the characteristics of the Receivables as of the Statistical Cutoff Date. The final criteria of the Receivables as of the Cutoff Date may vary slightly from the foregoing, however any such variance is not anticipated to be material.

The Receivables will be selected from the portfolio of auto receivables acquired by CRB from dealers or originated through dealers and serviced by the Servicer, in each case meeting the criteria described above. No selection procedures believed by the Sponsor or the Depositor to be materially adverse to the Noteholders will be utilized in selecting the Receivables. As of the Statistical Cutoff Date, no Receivable has a scheduled maturity later than May 14, 2021. As of the Statistical Cutoff Date, the Receivables had an aggregate principal balance of $259,821,369.37.

Characteristics of the Receivables

The composition, distribution by state, distribution by original FICO® score, distribution by original term to maturity, distribution by remaining term to maturity, distribution by contract rate, distribution by vehicle make, and distribution by principal balance, in each case of the Receivables as of the Statistical Cutoff Date, are set forth in the tables below. The percentages below are calculated based on the aggregate Principal Balance of the Receivables as of the Statistical Cutoff Date. Some amortization of the Receivables will occur after the Statistical Cutoff Date, some Receivables included in the statistical pool as of the Statistical Cutoff Date may prepay in full or may not meet the eligibility requirements as of the Closing Date and may not, therefore, be transferred to the Issuing Entity and there will be an additional month of originations by CRB between the Statistical Cutoff Date and the Cutoff Date. Accordingly, the characteristics of the Receivables actually sold to the issuing entity on the Closing Date as of the Cutoff Date will slightly vary from the characteristics of the Receivables in the statistical pool as of the Statistical Cutoff Date set forth in the tables below, although such variances are not expected to be material.

Composition of the Receivables

as of the Statistical Cutoff Date

	Total	New Financed Vehicles	Used Financed Vehicles
Aggregate Principal Balance	$259,821,369.37	$95,448,209.64	$164,373,159.73
Number of Receivables	12,001	3,412	8,589
Average Principal Balance	$21,649.98	$27,974.27	$19,137.64
Average Original Principal Balance	$21,947.99	$28,381.47	$19,392.28
Original Principal Balance (range)	$2,942.27 to $79,000.00	$2,942.27 to $73,117.50	$3,027.96 to $79,000.00
Weighted Average Contract Rate (1)	7.18%	6.01%	7.87%
Contract Rate (range)	0.90% to 22.90%	0.90% to 21.90%	1.19% to 22.90%
Weighted Average Original Term to Maturity(1)(2)	69 months	71 months	67 months
Original Term to Maturity (range)(2)	12 to 75 months	24 to 75 months	12 to 75 months
Weighted Average Remaining Term to Maturity(1)(2)	68 months	70 months	66 months
Remaining Term to Maturity (range)(2)	6 to 75 months	17 to 75 months	6 to 75 months
Weighted Average Seasoning(1)	1 month	1 month	1 month
Non-Zero Weighted Average Original FICO® Score(1)(3)(4)	693	701	688
Weighted Average LTV(1)(5)	112.74%	106.17%	116.55%
Percentage of Aggregate Principal Balance of Receivables for New Vehicles	36.74%	100.00%	0.00%
Percentage of Aggregate Principal Balance of Receivables for Used Vehicles	63.26%	0.00%	100.00%
Original FICO® Score (range)(3)(4)	500 to 877	502 to 871	500 to 877
Principal Balance (range)	$1,014.30 to $79,000.00	$1,014.30 to $73,117.50	$1,587.47 to $79,000.00

(1)	Weighted by principal balance of the receivables as of the Statistical Cutoff Date.
(2)	Assumes that all scheduled monthly payments are made on their respective due dates.
(3)	FICO® scores are calculated as of the origination of the related Receivables. FICO® is a federally registered trademark of Fair, Isaac & Company. A FICO® score is a measurement determined by Fair, Isaac & Company using information collected by the major credit bureaus to assess credit risk. Data from an independent credit reporting agency, such as FICO® score, is one of several factors that may be used by the Originator in its credit scoring system to assess the credit risk associated with each applicant, see “The Sponsor and Servicer—Underwriting Criteria”. FICO® scores are based on independent third party information, the accuracy of which cannot be verified. FICO® scores should not necessarily be relied upon as a meaningful predictor of the performance of the Receivables.
(4)	Non-zero weighted average FICO® score and the range of original FICO® scores are calculated excluding Receivables for which a FICO® score is not available. As of the Statistical Cutoff Date, such Receivables represented 0.86% of the total number of Receivables and 0.58% of the Statistical Cutoff Date Pool Balance. In the case of co-obligors, the FICO® score of the primary obligor was used for this calculation.
(5)	The loan-to-value ratio (or “LTV”) for a Receivable secured by a new vehicle is equal to the original amount financed divided by the dealer invoice for that vehicle. The LTV for a Receivable secured by a used vehicle is equal to the original amount financed divided by the wholesale price for that vehicle as set forth in the applicable N.A.D.A. Official Used Car Guide. Amounts relating to LTV are calculated excluding LTVs for which no manufacturer’s suggested retail price or retail price for that vehicle was available.

Distribution by State

as of the Statistical Cutoff Date

State(1)	Number of Receivables	Percentage of Number of Receivables(2)	Aggregate Principal Balance	Percentage of Statistical Cutoff Date Pool Balance(2)	Non-Zero Weighted Average Original FICO® Score(3)	Weighted Average LTV(3)
Arizona	1,193	9.94%	$24,926,604.95	9.59%	687	112.35%
California	6,430	53.58	134,654,197.15	51.83	691	112.20%
Iowa	1	0.01	20,024.68	0.01	553	133.57%
Kansas	56	0.47	1,228,174.84	0.47	699	119.42%
Missouri	231	1.92	4,602,414.09	1.77	694	111.83%
Nevada	668	5.57	15,037,243.49	5.79	701	112.46%
Oklahoma	13	0.11	263,841.00	0.10	670	117.15%
Texas	3,394	28.28	78,835,893.84	30.34	696	113.76%
Washington	15	0.12	252,975.33	0.10	694	112.24%

Total	12,001	100.00%	$259,821,369.37	100.00%	693	112.74%

(1)	Based on the billing addresses of the originating dealers as of the Statistical Cutoff Date.
(2)	May not add to 100.00% due to rounding.
(3)	Weighted by principal balance as of the Statistical Cutoff Date.

Distribution by Original FICO® Score

as of the Statistical Cutoff Date

Range of Original FICO® Scores(1)(2)	Number of Receivables	Percentage of Number of Receivables(3)	Aggregate Principal Balance	Percentage of Statistical Cutoff Date Pool Balance (3)	Non-Zero Weighted Average Original FICO® Score(4)	Weighted Average LTV(4)
Not Available	103	0.86%	$1,517,068.85	0.58%	N/A	93.33%
500 - 519	45	0.37	703,236.51	0.27	510	94.55%
520 - 539	114	0.95	1,929,459.44	0.74	530	98.99%
540 - 559	196	1.63	3,278,513.73	1.26	550	99.33%
560 - 579	315	2.62	5,568,086.70	2.14	570	103.61%
580 - 599	156	1.30	2,799,519.23	1.08	590	108.22%
600 - 619	499	4.16	9,941,171.01	3.83	609	108.80%
620 - 639	1,084	9.03	23,262,692.03	8.95	629	117.96%
640 - 659	1,556	12.97	34,453,976.99	13.26	649	118.68%
660 - 679	1,772	14.77	39,902,948.88	15.36	669	119.01%
680 - 699	1,139	9.49	24,876,162.73	9.57	689	118.11%
700 - 719	1,329	11.07	30,482,397.84	11.73	709	115.13%
720 - 739	1,021	8.51	23,251,941.11	8.95	729	110.59%
740 and above	2,672	22.26	57,854,194.32	22.27	786	103.78%

Total	12,001	100.00%	$259,821,369.37	100.00%	693	112.74%

(1)	FICO® scores are calculated as of the origination of the related Receivables. FICO® is a federally registered trademark of Fair, Isaac & Company. A FICO® score is a measurement determined by Fair, Isaac & Company using information collected by the major credit bureaus to assess credit risk. Data from an independent credit reporting agency, such as FICO® score, is one of several factors that may be used by the Originator in its credit scoring system to assess the credit risk associated with each applicant, see “The Sponsor and Servicer—Underwriting Criteria”. FICO® scores are based on independent third party information, the accuracy of which cannot be verified. FICO® scores should not necessarily be relied upon as a meaningful predictor of the performance of the Receivables.
(2)	Except as otherwise indicated, all Obligors on the Receivables had a FICO® score. In the case of co-obligors, the FICO® score of the primary obligor was used for this calculation.
(3)	May not add to 100.00% due to rounding.
(4)	Weighted by principal balance as of the Statistical Cutoff Date.

Distribution by Original Term to Maturity

as of the Statistical Cutoff Date

Range of Original Term to Maturity (in months) (1)	Number of Receivables	Percentage of Number of Receivables(2)	Aggregate Principal Balance	Percentage of Statistical Cutoff Date Pool Balance (2)	Non-Zero Weighted Average Original FICO® Score (3)	Weighted Average LTV(3)
1 - 12	2	0.02%	$15,870.52	0.01%	781	31.45%
13 - 24	38	0.32	245,379.98	0.09	716	71.31%
25 - 36	303	2.52	2,750,533.25	1.06	724	88.58%
37 - 48	757	6.31	8,830,815.02	3.40	702	104.48%
49 - 60	2,659	22.16	44,751,852.97	17.22	702	105.98%
61 - 72	7,647	63.72	185,525,466.24	71.41	685	115.05%
73 - 75	595	4.96	17,701,451.39	6.81	737	114.09%

Total	12,001	100.00%	$259,821,369.37	100.00%	693	112.74%

(1)	Assumes that all scheduled monthly payments are made on their respective due dates.
(2)	May not add to 100.00% due to rounding.
(3)	Weighted by principal balance as of the Statistical Cutoff Date.

Distribution by Remaining Term to Maturity

as of the Statistical Cutoff Date

Range of Remaining Term to Maturity (in months)(1)	Number of Receivables	Percentage of Number of Receivables(2)	Aggregate Principal Balance	Percentage of Statistical Cutoff Date Pool Balance(2)	Non-Zero Weighted Average Original FICO® Score (3)	Weighted Average LTV(3)
1 - 12	3	0.02%	$17,610.89	0.01%	781	36.20%
13 - 24	50	0.42	299,782.02	0.12	711	75.11%
25 - 36	317	2.64	2,856,878.37	1.10	718	88.63%
37 - 48	797	6.64	9,463,409.58	3.64	697	103.67%
49 - 60	2,698	22.48	45,857,680.10	17.65	699	105.96%
61 - 72	7,570	63.08	184,454,439.09	70.99	687	115.18%
73 - 75	566	4.72	16,871,569.32	6.49	737	114.39%

Total	12,001	100.00%	$259,821,369.37	100.00%	693	112.74%

(1)	Assumes that all scheduled monthly payments are made on their respective due dates.
(2)	May not add to 100.00% due to rounding.
(3)	Weighted by principal balance as of the Statistical Cutoff Date.

Distribution by Contract Rate

as of the Statistical Cutoff Date

Contract Rate Range (%)	Number of Receivables	Percentage of Number of Receivables(1)	Aggregate Principal Balance	Percentage of Statistical Cutoff Date Pool Balance(1)	Non-Zero Weighted Average Original FICO® Score (2)	Weighted Average LTV(2)
0.001 - 1.000	3	0.02%	$65,014.23	0.03%	754	88.78%
1.001 - 2.000	645	5.37	15,473,297.90	5.96	778	93.17%
2.001 - 3.000	1,163	9.69	28,786,304.03	11.08	757	100.92%
3.001 - 4.000	1,189	9.91	28,129,738.16	10.83	741	105.47%
4.001 - 5.000	1,146	9.55	25,836,485.64	9.94	725	111.50%
5.001 - 6.000	1,067	8.89	23,634,839.51	9.10	706	116.09%
6.001 - 7.000	1,021	8.51	22,598,466.24	8.70	688	118.46%
7.001 - 8.000	980	8.17	21,776,030.73	8.38	674	120.28%
8.001 - 9.000	957	7.97	21,305,136.55	8.20	662	120.10%
9.001 - 10.000	1,007	8.39	21,580,425.90	8.31	651	119.66%
10.001 - 11.000	657	5.47	13,230,896.07	5.09	642	120.30%
11.001 - 12.000	525	4.37	10,279,741.50	3.96	630	118.94%
12.001 - 13.000	452	3.77	8,372,948.52	3.22	624	116.58%
13.001 - 14.000	306	2.55	5,502,202.07	2.12	611	116.14%
14.001 - 15.000	274	2.28	4,367,239.04	1.68	607	115.22%
15.001 - 16.000	205	1.71	3,141,942.01	1.21	598	112.67%
16.001 - 17.000	141	1.17	2,114,980.16	0.81	582	111.85%
17.001 - 18.000	142	1.18	2,013,880.94	0.78	562	105.33%
18.001 - 19.000	48	0.40	647,638.22	0.25	583	112.53%
19.001 - 20.000	54	0.45	694,091.89	0.27	563	105.87%
20.001 - 21.000	11	0.09	165,996.43	0.06	544	95.69%
21.001 - 22.000	7	0.06	86,688.09	0.03	555	124.61%
22.001 - 23.000	1	0.01	17,385.54	0.01	588	86.09%

Total	12,001	100.00%	$259,821,369.37	100.00%	693	112.74%

(1)	May not add to 100.00% due to rounding.
(2)	Weighted by principal balance as of the Statistical Cutoff Date.

Distribution by Vehicle Make

as of the Statistical Cutoff Date

Vehicle Make	Number of Receivables	Percentage of Number of Receivables(1)	Aggregate Principal Balance	Percentage of Statistical Cutoff Date Pool Balance(1)	Non-Zero Weighted Average Original FICO® Score (2)	Weighted Average LTV(2)
Chevrolet	1,760	14.67%	$39,166,189.14	15.07%	688	113.43%
Ford	1,644	13.70	37,129,866.91	14.29	689	113.53%
Toyota	1,288	10.73	26,938,033.72	10.37	707	113.92%
Nissan	1,096	9.13	21,660,462.68	8.34	682	118.98%
Dodge	883	7.36	19,974,553.84	7.69	681	115.32%
Honda	791	6.59	14,622,089.80	5.63	699	116.12%
Jeep	519	4.32	12,489,789.50	4.81	707	106.26%
Hyundai	544	4.53	10,529,279.61	4.05	708	111.17%
KIA	429	3.57	8,975,923.03	3.45	684	117.15%
RAM	249	2.07	8,456,950.21	3.25	705	100.52%
Other	2,798	23.31	59,878,230.93	23.05	692	110.00%

Total	12,001	100.00%	$259,821,369.37	100.00%	693	112.74%

(1)	May not add to 100.00% due to rounding.
(2)	Weighted by principal balance as of the Statistical Cutoff Date.

Distribution by Principal Balance

as of the Statistical Cutoff Date

Range of Principal Balance ($)	Number of Receivables	Percentage of Number of Receivables(1)	Aggregate Principal Balance	Percentage of Statistical Cutoff Date Pool Balance(1)	Non-Zero Weighted Average Original FICO® Score (2)	Weighted Average LTV(2)
0.01 - 2,500.00	8	0.07%	$15,316.75	0.01%	717	73.23%
2,500.01 - 5,000.00	90	0.75	389,759.17	0.15	687	84.89%
5,000.01 - 7,500.00	329	2.74	2,106,964.36	0.81	681	93.23%
7,500.01 - 10,000.00	625	5.21	5,566,720.92	2.14	695	99.35%
10,000.01 - 12,500.00	807	6.72	9,143,714.55	3.52	685	107.79%
12,500.01 - 15,000.00	1,232	10.27	17,011,425.52	6.55	681	113.06%
15,000.01 - 17,500.00	1,425	11.87	23,155,962.28	8.91	685	114.42%
17,500.01 - 20,000.00	1,328	11.07	24,906,473.65	9.59	689	113.63%
20,000.01 - 22,500.00	1,226	10.22	26,079,304.41	10.04	691	113.83%
22,500.01 - 25,000.00	1,136	9.47	26,914,384.29	10.36	694	113.81%
25,000.01 - 27,500.00	913	7.61	23,936,364.93	9.21	697	113.99%
27,500.01 - 30,000.00	748	6.23	21,476,474.30	8.27	694	113.68%
30,000.01 - 32,500.00	565	4.71	17,580,014.20	6.77	696	114.83%
32,500.01 - 35,000.00	485	4.04	16,358,124.45	6.30	695	112.88%
35,000.01 - 37,500.00	317	2.64	11,473,265.98	4.42	696	113.78%
37,500.01 - 40,000.00	257	2.14	9,952,129.23	3.83	699	110.74%
40,000.01 - 42,500.00	147	1.22	6,057,500.68	2.33	698	113.66%
42,500.01 - 45,000.00	109	0.91	4,757,871.23	1.83	703	108.98%
45,000.01 - 47,500.00	89	0.74	4,110,082.79	1.58	706	116.01%
47,500.01 - 50,000.00	59	0.49	2,873,158.79	1.11	703	114.22%
50,000.01 - 52,500.00	32	0.27	1,633,487.89	0.63	689	108.03%
52,500.01 - 55,000.00	28	0.23	1,500,375.52	0.58	717	104.72%
55,000.01 - 57,500.00	18	0.15	1,012,734.51	0.39	720	108.01%
57,500.01 - 60,000.00	6	0.05	352,191.77	0.14	687	107.95%
60,000.01 - 62,500.00	7	0.06	428,563.39	0.16	705	105.32%
62,500.01 - 65,000.00	4	0.03	252,632.64	0.10	732	111.03%
65,000.01 - 67,500.00	4	0.03	261,852.04	0.10	711	100.63%
67,500.01 - 70,000.00	2	0.02	139,104.31	0.05	730	100.53%
72,500.01 - 75,000.00	3	0.02	218,414.82	0.08	748	113.93%
75,000.01 - 79,000.00	2	0.02	157,000.00	0.06	686	81.56%

Total	12,001	100.00%	$259,821,369.37	100.00%	693	112.74%

(1)	May not add to 100.00% due to rounding.
(2)	Weighted by principal balance as of the Statistical Cutoff Date.

Delinquency Experience

CRB considers an auto receivable delinquent when an obligor fails to make at least 95% of a scheduled payment by the related due date. The period of delinquency is based on the number of days payments are contractually past due. As of the Statistical Cutoff Date, none of the Receivables were more than 30 days delinquent. The following tables set forth the delinquency experience regarding the Receivables.

Delinquency Experience as of the Statistical Cutoff Date

Number of Times 30 to 59 Days Delinquent	Number of Receivables	Percentage of Number of Receivables(1)	Aggregate Principal Balance	Percentage of Statistical Cutoff Date Pool Balance(1)
0	11,925	99.37%	$258,295,189.09	99.41%
1	43	0.36	894,334.54	0.34
2	14	0.12	247,562.20	0.10
Greater than or equal to 3	19	0.16	384,283.54	0.15

Total	12,001	100.00%	$259,821,369.37	100.00%

(1)	May not add to 100.00% due to rounding.

Number of Times 60 to 89 Days Delinquent	Number of Receivables	Percentage of Number of Receivables(1)	Aggregate Principal Balance	Percentage of Statistical Cutoff Date Pool Balance(1)
0	11,993	99.93%	$259,699,638.62	99.95%
1	6	0.05	105,937.89	0.04
2	1	0.01	14,052.49	0.01
Greater than or equal to 3	1	0.01	1,740.37	0.00 (2)

Total	12,001	100.00%	$259,821,369.37	100.00%

(1)	May not add to 100.00% due to rounding.
(2)	Greater than 0.00% but less than 0.005%.

Number of Times Greater Than 89 Days Delinquent	Number of Receivables	Percentage of Number of Receivables(1)	Aggregate Principal Balance	Percentage of Statistical Cutoff Date Pool Balance(1)
0	11,999	99.98%	$259,805,576.51	99.99%
1	1	0.01	14,052.49	0.01
2	1	0.01	1,740.37	0.00 (2)

Total	12,001	100.00%	$259,821,369.37	100.00%

(1)	May not add to 100.00% due to rounding.
(2)	Greater than 0.00% but less than 0.005%.

Static Pool Data

Static pool information is included as Appendix A and Appendix B to this prospectus supplement. Appendix A contains static pool information about the pools of motor vehicle installment sales contracts and installment loans that were securitized by CRB in November 2012, June 2013, November 2013, March 2014, June 2014, September 2014, and December 2014, consisting of summary information for the original characteristics of the pool as well as prepayment, delinquency and cumulative net credit losses. Appendix B contains static pool information relating to vintage originations by month by CRB, as applicable and material. The vintage originations include substantially all motor vehicle installment sales contracts and installment loans originated or purchased by CRB during the relevant periods. Static pool data is presented on a monthly basis.

The characteristics of receivables included in the static pool data discussed above, as well as the social, economic and other conditions existing at the time when those receivables were originated and repaid, may vary materially from the characteristics of the Receivables in this transaction and the social, economic and other conditions existing at the time when the Receivables in this transaction were originated and those that will exist in the future when the receivables in the current transaction are required to be repaid. In addition, because of CRB’s limited operating history, the available static pool data is limited to the periods described above. As a result of each of the above considerations, there can be no assurance that the static pool data referred to above will correspond to or be an accurate predictor of the performance of the Receivables in this transaction.

Weighted Average Lives of the Notes

The following information is provided solely to illustrate the effect of prepayments of the Receivables on the unpaid principal amounts of the Notes and the weighted average lives of the Notes under the assumptions stated below and is not a prediction of the prepayment rates that might actually be experienced with respect to the Receivables.

Prepayments can be made on any of the Receivables at any time. If prepayments are received on the Receivables, the actual weighted average lives of the Notes may be shorter than what their weighted average lives would be if all payments were made as scheduled and no prepayments were made. Prepayments on the Receivables may include monies received from Liquidation Proceeds and proceeds from credit life, credit disability and casualty insurance policies.

Prepayments on auto receivables can be measured against prepayment standards or models. The model used in this prospectus supplement, the absolute prepayment model, or “ABS”, assumes a rate of prepayment each month which is related to the original number of receivables in a pool of receivables. ABS also assumes that all of the receivables in a pool are the same size, that all of those receivables amortize at the same rate, and that for every month that any individual receivable is outstanding, payments on that particular receivable will either be made as scheduled or the receivable will be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, if a 1% ABS were used, that would mean that 100 receivables would prepay in full each month. The percentage of prepayments that is assumed for ABS is not a historical description of prepayment experience on pools of receivables or a prediction of the anticipated rate of prepayment on either the Receivables involved in this transaction or on any pool of motor vehicle receivables. You should not assume that the actual rate of prepayments on the Receivables will be in any way related to the percentage of prepayments that was assumed for ABS.

The rate of payment of principal of each class of Notes will depend on the rate of payment (including prepayments) of the Principal Balance of the Receivables. For this reason, final distributions in respect of the Notes could occur significantly earlier than their respective Final Scheduled Distribution Dates. The Noteholders will exclusively bear any reinvestment risk associated with early payment of their Notes.

The tables below which are captioned “Percent of the Initial Outstanding Principal Amount at Various ABS Percentages” are based on ABS and were prepared using the following assumptions:

•	the Issuing Entity holds pools of Receivables with the following characteristics:

Pool	Remaining Principal Balance	Weighted Average Contract Rate	Weighted Average Remaining Term to Maturity (in Months)	Weighted Average Original Term to Maturity (in Months)
1	$23,723.26	5.095%	9	16
2	403,830.17	7.621%	22	28
3	3,848,441.84	7.206%	35	37
4	12,747,963.58	8.444%	46	48
5	61,773,933.66	7.543%	59	60
6	271,202,107.49	7.043%	71	72

Total	$350,000,000.00

•	the scheduled payment for each Receivable was calculated on the basis of the characteristics described in the assumptions set forth above and in such a way that each Receivable would amortize in a manner that would be sufficient to repay the Receivable balance of that Receivable by its indicated remaining term to maturity;

•	all prepayments on the Receivables each month are made in full at the specified constant percentage of ABS and there are no delinquencies, defaults, losses or repurchases;

•	interest accrues on the Notes at the following per annum coupon rates: Class A-1 Notes, 0.27%; Class A-2 Notes, 0.90%; Class A-3 Notes, 1.34%; Class A-4 Notes, 1.84%; Class B Notes, 2.68%; and Class C Notes 3.66%;

•	each scheduled payment on the Receivables is made on the last day of each month commencing in March, 2015, and each month has 30 days;

•	the initial principal amount of each class of Notes is equal to the initial principal amount for that class of Notes as set forth on the front cover of this prospectus supplement;

•	payments on the Notes are paid on the 15th calendar day of each month commencing April 15, 2015;

•	the Notes are purchased on March 12, 2015;

•	Class A-1 Notes will be paid interest based upon the actual days elapsed in the Interest Period; Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class B Notes and Class C Notes will be paid interest on the basis of a 360-day year consisting of twelve 30-day months (or, in the case of the first Payment Date, 33 days);

•	no investment earnings are earned on any account;

•	except as indicated in the tables, the Optional Purchase Right to redeem the Notes will not be exercised;

•	the Servicing Fee rate will be 1.00% per annum, the Backup Servicing Fee will be $4,000 per month, the Indenture Trustee fee will be $1,500 per month, the Owner Trustee fee will be $291.67 per month and the Administrator fee will be paid by the Servicer and is paid as described under “Application of Available Funds—Priority of Payments”;

•	the Servicing Fee is calculated based on twelve 30-day months, including the first period; and

•	no Event of Default occurs.

The ABS Tables were created relying on the assumptions listed above. The tables indicate the percentages of the original outstanding principal amount of each class of Notes that would be outstanding after each Payment Date if certain percentages of ABS are assumed. The ABS Tables also indicate the corresponding weighted average life of each class of Notes if the same percentages of ABS are assumed.

The assumptions used to construct the ABS Tables are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under various prepayment scenarios. The actual characteristics and performance of the Receivables may differ materially from the assumptions used to construct the ABS Tables. For example, it is very unlikely that the Receivables will prepay at a constant level of ABS until maturity or that all of the Receivables will prepay at the same level of ABS. Moreover, the diverse terms of Receivables within each of the hypothetical pools could produce slower or faster principal payments than indicated in the ABS Tables at the various constant percentages of ABS specified, even if the weighted average Contract Rates, weighted average original number of payments to maturity and weighted average remaining number of payments to maturity of the Receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Receivables, or actual prepayment experience, will affect the percentages of initial amounts outstanding over time and the weighted average life of each class of Notes.

As used in the ABS Tables, the “weighted average life” of a class of Notes is determined by:

•	multiplying the amount of each principal payment on a Note by the number of years from the date of the issuance of the Note to the related Payment Date;

•	adding the results; and

•	dividing the sum by the original outstanding principal amount of the Note.

Percent of Initial Note Principal Amount at Various ABS Percentages

	Class A-1 Notes						Class A-2 Notes
Payment Date	0.50%	1.00%	1.20%	1.30%	1.50%	2.00%	0.50%	1.00%	1.20%	1.30%	1.50%	2.00%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April, 2015	84.80%	81.20%	79.75%	79.02%	77.56%	73.89%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May, 2015	69.61%	62.52%	59.67%	58.23%	55.36%	48.12%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June, 2015	54.53%	44.05%	39.83%	37.72%	33.47%	22.77%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July, 2015	39.53%	25.79%	20.25%	17.47%	11.90%	0.00%	100.00%	100.00%	100.00%	100.00%	100.00%	98.90%
August, 2015	26.90%	9.82%	2.94%	0.00%	0.00%	0.00%	100.00%	100.00%	100.00%	99.74%	96.18%	87.21%
September, 2015	14.69%	0.00%	0.00%	0.00%	0.00%	0.00%	100.00%	97.16%	92.97%	90.87%	86.66%	76.05%
October, 2015	2.52%	0.00%	0.00%	0.00%	0.00%	0.00%	100.00%	89.34%	84.53%	82.11%	77.26%	65.06%
November, 2015	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	95.06%	81.59%	76.17%	73.45%	67.99%	54.23%
December, 2015	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	88.85%	73.92%	67.90%	64.88%	58.83%	43.58%
January, 2016	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	82.66%	66.31%	59.73%	56.42%	49.79%	33.10%
February, 2016	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	76.49%	58.78%	51.64%	48.06%	40.88%	22.79%
March, 2016	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	70.34%	51.32%	43.65%	39.80%	32.09%	12.66%
April, 2016	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	64.21%	43.93%	35.75%	31.65%	23.42%	2.70%
May, 2016	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	58.11%	36.61%	27.95%	23.60%	14.88%	0.00%
June, 2016	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	52.03%	29.37%	20.24%	15.66%	6.47%	0.00%
July, 2016	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	45.97%	22.20%	12.63%	7.82%	0.00%	0.00%
August, 2016	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	39.93%	15.11%	5.11%	0.10%	0.00%	0.00%
September, 2016	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	33.92%	8.10%	0.00%	0.00%	0.00%	0.00%
October, 2016	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	27.92%	1.16%	0.00%	0.00%	0.00%	0.00%
November, 2016	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	21.96%	0.00%	0.00%	0.00%	0.00%	0.00%
December, 2016	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	16.01%	0.00%	0.00%	0.00%	0.00%	0.00%
January, 2017	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	10.09%	0.00%	0.00%	0.00%	0.00%	0.00%
February, 2017	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	4.22%	0.00%	0.00%	0.00%	0.00%	0.00%
March, 2017	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
April, 2017	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
May, 2017	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
June, 2017	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
July, 2017	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
August, 2017	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
September, 2017	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
October, 2017	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
November, 2017	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
December, 2017	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
January, 2018	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
February, 2018	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
March, 2018	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
April, 2018	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
May, 2018	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
June, 2018	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
July, 2018	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
August, 2018	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
September, 2018	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
October, 2018	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
November, 2018	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
December, 2018	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
January, 2019	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
February, 2019	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
March, 2019	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
April, 2019	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
May, 2019	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
June, 2019	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
July, 2019	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
August, 2019	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
September, 2019	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
October, 2019	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
November, 2019	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
December, 2019	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
January, 2020	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
February, 2020	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
March, 2020	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
April, 2020	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
May, 2020	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
June, 2020	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
July, 2020	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
August, 2020	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
September, 2020	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
October, 2020	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
November, 2020	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
December, 2020	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life to Call (years)(1)	0.34	0.28	0.26	0.25	0.24	0.21	1.33	1.07	0.99	0.95	0.89	0.76
Weighted Average Life to Maturity (years) (2)	0.34	0.28	0.26	0.25	0.24	0.21	1.33	1.07	0.99	0.95	0.89	0.76

(1)	Assumes that the Servicer exercises its Optional Purchase Right at the earliest possible opportunity.
(2)	Assumes that the Servicer does not exercise its Optional Purchase Right.

Percent of Initial Note Principal Amount at Various ABS Percentages

	Class A-3 Notes						Class A-4 Notes
Payment Date	0.50%	1.00%	1.20%	1.30%	1.50%	2.00%	0.50%	1.00%	1.20%	1.30%	1.50%	2.00%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April, 2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May, 2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June, 2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July, 2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August, 2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September, 2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October, 2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November, 2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December, 2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January, 2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February, 2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March, 2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April, 2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May, 2016	100.00%	100.00%	100.00%	100.00%	100.00%	92.27%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June, 2016	100.00%	100.00%	100.00%	100.00%	100.00%	81.80%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July, 2016	100.00%	100.00%	100.00%	100.00%	98.02%	71.52%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August, 2016	100.00%	100.00%	100.00%	100.00%	89.11%	61.44%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September, 2016	100.00%	100.00%	97.48%	91.78%	80.35%	51.56%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October, 2016	100.00%	100.00%	89.49%	83.58%	71.73%	41.88%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November, 2016	100.00%	93.78%	81.61%	75.50%	63.26%	32.42%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December, 2016	100.00%	86.37%	73.84%	67.55%	54.93%	23.16%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January, 2017	100.00%	79.05%	66.17%	59.71%	46.75%	14.11%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February, 2017	100.00%	71.84%	58.64%	52.02%	38.74%	5.28%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March, 2017	98.21%	64.72%	51.22%	44.45%	30.87%	0.00%	100.00%	100.00%	100.00%	100.00%	100.00%	96.71%
April, 2017	91.85%	57.68%	43.92%	37.01%	23.16%	0.00%	100.00%	100.00%	100.00%	100.00%	100.00%	88.41%
May, 2017	85.51%	50.74%	36.72%	29.70%	15.60%	0.00%	100.00%	100.00%	100.00%	100.00%	100.00%	80.32%
June, 2017	79.20%	43.88%	29.65%	22.51%	8.19%	0.00%	100.00%	100.00%	100.00%	100.00%	100.00%	72.46%
July, 2017	72.92%	37.12%	22.69%	15.46%	0.94%	0.00%	100.00%	100.00%	100.00%	100.00%	100.00%	64.81%
August, 2017	66.67%	30.45%	15.85%	8.53%	0.00%	0.00%	100.00%	100.00%	100.00%	100.00%	93.92%	57.38%
September, 2017	60.45%	23.87%	9.13%	1.74%	0.00%	0.00%	100.00%	100.00%	100.00%	100.00%	87.07%	50.17%
October, 2017	54.25%	17.39%	2.54%	0.00%	0.00%	0.00%	100.00%	100.00%	100.00%	95.14%	80.38%	43.19%
November, 2017	48.09%	11.00%	0.00%	0.00%	0.00%	0.00%	100.00%	100.00%	96.11%	88.70%	73.84%	36.43%
December, 2017	41.95%	4.71%	0.00%	0.00%	0.00%	0.00%	100.00%	100.00%	89.83%	82.39%	67.47%	29.90%
January, 2018	35.85%	0.00%	0.00%	0.00%	0.00%	0.00%	100.00%	98.53%	83.67%	76.22%	61.27%	23.61%
February, 2018	29.77%	0.00%	0.00%	0.00%	0.00%	0.00%	100.00%	92.51%	77.64%	70.18%	55.22%	17.54%
March, 2018	23.85%	0.00%	0.00%	0.00%	0.00%	0.00%	100.00%	86.67%	71.81%	64.36%	49.41%	11.75%
April, 2018	17.95%	0.00%	0.00%	0.00%	0.00%	0.00%	100.00%	80.93%	66.11%	58.67%	43.75%	6.19%
May, 2018	12.08%	0.00%	0.00%	0.00%	0.00%	0.00%	100.00%	75.29%	60.53%	53.12%	38.27%	0.86%
June, 2018	6.25%	0.00%	0.00%	0.00%	0.00%	0.00%	100.00%	69.75%	55.07%	47.71%	32.95%	0.00%
July, 2018	0.44%	0.00%	0.00%	0.00%	0.00%	0.00%	100.00%	64.30%	49.74%	42.44%	27.80%	0.00%
August, 2018	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	94.74%	58.96%	44.55%	37.32%	22.81%	0.00%
September, 2018	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	89.07%	53.72%	39.47%	32.33%	18.00%	0.00%
October, 2018	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	83.43%	48.58%	34.53%	27.49%	13.37%	0.00%
November, 2018	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	77.82%	43.54%	29.73%	22.80%	8.90%	0.00%
December, 2018	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	72.25%	38.61%	25.05%	18.25%	4.62%	0.00%
January, 2019	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	66.72%	33.78%	20.51%	13.86%	0.51%	0.00%
February, 2019	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	61.49%	29.25%	16.26%	9.75%	0.00%	0.00%
March, 2019	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	56.30%	24.82%	12.14%	5.78%	0.00%	0.00%
April, 2019	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	51.15%	20.50%	8.15%	1.96%	0.00%	0.00%
May, 2019	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	46.02%	16.28%	4.29%	0.00%	0.00%	0.00%
June, 2019	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	40.94%	12.16%	0.57%	0.00%	0.00%	0.00%
July, 2019	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	35.88%	8.15%	0.00%	0.00%	0.00%	0.00%
August, 2019	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	30.86%	4.24%	0.00%	0.00%	0.00%	0.00%
September, 2019	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	25.87%	0.44%	0.00%	0.00%	0.00%	0.00%
October, 2019	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	20.92%	0.00%	0.00%	0.00%	0.00%	0.00%
November, 2019	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	16.01%	0.00%	0.00%	0.00%	0.00%	0.00%
December, 2019	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	11.13%	0.00%	0.00%	0.00%	0.00%	0.00%
January, 2020	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	6.29%	0.00%	0.00%	0.00%	0.00%	0.00%
February, 2020	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	1.48%	0.00%	0.00%	0.00%	0.00%	0.00%
March, 2020	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
April, 2020	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
May, 2020	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
June, 2020	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
July, 2020	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
August, 2020	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
September, 2020	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
October, 2020	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
November, 2020	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
December, 2020	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life to Call (years)(1)	2.70	2.24	2.07	2.00	1.86	1.57	4.17	3.64	3.41	3.30	3.07	2.57
Weighted Average Life to Maturity (years) (2)	2.70	2.24	2.07	2.00	1.86	1.57	4.17	3.64	3.41	3.30	3.07	2.57

(1)	Assumes that the Servicer exercises its Optional Purchase Right at the earliest possible opportunity.
(2)	Assumes that the Servicer does not exercise its Optional Purchase Right.

Percent of Initial Note Principal Amount at Various ABS Percentages

	Class B Notes						Class C Notes
Payment Date	0.50%	1.00%	1.20%	1.30%	1.50%	2.00%	0.50%	1.00%	1.20%	1.30%	1.50%	2.00%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April, 2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May, 2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June, 2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July, 2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August, 2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September, 2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October, 2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November, 2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December, 2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January, 2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February, 2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March, 2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April, 2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May, 2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June, 2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July, 2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August, 2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September, 2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October, 2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November, 2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December, 2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January, 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February, 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March, 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April, 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May, 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June, 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July, 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August, 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September, 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October, 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November, 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December, 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January, 2018	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February, 2018	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March, 2018	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April, 2018	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May, 2018	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June, 2018	100.00%	100.00%	100.00%	100.00%	100.00%	82.24%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July, 2018	100.00%	100.00%	100.00%	100.00%	100.00%	61.89%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August, 2018	100.00%	100.00%	100.00%	100.00%	100.00%	42.54%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September, 2018	100.00%	100.00%	100.00%	100.00%	100.00%	24.20%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October, 2018	100.00%	100.00%	100.00%	100.00%	100.00%	6.89%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November, 2018	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%	100.00%	100.00%	100.00%	100.00%	100.00%	80.59%
December, 2018	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%	100.00%	100.00%	100.00%	100.00%	100.00%	49.08%
January, 2019	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%	100.00%	100.00%	100.00%	100.00%	100.00%	19.75%
February, 2019	100.00%	100.00%	100.00%	100.00%	86.08%	0.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
March, 2019	100.00%	100.00%	100.00%	100.00%	70.75%	0.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
April, 2019	100.00%	100.00%	100.00%	100.00%	56.14%	0.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
May, 2019	100.00%	100.00%	100.00%	92.80%	42.25%	0.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
June, 2019	100.00%	100.00%	100.00%	78.00%	29.10%	0.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
July, 2019	100.00%	100.00%	87.31%	63.82%	16.69%	0.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
August, 2019	100.00%	100.00%	72.81%	50.27%	5.03%	0.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
September, 2019	100.00%	100.00%	58.89%	37.34%	0.00%	0.00%	100.00%	100.00%	100.00%	100.00%	87.84%	0.00%
October, 2019	100.00%	86.37%	45.54%	25.06%	0.00%	0.00%	100.00%	100.00%	100.00%	100.00%	66.85%	0.00%
November, 2019	100.00%	71.35%	32.77%	13.42%	0.00%	0.00%	100.00%	100.00%	100.00%	100.00%	47.45%	0.00%
December, 2019	100.00%	56.79%	20.59%	2.43%	0.00%	0.00%	100.00%	100.00%	100.00%	100.00%	29.65%	0.00%
January, 2020	100.00%	42.70%	9.00%	0.00%	0.00%	0.00%	100.00%	100.00%	100.00%	83.64%	13.48%	0.00%
February, 2020	100.00%	29.08%	0.00%	0.00%	0.00%	0.00%	100.00%	100.00%	95.87%	63.62%	0.00%	0.00%
March, 2020	90.41%	18.29%	0.00%	0.00%	0.00%	0.00%	100.00%	100.00%	77.73%	47.59%	0.00%	0.00%
April, 2020	74.73%	7.87%	0.00%	0.00%	0.00%	0.00%	100.00%	100.00%	60.57%	32.63%	0.00%	0.00%
May, 2020	59.17%	0.00%	0.00%	0.00%	0.00%	0.00%	100.00%	95.52%	44.41%	18.77%	0.00%	0.00%
June, 2020	43.73%	0.00%	0.00%	0.00%	0.00%	0.00%	100.00%	75.54%	29.23%	0.00%	0.00%	0.00%
July, 2020	28.43%	0.00%	0.00%	0.00%	0.00%	0.00%	100.00%	56.34%	15.07%	0.00%	0.00%	0.00%
August, 2020	13.25%	0.00%	0.00%	0.00%	0.00%	0.00%	100.00%	37.95%	0.00%	0.00%	0.00%	0.00%
September, 2020	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	96.29%	20.37%	0.00%	0.00%	0.00%	0.00%
October, 2020	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	65.44%	0.00%	0.00%	0.00%	0.00%	0.00%
November, 2020	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	34.86%	0.00%	0.00%	0.00%	0.00%	0.00%
December, 2020	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life to Call (years)(1)	5.01	4.59	4.34	4.25	3.93	3.26	5.01	4.59	4.34	4.26	3.93	3.26
Weighted Average Life to Maturity (years),(2)	5.27	4.85	4.61	4.48	4.18	3.44	5.67	5.41	5.19	5.05	4.71	3.80

(1)	Assumes that the Servicer exercises its Optional Purchase Right at the earliest possible opportunity.
(2)	Assumes that the Servicer does not exercise its Optional Purchase Right.

CRB

General

CRB is the Sponsor, the Servicer, the Administrator and the Custodian. CRB’s serviced portfolio of auto receivables included, as of December 31, 2014, approximately 79,735 auto receivables with an aggregate principal balance of $1,488,999,329.00. Information regarding the origination and underwriting of motor vehicle installment sales contracts and installment loans by CRB may be found under “The Sponsor and Servicer” in the prospectus.

Securitization Program

Since the inception of its securitization program in November 2012, CRB has sponsored seven securitizations, securitizing receivables similar to the Receivables. The issuing entities in connection with these prior securitizations were established by the Depositor and represent all of the issuing entities established by the Depositor as of the date of this prospectus supplement. None of these transactions has experienced any event of default or servicer default and CRB has never taken any action out of the ordinary to prevent such an occurrence. Refer to Appendix A for information regarding the characteristics and performance of the receivables securitized in CRB’s prior transactions. Neither CRB nor the Issuing Entity can guarantee that there will not be any such events of default or servicer defaults in the future.

Delinquency, Loss and Repossession Information

The tables below summarize the delinquency, repossession and loss experience of the portfolio of auto receivables serviced by CRB, whether owned by CRB or serviced for others as a result of CRB’s securitization transactions or the sale of receivables with servicing retained, including the sale of receivables to CRB Auto. As of December 31, 2014, CRB serviced receivables with an aggregate principal balance of $213,085,860.55 for its own account, $1,273,020,799.06 for its prior securitizations and $2,762,557.23 for a purchaser of receivables with servicing retained by CRB. The data below includes all auto receivables currently owned by CRB, and while the underwriting criteria for these receivables is the same as used for the Receivables held by the Issuing Entity, the delinquency and loss figures presented below may not be representative of the receivables held by the Issuing Entity due to changing economic conditions and other factors not subject to CRB’s control. Accordingly, no assurances can be given that the repossession, delinquency and loss experience presented in the following tables will be indicative of the actual experience on the receivables held by the Issuing Entity.

CRB Managed Retail Portfolio

Delinquency Experience(1)(2)(4)

	As of December 31, 2014		As of September 30, 2014		As of June 30, 2014		As of March 31, 2014
	Dollars	Percent(6)	Dollars	Percent(6)	Dollars	Percent(6)	Dollars	Percent(6)
Principal Balance of Receivables Outstanding	$1,488,999,329.00	100.00%	$1,269,224,287.05	100.00%	$1,049,807,106.43	100.00%	$849,784,463.87	100.00%
Delinquencies(2)(3)
30-59 days	$12,748,315.06	0.86%	$9,178,204.54	0.72%	$6,550,025.29	0.62%	$4,631,382.31	0.55%
60-89 days	3,548,656.66	0.24	2,862,995.39	0.23	2,079,274.56	0.20	1,448,217.95	0.17
90-119 days	2,005,550.66	0.13	1,730,038.01	0.14	651,044.60	0.06	621,138.99	0.07
120 or more days	1,062,077.28	0.07	539,699.66	0.04	175,443.63	0.02	418,505.82	0.05

Total Delinquencies	$19,364,599.66	1.30%	$14,310,937.60	1.13%	$9,455,788.08	0.90%	$7,119,245.07	0.84%

	As of December 31, 2013		As of September 30, 2013		As of June 30, 2013
	Dollars	Percent(6)	Dollars	Percent(6)	Dollars	Percent(6)
Principal Balance of Receivables Outstanding	$691,999,929.37	100.00%	$579,524,338.97	100.00%	$440,023,191.48	100.00%
Delinquencies(2)(3)
30-59 days	$5,285,078.55	0.76%	$2,685,670.08	0.46%	$1,614,712.96	0.37%
60-89 days	1,661,007.79	0.24	1,129,242.53	0.19	606,977.35	0.14
90-119 days	1,006,711.95	0.15	595,582.51	0.10	230,889.89	0.05
120 or more days	162,890.07	0.02	143,938.62	0.02	41,017.13	0.01

Total Delinquencies	$8,115,688.36	1.17%	$4,554,433.74	0.79%	$2,493,597.33	0.57%

	As of March 31, 2013		As of December 31, 2012		As of September 30, 2012
	Dollars	Percent(6)	Dollars	Percent(6)	Dollars	Percent(6)
Principal Balance of Receivables Outstanding	$355,158,088.02	100.00%	$268,017,426.21	100.00%	$206,846,845.59	100.00%
Delinquencies(2)(3)
30-59 days	$1,474,417.87	0.42%	$932,060.22	0.35%	$431,314.14	0.21%
60-89 days	516,070.53	0.15	388,233.72	0.14	96,168.29	0.05
90-119 days	274,108.18	0.08	251,825.97	0.09	84,889.44	0.04
120 or more days	94,747.38	0.03	—	0.00	—	0.00

Total Delinquencies	$2,359,343.96	0.66%	$1,572,119.91	0.59%	$612,371.87	0.30%

	As of June 30, 2012		As of March 31, 2012		As of December 31, 2011(5)
	Dollars	Percent(6)	Dollars	Percent(6)	Dollars	Percent(6)
Principal Balance of Receivables Outstanding	$143,012,145.89	100.00%	$86,609,082.55	100.00%	$41,443,475.64	100.00%
Delinquencies(2)(3)
30-59 days	$183,960.30	0.13%	$15,477.22	0.02%	$—	0.00%
60-89 days	—	0.00	16,169.82	0.02	—	0.00
90-119 days	—	0.00	—	0.00	—	0.00
120 or more days	—	0.00	—	0.00	—	0.00

Total Delinquencies	$183,960.30	0.13%	$31,647.04	0.04%	$0.00	0.00%

(1)	Data presented in the table is based upon retail principal balances for new and used vehicles serviced by CRB.
(2)	CRB considers a payment to be past due or delinquent when an Obligor fails to make at least 95% of the scheduled monthly payment by the related due date. CRB measures delinquency by the number of days elapsed from the date a payment is due under the loan contract.
(3)	CRB generally charges-off a Receivable in the month in which the Receivable reaches its 120th day of delinquency except for accounts where the vehicle is in repossession inventory. Once in inventory, CRB allows an additional 60 days for the liquidation of the collateral and subsequent application of the auction proceeds to the account balance before the Receivable is charged-off.
(4)	Delinquencies include repossessions.
(5)	Delinquency experience for the period ended December 31, 2011 reflects activity beginning in July 2011.
(6)	May not add to total due to rounding.

Net Credit Loss And Repossession Experience(1)

	As or for the period ended
	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012
Principal Balance of Receivables Outstanding	$1,488,999,329.00	$1,269,224,287.05	$1,049,807,106.43	$849,784,463.87	$691,999,929.37	$579,524,338.97	$440,023,191.48	$355,158,088.02	$268,017,426.21
Number of Receivables Outstanding	79,735	67,847	56,158	45,717	37,010	30,787	23,608	19,023	14,273
Average Month End Principal Balance of Receivables Outstanding(2)	$1,066,476,200.35	$961,280,068.27	$861,130,495.32	$771,401,800.16	$465,679,501.45	$407,879,071.12	$355,252,123.06	$311,679,051.58	$148,726,539.91
Gross Charge-Offs(3)	$16,690,922.65	$10,864,832.79	$6,678,704.53	$3,225,150.91	$5,928,136.46	$3,826,808.32	$2,315,414.31	$1,059,168.67	$1,221,387.22
Gross Charge-Offs as a Percentage of the Principal Balance of Receivables Outstanding at Period End(3)	1.12%	0.86%	0.64%	0.38%	0.86%	0.66%	0.53%	0.30%	0.46%
Gross Charge-Offs as a Percentage of the Principal Balance of the Average Receivables Outstanding(2) (3)	1.57%	1.13%	0.78%	0.42%	1.27%	0.94%	0.65%	0.34%	0.82%
Recoveries(4)	$9,755,075.31	$6,571,839.55	$4,106,837.71	$1,871,099.03	$3,322,491.51	$2,228,868.48	$1,336,085.29	$581,755.65	$737,446.74
Net Charge-Offs(5)	$6,935,847.34	$4,292,993.24	$2,571,866.82	$1,354,051.88	$2,605,644.95	$1,597,939.84	$979,329.02	$477,413.02	$483,940.48
Net Charge-Offs as a Percentage of the Principal Balance of Receivables Outstanding at Period End(5)	0.47%	0.34%	0.24%	0.16%	0.38%	0.28%	0.22%	0.13%	0.18%
Net Charge-Offs as a Percentage of the Principal Balance of the Average Receivables Outstanding(2) (5)	0.65%	0.45%	0.30%	0.18%	0.56%	0.39%	0.28%	0.15%	0.33%
Annualized Net Charge-Offs as a Percentage of the Principal Balance of Average Receivables Outstanding(2)	0.65%	0.60%	0.60%	0.70%	0.56%	0.52%	0.55%	0.61%	0.33%
Recoveries as a percentage of Gross Charge-Offs	58%	60%	61%	58%	56%	58%	58%	55%	60%

(1)	Data presented in the table is based upon retail principal balances for new and used vehicles serviced by CRB.
(2)	Averages are computed by taking a simple average of the month end outstanding amounts for each period presented starting in the respective calendar year.
(3)	CRB generally charges-off a Receivable in the month in which the Receivable reaches its 120th day of delinquency except for accounts where the vehicle is in repossession inventory. Once in inventory, CRB allows an additional 60 days for the liquidation of the collateral and subsequent application of the auction proceeds to the account balance before the Receivable is charged-off.
(4)	Recoveries generally include the net amounts received with respect to auto receivables previously charged-off.
(5)	Net charge-offs generally represent the total aggregate net outstanding balance of Receivables determined to be uncollectible during the period less proceeds from the disposition of related vehicles, including net amounts received from customers with respect to accounts previously charged off. Dollar amounts may not add to total net charge-offs due to rounding.
(6)	Net credit loss and repossession experience for the period ended December 31, 2011 reflects activity beginning in July 2011.

Net Credit Loss And Repossession Experience(1) (cont.)

	As or for the period ended
	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011(6)
Principal Balance of Receivables Outstanding	$206,846,845.59	$143,012,145.89	$86,609,082.55	$41,443,475.64
Number of Receivables Outstanding	10,979	7,590	4,625	2,194
Average Month End Principal Balance of Receivables Outstanding(2)	$118,357,484.05	$89,703,134.49	$63,839,406.89	$15,856,889.05
Gross Charge-Offs(3)	$540,596.84	$263,383.40	$74,443.66	$—
Gross Charge-Offs as a Percentage of the Principal Balance of Receivables Outstanding at Period End(3)	0.26%	0.18%	0.09%	0.00%
Gross Charge-Offs as a Percentage of the Principal Balance of the Average Receivables Outstanding(2) (3)	0.46%	0.29%	0.12%	0.00%
Recoveries(4)	$357,614.11	$187,282.01	$43,933.63	$—
Net Charge-Offs(5)	$182,982.73	$76,101.39	$30,510.03	$—
Net Charge-Offs as a Percentage of the Principal Balance of Receivables Outstanding at Period End(5)	0.09%	0.05%	0.04%	0.00%
Net Charge-Offs as a Percentage of the Principal Balance of the Average Receivables Outstanding(2) (5)	0.15%	0.08%	0.05%	0.00%
Annualized Net Charge-Offs as a Percentage of the Principal Balance of Average Receivables Outstanding(2)	0.21%	0.17%	0.19%	0.00%
Recoveries as a percentage of Gross Charge-Offs	66%	71%	59%	0%

(1)	Data presented in the table is based upon retail principal balances for new and used vehicles serviced by CRB.
(2)	Averages are computed by taking a simple average of the month end outstanding amounts for each period presented starting in the respective calendar year.
(3)	CRB generally charges-off a Receivable in the month in which the Receivable reaches its 120th day of delinquency except for accounts where the vehicle is in repossession inventory. Once in inventory, CRB allows an additional 60 days for the liquidation of the collateral and subsequent application of the auction proceeds to the account balance before the Receivable is charged-off.
(4)	Recoveries generally include the net amounts received with respect to auto receivables previously charged-off.
(5)	Net charge-offs generally represent the total aggregate net outstanding balance of Receivables determined to be uncollectible during the period less proceeds from the disposition of related vehicles, including net amounts received from customers with respect to accounts previously charged off. Dollar amounts may not add to total net charge-offs due to rounding.
(6)	Net credit loss and repossession experience for the period ended December 31, 2011 reflects activity beginning in July 2011.

Repurchase History

The transaction documents for prior securitization transactions by CRB contain covenants requiring CRB to repurchase receivables in case of certain breaches of representations or warranties. Since the closing of CRB’s first securitization transaction, no underlying auto receivables were the subject of a demand to repurchase for breach of any representation or warranty, and there was no activity with respect to any demand made prior to such period. California Republic Funding, LLC, as CRB’s affiliated depositor, discloses all fulfilled and unfulfilled repurchase requests for assets that were the subject of a demand to repurchase on SEC Form ABS-15G. The depositor’s most recent Form ABS-15G was filed with the SEC on January 30, 2015, and it disclosed that no demand to repurchase any auto receivables occurred. The report can be accessed on the SEC’s website (www.sec.gov) using CIK number 0001561326.

Review of Receivables

CRB and the Depositor have performed the Pool Review of the Receivables for the purpose of providing reasonable assurance that the disclosure regarding the pool assets in this prospectus supplement is accurate in all material respects. The Pool Review is comprised of two components: the Process Component and the Data and Disclosure Component. The Process Component entailed consideration of ongoing processes and procedures used by CRB, and the Data and Disclosure Component entailed consideration of the performance of specified actions with respect to disclosure about the Receivables and the underlying data on which that disclosure was based. For certain aspects of the Pool Review, CRB or the Depositor engaged a third party to assist. CRB and the Depositor designed the procedures used in the Pool Review, assumed responsibility for the sufficiency of those procedures, and attributed to themselves all findings and conclusions of the Pool Review.

For the Process Component of the Pool Review, CRB and the Depositor monitored internal reports and developments with respect to internal processes and procedures that are designed to maintain and enhance the accuracy, efficiency and reliability of receivables systems and operations. CRB has an established set of controls, processes and procedures that it employs for this purpose. Quality assurance testing of previously originated auto receivables, for example, checks for compliance with applicable underwriting criteria and documentation requirements and accurate entry of data into the Information Databases of the Sponsor and the Servicer. Internal processes and procedures are in place for many other purposes, including business efficiency, profitability analysis, performance monitoring, and review of predictive measurements like expected losses.

The Process Component of the Pool Review also included consideration by CRB and the Depositor of additional factors and information, including without limitation its knowledge of its ongoing daily originations and underwriting practices, quality assurance and performance measures conducted by it and other periodic reviews. The data and disclosure component of the Pool Review tested the accuracy of the individual Receivables data contained in CRB’s Information Databases. The Information Databases were used to assemble an electronic data tape containing relevant data on the Receivables. From this tape, the Depositor constructed the pool composition and stratification tables in “The Receivables—Characteristics of the Receivables” and verified the eligibility criteria in this prospectus supplement and the representations and warranties described in “The Receivables—Selection of Receivables”.

The data and disclosure component of the Pool Review included selecting of Randomly Selected Loans from the Receivables. For each of the Randomly Selected Loans, CRB and the Depositor identified certain characteristics, including interest rate, original balance, current balance, loan term, and state of residence and then performed a comparison of such characteristics set forth on the electronic data tapes to the corresponding information contained in the Source Documents. The Source Documents, which consist of the underlying contracts and other documents, are maintained by CRB and relate to the Receivables. In certain instances, a characteristic contained in the electronic database may be the result of a calculation of two or more characteristics contained in the Source Documents. In such instances, a comparison was performed of the result of such calculation contained in the electronic database to the results of the recalculations using the corresponding information set forth in the Source Documents.

The data and disclosure component of the Pool Review also evaluated the information contained in the prospectus regarding CRB’s receivables under “The Sponsor and Servicer—Underwriting Criteria”, “The Receivables”, “Description of the Receivables Transfer and Servicing Agreements” and “Material Legal Issues Related to the Receivables”. The Depositor confirmed with the responsible personnel of the Sponsor and the Servicer that the description of the business practices, contract terms and legal and regulatory considerations, and the other information with respect to the receivables, contained in those sections is accurate. The Depositor also reviewed internal management reports periodically generated by these personnel that bear on the matters discussed in those sections of the prospectus supplement.

CRB and the Depositor have concluded that the findings of the Pool Review provide them with reasonable assurance that:

•	the errors identified in the data and disclosure component of the Pool Review do not indicate the existence of any systemic problems with the processes within the Sponsor and the Servicer that generate information regarding auto receivables for use in this prospectus supplement;

•	the composition and stratification tables contained in “The Receivables” are accurate in all material respects;

•	the receivables satisfy the selection criteria in all material respects; and

•	the disclosure regarding the receivables contained in the sections of this prospectus supplement cited in the preceding paragraph is accurate in all material respects.

Affiliations and Related Transactions

CRB, as Custodian, Sponsor, Servicer and Administrator, is a wholly owned subsidiary of California Republic Bancorp. The Depositor is a wholly owned special purpose subsidiary of CRB. The Issuing Entity is a wholly owned special purpose subsidiary of the Depositor. CRB Auto is a wholly owned subsidiary of CRB. CRB is in the process of determining if and when CRB Auto will be appointed by CRB to act as a subservicer and to have primary day-to-day operations of the servicing functions as described in this prospectus. It is currently anticipated by CRB that CRB Auto will commence acting as a subservicer no earlier than (i) the Consumer Financial Protection Bureau has adopted its final regulations regarding the supervision of auto finance businesses that originate more than 10,000 receivables per year, (ii) CRB determines the effect of those regulations on CRB Auto, and (iii) CRB Auto obtains the necessary regulatory authorizations and licenses to permit it to service the Receivables. Notwithstanding any such possible engagement of CRB Auto to service the Receivables, if ever, CRB will continue to be the Servicer and will be ultimately responsible for the servicing of the Receivables. The Owner Trustee and the Indenture Trustee are entities that the Sponsor and its affiliates have or may have other banking relationships with directly or with their affiliates in the ordinary course of their businesses. The Owner Trustee and the Indenture Trustee may in the future act in similar capacities for other asset-backed transactions of the Sponsor for similar or other asset types.

CRB is the sole member of the Depositor and has the corporate power to elect the managers of the Depositor, subject to the requirement set forth in the operating agreement of the Depositor that it have at all times at least one manager who is independent of CRB.

CRB is also the sole shareholder of CRB Auto and has the corporate power to elect the board of directors of CRB Auto and through that board of directors to appoint the officers of CRB Auto, which it has done. As such, CRB has established the policies and procedures used by CRB Auto in conducting its business activities. To the extent CRB Auto engages in servicing activities, such activities will be performed by the same personnel who are servicing receivables for CRB.

Use of Proceeds

CRB will sell the Receivables and certain related property to the Depositor. The Depositor in turn will transfer the Receivables and related property to the Issuing Entity in exchange for the Notes and the Certificates. The Depositor will use the net proceeds from the sale of the Notes to (1) purchase the Receivables from CRB and (2) deposit an amount equal to the Specified Reserve Account Balance into the Reserve Account.

No expenses incurred in connection with the selection and acquisition of the Receivables by the Depositor will be payable from the offering proceeds.

The Notes

The Issuing Entity will issue the Notes under the Indenture. We will file copies of the Indenture with the SEC as an exhibit to a Current Report on Form 8-K. The material terms of the Notes are summarized below. This summary is not a complete description of all the provisions of the Notes. This summary supplements, and should be read together with, the description of the general terms and provisions of the notes of any issuing entity and the related indenture set forth under “Certain Information Regarding the Notes” and “The Indenture” in the prospectus and the description of the Indenture set forth under “Description of the Indenture” in this prospectus supplement.

Note Registration

The Notes will be available for purchase in denominations of $1,000 and integral multiples of $1,000 in excess thereof. The Notes will initially be issued only in book-entry form. See “Certain Information Regarding the Notes—Book-Entry Registration” in the prospectus for a further discussion of the book-entry registration system.

Payments of Interest

Interest on the principal amounts of the Notes will accrue at the respective fixed per annum interest rates for the various classes of Notes and will be due on each Payment Date to the Noteholders of record as of the related Record Date.

The Notes will bear interest at the following Interest Rates:

•	in the case of the Class A-1 Notes, % per annum;

•	in the case of the Class A-2 Notes, % per annum;

•	in the case of the Class A-3 Notes, % per annum;

•	in the case of the Class A-4 Notes, % per annum;

•	in the case of the Class B Notes, % per annum; and

•	in the case of the Class C Notes, % per annum.

Calculation of Interest. Interest will accrue and will be calculated on the Notes as follows:

•	Actual/360. Interest on the Class A-1 Notes will accrue from and including the prior Payment Date (or, in the case of the first Payment Date, from and including the Closing Date) to but excluding the current Payment Date. The interest due on the Class A-1 Notes, as applicable, on each Payment Date will be an amount equal to the product of:

•	the principal amount of that class of Notes as of the preceding Payment Date (or, in the case of the first Payment Date, as of the Closing Date), after giving effect to all principal payments made with respect to that class of Notes on that preceding Payment Date;

•	the Interest Rate applicable to that class of Notes; and

•	the actual number of days elapsed during the period from and including the preceding Payment Date (or, in the case of the first Payment Date, from and including the Closing Date) to, but excluding, the current Payment Date divided by 360.

•	30/360. Interest on the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes and the Class C Notes will accrue from and including the 15th day of the prior calendar month (or from and including the Closing Date, in the case of the first Payment Date) to but excluding the 15th day of the current calendar month (assuming each month has 30 days). The interest due on the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes and the Class C Notes, as applicable, on each Payment Date will be an amount equal to the product of:

•	the principal amount of that class of Notes as of the preceding Payment Date (or, in the case of the first Payment Date, as of the Closing Date), after giving effect to all principal payments made with respect to that class of Notes on that preceding Payment Date;

•	the Interest Rate applicable to that class of Notes; and

•	30 (or 33 in the case of the first Payment Date, assuming a Closing Date of March 12, 2015) divided by 360.

Unpaid Interest Accrues. Interest accrued as of any Payment Date but not paid on such Payment Date will be due on the next Payment Date, together with interest on such amount at the Interest Rate applicable to that class (to the extent lawful).

Priority of Interest Payments. The Issuing Entity will pay interest on the Notes on each Payment Date with Available Funds in accordance with the priority set forth under “Application of Available Funds—Priority of Payments”, with interest payments to holders of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes having the same priority, with interest payments on the Class B Notes being subordinate to interest payments on the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes and with interest payments on the Class C Notes being subordinate to interest payments on the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes.

If amounts available to make interest payments on a class of Notes are less than the full amount of interest due on that class of Notes on a Payment Date, the related Noteholders will receive their ratable share of that amount, based on the aggregate amount of interest due on that date on each class of Notes.

An Event of Default will occur if the full amount of interest due on any Note of the Controlling Class is not paid within five days of the related Payment Date. See “Description of the Indenture—Rights Upon Event of Default”.

Payments of Principal

On each Payment Date, except as described below, the First Allocation of Principal, the Second Allocation of Principal, the Third Allocation of Principal and the Regular Principal Distribution Amount deposited in the Principal Distribution Account will be applied to make principal payments on the Notes. Prior to an Event of Default, principal payments will be applied to the Notes in sequential priority so that no principal payments will be made on any class of Notes until all Notes with an earlier Final Scheduled Payment Date have been paid in full. Thus, on each Payment Date, the amounts on deposit in the Principal Distribution Account will be applied to the Notes the following amounts and order of priority:

(1)	to the Class A-1 Notes until the Class A-1 Notes have been paid in full;

(2)	to the Class A-2 Notes until the Class A-2 Notes have been paid in full;

(3)	to the Class A-3 Notes until the Class A-3 Notes have been paid in full;

(4)	to the Class A-4 Notes until the Class A-4 Notes have been paid in full;

(5)	to the Class B Notes until the Class B Notes have been paid in full; and

(6)	to the Class C Notes until the Class C Notes have been paid in full.

To the extent not previously paid prior to those dates, the outstanding amount of each class of Notes will be payable in full on the related Final Scheduled Payment Date.

The Final Scheduled Payment Dates for the Notes are as follows:

•	March 15, 2016 for the Class A-1 Notes;

•	December 15, 2017 for the Class A-2 Notes;

•	April 15, 2019 for the Class A-3 Notes;

•	September 15, 2020 for the Class A-4 Notes;

•	February 16, 2021 for the Class B Notes; and

•	November 15, 2021 for the Class C Notes.

Failure to pay the full principal amount of a class of Notes by its Final Scheduled Payment Date will be an Event of Default under the Indenture.

The date on which each class of Notes is paid in full is expected to be earlier than the Final Scheduled Payment Date for that class and could be significantly earlier depending upon the rate at which the Principal Balances of the Receivables are paid. See “Weighted Average Lives of the Notes” in this prospectus supplement and “Maturity and Prepayment Considerations” in the prospectus for a further discussion of Receivable prepayments.

Following the occurrence and during the continuation of an Event of Default which has resulted in an acceleration of the Notes, the priority of payments will change (including payments of principal on the Notes). For a discussion of the priority of payments following an Event of Default, see “Application of Available Funds—Priority of Payments Following an Event of Default”.

Credit Enhancement

Subordination. Payments in respect of each class of Notes will be subordinated to payments on each class of Notes that are senior to such class of subordinated Notes.

As long as the Class A Notes remain outstanding, payments of interest on any Payment Date on the Class B Notes and the Class C Notes will be subordinated to payments of interest on the Class A Notes and certain other payments on that Payment Date (including principal payments of the Class A Notes in specified circumstances), and payments of principal of the Class B Notes and the Class C Notes will be subordinated to all payments of principal of and interest on the Class A Notes and certain other payments on that Payment Date. If the Notes have been accelerated after an Event of Default under the Indenture (other than Events of Default based on the Issuing Entity’s breach of covenant, representation or warranty unless the Receivables have been sold), all payments on the Class B Notes and the Class C Notes will be subordinated to all payments on the Class A Notes until the Class A Notes have been paid in full.

As long as the Class B Notes remain outstanding, payments of interest on any Payment Date on the Class C Notes will be subordinated to payments of interest on the Class B Notes and certain other payments on that Payment Date (including principal payments of the Class B Notes in specified circumstances), and payments of principal of the Class C Notes will be subordinated to all payments of principal of and interest on the Class B Notes and certain other payments on that Payment Date. If the Notes have been accelerated after an Event of Default under the Indenture (other than Events of Default based on the Issuing Entity’s breach of covenant, representation or warranty unless the Receivables have been sold), all payments on the Class C Notes will be subordinated to all payments on the Class B Notes until the Class B Notes have been paid in full.

If, however, the Notes have been accelerated after an Event of Default based on the Issuing Entity’s breach of covenant, representation or warranty, unless the Receivables have been sold, payments of principal on the Class A Notes will be subordinated to payments of accrued and unpaid interest on all Notes, including the Class B Notes and the Class C Notes. In all circumstances, payments of principal of the Class A Notes with a higher numerical designation will be subordinated to payments of principal of the Class A Notes with a lower numerical designation, whether or not the Notes have been accelerated.

Overcollateralization. Overcollateralization represents the amount by which the Pool Balance exceeds the aggregate outstanding principal amount of the Notes. Overcollateralization will be available to absorb losses on the Receivables that are not otherwise covered by excess collections on or in respect of the Receivables, if any. There can be no assurance that the overcollateralization will be sufficient to cover actual losses to the Receivables. The initial amount of overcollateralization is expected to be approximately $0.00, or 0.00% of the Cutoff Date Pool Balance.

The Issuing Entity will, to the extent of funds available on each Payment Date pursuant to the priority of payments, maintain an overcollateralization amount equal to the Target Overcollateralization Amount. To increase the amount of overcollateralization on any Payment Date and reach the Target Overcollateralization Amount, the Issuing Entity will be required to make principal payments on the Notes greater than the principal of the Receivables paid by obligors during the related Collection Period. The amount of any such payment will be funded primarily from excess spread that is not otherwise used to make required payments on the Notes, make payment of expenses of the Issuing Entity or fund the Reserve Account on the related Payment Dates.

Excess Spread. Based on the assumptions contained herein, more interest is expected to be paid by the Obligors in respect of the Receivables than is necessary to pay the related Servicing Fee, Backup Servicing Fee, if any, and interest on the Notes each Collection Period. Any excess interest will be applied on each Payment Date as an additional source of available funds for distribution in accordance with “Application of Available Funds—Priority of Payments”. Generally, excess spread will also provide a source of funds to absorb any losses on the Receivables and reduce the likelihood of losses on the Notes.

In general, using excess interest to pay principal on the Notes provides a source of funds to absorb losses on the Receivables and, to the extent the amount of excess interest is greater than the amount of any such losses, causes the principal of the Notes to be paid more rapidly than the principal of the Receivables, which increases overcollateralization.

Reserve Account. The Servicer will establish and maintain with the Indenture Trustee in the name of the Indenture Trustee the Reserve Account into which certain amounts on the Closing Date and excess collections on or in respect to the Receivables will be deposited and from which amounts may be withdrawn to pay the Servicing Fees, all monies due to the Trustees and any Backup Servicer, and to make required payments on the Notes. The Depositor will deposit the Specified Reserve Account Balance in the Reserve Account on the Closing Date.

On the Closing Date, at least $875,000.00 from the proceeds of the sale of the Notes and the Certificates will be deposited into the Reserve Account. The Specified Reserve Account Balance amount on any Payment Date will be at least $875,000.00 (which is approximately 0.25% of the Cutoff Date Pool Balance).

On each Payment Date, amounts on deposit in the Reserve Account will be available to cover shortfalls in the amounts required to be distributed pursuant to clauses (1) through (7) under “Application of Available Funds—Priority of Payments”. In addition, on each Payment Date, the Indenture Trustee will, to the extent available, deposit the amount, if any, necessary to cause the amount of funds on deposit in the Reserve Account to equal the Specified Reserve Account Balance to the extent set forth under “Application of Available Funds—Priority of Payments”.

If, on any Payment Date, the amount of funds on deposit in the Reserve Account, after giving effect to all deposits to and withdrawals from the Reserve Account on that Payment Date, is greater than the Specified Reserve Account Balance, then the Indenture Trustee will deposit the amount of the excess into the Collection Account and the excess will then be distributed as part of Available Funds for distribution as specified under “Application of Available Funds —Priority of Payments”.

Optional Purchase of Receivables

In order to avoid excessive administrative expense, the Servicer will be permitted, at its option and subject to applicable notice provisions, to purchase all remaining Receivables from the Issuing Entity on any Payment Date if the Pool Balance as of the close of business on the last day of the related Collection Period is 10% or less of the Cutoff Date Pool Balance. The exercise of this right will cause the early retirement of the Notes. See “Description of the Receivables Transfer and Servicing Agreements—Optional Purchase of Receivables”, in this prospectus supplement and “Certain Information Regarding the Notes—Optional Redemption” in the prospectus.

The Indenture Trustee

Deutsche Bank Trust Company Americas, a New York banking corporation, will be the Indenture Trustee under the Indenture for the benefit of the Noteholders. The corporate trust office of the Indenture Trustee is the principal office of the Indenture Trustee at which at any particular time its corporate trust business is administered. As of the date of this prospectus supplement, the corporate trust office of the Indenture Trustee is (i) solely for the purposes of where Notes will be surrendered, exchanged, transferred or presented for final payment, DB Services Americas, Inc., MS JCK01-0218, 5022 Gate Parkway Suite 200, Jacksonville, Florida 32256, Attention: California Republic Auto Receivables Trust 2015-1 and (ii) for all other purposes, Deutsche Bank Trust Company Americas, c/o DBNTC, 100 Plaza One, 6th Floor, MS JCY03-0699, Jersey City, New Jersey 07311, Attention: California Republic Auto Receivables Trust 2015-1, or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders, the Servicer and the Issuing Entity, or the principal corporate trust office of any successor Indenture Trustee (the address of which the successor Indenture Trustee will notify the Noteholders and the Issuing Entity).

The Indenture Trustee’s duties will be limited to those duties specifically set forth in the Indenture. Deutsche Bank Trust Company Americas is not affiliated with CRB, the Depositor or any of their respective affiliates. CRB and its affiliates may maintain normal commercial or investment banking relations with the Indenture Trustee and its affiliates. The Servicer will be responsible for paying the Indenture Trustee’s fees and for indemnifying the Indenture Trustee (including its officers, directors, employees and agents) against specified losses, liabilities or expenses incurred by the Indenture Trustee in connection with the Indenture, and any other Transaction Documents. To the extent these fees and indemnification amounts are not paid by the Servicer, they will be payable out of Available Funds as described under “Application of Available Funds—Priority of Payments.”

Deutsche Bank Trust Company Americas has served and currently is serving as indenture trustee for numerous securitization transactions and programs involving pools of motor vehicle receivables.

Deutsche Bank Trust Company Americas is subject to various legal proceedings that arise from time to time in the ordinary course of business. In addition, Deutsche Bank Trust Company Americas has been named as a defendant in civil litigation concerning its role as trustee of certain residential mortgage backed securities trusts. On June 18, 2014, a group of investors filed a civil action against Deutsche Bank Trust Company Americas in New York State Supreme Court purportedly on behalf of and for the benefit of 544 private-label residential mortgage backed securities trusts asserting claims for alleged violations of the U.S. Trust Indenture Act of 1939, breach of contract, breach of fiduciary duty and negligence based on Deutsche Bank Trust Company Americas’s alleged failure to perform their duties as trustees for the trusts. An amended complaint was filed on July 16, 2014, adding five plaintiffs and 15 residential mortgage backed securities trusts to the action. On November 24, 2014, the plaintiffs moved to voluntarily dismiss this derivative action without prejudice. Also on November 24, 2014, substantially the same group of plaintiff investors filed a civil action against Deutsche Bank Trust Company Americas in the United States District Court for the Southern District of New York, making substantially the same allegations as the initial derivative action with respect to 564 residential mortgage backed securities trusts (542 of which were at issue in the initial derivative action). The new complaint filed on November 24, 2014 is styled both as a derivative action on behalf of the named residential mortgage backed securities trusts and, in the alternative, as a putative class action on behalf of holders of residential mortgage backed securities representing interests in those residential mortgage backed securities trusts. Deutsche Bank Trust Company Americas is reviewing these newly-filed pleadings. Deutsche Bank Trust Company Americas has no pending legal proceedings (including, based on Deutsche Bank Trust Company Americas’s preliminary evaluation, the litigation disclosed in this paragraph) that would materially affect its ability to perform its duties as Indenture Trustee on behalf of the Noteholders.

The Indenture Trustee shall make each monthly report available to each holder of Notes via the Indenture Trustee’s internet website at https://tss.sfs.db/investpublic or at such other address as the Indenture Trustee shall notify the holders of Notes from time to time. For assistance with regard to this service, you can call the Indenture Trustee’s Corporate Trust Office at (201) 593-8425.

Holders of Notes that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk of the Indenture Trustee and requesting a paper copy. The Indenture Trustee shall have the right to change the way the monthly reports are distributed in order to make such distribution more convenient and/or more accessible to the holders of Notes. The Indenture Trustee shall provide timely and adequate notification to all above parties regarding any such changes. The Indenture Trustee will not be liable for the dissemination of information in accordance with the Indenture or the Administration Agreement.

The Indenture Trustee will have various rights and duties with respect to the Notes. See “Description of the Indenture” in this prospectus supplement and “The Trustees—The Indenture Trustee” and “The Indenture” in the prospectus for a further discussion of the rights and duties of the Indenture Trustee. The Depositor, the Servicer and their respective affiliates may maintain normal commercial banking relations with the Indenture Trustee and its affiliates.

Application of Available Funds

Sources of Funds for Distributions

The funds available to the Issuing Entity to make payments on the Notes on each Payment Date will come from Available Funds, which will be the only funds that will be used to make payments to Noteholders on each Payment Date. The calculation of the funds available to make payments on the Notes is set forth in the definition of Available Funds under “Glossary of Terms”.

The following chart shows the sources of Available Funds for each Payment Date:

Priority of Payments

On each Payment Date, so long as the Notes have not been accelerated following the occurrence of an Event of Default, the Issuing Entity will apply Available Funds in the following amounts and order of priority:

(1)	to the Servicer, the Servicing Fee, and to any Backup Servicer, the Backup Servicing Fee, for the related Collection Period (plus any overdue Servicing Fees and Backup Servicing Fees, if any, for one or more prior Collection Periods);

(2)	pro rata, to the Class A-1 Noteholders, the Class A-2 Noteholders, the Class A-3 Noteholders and the Class A-4 Noteholders, the accrued and unpaid interest on the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, respectively;

(3)	to the Principal Distribution Account for distribution pursuant to “The Notes—Payments of Principal” above, the First Allocation of Principal, if any;

(4)	to the Class B Noteholders, the accrued and unpaid interest on the Class B Notes;

(5)	to the Principal Distribution Account for distribution pursuant to “The Notes—Payments of Principal” above, the Second Allocation of Principal, if any;

(6)	to the Class C Noteholders, the accrued and unpaid interest on the Class C Notes;

(7)	to the Principal Distribution Account for distribution pursuant to “The Notes—Payments of Principal” above, the Third Allocation of Principal, if any;

(8)	to the Reserve Account, any additional amount required to reinstate the amount on deposit in the Reserve Account up to the Specified Reserve Account Balance;

(9)	to the Principal Distribution Account for distribution pursuant to “The Notes—Payments of Principal” above, the Regular Principal Distribution Amount, if any;

(10)	to the Owner Trustee, the Indenture Trustee and the Administrator, accrued and unpaid fees and reasonable expenses (including, without limitation, indemnification amounts) due and owing under the Sale and Servicing Agreement, the Trust Agreement, the Administration Agreement and the Indenture, as applicable, which have not been previously paid; and

(11)	to the Certificateholders, any funds remaining.

Upon and after any distribution to the Certificateholders of any amounts, the Noteholders will not have any rights in, or claims to, those amounts. On each Payment Date, after all deposits and distributions of higher priority are made as described above, the Certificateholders will be entitled to any funds remaining on that Payment Date.

If the sum of the amounts required to be distributed pursuant to clauses (1) through (7) above exceeds Collections received by the Servicer during such Collection Period and the sum of the purchase and repurchase prices deposited in the Collection Account with respect to each Receivable that will be purchased by the Depositor or Servicer on or before that Payment Date, the Indenture Trustee will withdraw from the Reserve Account and deposit in the Collection Account for distribution in accordance with the priority of payments an amount equal to the Reserve Account Draw Amount.

Each payment of principal referred to above shall be made in the priority set forth under “The Notes—Payments of Principal”.

In addition, if the aggregate amount on deposit in the Collection Account and the Reserve Account on any Payment Date equals or exceeds the aggregate principal amount of the Notes, accrued and unpaid interest thereon and all amounts due to the Servicer, the Backup Servicer, if any, and the Trustees, all such amounts will be applied up to the amount necessary to retire the Notes and pay such amounts due.

Priority of Payments Following an Event of Default

On each Payment Date after an Event of Default and acceleration of the Notes, payments will be made from all Available Funds in the following order of priority:

(1) to the Indenture Trustee, the Owner Trustee and the Administrator, any accrued and unpaid fees, indemnity payments and reasonable expenses permitted under the Transaction Documents;

(2) to the Servicer and any Backup Servicer, the Servicing Fee and Backup Servicing Fee, with respect to the current Collection Period and all previously accrued and unpaid Servicing Fees and Backup Servicing Fees, if any, with respect to prior Collection Periods;

(3) pro rata, to the Class A-1 Noteholders, the Class A-2 Noteholders, the class A-3 Noteholders and Class A-4 Noteholders, the accrued and unpaid interest on the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, respectively;

(4) if (i) the Receivables have been sold after an Event of Default has occurred or (ii) an Event of Default has occurred that arises from (a) a default in the payment of any interest on any note of the Controlling Class when the same becomes due and payable, (b) a default in the payment of the principal of or any installment of the principal of any note when the same becomes due and payable, or (c) the occurrence of certain events of bankruptcy, insolvency, receivership or liquidation of the Issuing Entity, in the following order of priority:

•	to the Class A-1 Noteholders, in respect of principal thereon until the Class A-1 Notes have been paid in full;

•	to the Class A-2 Noteholders, the Class A-3 Noteholders and the Class A-4 Noteholders, pro rata, in respect of principal thereon until the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes have been paid in full;

•	to the Class B Noteholders, the accrued and unpaid interest on the Class B Notes;

•	to the Class B Noteholders, in respect of principal thereon until the Class B Notes have been paid in full;

•	to the Class C Noteholders, the accrued and unpaid interest on the Class C Notes; and

•	to the Class C Noteholders, in respect of principal thereon until the Class C Notes have been paid in full;

(5) if an Event of Default has occurred that arises from any event other than those events described above in clause (4), and the Receivables have not been sold after such Event of Default has occurred, in the following order of priority:

•	to the Class B Noteholders, the accrued and unpaid interest on the Class B Notes;

•	to the Class C Noteholders, the accrued and unpaid interest on the Class C Notes;

•	to the Class A-1 Noteholders in respect of principal thereon until the Class A-1 Notes have been paid in full;

•	to the Class A-2 Noteholders, the Class A-3 Noteholders and the Class A-4 Noteholders, pro rata, in respect of principal thereon until the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes have been paid in full;

•	to the Class B Noteholders in respect of principal thereon until the Class B Notes have been paid in full;

•	to the Class C Noteholders in respect of principal thereon until the Class C Notes have been paid in full; and

(6) to the Certificateholders, any funds remaining.

Following the occurrence of any Event of Default which has not resulted in an acceleration of the Notes, the Issuing Entity will continue to pay interest and principal on the Notes on each Payment Date in the manner set forth under “Application of Available Funds—Priority of Payments”, until the Notes are accelerated or until a liquidation, if any, of the Receivables and the other property of the Issuing Entity.

Fees and Expenses of the Issuing Entity

As set forth in the table below, the Issuing Entity is obligated to pay the Servicing Fee to the Servicer, the Backup Servicer, if any, and, following the occurrence of any Event of Default and acceleration of the Notes, if not previously paid, the fees, expenses and indemnified amounts of the Indenture Trustee and the Owner Trustee, before it pays any amounts due on the Notes and any other liabilities. The following table illustrates this arrangement.

Recipient	Source of Payment	Fees and Expenses Payable(1)

Servicer	Available Funds	The Servicing Fee as described under “Description of the Receivables Transfer and Servicing Agreements–Servicing Compensation and Expenses”

Administrator	Available Funds	$5,000 per annum plus reasonable expenses(2)

Indenture Trustee	Available Funds	$1,500 per month plus reasonable expenses(2)

Owner Trustee	Available Funds	$3,500 per annum plus reasonable expenses(2)

Backup Servicer, if and when appointed	Available Funds	$0, or, if a Backup Servicer is ever appointed, up to $48,000 per annum plus reasonable expenses(2)

(1)	The fees and expenses described above do not change upon an Event of Default.
(2)	The Servicer has the primary obligation to pay the fees and expenses of the Administrator, the Indenture Trustee, the Owner Trustee and any Backup Servicer.

In addition, the Servicer will be obligated to pay the fees and expenses of the accountants in delivering their annual attestation report. The fees described above will not change upon an Event of Default.

Description of the Receivables Transfer and Servicing Agreements

We summarize below and under “Description of the Receivables Transfer and Servicing Agreements” in the prospectus the material terms of the Receivables Purchase Agreement and the Sale and Servicing Agreement. We will file a copy of these agreements with the SEC as exhibits to a current report on Form 8-K. This summary is not a complete description of all of the provisions of the Receivables Purchase Agreement and the Sale and Servicing Agreement. We refer you to those documents. This summary supplements, and should be read together with, the description of the Receivables Purchase Agreement and the Sale and Servicing Agreement set forth under “Description of the Receivables Transfer and Servicing Agreements” in the prospectus.

CRB will agree in the Receivables Purchase Agreement to repurchase from the Issuing Entity any Receivable as to which CRB has breached a representation or warranty if that breach materially and adversely affects the interest of the Depositor, the Issuing Entity or any Noteholder in that Receivable and CRB has not cured that breach on or before the last day of the Collection Period which includes the 30th day after the date on which CRB becomes aware of, or receives written notice of, such breach. CRB will repurchase such Receivable as of the last day of such Collection Period by depositing an amount equal to the Purchase Amount into the Collection Account on the related Deposit Date. The Depositor will assign to the Issuing Entity, pursuant to the Sale and Servicing Agreement, all of its rights under the Receivables Purchase Agreement, including its right to cause CRB to repurchase Receivables as to which there has been a breach of a representation or warranty. The repurchase obligations of CRB under the Receivables Purchase Agreement, as assigned to the Issuing Entity under the Sale and Servicing Agreement, will constitute the sole remedy available to the Issuing Entity, the Noteholders, the Trustees and the Certificateholders for any uncured breach of a representation or warranty relating to the Receivables as contained in the Receivables Purchase Agreement.

Servicing the Receivables

The Servicer, pursuant to the Sale and Servicing Agreement, will service, manage, maintain custody of and collect amounts due under the Receivables. The Servicer will make reasonable efforts to collect all payments due under the Receivables and will, consistent with the Sale and Servicing Agreement, follow the collection practices and procedures it follows with respect to comparable motor vehicle installment sales contracts and installment loans that it owns or services for itself or others. The Servicer will continue to follow its normal collection practices and procedures to the extent necessary or advisable to realize upon any Defaulted Receivables. The Servicer may sell the Financed Vehicle securing any Defaulted Receivable at a public or private sale or take any other action permitted by applicable law.

The Servicer may, in its sole discretion but consistent with its normal practices and procedures, extend the payment schedule applicable to any Receivable for credit-related reasons; provided, however, that if the extension of a payment schedule causes a Receivable to remain outstanding after the last day of the Collection Period preceding the Final Scheduled Payment Date for the Class C Notes, the Servicer will, pursuant to the Sale and Servicing Agreement, purchase that Receivable for an amount equal to the Purchase Amount as of the last day of the Collection Period which includes the 30th day after the date of discovery by or notice to the Servicer of such extension. The purchase obligation of the Servicer under the Sale and Servicing Agreement will constitute the sole remedy available to the Issuing Entity, the Noteholders, the Trustees and the Certificateholders for any extension of a payment schedule that causes a Receivable to remain outstanding after the Collection Period preceding the Final Scheduled Payment Date for the Class C Notes.

The Servicer will be entitled, at its discretion and upon notice to the Indenture Trustee, the Owner Trustee, and each Rating Agency, to engage CRB Auto to act as a subservicer with respect to Receivables originated in any state wherein CRB Auto is licensed and authorized to service receivables. The Servicer is in the process of determining if and when CRB Auto will be appointed as the subservicer of the Receivables. If CRB Auto is appointed as the subservicer, the Servicer expects to transfer the personnel and systems required to effectively service the Receivables to CRB Auto at that time so that while the servicing of the Receivables will be executed on a day-to-day basis by CRB Auto, those servicing functions will be performed by the same persons using the same systems as has been the case historically for servicing functions performed by CRB in its role as the Servicer. Notwithstanding any such possible engagement of CRB Auto to service the Receivables, if ever, the Servicer will remain subject to the terms and conditions of the Sale and Servicing Agreement, and CRB Auto will, under the terms of any subservicing agreement it enters into with the Servicer, agree that all Receivables will continue to be serviced in all respects in full compliance with the requirements of the Sale and Serving Agreement and consistent with the standards established by the Servicer. More information about the roles of CRB and CRB Auto in the servicing process is provided under “The Sponsor and Servicer—Overview” and “—Servicing” in the prospectus.

Backup Servicing

Under the Sale and Servicing Agreement, CRB must, within 60 days of CRB’s receipt of notice that CRB ceased to meet the FDIC criteria of a “well capitalized” bank, appoint a Backup Servicer to perform certain specified backup servicing duties. If and when so appointed, such Backup Servicer will execute a joinder to the Sale and

Servicing Agreement to become party thereto and perform the backup servicing duties thereunder. Specifically, such Backup Servicer will receive monthly a pool data file, confirm certain data and balances on the monthly servicer reports and become successor Servicer if the Servicer is terminated as Servicer for any reason. In addition, such Backup Servicer will map to the servicing system used by CRB, and will map to the new servicing system used by CRB Auto if and when a new servicing system is selected.

In the event that CRB is terminated or resigns as Servicer pursuant to the terms of the Sale and Servicing Agreement, the Backup Servicer will be the successor to CRB as Servicer under the Sale and Servicing Agreement, unless the Backup Servicer is legally unable to act, or unless the Notes of the Controlling Class do not desire the Backup Servicer to act as the Servicer, and will be subject to all the rights, responsibilities, restrictions, duties, liabilities and termination provisions relating thereto placed on the Servicer by the Sale and Servicing Agreement in all respects, except with respect to the obligation to make monthly advances on the Receivables and except as may otherwise be expressly set forth in the Sale and Servicing Agreement.

If the Backup Servicer becomes the successor servicer to the Servicer, it may elect to retain CRB Auto as a subservicer, if as of that date CRB Auto has been engaged to act as a subservicer, or it may terminate any such subservicing agreement in its sole discretion.

Accounts

The Servicer will establish the Collection Account, the Reserve Account and the Principal Distribution Account as fully described under “Description of the Receivables Transfer and Servicing Agreements—Accounts” in the prospectus.

Advances

CRB, as Servicer, will be required to make monthly advances under the Sale and Servicing Agreement with respect to each Payment Date from its own funds or from amounts held for future distributions. CRB’s obligation to make monthly advances with respect to a Receivable shall cease if it determines, in its good faith judgment, that such advances will not be recoverable by CRB from Net Liquidation Proceeds or otherwise from amounts allocable to interest with respect to such Receivable. CRB will be entitled to recover its advances from future collections on the Receivable, provided that such reimbursement (to the extent that the advances are deemed recoverable) with respect to any Receivable will be limited to Net Liquidation Proceeds with respect to such Receivable. In the event that CRB determines that advances with respect to a Receivable are not recoverable, it may reimburse itself from payments made on or in respect of other Receivables.

Servicing Compensation and Expenses

The Servicer will be entitled to receive the Servicing Fee on each Payment Date. The Servicing Fee, together with any portion of the Servicing Fee that remains unpaid from any prior Payment Date, will be payable on each Payment Date. The Servicing Fee will be paid only to the extent of the funds deposited into the Collection Account with respect to the Collection Period relating to such Payment Date, plus funds, if any, deposited into the Collection Account from the Reserve Account. The Servicer will also be entitled to a supplemental servicing fee for each Collection Period, which fee will include any late fees, prepayment fees and other administrative fees and expenses collected during the Collection Period with respect to the Receivables. See “Description of the Receivables Transfer and Servicing Agreements—Servicing Compensation and Expenses” in the prospectus.

Waiver of Past Servicer Termination Events

The holders of Notes evidencing not less than a majority of the aggregate principal amount of the Notes of the Controlling Class may, on behalf of all Noteholders, waive any Servicer Termination Event and its consequences, except a default in making any required deposits to or payments from the Collection Account, the Principal Distribution Account or the Reserve Account in accordance with the Sale and Servicing Agreement. No waiver of a default by the Servicer in the performance of its obligations under the Sale and Servicing Agreement will impair the rights of the Noteholders with respect to any subsequent or other Servicer Termination Event. See “Description of the Receivables Transfer and Servicing Agreements—Servicer Termination Events” in the prospectus.

Optional Purchase of Receivables

In order to avoid excessive administrative expense, the Servicer will be permitted, at its option, to purchase all remaining Receivables from the Issuing Entity on any Payment Date if the Pool Balance as of the close of business on the last day of the related Collection Period is 10% or less of the Cutoff Date Pool Balance. The exercise of the Optional Purchase Right will cause the early retirement of the Notes.

The price to be paid by the Servicer in connection with the exercise of this option will equal the aggregate Purchase Amount of the Receivables; provided, however, that the purchase price paid by the Servicer for the remaining Receivables, together with amounts on deposit in the Reserve Account and the Collection Account, must equal or exceed the Note Balance as of the purchase date, plus accrued but unpaid interest on each class of Notes at the related Interest Rate through the related Interest Period, plus all amounts due to the Servicer in respect of its servicing compensation, any unreimbursed Advances and all amounts owed to the Trustees, the Backup Servicer, if applicable, and the Administrator. The Servicer will notify the Trustees, the Depositor and the Rating Agencies of its intent to exercise its Optional Purchase Right not less than ten days prior to the related Payment Date. The exercise of the Optional Purchase Right will cause the early retirement of the Notes. See “Description of the Receivables Transfer and Servicing Agreements—Termination” in the prospectus.

Additionally, the Notes will be subject to redemption in whole, but not in part, on any payment date on which the sum of the amounts in the Reserve Account and the available funds remaining after the payments under clauses (1) through (7) and (10) under “— Priority of Payments” would be sufficient to pay in full the principal amount of the Notes, plus the fees, expenses and indemnities owed by the Issuing Entity.

Deposits to the Collection Account

As of the Closing Date, the Servicer will deposit all collections received on or in respect of the Receivables during each Collection Period into the Collection Account within two Business Days after receipt and identification thereof. See “Description of the Receivables Transfer and Servicing Agreements—Accounts—Collection Account” in the prospectus.

So long as the Servicer is required to deposit collections on or in respect of the Receivables into the Collection Account within two Business Days after receipt and identification thereof, all net investment earnings on funds on deposit in the Collection Account will be retained in the Collection Account and available to be distributed to the Noteholders in accordance with “Application of Available Funds—Priority of Payments”.

To the extent necessary to make the required payments on any Payment Date, on or before such Payment Date, the Servicer will instruct the Indenture Trustee to withdraw and deposit (or cause to be withdrawn and deposited) into the Collection Account, the Reserve Account Draw Amount from the Reserve Account.

Servicer Will Provide Information to Indenture Trustee

On or before each Payment Date, the Servicer will provide the Indenture Trustee with certain information specified in the Sale and Servicing Agreement with respect to the related Payment Date and the related Collection Period, including:

•	the amount of the distribution(s) allocable to interest for each class of Notes;

•	the amount of the distribution(s) allocable to principal for each class of Notes, the First Allocation of Principal, the Second Allocation of Principal, the Third Allocation of Principal and the Regular Principal Distribution Amount;

•	the principal amount and pool factor for each class of Notes, after taking into account all payments to be made on such Payment Date;

•	the related interest carryover shortfall amount, if any;

•	the Servicing Fee and Backup Servicing Fee, if any, paid and/or due but unpaid for the related Collection Period;

•	the Pool Balance as of the close of business on the last day of the related Collection Period;

•	the amount on deposit in the Reserve Account and any withdrawals from the Reserve Account for the related Payment Date;

•	the aggregate amount of overcollateralization as of the last day of the related Collection Period, after taking into account all payments to be made on such Payment Date;

•	the amount of the aggregate realized losses on the Receivables, if any, for the related Collection Period and the cumulative losses; and

•	the aggregate purchase amounts for Receivables, if any, that were repurchased by the Depositor or the Servicer during the related Collection Period.

The Servicer will provide a monthly report containing the information specified above (and, at the option of the Servicer, any additional files containing the same information in an alternative format) to the Indenture Trustee. The Indenture Trustee shall make each monthly report available to each holder of Notes via the Indenture Trustee’s internet website at located at https://tss.sfs.db/investpublic. See “The Notes – The Indenture Trustee”.

Description of the Trust Agreement

We summarize below and under “Description of the Transfer and Servicing Agreements” in the prospectus the material terms of the Trust Agreement. We will file a copy of the Trust Agreement with the SEC as an exhibit to a Current Report on Form 8-K. This summary is not a complete description of all of the provisions of the Trust Agreement. We refer you to that document. This summary supplements, and should be read together with, the description of the Trust Agreement set forth under “Description of the Receivables Transfer and Servicing Agreements” in the prospectus.

The Depositor formed the Issuing Entity pursuant to a trust agreement between the Depositor and the Owner Trustee that will be amended and restated by the Trust Agreement. The Issuing Entity will, concurrently with the transfer of the Receivables to the Issuing Entity pursuant to the Sale and Servicing Agreement, issue the Certificates pursuant to the Trust Agreement. The Certificates are expected to be sold in one or more private placements concurrently with the sale of the Notes.

Description of the Indenture

We summarize below and under “The Indenture” in the prospectus the material terms of the Indenture. We will file a copy of the Indenture with the SEC as an exhibit to a Current Report on Form 8-K. This summary is not a complete description of all of the provisions of the Indenture. We refer you to that document. This summary supplements, and should be read together with, the description of the Indenture set forth under “The Indenture” in the prospectus.

Rights Upon Event of Default

If the property of the Issuing Entity is sold following the occurrence of an Event of Default, the Indenture Trustee will apply or cause to be applied the proceeds of that sale as Available Funds as described under “Application of Available Funds—Priority of Payments Following an Event of Default”. See “The Indenture—Rights Upon Event of Default” in the prospectus.

Controlling Class

So long as any Class A Notes are outstanding, the Class A Notes will be the Controlling Class. As a result, holders of the Class A Notes that are outstanding generally will vote together as a single class under the Indenture. Upon payment in full of the Class A Notes, the Class B Notes will become the Controlling Class, and upon payment in full of the Class B Notes, the Class C Notes will be the Controlling Class.

If the property of the Issuing Entity is sold following the occurrence of an Event of Default and the proceeds of that sale are insufficient to pay in full the principal amount of and all accrued but unpaid interest on the Notes, the Indenture Trustee will withdraw or will cause to be withdrawn, available amounts from the Reserve Account.

Legal Proceedings

As of the date hereof, none of the Sponsor, Depositor, Owner Trustee, Indenture Trustee, Issuing Entity, Servicer, or CRB Auto is a party to any legal proceedings that are material to its business, to the Noteholders or Certificateholders, and no legal proceedings are pending as to any property of any of such persons that is material to this transaction, to any of such persons or its property or to the Noteholders or Certificateholders.

Material Federal Income Tax Consequences

In the opinion of Mitchell Silberberg & Knupp LLP, counsel to the Depositor and federal tax counsel to the Issuing Entity, for federal income tax purposes, the Notes will be characterized as debt if held by persons other than the beneficial owner of the equity interest in the Issuing Entity, and the Issuing Entity will not be characterized as an association (or a publicly traded partnership) taxable as a corporation. See “Material Federal Income Tax Consequences” in the prospectus. For a discussion of possible alternative treatments of Notes not properly characterized as debt, see “Material Federal Income Tax Consequences—Trusts Treated as Grantor Trusts—Tax Consequences to Holders of the Notes—Possible Alternative Treatments of the Notes” in the prospectus.

Certain ERISA Considerations

Subject to the requirements outlined in the prospectus, the Notes may be acquired by pension, profit-sharing or other employee benefit plans subject to ERISA as well as individual retirement accounts, Keogh plans and other plans subject to Section 4975 of the Code, as well as any entity whose underlying assets include plan assets of any of the foregoing. See “Certain ERISA Considerations” in the prospectus for the detailed discussion.

Underwriting

Subject to the terms and conditions set forth in the underwriting agreement, the Depositor has agreed to sell to Credit Suisse Securities (USA) LLC, and Credit Suisse Securities (USA) LLC has agreed to purchase, the Notes.

The Depositor has been advised by the underwriter that the underwriter proposes initially to offer the Notes to the public at the applicable prices set forth on the cover page of this prospectus supplement. After the initial public offering of the Notes, the public offering prices may change.

The underwriting discounts and commissions are set forth on the cover page of this prospectus supplement. After the initial public offering of the Notes, these discounts and commissions may change. The selling concessions that the underwriter may allow to certain dealers and the discounts that such dealers may reallow to certain other dealers, expressed as a percentage of the principal amount of each class of Notes shall be as follows:

	Selling Concessions not to exceed		Reallowance not to exceed

Class A-1 Notes		%		%
Class A-2 Notes		%		%
Class A-3 Notes		%		%
Class A-4 Notes		%		%
Class B Notes		%		%
Class C Notes		%		%

The Notes are new issues of notes and there currently is no secondary market for the Notes. The underwriter expects to make a secondary market for the Notes, but will not be obligated to do so. We cannot assure you that a secondary market for the Notes will develop. If a secondary market for the Notes does develop, it might end at any time or it might not be sufficiently liquid to enable you to resell any of your Notes.

In the ordinary course of business, the underwriter and its affiliates have engaged and may engage in investment banking and commercial banking transactions with CRB, CRB Auto, the Servicer, the Depositor and their respective affiliates. The Indenture Trustee or the Servicer may, from time to time, invest the funds in the Collection Account and the Reserve Account in investments acquired from or issued by the underwriter or its affiliates.

CRB and the Depositor have agreed, jointly and severally, to indemnify the underwriter against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the underwriter may be required to make in respect thereof.

The closing of the sale of each class of Notes is conditioned on the closing of the sale of each other class of Notes. The underwriting agreement provides that the obligation of the underwriter to pay for and accept delivery of the Notes is subject to, among other things, the receipt of certain legal opinions.

For additional information regarding the underwriting of your Notes, see “Plan of Distribution” in the prospectus.

None of CRB, the Depositor, the Issuing Entity, the underwriter nor any other party to the transaction makes any representation or agreement that it is undertaking or will have undertaken any action which may be required by investors for the purpose of their compliance with the CRR or the AIFMD. Investors are responsible for analyzing their own regulatory position and are advised to consult with their own advisors regarding the suitability of the Notes for investment compliance with the CRR or the AIFMD.

EEA/UK Selling Restrictions

European Economic Area. In relation to each Member State, no offer of Notes which are the subject of the offering contemplated by the prospectus as completed by this prospectus supplement may be made by any underwriter to the public in a Member State other than:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•	to fewer than 50 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by the Issuing Entity for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of Notes shall require the Issuing Entity or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, an “offer of Notes to the public” in relation to any Notes in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State.

United Kingdom. No invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by the underwriters in connection with the issue or sale of the Notes may be communicated or caused to be communicated except in circumstances in which Section 21(1) of the FSMA does not apply to the Issuing Entity. All applicable provisions of the FSMA must be complied with respect to anything done or to be done by the underwriter in relation to any Notes in, from or otherwise involving the United Kingdom.

Legal Opinions

Certain legal matters relating to the Notes, including certain federal income tax matters, have been passed upon for the Depositor by Mitchell Silberberg & Knupp LLP, Los Angeles, California. Certain matters of Delaware law relating to the Issuing Entity have been passed upon for the Depositor by Richards, Layton & Finger, P.A., Wilmington, Delaware. Sidley Austin LLP, San Francisco, California, will act as counsel for the underwriter.

Glossary of Terms

Additional defined terms used in this prospectus supplement are defined under “Glossary of Terms” in the prospectus.

“ABS” means the Absolute Prepayment Model which is used to measure prepayments on receivables and described under “Weighted Average Lives of the Notes”.

“ABS Tables” means the tables captioned “Percent of Initial Note Principal Amount at Various ABS Percentages”.

“Administration Agreement” means the Administration Agreement, dated as of March 1, 2015, among the Administrator, the Depositor, the Issuing Entity and the Indenture Trustee, as amended, supplemented or otherwise modified from time to time.

“Administrator” means CRB, as administrator under the Administration Agreement, and its successors in such capacity.

“Advance” means, with respect to a Receivable and any Collection Period, payment by the Servicer of an amount equal to the amount, if any, by which 30 days of interest at a rate equal to the related Contract Rate on the Principal Balance of such Receivable as of the opening of business on the first day of such Collection Period exceeds the amount of interest actually received on such Receivable during such Collection Period.

“AIFMD” means Article 17 of Directive 2011/61/EU or the European Parliament and of the Council of 8 June 2011 on Alternative Investment Fund Managers.

“Available Collections” means, for any Payment Date, the sum of the following amounts with respect to the related Collection Period:

•	all Obligor payments relating to interest and principal received by the Servicer with respect to the Receivables during the related Collection Period that were received after the Cutoff Date;

•	all Net Liquidation Proceeds, Insurance Proceeds (with respect to Receivables that are not Defaulted Receivables), Recoveries and Dealer Recourse payments received with respect to the Receivables during the Collection Period;

•	Advances made by the Servicer for the related Collection Period;

•	Net investment earnings on amounts on deposit in the Reserve Account and the Collection Account;

•	the Purchase Amount of each Receivable that became a Purchased Receivable during the Collection Period; and

•	all prepayments received with respect to the Receivables during the Collection Period attributable to any refunded item included in the amount financed of a Receivable, including amounts received as a result of rebates of extended warranty contract costs and proceeds received under physical damage, theft, credit life and credit disability insurance policies;

provided, however, that Available Collections will exclude (1) all payments and proceeds (including Net Liquidation Proceeds and Recoveries) received with respect to any Purchased Receivable the Purchase Amount of which has been included in Available Collections for a prior Collection Period, and (2) payments received on any Receivable to the extent that the Servicer has previously made an unreimbursed Advance with respect to such Receivable and is entitled to reimbursement from such payments.

“Available Funds” means, for any Payment Date, the sum of Available Collections and the Reserve Account Draw Amount.

“Backup Servicer” means the backup servicer with respect to the Receivables, if and when appointed by CRB pursuant to the Sale and Servicing Agreement, or its successor.

“Backup Servicing Fee” means, to the extent a Backup Servicer is appointed, the amount set forth with respect to a Backup Servicer under “Application of Available Funds—Fees and Expenses of the Issuing Entity”.

“Certificateholders” means holders of record of the Certificates.

“Certificates” means the California Republic Auto Receivables Trust 2015-1 Certificates.

“Class A Notes” means, collectively, the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.

“Class A-1 Notes” means the $48,800,000 aggregate principal amount of the Issuing Entity’s Class A-1         % Asset Backed Notes.

“Class A-2 Notes” means the $95,000,000 aggregate principal amount of the Issuing Entity’s Class A-2         % Asset Backed Notes.

“Class A-3 Notes” means the $87,000,000 aggregate principal amount of the Issuing Entity’s Class A-3         % Asset Backed Notes.

“Class A-4 Notes” means the $88,050,000 aggregate principal amount of the Issuing Entity’s Class A-4         % Asset Backed Notes.

“Class B Notes” means the $21,000,000 aggregate principal amount of the Issuing Entity’s Class B         % Asset Backed Notes.

“Class C Notes” means the $10,150,000 aggregate principal amount of the Issuing Entity’s Class C         % Asset Backed Notes.

“Closing Date” means the date on which the Notes are initially issued, which is expected to be on or about March 12, 2015.

“Collection Account” means the account established by the Servicer in the name of the Indenture Trustee pursuant to the Sale and Servicing Agreement for the benefit of the Noteholders into which the Servicer will be required to deposit collections on the Receivables and other amounts.

“Collection Period” means, with respect to any Payment Date, the calendar month preceding the calendar month in which such Payment Date occurs, except that the first Collection Period will be the period from but excluding the Cutoff Date to and including March 31, 2015.

“Contract Rate” means, with respect to any Receivable, the annual percentage rate of interest stated in such Receivable.

“Controlling Class” means, so long as (i) any Class A Notes are outstanding, the Class A Notes (voting together as a single class), (ii) no Class A Notes are outstanding but any Class B Notes are outstanding, the Class B Notes and (iii) no Class A Notes or Class B Notes are outstanding, the Class C Notes; excluding in each case, Notes held by the Servicer, CRB or any of their respective affiliates unless all of the Notes then outstanding are held by the Servicer, CRB and/or their respective affiliates.

“CRB” means California Republic Bank.

“CRB Auto” means CRB Auto, Inc.

“CRR” means Articles 404 – 410 of Regulation (EU) No. 575/2013 of the European Parliament and of the Council of 26 June 2013, known as the Capital Requirements Regulation.

“Custodian” means CRB, as custodian under the Sale and Servicing Agreement, and its successors in such capacity.

“Cutoff Date” means the close of business on February 28, 2015, the date after which the Issuing Entity will be entitled to collections of principal and interest received on the Receivables.

“Cutoff Date Pool Balance” means the Pool Balance as of the Cutoff Date.

“Data and Disclosure Component” means the second component of the Pool Review involving the consideration of the performance of specified actions with respect to disclosure about the pool of Receivables and the underlying data on which that disclosure was based.

“Dealer” means the dealer of motor vehicles who sold a Financed Vehicle and who originated and assigned the Receivable relating to such Financed Vehicle to CRB under an existing agreement between such dealer and CRB.

“Dealer Recourse” means, with respect to a Receivable, all recourse rights against the Dealer which originated the Receivable, and any successor to such Dealer.

“Defaulted Receivable” means, with respect to any Collection Period, a Receivable (a) which, at the end of such Collection Period, is deemed uncollectible by the Servicer in accordance with its customary servicing practices, (b) in respect of which the Servicer has repossessed the related Financed Vehicle and such Financed Vehicle has been liquidated during such Collection Period, (c) in respect of which the Servicer has repossessed the related Financed Vehicle and has held such Financed Vehicle in its or its agent’s repossession inventory for 60 days or more as of the last day of such Collection Period, (d) which became 120 days past due during such Collection Period and in respect of which the related Financed Vehicle is not in repossession inventory or (e) which became 180 days past due during such Collection Period.

“Depositor” means California Republic Funding, LLC, in its capacity as Depositor under the Trust Agreement, and its successors in such capacity.

“Event of Default” means any of the events under “The Indenture—Events of Default” in the prospectus.

“Final Scheduled Payment Date” means, for each class of Notes, the related date set forth under “The Notes—Payments of Principal”.

“Financed Vehicles” means the new or used motor vehicles financed by the Receivables.

“First Allocation of Principal” means, for any Payment Date, an amount not less than zero equal to the excess, if any, of (a) the aggregate principal amount of the Class A Notes as of the preceding Payment Date (after giving effect to all principal payments made on that preceding Payment Date and with respect to the first Payment Date, as of the Closing Date) over (b) the Pool Balance as of the last day of the related Collection Period; provided, however, that the First Allocation of Principal on and after the Final Scheduled Payment Date for a class of the Class A Notes will not be less than the amount that is necessary to reduce the principal amount of such class of Class A Notes to zero.

“FSMA” means the Financial Services and Markets Act 2000 of the United Kingdom.

“Indenture” means the Indenture, dated as of March 1, 2015, between the Issuing Entity and the Indenture Trustee, as amended, restated, supplemented or otherwise modified from time to time.

“Indenture Trustee” means Deutsche Bank Trust Company Americas, a New York banking corporation, as indenture trustee under the Indenture, and its successors in such capacity.

“Insurance Proceeds” means proceeds paid by any insurer under a comprehensive and collision or limited dual interest insurance relating to a Receivable, other than funds used for the repair of the related Financed Vehicle or otherwise released to the related obligor in accordance with normal servicing procedures, after reimbursement to the Servicer for expenses recoverable under the related insurance policy.

“Interest Period” means, with respect to any Payment Date and the:

•	Class A-1 Notes, the period from, and including, the prior Payment Date (or from, and including, the Closing Date with respect to the first Payment Date) to, but excluding, the current Payment Date; and

•	Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class B Notes and Class C Notes, the period from, and including the 15th day of the prior calendar month (or from, and including, the Closing Date with respect to the first Payment Date) to, but excluding, the 15th day of the current calendar month (assuming each month has 30 days).

“Interest Rate” means, with respect to any class of Notes, the interest rate for that class set forth under “The Notes—Payments of Interest”.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Issuing Entity” means California Republic Auto Receivables Trust 2015-1, and its successors.

“Member State” means a country that is a member of the European Economic Area.

“Net Liquidation Proceeds” means all amounts received by the Servicer, from whatever source (including Insurance Proceeds), with respect to any Defaulted Receivable during the Collection Period in which such Receivable became a Defaulted Receivable, minus the sum of:

•	expenses incurred by the Servicer in connection with the collection of such Defaulted Receivable and the repossession and disposition of the related Financed Vehicle (to the extent not previously reimbursed to the Servicer); and

•	all payments required by law to be remitted to the Obligor.

“Non-United States Person” means a person other than a United States Person.

“Note Balance” means, at any time, the aggregate principal amount of all Notes Outstanding at such time.

“Noteholders” means holders of record of the Notes.

“Notes” means the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes, and the Class C Notes.

“Obligors” means the persons who financed their purchases or refinanced existing obligations through the Receivables.

“Optional Purchase Right” means the Servicer’s right to purchase all remaining Receivables from the Issuing Entity on any Payment Date following the last day of a Collection Period as of which the Pool Balance is equal to or less than 10% of the Cutoff Date Pool Balance.

“Outstanding” means, as of any Payment Date, all Notes authenticated and delivered under the Indenture except:

•	Notes canceled by the Note registrar or delivered to the Note registrar for cancellation;

•	Notes or portions of the Notes of the payment for which money in the necessary amount has been deposited with the Indenture Trustee in trust for the Noteholders; provided, however, that if the Notes are to be redeemed, notice of such redemption must have been given pursuant to the Indenture or provision for such notice must have been made in a manner satisfactory to the Indenture Trustee; and

•	Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a protected purchaser; provided, however, that in determining whether the Noteholders of the requisite principal amount of the Notes Outstanding have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture or under any other transaction document, Notes owned by the Issuing Entity, any other obligor upon the Notes, the Depositor, the Sponsor, the Servicer or any of their respective Affiliates shall be disregarded and deemed not to be Outstanding unless all of the Notes of the related Class or Classes are owned by the Issuing Entity, any other obligor upon the Notes, the Depositor, the Sponsor, the Servicer or any of their respective Affiliates.

“Owner Trustee” means WTNA, acting not in its individual capacity but solely as owner trustee under the Trust Agreement, and its successors in such capacity.

“Payment Date” means the date on which the Issuing Entity will pay interest and principal on the Notes, which will be the 15th day of each month or, if any such day is not a Business Day, the next Business Day, commencing April 15, 2015.

“Pool Balance” means, as of any date, the aggregate Principal Balance of the Receivables.

“Pool Review” means the review of the pool assets performed by CRB and the Depositor, as described in this prospectus supplement under “CRB—Review of Receivables”.

“Principal Balance” means, with respect to any Receivable as of any date, the amount financed under such Receivable minus the sum of:

•	that portion of all scheduled payments actually received on or prior to such date allocable to principal using the simple interest method; and

•	any full or partial prepayment applied to reduce the unpaid principal balance of such Receivable;

provided, however, that the Principal Balance of a Defaulted Receivable will be zero as of the last day of the Collection Period during which it became a Defaulted Receivable and the Principal Balance of a Purchased Receivable will be zero as of the last day of the Collection Period during which it became a Purchased Receivable.

“Principal Distribution Account” means the account established by the Indenture Trustee into which amounts released from the Collection Account for distribution to the Noteholders will be deposited.

“Process Component” means the first component of the Pool Review involving the consideration of ongoing processes and procedures used by CRB, as described under “CRB—Review of Receivables”.

“Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including Directive 2010/73/EU, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State.

“Purchase Amount” means the price at which the Servicer or CRB must purchase a Receivable, which price equals the Principal Balance of such Receivable plus interest accrued but unpaid thereon at the related Contract Rate through the last day of the Collection Period of repurchase, less Advances in respect of such Receivable which have not been reimbursed.

“Purchased Receivable” means a Receivable repurchased as of the last day of a Collection Period from the Issuing Entity by the Depositor or the Servicer because of a breach of a representation, warranty or servicing covenant under the Receivables Purchase Agreement or the Sale and Servicing Agreement, as applicable.

“Randomly Selected Loans” means Receivables randomly selected for purposes of the Data and Disclosure Component of the Pool Review.

“Receivables” means the motor vehicle installment sales contracts and installment loans transferred by the Depositor to the Issuing Entity pursuant to the Sale and Servicing Agreement.

“Receivables Purchase Agreement” means the Receivables Purchase Agreement, dated as of March 1, 2015, between CRB and the Depositor, as amended, supplemented or otherwise modified from time to time.

“Recoveries” means, with respect to any Collection Period following the Collection Period in which a Receivable became a Defaulted Receivable, all amounts received by the Servicer, from whatever source (including Insurance Proceeds) with respect to such Defaulted Receivable during such Collection Period, minus the sum of:

•	expenses incurred by the Servicer in connection with the collection of such Defaulted Receivable and the repossession and disposition of the related Financed Vehicle (to the extent not previously reimbursed to the Servicer); and

•	all payments required by law to be remitted to the Obligor.

“Regular Principal Distribution Amount” means, for any Payment Date, an amount not less than zero equal to the excess, if any, of (a) the aggregate principal amount of the Notes as of the preceding Payment Date (after giving effect to all principal payments made on that preceding Payment Date and with respect to the first Payment Date, as of the Closing Date) minus the sum of the First Allocation of Principal, the Second Allocation of Principal and the Third Allocation of Principal for the current Payment Date over (b) the Pool Balance as of the end of the related Collection Period minus the Target Overcollateralization Amount; provided, however, that the Regular Principal Distribution Amount on and after the Final Scheduled Payment Date for any class of Notes will not be less than the amount that is necessary to reduce the principal amount of each such class, as applicable, to zero (after the application of the First Allocation of Principal, the Second Allocation of Principal and the Third Allocation of Principal).

“Reserve Account” means the account established and maintained by the Servicer in the name of the Indenture Trustee pursuant to the Sale and Servicing Agreement into which the Specified Reserve Account Balance will be deposited and into which the Indenture Trustee will make the other deposits and withdrawals specified in this prospectus supplement.

“Reserve Account Amount” means, for any Payment Date, the amount on deposit in and available for withdrawal from the Reserve Account after giving effect to all deposits to and withdrawals from the Reserve Account on the preceding Payment Date (or in the case of the first Payment Date, the Closing Date).

“Reserve Account Draw Amount” means, for any Payment Date, the lesser of:

•	the amount, if any, by which the aggregate amount to be applied on that Payment Date in accordance with clauses (1) through (7) under “Application of Available Funds—Priority of Payments” exceeds the Available Collections for that Payment Date; and

•	the Reserve Account Amount for that Payment Date less the Specified Reserve Account Balance;

provided, however, that, if on the last day of the related Collection Period the Pool Balance is zero, the Reserve Account Draw Amount for that Payment Date will equal the Reserve Account Amount for that Payment Date.

“Sale and Servicing Agreement” means the Sale and Servicing Agreement, dated as of March 1, 2015, among the Issuing Entity, the Depositor, the Servicer, and the Indenture Trustee, as amended, supplemented or otherwise modified from time to time.

“Second Allocation of Principal” means, for any Payment Date an amount not less than zero equal to the excess, if any, of (a) the aggregate principal amount of the Class A Notes and the Class B Notes as of the preceding Payment Date (after giving effect to all principal payments made on that preceding Payment Date and with respect to the first Payment Date, as of the Closing Date) minus the First Allocation of Principal for the current Payment Date over (b) the Pool Balance as of the last day of the related Collection Period; provided, however, that the Second Allocation of Principal on and after the Final Scheduled Payment Date for each class of Class A Notes or Class B Notes will not be less than the amount that is necessary to reduce the principal amount of each such class, as applicable, to zero (after the application of the First Allocation of Principal).

“Servicer” means CRB, in its capacity as servicer under the Sale and Servicing Agreement, and its successors in such capacity; provided that, to the extent CRB appoints a subservicer to subservice the Receivables, except as otherwise indicated by the context, references to “Servicer” in this prospectus supplement will mean the Servicer or a subservicer, as the case may be.

“Servicing Fee” means the fee payable to the Servicer on each Payment Date for servicing the Receivables during the related Collection Period, equal to the product of (i) 1/12 (or, in the case of the first Payment Date, a fraction equal to the number of days from but not including the Cutoff Date to and including the last day of the first Collection Period over 360), (ii) 1.00% and (iii) the Pool Balance as of the first day of the related Collection Period (or, in the case of the first Payment Date, the Cutoff Date Pool Balance).

“Simple Interest Receivable” means a Receivable for which interest is calculated using the simple interest method and which is amortized over a fixed number of months with payments that are fixed and equal for each month, other than minor deviation for the last month of the term of the Receivable. The simple interest method is the allocation of a payment between principal and interest where the portion of such payment that is allocated to interest is equal to the product of the applicable Contract Rate (expressed as a daily rate) multiplied by the unpaid principal balance of such receivable multiplied by the actual number of days elapsed since the preceding payment was received. The remainder of such payment is allocable to fees and charges, if any, and to principal in the manner determined at the direction of the servicer.

“Specified Reserve Account Balance” means an amount equal to approximately 0.25% of the Cutoff Date Pool Balance.

“Sponsor” means CRB.

“Statistical Cutoff Date” means January 31, 2015, the cutoff date for the Receivables in the statistical pool used in preparing the statistical information presented in this prospectus supplement.

“Statistical Cutoff Date Pool Balance” means the Pool Balance as of the Statistical Cutoff Date.

“Target Overcollateralization Amount” means, with respect to any Payment Date, an amount equal to approximately 1.60% of the Cutoff Date Pool Balance.

“Third Allocation of Principal” means, for any Payment Date an amount not less than zero equal to the excess, if any, of (a) the aggregate principal amount of the Class A Notes, the Class B Notes and the Class C Notes as of the preceding Payment Date (after giving effect to all principal payments made on that preceding Payment Date and with respect to the first Payment Date, as of the Closing Date) minus the sum of the First Allocation of Principal and Second Allocation of Principal for the current Payment Date over (b) the Pool Balance as of the last day of the related Collection Period; provided, however, that the Third Allocation of Principal on and after the Final Scheduled Payment Date for each class of Class A Notes, Class B Notes or Class C Notes will not be less than the amount that is necessary to reduce the principal amount of each such class, as applicable, to zero (after the application of the First Allocation of Principal and Second Allocation of Principal).

“Trust Agreement” means the Amended and Restated Trust Agreement, dated as of March 1, 2015, between the Depositor and the Owner Trustee, as amended, restated supplemented or otherwise modified from time to time.

“Trustees” means the Indenture Trustee and the Owner Trustee.

“Volcker Rule” means Section 619 of the Dodd-Frank Act, together with implementing regulations.

“WTNA” means Wilmington Trust, National Association.

ANNEX I

Global Clearance, Settlement and

Tax Documentation Procedures

The globally-offered securities to be issued from time to time will initially be available only in book-entry form. Investors in the globally-offered securities may hold those securities through any of DTC, Clearstream or Euroclear. The globally-offered securities will be tradable as home market instruments in both the European and United States domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding globally-offered securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice.

Secondary market trading between investors holding globally-offered securities through DTC will be conducted in accordance with the rules and procedures applicable to United States corporate debt obligations.

Secondary cross-market trading between Clearstream or Euroclear and organizations participating in DTC that hold offered securities will be affected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear, in such capacity, and as DTC participants.

See “Certain Information Regarding the Notes—Book-Entry Registration” in the prospectus for further information.

A beneficial owner of globally-offered securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by United States Persons (or, in the case of a Non-United States Person holding the securities through a partnership, such other rate as is applicable), unless each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and that the beneficial owner takes steps to obtain one of the following exemptions or reduced tax rate:

Exemption for Non-United States Persons. Non-United States Persons that are beneficial owners of the Notes and are individuals or entities treated as corporations for federal income tax purposes can generally obtain a complete exemption from the withholding tax by filing Form W-8BEN or Form W-8BEN-E (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). A Non-United States Person not described in the foregoing sentence that beneficially owns a Note may be subject to more complex rules.

Exemption for Non-United States Persons with Effectively Connected Income. Non-United States Persons, including non-United States corporations or banks with a United States branch, that are beneficial owners of the Notes and for which the related interest income is effectively connected with the conduct of a trade or business in the United States can obtain a complete exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholdings on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Exemption or Reduced Rate for Non-United States Persons Resident in Treaty Countries. Non-United States Persons that for federal income tax purposes are individuals or entities treated as corporations that beneficially own the Notes and reside in a country that has a tax treaty with the United States may be able to obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN or Form W-8BEN-E (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). A Non-United States Person not described in the foregoing sentence that beneficially owns a Note may be subject to more complex rules.

A-I-1

Exemption for United States Persons. United States Persons that are beneficial owners of the Notes can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

United States Federal Income Tax Reporting Procedure. The beneficial owner of a globally-offered security files by submitting the appropriate form to the person through whom he holds, which person would be the clearing agency in the case of persons holding directly on the books of the clearing agency. Form W-8ECI, Form W-8BEN or Form W-8BEN-E are effective from the date the form is signed through the end of the third succeeding calendar year. If the information on Form W-8BEN, Form W-8BEN-E or Form W-8ECI changes, a new Form W-8BEN, Form W-8BEN-E or Form W-8ECI, as applicable, must be filed within 30 days of such change. Form W-8BEN, Form W-8BEN-E or Form W-8ECI may be filed by the beneficial owner of a security or its agent.

This summary does not deal with all aspects of United States federal income tax withholding that may be relevant to foreign holders of the globally-offered securities. We suggest that you read “Material Federal Income Tax Consequences” in the prospectus for further information and consult your own tax advisors with respect to the tax consequences of holding or disposing of the globally-offered securities. The information contained in this Annex I is an integral part of the prospectus supplement to which it is attached.

A-I-2

APPENDIX A

Static Pool Information for Prior Securitizations

California Republic Auto Receivables Trust 2012-1 (“CRART 2012-1”)

Summary of Initial Pool Composition as of the Cutoff Date for CRART 2012-1

Closing Date	11/8/2012
Cutoff Date	9/30/2012
Aggregate Principal Balance	$183,020,176.82
Number of Receivables	9,605
Average Outstanding Principal Balance	$19,054.68
Average Original Principal Balance	$20,193.97
Weighted Average Contract Rate(1)	8.45%
Contract Rate (range)	1.70% to 24.99%
Weighted Average Original Term (1)	67 months
Original Term (range)	12 to 75 months
Weighted Average Remaining Term(1)	63 months
Remaining Term (range)	3 to 75 months
Percentage New Vehicles(2)	33.72%
Percentage Used Vehicles(2)	66.28%
Weighted Average Original FICO® Score (1)(3)(4)	690
Original FICO® Score (range) (3)	600 to 872
Weighted Average LTV(1)(5)	112.82%

(1)	Weighted by principal balance as of the Cutoff Date.
(2)	Based on the principal balance of the Receivables as of the Cutoff Date.
(3)

FICO® scores are calculated as of the origination of the related Receivables. FICO® is a federally registered trademark of Fair, Isaac & Company. A FICO® score is a measurement determined by Fair, Isaac & Company using information collected by the major credit bureaus to assess credit risk. Data from an independent credit reporting agency, such as FICO® score, is one of several factors that may be used by the Originator in its credit scoring system to assess the credit risk associated with each applicant, see “The Sponsor and Servicer—Underwriting Criteria” in the prospectus. FICO® scores are based on independent third party information, the accuracy of which cannot be verified. FICO® scores should not necessarily be relied upon as a meaningful predictor of the performance of the Receivables.

(4)	All Obligors on the Receivables had a FICO® score. In the case of co-obligors, the FICO® score of the primary obligor was used for this calculation.
(5)

The loan-to-value ratio (or “LTV”) for a Receivable secured by a new vehicle is equal to the original amount financed divided by the dealer invoice for that vehicle. The LTV for a Receivable secured by a used vehicle is equal to the original amount financed divided by the wholesale price for that vehicle as set forth in the applicable N.A.D.A. Official Used Car Guide. Amounts relating to LTV are calculated excluding LTVs for which no manufacturer’s suggested retail price or retail price for that vehicle was available.

Distribution by Remaining Term to Maturity as of the Cutoff Date for CRART 2012-1

Range of Remaining Term to Maturity (in months)(1)	Number of Receivables	Percentage of Number of Receivables(2)	Aggregate Principal Balance	Percentage of Cutoff Date Pool Balance(2)		Weighted Average Original FICO® Score(3)	Weighted Average LTV(3)
1 - 12	4	0.04%	$8,974.57	0.00	%(4)	720	34.58%
13 - 24	70	0.73	406,219.57	0.22		728	80.79%
25 - 36	311	3.24	2,701,866.01	1.48		715	95.07%
37 - 48	907	9.44	10,466,103.94	5.72		696	106.23%
49 - 60	2,982	31.05	47,953,201.28	26.20		697	108.00%
61 - 72	5,324	55.43	121,277,482.27	66.26		686	115.81%
73 - 75	7	0.07	206,329.18	0.11		744	109.45%

Total	9,605	100.00%	$183,020,176.82	100.00%		690	112.82%

(1)	Assumes that all scheduled monthly payments are made on their respective due dates.
(2)	May not add to 100.00% due to rounding.
(3)	Weighted by principal balance as of the Cutoff Date.
(4)	Greater than 0.00% but less than 0.005%.

Distribution by State as of the Cutoff Date for CRART 2012-1

State(1)	Number of Receivables	Percentage of Number of Receivables	Aggregate Principal Balance	Percentage of Cutoff Date Pool Balance	Weighted Average Original FICO Score(2)	Weighted Average LTV(2)
California	9,605	100.00%	$183,020,176.82	100.00%	690	112.82%

Total	9,605	100.00%	$183,020,176.82	100.00%	690	112.82%

(1)	Based on the billing addresses of the originating dealers as of the Cutoff Date.
(2)	Weighted by principal balance as of the Cutoff Date.

Prepayment, Cumulative Net Loss and Delinquencies Information

Set forth below is prepayment information, cumulative net loss and delinquency information relating to the motor vehicle installment sales contracts and installment loans owned by California Republic Auto Receivables Trust 2012-1. For more information regarding prepayment speeds, you should refer to “Weighted Average Lives of the Notes” in this prospectus supplement.

CRART 2012-1

					Delinquencies(2)
Period	Month	Pool Factor	Prepayments(1)	Cumulative Net Loss	30-59 days	60-89 days	90+ days
1	Oct-12	96.87%	1.16%	0.00%	0.22%	0.00%	0.00%
2	Nov-12	93.84%	1.16%	0.00%	0.42%	0.16%	0.00%
3	Dec-12	91.01%	1.14%	0.02%	0.40%	0.14%	0.13%
4	Jan-13	88.09%	1.22%	0.10%	0.39%	0.32%	0.11%
5	Feb-13	85.67%	1.21%	0.16%	0.43%	0.19%	0.22%
6	Mar-13	82.33%	1.36%	0.23%	0.62%	0.17%	0.21%
7	Apr-13	79.43%	1.41%	0.29%	0.47%	0.22%	0.14%
8	May-13	76.36%	1.48%	0.33%	0.56%	0.22%	0.16%
9	Jun-13	73.72%	1.49%	0.40%	0.68%	0.32%	0.12%
10	Jul-13	70.95%	1.51%	0.47%	0.86%	0.33%	0.15%
11	Aug-13	68.21%	1.54%	0.51%	0.96%	0.32%	0.26%
12	Sep-13	65.51%	1.55%	0.58%	1.09%	0.46%	0.35%
13	Oct-13	62.71%	1.58%	0.71%	1.21%	0.38%	0.35%
14	Nov-13	60.30%	1.58%	0.81%	1.44%	0.41%	0.28%
15	Dec-13	58.12%	1.56%	0.91%	1.90%	0.63%	0.40%
16	Jan-14	55.92%	1.55%	0.95%	1.74%	0.53%	0.49%
17	Feb-14	53.74%	1.54%	1.08%	1.02%	0.45%	0.43%
18	Mar-14	51.27%	1.56%	1.17%	1.19%	0.27%	0.34%
19	Apr-14	48.98%	1.56%	1.25%	0.99%	0.40%	0.19%
20	May-14	46.74%	1.57%	1.27%	1.52%	0.34%	0.18%
21	Jun-14	44.62%	1.57%	1.26%	1.62%	0.56%	0.21%
22	Jul-14	42.26%	1.58%	1.32%	1.49%	0.68%	0.30%
23	Aug-14	40.11%	1.59%	1.38%	1.72%	0.57%	0.42%
24	Sep-14	38.23%	1.58%	1.43%	1.92%	0.70%	0.40%
25	Oct-14	36.27%	1.58%	1.51%	1.75%	0.84%	0.49%
26	Nov-14	34.69%	1.56%	1.56%	2.11%	0.51%	0.85%
27	Dec-14	32.97%	1.56%	1.65%	2.80%	0.65%	0.69%
28	Jan-15	31.24%	1.55%	1.72%	2.13%	0.86%	0.54%

(1)	Prepayments are measured in terms of Absolute Prepayment Speed (ABS).
(2)	Delinquency percentage is based off ending principal balances of the delinquent accounts at the end of the respective collection period.

California Republic Auto Receivables Trust 2013-1 (“CRART 2013-1”)

Summary of Initial Pool Composition as of the Cutoff Date for CRART 2013-1

Closing Date	6/20/2013
Cutoff Date	5/31/2013
Aggregate Principal Balance	$238,631,691.20
Number of Receivables	11,874
Average Outstanding Principal Balance	$20,096.99
Average Original Principal Balance	$20,958.86
Weighted Average Contract Rate(1)	7.38%
Contract Rate (range)	0.01% to 22.00%
Weighted Average Original Term(1)	68 months
Original Term (range)	12 to 75 months
Weighted Average Remaining Term(1)	65 months
Remaining Term (range)	6 to 75 months
Percentage New Vehicles(2)	37.57%
Percentage Used Vehicles(2)	62.43%
Weighted Average Original FICO® Score (1)(3)(4)	697
Original FICO® Score (range)(3)	600 to 874
Weighted Average LTV(1)(5)	112.52%

(1)	Weighted by principal balance as of the Cutoff Date.
(2)	Based on the principal balance of the Receivables as of the Cutoff Date.
(3)

FICO® scores are calculated as of the origination of the related Receivables. FICO® is a federally registered trademark of Fair, Isaac & Company. A FICO® score is a measurement determined by Fair, Isaac & Company using information collected by the major credit bureaus to assess credit risk. Data from an independent credit reporting agency, such as FICO® score, is one of several factors that may be used by the Originator in its credit scoring system to assess the credit risk associated with each applicant, see “The Sponsor and Servicer—Underwriting Criteria” in the prospectus. FICO® scores are based on independent third party information, the accuracy of which cannot be verified. FICO® scores should not necessarily be relied upon as a meaningful predictor of the performance of the Receivables.

(4)	All Obligors on the Receivables had a FICO® score. In the case of co-obligors, the FICO® score of the primary obligor was used for this calculation.
(5)

The loan-to-value ratio (or “LTV”) for a Receivable secured by a new vehicle is equal to the original amount financed divided by the dealer invoice for that vehicle. The LTV for a Receivable secured by a used vehicle is equal to the original amount financed divided by the wholesale price for that vehicle as set forth in the applicable N.A.D.A. Official Used Car Guide. Amounts relating to LTV are calculated excluding LTVs for which no manufacturer’s suggested retail price or retail price for that vehicle was available.

Distribution by Remaining Term to Maturity as of the Cutoff Date for CRART 2013-1

Range of Remaining Term to Maturity (in months)(1)	Number of Receivables	Percentage of Number of Receivables(2)	Aggregate Principal Balance	Percentage of Cutoff Date Pool Balance(2)		Weighted Average Original FICO® Score(3)	Weighted Average LTV(3)
1 - 12	4	0.03%	$9,207.61	0.00	%(4)	718	46.97%
13 - 24	66	0.56	367,895.38	0.15		745	84.72%
25 - 36	354	2.98	3,090,922.65	1.30		725	90.68%
37 - 48	820	6.91	9,125,657.59	3.82		702	107.68%
49 - 60	3,012	25.37	48,417,575.03	20.29		707	107.16%
61 - 72	7,498	63.15	173,895,568.05	72.87		692	114.69%
73 - 75	120	1.01	3,724,864.89	1.56		741	114.29%

Total	11,874	100.00%	$238,631,691.20	100.00%		697	112.52%

(1)	Assumes that all scheduled monthly payments are made on their respective due dates.
(2)	May not add to 100.00% due to rounding.
(3)	Weighted by principal balance as of the Cutoff Date.
(4)	Greater than 0.00% but less than 0.005%.

Distribution by State as of the Cutoff Date for CRART 2013-1

State(1)	Number of Receivables	Percentage of Number of Receivables(2)	Aggregate Principal Balance	Percentage of Cutoff Date Pool Balance(2)	Weighted Average Original FICO® Score(3)	Weighted Average LTV(3)
California	10,123	85.25%	$201,936,368.41	84.62%	698	112.26%
Arizona	1,048	8.83	20,757,548.43	8.70	690	113.88%
Texas	703	5.92	15,937,774.36	6.68	694	114.09%

Total	11,874	100.00%	$238,631,691.20	100.00%	697	112.52%

(1)	Based on the billing addresses of the originating dealers as of the Cutoff Date.
(2)	May not add to 100.00% due to rounding.
(3)	Weighted by principal balance as of the Cutoff Date.

Prepayment, Cumulative Net Loss and Delinquencies Information

Set forth below is prepayment information, cumulative net loss and delinquency information relating to the motor vehicle installment sales contracts and installment loans owned by California Republic Auto Receivables Trust 2013-1. For more information regarding prepayment speeds, you should refer to “Weighted Average Lives of the Notes” in this prospectus supplement.

CRART 2013-1

					Delinquencies(2)
Period	Month	Pool Factor	Prepayments(1)	Cumulative Net Loss	30-59 days	60-89 days	90+ days
1	Jun-13	96.92%	1.28%	0.00%	0.15%	0.00%	0.00%
2	Jul-13	93.80%	1.34%	0.00%	0.24%	0.09%	0.00%
3	Aug-13	90.77%	1.35%	0.03%	0.37%	0.16%	0.02%
4	Sep-13	87.72%	1.37%	0.05%	0.47%	0.17%	0.11%
5	Oct-13	84.88%	1.39%	0.10%	0.61%	0.19%	0.11%
6	Nov-13	82.41%	1.38%	0.15%	0.72%	0.25%	0.15%
7	Dec-13	79.84%	1.38%	0.18%	0.77%	0.33%	0.29%
8	Jan-14	77.17%	1.40%	0.28%	0.62%	0.36%	0.28%
9	Feb-14	74.69%	1.40%	0.35%	0.59%	0.19%	0.29%
10	Mar-14	71.91%	1.44%	0.40%	0.72%	0.22%	0.21%
11	Apr-14	69.18%	1.46%	0.45%	0.83%	0.24%	0.13%
12	May-14	66.40%	1.50%	0.52%	0.84%	0.28%	0.15%
13	Jun-14	63.63%	1.53%	0.58%	1.03%	0.27%	0.16%
14	Jul-14	60.91%	1.55%	0.64%	1.07%	0.36%	0.21%
15	Aug-14	58.52%	1.56%	0.69%	0.93%	0.46%	0.31%
16	Sep-14	56.22%	1.55%	0.74%	1.23%	0.35%	0.39%
17	Oct-14	53.97%	1.55%	0.82%	1.33%	0.40%	0.35%
18	Nov-14	51.96%	1.54%	0.89%	1.34%	0.50%	0.36%
19	Dec-14	49.72%	1.54%	0.94%	1.48%	0.27%	0.39%
20	Jan-15	47.66%	1.53%	1.01%	1.50%	0.35%	0.29%

(1)	Prepayments are measured in terms of Absolute Prepayment Speed (ABS).
(2)	Delinquency percentage is based off ending principal balances of the delinquent accounts at the end of respective collection period.

California Republic Auto Receivables Trust 2013-2 (“CRART 2013-2”)

Summary of Initial Pool Composition as of the Cutoff Date for CRART 2013-2

Closing Date	11/21/2013
Cutoff Date	10/31/2013
Aggregate Principal Balance	$250,424,447.58
Number of Receivables	11,890
Average Outstanding Principal Balance	$21,061.77
Average Original Principal Balance	$21,559.53
Weighted Average Contract Rate(1)	7.03%
Contract Rate (range)	0.90% to 20.79%
Weighted Average Original Term(1)	68 months
Original Term (range)	12 to 75 months
Weighted Average Remaining Term(1)	67 months
Remaining Term (range)	11 to 75 months
Percentage New Vehicles(2)	37.13%
Percentage Used Vehicles(2)	62.87%
Weighted Average Original FICO® Score (1)(3)(4)	695
Original FICO® Score (range)(3)	600 to 878
Weighted Average LTV(1)(5)	113.85%

(1)	Weighted by principal balance as of the Cutoff Date.
(2)	Based on the principal balance of the Receivables as of the Cutoff Date.
(3)

FICO® scores are calculated as of the origination of the related Receivables. FICO® is a federally registered trademark of Fair, Isaac & Company. A FICO® score is a measurement determined by Fair, Isaac & Company using information collected by the major credit bureaus to assess credit risk. Data from an independent credit reporting agency, such as FICO® score, is one of several factors that may be used by the Originator in its credit scoring system to assess the credit risk associated with each applicant, see “The Sponsor and Servicer—Underwriting Criteria” in the prospectus. FICO® scores are based on independent third party information, the accuracy of which cannot be verified. FICO® scores should not necessarily be relied upon as a meaningful predictor of the performance of the Receivables.

(4)	All Obligors on the Receivables had a FICO® score. In the case of co-obligors, the FICO® score of the primary obligor was used for this calculation.
(5)

The loan-to-value ratio (or “LTV”) for a Receivable secured by a new vehicle is equal to the original amount financed divided by the dealer invoice for that vehicle. The LTV for a Receivable secured by a used vehicle is equal to the original amount financed divided by the wholesale price for that vehicle as set forth in the applicable N.A.D.A. Official Used Car Guide. Amounts relating to LTV are calculated excluding LTVs for which no manufacturer’s suggested retail price or retail price for that vehicle was available.

Distribution by Remaining Term to Maturity as of the Cutoff Date for CRART 2013-2

Range of Remaining Term to Maturity (in months)(1)	Number of Receivables	Percentage of Number of Receivables(2)	Aggregate Principal Balance	Percentage of Cutoff Date Pool Balance(2)		Weighted Average Original FICO® Score(3)	Weighted Average LTV(3)
1 - 12	3	0.03%	$7,720.07	0.00	%(4)	722	78.30%
13 - 24	45	0.38	254,160.91	0.10		719	84.98%
25 - 36	315	2.65	2,684,498.54	1.07		722	95.28%
37 - 48	778	6.54	8,896,882.60	3.55		701	109.19%
49 - 60	2,712	22.81	44,463,668.61	17.76		709	108.43%
61 - 72	7,789	65.51	186,486,537.16	74.47		689	115.60%
73 - 75	248	2.09	7,630,979.69	3.05		736	115.48%

Total	11,890	100.00%	$250,424,447.58	100.00%		695	113.85%

(1)	Assumes that all scheduled monthly payments are made on their respective due dates.
(2)	May not add to 100.00% due to rounding.
(3)	Weighted by principal balance as of the Cutoff Date.
(4)	Greater than 0.00% but less than 0.005%.

Distribution by State as of the Cutoff Date for CRART 2013-2

State(1)	Number of Receivables	Percentage of Number of Receivables(2)	Aggregate Principal Balance	Percentage of Cutoff Date Pool Balance(2)	Weighted Average Original FICO® Score(3)	Weighted Average LTV(3)
Arizona	1,271	10.69%	$24,364,254.39	9.73%	689	115.20%
California	7,918	66.59	162,866,174.27	65.04	700	113.32%
Texas	2,701	22.72	63,194,018.92	25.23	686	114.68%

Total	11,890	100.00%	$250,424,447.58	100.00%	695	113.85%

(1)	Based on the billing addresses of the originating dealers as of the Cutoff Date.
(2)	May not add to 100.00% due to rounding.
(3)	Weighted by principal balance as of the Cutoff Date.

Prepayment, Cumulative Net Loss and Delinquencies Information

Set forth below is prepayment information, cumulative net loss and delinquency information relating to the motor vehicle installment sales contracts and installment loans owned by California Republic Auto Receivables Trust 2013-2. For more information regarding prepayment speeds, you should refer to “Weighted Average Lives of the Notes” in this prospectus supplement.

CRART 2013-2

					Delinquencies(2)
Period	Month	Pool Factor	Prepayments(1)	Cumulative Net Loss	30-59 days	60-89 days	90+ days
1	Nov-13	97.13%	1.09%	0.00%	0.20%	0.00%	0.00%
2	Dec-13	94.29%	1.11%	0.00%	0.47%	0.09%	0.00%
3	Jan-14	91.56%	1.10%	0.01%	0.48%	0.19%	0.05%
4	Feb-14	89.03%	1.08%	0.04%	0.36%	0.16%	0.13%
5	Mar-14	86.38%	1.15%	0.09%	0.68%	0.21%	0.10%
6	Apr-14	83.73%	1.20%	0.13%	0.42%	0.20%	0.14%
7	May-14	81.05%	1.24%	0.19%	0.64%	0.13%	0.17%
8	Jun-14	78.32%	1.29%	0.25%	0.63%	0.28%	0.12%
9	Jul-14	75.59%	1.33%	0.30%	0.85%	0.17%	0.23%
10	Aug-14	73.15%	1.33%	0.34%	1.02%	0.29%	0.14%
11	Sep-14	70.70%	1.34%	0.39%	0.92%	0.29%	0.23%
12	Oct-14	68.17%	1.36%	0.45%	1.03%	0.40%	0.21%
13	Nov-14	66.07%	1.34%	0.53%	1.01%	0.36%	0.35%
14	Dec-14	63.89%	1.33%	0.60%	1.25%	0.47%	0.35%
15	Jan-15	61.41%	1.35%	0.68%	1.05%	0.39%	0.45%

(1)	Prepayments are measured in terms of Absolute Prepayment Speed (ABS).
(2)	Delinquency percentage is based off ending principal balances of the delinquent accounts at the end of respective collection period.

California Republic Auto Receivables Trust 2014-1 (“CRART 2014-1”)

Summary of Initial Pool Composition as of the Cutoff Date for CRART 2014-1

Closing Date	3/27/2014
Cutoff Date	2/28/2014
Aggregate Principal Balance	$223,378,128.14
Number of Receivables	10,586
Average Outstanding Principal Balance	$21,101.28
Average Original Principal Balance	$21,524.81
Weighted Average Contract Rate(1)	7.22%
Contract Rate (range)	1.49% to 21.79%
Weighted Average Original Term (1)	69 months
Original Term (range)	12 to 75 months
Weighted Average Remaining Term(1)	67 months
Remaining Term (range)	11 to 75 months
Percentage New Vehicles(2)	33.81%
Percentage Used Vehicles(2)	66.19%
Weighted Average Original FICO® Score(1)(3)(4)	691
Original FICO® Score (range)(3)	580 to 875
Weighted Average LTV(1)(5)	114.35%

(1)	Weighted by principal balance as of the Cutoff Date.
(2)	Based on the principal balance of the Receivables as of the Cutoff Date.
(3)

FICO® scores are calculated as of the origination of the related Receivables. FICO® is a federally registered trademark of Fair, Isaac & Company. A FICO® score is a measurement determined by Fair, Isaac & Company using information collected by the major credit bureaus to assess credit risk. Data from an independent credit reporting agency, such as FICO® score, is one of several factors that may be used by the Originator in its credit scoring system to assess the credit risk associated with each applicant, see “The Sponsor and Servicer—Underwriting Criteria” in the prospectus. FICO® scores are based on independent third party information, the accuracy of which cannot be verified. FICO® scores should not necessarily be relied upon as a meaningful predictor of the performance of the Receivables.

(4)	All Obligors on the Receivables had a FICO® score. In the case of co-obligors, the FICO® score of the primary obligor was used for this calculation.
(5)

The loan-to-value ratio (or “LTV”) for a Receivable secured by a new vehicle is equal to the original amount financed divided by the dealer invoice for that vehicle. The LTV for a Receivable secured by a used vehicle is equal to the original amount financed divided by the wholesale price for that vehicle as set forth in the applicable N.A.D.A. Official Used Car Guide. Amounts relating to LTV are calculated excluding LTVs for which no manufacturer’s suggested retail price or retail price for that vehicle was available.

Distribution by Remaining Term to Maturity as of the Cutoff Date for CRART 2014-1

Range of Remaining Term to Maturity (in months)(1)	Number of Receivables	Percentage of Number of Receivables(2)	Aggregate Principal Balance	Percentage of Cutoff Date Pool Balance(2)		Weighted Average Original FICO® Score(3)	Weighted Average LTV(3)
1 - 12	1	0.01%	$5,894.38	0.00	%(4)	820	47.32%
13 - 24	41	0.39	245,134.60	0.11		734	72.53%
25 - 36	287	2.71	2,487,915.07	1.11		718	95.22%
37 - 48	665	6.28	7,524,216.75	3.37		698	106.75%
49 - 60	2,390	22.58	38,635,616.82	17.30		699	108.33%
61 - 72	6,912	65.29	165,540,251.62	74.11		686	116.35%
73 - 75	290	2.74	8,939,098.90	4.00		732	116.31%

Total	10,586	100.00%	$223,378,128.14	100.00%		691	114.35%

(1)	Assumes that all scheduled monthly payments are made on their respective due dates.
(2)	May not add to 100.00% due to rounding.
(3)	Weighted by principal balance as of the Cutoff Date.
(4)	Greater than 0.00% but less than 0.005%.

Distribution by State as of the Cutoff Date for CRART 2014-1

State(1)	Number of Receivables	Percentage of Number of Receivables(2)	Aggregate Principal Balance	Percentage of Cutoff Date Pool Balance(2)	Weighted Average Original FICO® Score(3)	Weighted Average LTV(3)
Arizona	878	8.29%	$17,287,590.55	7.74%	689	115.06%
California	6,527	61.66	132,833,235.49	59.47	695	114.00%
Iowa	51	0.48	1,020,371.77	0.46	704	113.28%
Missouri	6	0.06	146,337.60	0.07	731	100.48%
Texas	3,124	29.51	72,090,592.73	32.27	684	114.88%

Total	10,586	100.00%	$223,378,128.14	100.00%	691	114.35%

(1)	Based on the billing addresses of the originating dealers as of the Cutoff Date.
(2)	May not add to 100.00% due to rounding.
(3)	Weighted by principal balance as of the Cutoff Date.

Prepayment, Cumulative Net Loss and Delinquencies Information

Set forth below is prepayment information, cumulative net loss and delinquency information relating to the motor vehicle installment sales contracts and installment loans owned by California Republic Auto Receivables Trust 2014-1. For more information regarding prepayment speeds, you should refer to “Weighted Average Lives of the Notes” in this prospectus supplement.

CRART 2014-1

					Delinquencies(2)
Period	Month	Pool Factor	Prepayments(1)	Cumulative Net Loss	30-59 days	60-89 days	90+ days
1	Mar-14	96.84%	1.41%	0.00%	0.13%	0.00%	0.00%
2	Apr-14	93.97%	1.31%	0.01%	0.19%	0.09%	0.00%
3	May-14	91.05%	1.31%	0.01%	0.48%	0.11%	0.04%
4	Jun-14	88.00%	1.36%	0.04%	0.66%	0.14%	0.04%
5	Jul-14	85.51%	1.34%	0.06%	0.78%	0.31%	0.08%
6	Aug-14	82.89%	1.37%	0.09%	0.70%	0.30%	0.26%
7	Sep-14	80.33%	1.39%	0.18%	0.86%	0.27%	0.27%
8	Oct-14	77.97%	1.38%	0.24%	0.75%	0.35%	0.27%
9	Nov-14	75.58%	1.38%	0.33%	0.68%	0.25%	0.31%
10	Dec-14	73.04%	1.40%	0.38%	1.17%	0.21%	0.31%
11	Jan-15	70.44%	1.42%	0.46%	1.01%	0.39%	0.21%

(1)	Prepayments are measured in terms of Absolute Prepayment Speed (ABS).
(2)	Delinquency percentage is based off ending principal balances of the delinquent accounts at the end of respective collection period.

California Republic Auto Receivables Trust 2014-2 (“CRART 2014-2”)

Summary of Initial Pool Composition as of the Cutoff Date for CRART 2014-2

Closing Date	6/12/2014
Cutoff Date	5/31/2014
Aggregate Principal Balance	$225,095,751.58
Number of Receivables	10,573
Average Outstanding Principal Balance	$21,289.68
Average Original Principal Balance	$21,594.64
Weighted Average Contract Rate(1)	7.20%
Contract Rate (range)	0.90% to 21.95%
Weighted Average Original Term (1)	68 months
Original Term (range)	12 to 75 months
Weighted Average Remaining Term(1)	67 months
Remaining Term (range)	6 to 75 months
Percentage New Vehicles(2)	34.04%
Percentage Used Vehicles(2)	65.96%
Weighted Average Original FICO® Score(1)(3)(4)	692
Original FICO® Score (range)(3)	580 to 875
Weighted Average LTV(1)(5)	113.72%

(1)	Weighted by principal balance as of the Cutoff Date.
(2)	Based on the principal balance of the Receivables as of the Cutoff Date.
(3)

FICO® scores are calculated as of the origination of the related Receivables. FICO® is a federally registered trademark of Fair, Isaac & Company. A FICO® score is a measurement determined by Fair, Isaac & Company using information collected by the major credit bureaus to assess credit risk. Data from an independent credit reporting agency, such as FICO® score, is one of several factors that may be used by the Originator in its credit scoring system to assess the credit risk associated with each applicant, see “The Sponsor and Servicer—Underwriting Criteria” in the prospectus. FICO® scores are based on independent third party information, the accuracy of which cannot be verified. FICO® scores should not necessarily be relied upon as a meaningful predictor of the performance of the Receivables.

(4)	All Obligors on the Receivables had a FICO® score. In the case of co-obligors, the FICO® score of the primary obligor was used for this calculation.
(5)

The loan-to-value ratio (or “LTV”) for a Receivable secured by a new vehicle is equal to the original amount financed divided by the dealer invoice for that vehicle. The LTV for a Receivable secured by a used vehicle is equal to the original amount financed divided by the wholesale price for that vehicle as set forth in the applicable N.A.D.A. Official Used Car Guide. Amounts relating to LTV are calculated excluding LTVs for which no manufacturer’s suggested retail price or retail price for that vehicle was available.

Distribution by Remaining Term to Maturity as of the Cutoff Date for CRART 2014-2

Range of Remaining Term to Maturity (in months)(1)	Number of Receivables	Percentage of Number of Receivables(2)	Aggregate Principal Balance	Percentage of Cutoff Date Pool Balance(2)	Weighted Average Original FICO® Score(3)	Weighted Average LTV(3)
1 - 12	5	0.05%	$13,312.96	0.01%	671	100.28%
13 - 24	41	0.39	286,479.77	0.13	731	87.98%
25 - 36	269	2.54	2,472,650.19	1.10	721	94.38%
37 - 48	728	6.89	8,434,895.29	3.75	700	107.77%
49 - 60	2,316	21.90	37,992,287.42	16.88	702	108.98%
61 - 72	6,838	64.67	164,949,822.81	73.28	686	115.44%
73 - 75	376	3.56	10,946,303.14	4.86	730	113.78%

Total	10,573	100.00%	$225,095,751.58	100.00%	692	113.72%

(1)	Assumes that all scheduled monthly payments are made on their respective due dates.
(2)	May not add to 100.00% due to rounding.
(3)	Weighted by principal balance as of the Cutoff Date.

Distribution by State as of the Cutoff Date for CRART 2014-2

State(1)	Number of Receivables	Percentage of Number of Receivables(2)	Aggregate Principal Balance	Percentage of Cutoff Date Pool Balance(2)	Weighted Average Original FICO® Score(3)	Weighted Average LTV(3)
Arizona	1,071	10.13%	$21,487,409.60	9.55%	693	111.81%
California	6,378	60.32	130,660,670.96	58.05	694	113.28%
Iowa	6	0.06	136,414.20	0.06	718	118.77%
Kansas	8	0.08	173,234.66	0.08	678	108.37%
Missouri	114	1.08	2,477,129.37	1.10	703	111.82%
Texas	2,996	28.34	70,160,892.79	31.17	688	115.19%

Total	10,573	100.00%	$225,095,751.58	100.00%	692	113.72%

(1)	Based on the billing addresses of the originating dealers as of the Cutoff Date.
(2)	May not add to 100.00% due to rounding.
(3)	Weighted by principal balance as of the Cutoff Date.

Prepayment, Cumulative Net Loss and Delinquencies Information

Set forth below is prepayment information, cumulative net loss and delinquency information relating to the motor vehicle installment sales contracts and installment loans owned by California Republic Auto Receivables Trust 2014-2. For more information regarding prepayment speeds, you should refer to “Weighted Average Lives of the Notes” in this prospectus supplement.

CRART 2014-2

					Delinquencies(2)
Period	Month	Pool Factor	Prepayments(1)	Cumulative Net Loss	30-59 days	60-89 days	90+ days
1	Jun-14	96.90%	1.37%	0.00%	0.15%	0.00%	0.00%
2	Jul-14	94.10%	1.26%	0.00%	0.42%	0.08%	0.00%
3	Aug-14	91.43%	1.19%	0.01%	0.58%	0.21%	0.07%
4	Sep-14	88.73%	1.22%	0.03%	0.60%	0.24%	0.19%
5	Oct-14	86.25%	1.24%	0.07%	0.66%	0.19%	0.23%
6	Nov-14	83.96%	1.23%	0.14%	0.77%	0.19%	0.19%
7	Dec-14	81.77%	1.21%	0.18%	0.82%	0.32%	0.27%
8	Jan-15	79.52%	1.20%	0.28%	0.69%	0.29%	0.33%

(1)	Prepayments are measured in terms of Absolute Prepayment Speed (ABS).
(2)	Delinquency percentage is based off ending principal balances of the delinquent accounts at the end of respective collection period.

California Republic Auto Receivables Trust 2014-3 (“CRART 2014-3”)

Summary of Initial Pool Composition as of the Cutoff Date for CRART 2014-3

Closing Date	9/11/2014
Cutoff Date	8/31/2014
Aggregate Principal Balance	$275,003,695.02
Number of Receivables	12,690
Average Outstanding Principal Balance	$21,670.90
Average Original Principal Balance	$22,036.01
Weighted Average Contract Rate(1)	7.01%
Contract Rate (range)	1.45% to 21.95%
Weighted Average Original Term (1)	69 months
Original Term (range)	12 to 75 months
Weighted Average Remaining Term(1)	67 months
Remaining Term (range)	7 to 75 months
Percentage New Vehicles(2)	38.15%
Percentage Used Vehicles(2)	61.85%
Weighted Average Original FICO® Score(1)(3)(4)	695
Original FICO® Score (range)(3)	580 to 877
Weighted Average LTV(1)(5)	113.33%

(1)	Weighted by principal balance as of the Cutoff Date.
(2)	Based on the principal balance of the Receivables as of the Cutoff Date.
(3)

FICO® scores are calculated as of the origination of the related Receivables. FICO® is a federally registered trademark of Fair, Isaac & Company. A FICO® score is a measurement determined by Fair, Isaac & Company using information collected by the major credit bureaus to assess credit risk. Data from an independent credit reporting agency, such as FICO® score, is one of several factors that may be used by the Originator in its credit scoring system to assess the credit risk associated with each applicant, see “The Sponsor and Servicer—Underwriting Criteria” in the prospectus. FICO® scores are based on independent third party information, the accuracy of which cannot be verified. FICO® scores should not necessarily be relied upon as a meaningful predictor of the performance of the Receivables.

(4)	All Obligors on the Receivables had a FICO® score. In the case of co-obligors, the FICO® score of the primary obligor was used for this calculation.
(5)

The loan-to-value ratio (or “LTV”) for a Receivable secured by a new vehicle is equal to the original amount financed divided by the dealer invoice for that vehicle. The LTV for a Receivable secured by a used vehicle is equal to the original amount financed divided by the wholesale price for that vehicle as set forth in the applicable N.A.D.A. Official Used Car Guide. Amounts relating to LTV are calculated excluding LTVs for which no manufacturer’s suggested retail price or retail price for that vehicle was available.

Distribution by Remaining Term to Maturity as of the Cutoff Date for CRART 2014-3

Range of Remaining Term to Maturity (in months)(1)	Number of Receivables	Percentage of Number of Receivables(2)	Aggregate Principal Balance	Percentage of Cutoff Date Pool Balance(2)	Weighted Average Original FICO® Score(3)	Weighted Average LTV(3)
1 - 12	4	0.03%	$14,891.13	0.01%	681	42.58%
13 - 24	48	0.38	326,710.75	0.12	711	71.07%
25 - 36	290	2.29	2,783,252.33	1.01	732	93.60%
37 - 48	737	5.81	8,602,962.06	3.13	706	105.48%
49 - 60	2,717	21.41	45,893,628.69	16.69	707	106.55%
61 - 72	8,334	65.67	200,526,108.69	72.92	688	115.49%
73 - 75	560	4.41	16,856,141.37	6.13	737	114.33%

Total	12,690	100.00%	$275,003,695.02	100.00%	695	113.33%

(1)	Assumes that all scheduled monthly payments are made on their respective due dates.
(2)	May not add to 100.00% due to rounding.
(3)	Weighted by principal balance as of the Cutoff Date.

Distribution by State as of the Cutoff Date for CRART 2014-3

State(1)	Number of Receivables	Percentage of Number of Receivables(2)	Aggregate Principal Balance	Percentage of Cutoff Date Pool Balance(2)	Weighted Average Original FICO® Score(3)	Weighted Average LTV(3)
Arizona	1,332	10.50%	$27,664,676.03	10.06%	695	113.00%
California	6,328	49.87	132,246,607.70	48.09	694	113.35%
Kansas	21	0.17	534,226.23	0.19	709	110.31%
Missouri	236	1.86	4,866,819.18	1.77	696	111.78%
Nevada	1,317	10.38	29,063,845.06	10.57	695	113.57%
Texas	3,456	27.23	80,627,520.82	29.32	695	113.45%

Total	12,690	100.00%	$275,003,695.02	100.00%	695	113.33%

(1)	Based on the billing addresses of the originating dealers as of the Cutoff Date.
(2)	May not add to 100.00% due to rounding.
(3)	Weighted by principal balance as of the Cutoff Date.

Prepayment, Cumulative Net Loss and Delinquencies Information

Set forth below is prepayment information, cumulative net loss and delinquency information relating to the motor vehicle installment sales contracts and installment loans owned by California Republic Auto Receivables Trust 2014-3. For more information regarding prepayment speeds, you should refer to “Weighted Average Lives of the Notes” in this prospectus supplement.

CRART 2014-3

					Delinquencies(2)
Period	Month	Pool Factor	Prepayments(1)	Cumulative Net Loss	30-59 days	60-89 days	90+ days
1	Sep-14	97.10%	1.19%	0.00%	0.23%	0.00%	0.00%
2	Oct-14	94.30%	1.18%	0.00%	0.35%	0.12%	0.00%
3	Nov-14	91.97%	1.04%	0.02%	0.56%	0.12%	0.06%
4	Dec-14	89.16%	1.10%	0.07%	0.69%	0.17%	0.11%
5	Jan-15	86.64%	1.13%	0.09%	0.57%	0.30%	0.19%

(1)	Prepayments are measured in terms of Absolute Prepayment Speed (ABS).
(2)	Delinquency percentage is based off ending principal balances of the delinquent accounts at the end of respective collection period.

California Republic Auto Receivables Trust 2014-4 (“CRART 2014-4”)

Summary of Initial Pool Composition as of the Cutoff Date for CRART 2014-4

Closing Date	12/18/2014
Cutoff Date	11/30/2014
Aggregate Principal Balance	$325,000,084.50
Number of Receivables	14,945
Average Outstanding Principal Balance	$21,746.41
Average Original Principal Balance	$22,136.28
Weighted Average Contract Rate(1)	6.88%
Contract Rate (range)	0.50% to 22.95%
Weighted Average Original Term (1)	69 months
Original Term (range)	18 to 75 months
Weighted Average Remaining Term(1)	67 months
Remaining Term (range)	10 to 75 months
Percentage New Vehicles(2)	36.50%
Percentage Used Vehicles(2)	63.50%
Weighted Average Original FICO® Score(1)(3)(4)	698
Original FICO® Score (range)(3)	580 to 877
Weighted Average LTV(1)(5)	114.09%

(1)	Weighted by principal balance as of the Cutoff Date.
(2)	Based on the principal balance of the Receivables as of the Cutoff Date.
(3)

FICO® scores are calculated as of the origination of the related Receivables. FICO® is a federally registered trademark of Fair, Isaac & Company. A FICO® score is a measurement determined by Fair, Isaac & Company using information collected by the major credit bureaus to assess credit risk. Data from an independent credit reporting agency, such as FICO® score, is one of several factors that may be used by the Originator in its credit scoring system to assess the credit risk associated with each applicant, see “The Sponsor and Servicer—Underwriting Criteria” in the prospectus. FICO® scores are based on independent third party information, the accuracy of which cannot be verified. FICO® scores should not necessarily be relied upon as a meaningful predictor of the performance of the Receivables.

(4)	All Obligors on the Receivables had a FICO® score. In the case of co-obligors, the FICO® score of the primary obligor was used for this calculation.
(5)

The loan-to-value ratio (or “LTV”) for a Receivable secured by a new vehicle is equal to the original amount financed divided by the dealer invoice for that vehicle. The LTV for a Receivable secured by a used vehicle is equal to the original amount financed divided by the wholesale price for that vehicle as set forth in the applicable N.A.D.A. Official Used Car Guide. Amounts relating to LTV are calculated excluding LTVs for which no manufacturer’s suggested retail price or retail price for that vehicle was available.

Distribution by Remaining Term to Maturity as of the Cutoff Date for CRART 2014-4

Range of Remaining Term to Maturity (in months)(1)	Number of Receivables	Percentage of Number of Receivables(2)	Aggregate Principal Balance	Percentage of Cutoff Date Pool Balance(2)		Weighted Average Original FICO® Score(3)	Weighted Average LTV(3)
1 - 12	1	0.01%	$1,131.26	0.00	%(4)	816	66.28%
13 - 24	66	0.44	386,560.30	0.12		735	79.10%
25 - 36	292	1.95	2,659,426.44	0.82		724	96.14%
37 - 48	918	6.14	11,122,195.93	3.42		713	105.99%
49 - 60	3,203	21.43	53,974,883.70	16.61		709	107.12%
61 - 72	9,814	65.67	237,017,252.86	72.93		691	116.26%
73 - 75	651	4.36	19,838,634.01	6.10		739	114.72%

Total	14,945	100.00%	$325,000,084.50	100.00%		698	114.09%

(1)	Assumes that all scheduled monthly payments are made on their respective due dates.
(2)	May not add to 100.00% due to rounding.
(3)	Weighted by principal balance as of the Cutoff Date.
(4)	Greater than 0.00% but less than 0.005%.

Distribution by State as of the Cutoff Date for CRART 2014-4

State(1)	Number of Receivables	Percentage of Number of Receivables(2)	Aggregate Principal Balance	Percentage of Cutoff Date Pool Balance(2)	Weighted Average Original FICO® Score(3)	Weighted Average LTV(3)
Arizona	1,578	10.56%	$32,793,564.18	10.09%	691	113.89%
California	7,992	53.48	166,485,480.99	51.23	697	114.55%
Kansas	47	0.31	1,114,320.86	0.34	698	121.32%
Missouri	332	2.22	7,037,185.26	2.17	705	114.58%
Nevada	864	5.78	19,656,019.18	6.05	699	112.83%
Texas	4,132	27.65	97,913,514.03	30.13	701	113.50%

Total	14,945	100.00%	$325,000,084.50	100.00%	698	114.09%

(1)	Based on the billing addresses of the originating dealers as of the Cutoff Date.
(2)	May not add to 100.00% due to rounding.
(3)	Weighted by principal balance as of the Cutoff Date.

Prepayment, Cumulative Net Loss and Delinquencies Information

Set forth below is prepayment information, cumulative net loss and delinquency information relating to the motor vehicle installment sales contracts and installment loans owned by California Republic Auto Receivables Trust 2014-4. For more information regarding prepayment speeds, you should refer to “Weighted Average Lives of the Notes” in this prospectus supplement.

CRART 2014-4

					Delinquencies(2)
Period	Month	Pool Factor	Prepayments(1)	Cumulative Net Loss	30-59 days	60-89 days	90+ days
1	Dec-14	97.16%	0.36%	0.00%	0.17%	0.00%	0.00%
2	Jan-15	94.63%	0.36%	0.00%	0.33%	0.08%	0.01%

(1)	Prepayments are measured in terms of Absolute Prepayment Speed (ABS).
(2)	Delinquency percentage is based off ending principal balances of the delinquent accounts at the end of respective collection period.

APPENDIX B

CRB—Static Pool Information for Vintage Pools

SUMMARY CHARACTERISTICS OF ORIGINATED RECEIVABLES

		Origination Month
		Jul-11	Aug-11	Sep-11	Oct-11	Nov-11	Dec-11	Jan-12	Feb-12	Mar-12	Apr-12	May-12
Origination Characteristic	Aggregate Original Principal Balance	$1,484,980.49	$4,041,267.33	$6,865,391.17	$9,001,309.14	$10,545,435.76	$12,084,458.15	$15,557,593.21	$17,114,229.47	$17,704,573.91	$20,127,576.40	$24,160,593.02
	Original Number of Receivables	75	216	354	463	551	609	782	873	922	1,014	1,172
	Average Original Principal Balance	$19,799.74	$18,709.57	$19,393.76	$19,441.27	$19,138.72	$19,843.12	$19,894.62	$19,603.93	$19,202.36	$19,849.68	$20,614.84
	Weighted Average Original Term(1)	67	64	66	66	66	66	67	66	66	66	67
	Weighted Average Original Contract Rate(1)	9.44%	9.58%	8.96%	8.70%	8.97%	8.28%	8.80%	8.78%	8.63%	8.36%	8.25%
	Weighted Average FICO® Score(1)(3)	683	698	694	695	690	697	693	693	692	699	695
	% New Finance Vehicles(4)	30.62%	25.18%	31.86%	29.05%	32.49%	33.37%	32.29%	32.19%	32.80%	30.38%	35.05%
	% Used Finance Vehicles(4)	69.38%	74.82%	68.14%	70.95%	67.51%	66.63%	67.71%	67.81%	67.20%	69.62%	64.95%
As of January 31, 2015	Aggregate Month-end Principal Balance	$267,942.13	$608,333.28	$1,149,098.09	$1,646,543.04	$2,273,391.86	$2,869,088.22	$4,050,469.26	$4,702,747.77	$4,606,001.42	$6,131,326.49	$7,335,896.90
	Month-end Number of Receivables	29	81	133	181	227	283	385	429	434	535	616
	Average Month-end Principal Balance	$9,239.38	$7,510.29	$8,639.84	$9,096.92	$10,014.94	$10,138.12	$10,520.70	$10,962.12	$10,612.91	$11,460.42	$11,908.92
	Weighted Average Month end Contract Rate(2)	10.29%	9.39%	8.95%	8.39%	8.63%	7.77%	8.61%	8.54%	8.21%	8.10%	8.08%
	Weighted Average Age(2)	41	40	39	38	37	36	35	34	33	32	31
	Weighted Average Remaining Term(2)	30	27	30	30	33	33	34	35	36	37	38
	Pool Factor (5)	18.04%	15.05%	16.74%	18.29%	21.56%	23.74%	26.04%	27.48%	26.02%	30.46%	30.36%

		Origination Month
		Jun-12	Jul-12	Aug-12	Sep-12	Oct-12	Nov-12	Dec-12	Jan-13	Feb-13	Mar-13	Apr-13
Origination Characteristic	Aggregate Original Principal Balance	$21,472,025.12	$25,252,138.57	$25,479,936.00	$26,962,377.19	$30,072,282.25	$26,532,740.90	$24,062,967.67	$38,244,113.53	$36,089,732.30	$40,652,787.13	$40,130,405.19
	Original Number of Receivables	1,050	1,217	1,241	1,336	1,447	1,270	1,128	1,832	1,752	1,962	1,948
	Average Original Principal Balance	$20,449.55	$20,749.50	$20,531.78	$20,181.42	$20,782.50	$20,891.92	$21,332.42	$20,875.61	$20,599.16	$20,720.07	$20,600.82
	Weighted Average Original Term(1)	67	67	67	67	68	68	68	68	68	68	68
	Weighted Average Original Contract Rate(1)	8.41%	8.06%	7.99%	8.01%	7.88%	7.77%	7.42%	7.54%	7.34%	7.53%	7.54%
	Weighted Average FICO® Score(1)(3)	693	695	694	692	691	697	699	693	699	695	696
	% New Finance Vehicles(4)	34.09%	34.62%	35.30%	38.42%	37.45%	36.30%	41.16%	37.46%	38.81%	37.45%	33.16%
	% Used Finance Vehicles(4)	65.91%	65.38%	64.70%	61.58%	62.55%	63.70%	58.84%	62.54%	61.19%	62.55%	66.84%
As of January 31, 2015	Aggregate Month-end Principal Balance	$6,915,410.29	$8,855,428.76	$9,041,387.83	$9,941,191.10	$11,493,135.39	$10,347,633.52	$10,151,126.11	$17,147,951.07	$17,018,837.61	$20,250,661.50	$20,042,012.48
	Month-end Number of Receivables	556	706	705	780	833	753	695	1,168	1,148	1,353	1,332
	Average Month-end Principal Balance	$12,437.79	$12,543.10	$12,824.66	$12,745.12	$13,797.28	$13,741.88	$14,605.94	$14,681.46	$14,824.77	$14,967.23	$15,046.56
	Weighted Average Month end Contract Rate(2)	8.38%	8.03%	7.78%	8.00%	7.65%	7.69%	7.23%	7.39%	7.10%	7.40%	7.51%
	Weighted Average Age(2)	30	29	28	27	26	25	24	23	22	21	20
	Weighted Average Remaining Term(2)	39	40	41	42	43	44	45	46	47	48	49
	Pool Factor (5)	32.21%	35.07%	35.48%	36.87%	38.22%	39.00%	42.19%	44.84%	47.16%	49.81%	49.94%

(1)	Weighted by original aggregate principal balance of the originated Receivables in that origination month.
(2)	Weighted by current aggregate month-end principal balance of the originated Receivables in that origination month.
(3)	Weighted average calculated excluding accounts for which no original FICO® Score is available.
(4)	As a percentage of the original principal balance of the originated Receivables in that origination month.
(5)	The pool factor represents (a) the aggregate outstanding month-end principal balance of receivables originated in the specified month divided by (b) the aggregate original principal balance of the receivables originated in the specified month.

SUMMARY CHARACTERISTICS OF ORIGINATED RECEIVABLES (continued)

		Origination Month
		May-13	June-13	Jul-13	Aug-13	Sep-13	Oct-13	Nov-13	Dec-13	Jan-14	Feb-14	Mar-14
Origination Characteristic	Aggregate Original Principal Balance	$45,538,474.64	$40,583,166.89	$55,617,253.78	$66,566,470.05	$65,161,590.17	$63,118,459.28	$53,170,140.52	$52,546,695.67	$76,064,064.75	$73,444,022.94	$79,293,120.56
	Original Number of Receivables	2,120	1,937	2,609	3,076	2,973	2,948	2,438	2,427	3,521	3,473	3,771
	Average Original Principal Balance	$21,480.41	$20,951.56	$21,317.46	$21,640.59	$21,917.79	$21,410.60	$21,808.92	$21,650.88	$21,602.97	$21,147.14	$21,027.08
	Weighted Average Original Term(1)	68	68	68	68	69	68	68	68	69	69	68
	Weighted Average Original Contract Rate(1)	6.86%	7.24%	7.05%	7.17%	7.04%	7.16%	7.09%	7.15%	7.12%	7.18%	7.27%
	Weighted Average FICO® Score(1)(3)	702	695	696	693	691	694	694	692	691	692	690
	% New Finance Vehicles(4)	39.66%	35.85%	35.33%	36.28%	39.91%	35.13%	35.31%	36.62%	33.22%	34.25%	31.63%
	% Used Finance Vehicles(4)	60.34%	64.15%	64.67%	63.72%	60.09%	64.87%	64.69%	63.38%	66.78%	65.75%	68.37%
As of January 31, 2015	Aggregate Month-end Principal Balance	$24,043,464.98	$23,243,477.29	$32,879,951.09	$40,579,151.72	$42,272,055.05	$40,862,917.87	$35,877,943.96	$35,970,817.86	$54,811,430.69	$54,902,238.67	$61,609,673.67
	Month-end Number of Receivables	1,483	1,440	1,971	2,376	2,395	2,313	1,971	1,965	2,949	2,968	3,305
	Average Month-end Principal Balance	$16,212.72	$16,141.30	$16,681.86	$17,078.77	$17,650.13	$17,666.63	$18,202.91	$18,305.76	$18,586.45	$18,498.06	$18,641.35
	Weighted Average Month end Contract Rate(2)	6.78%	7.28%	6.96%	7.09%	7.08%	7.15%	7.11%	7.23%	7.18%	7.27%	7.35%
	Weighted Average Age(2)	19	18	17	16	15	14	13	12	11	10	9
	Weighted Average Remaining Term(2)	50	51	52	53	54	55	56	57	58	59	60
	Pool Factor (5)	52.80%	57.27%	59.12%	60.96%	64.87%	64.74%	67.48%	68.45%	72.06%	74.75%	77.70%

		Origination Month
		Apr-14	May-14	Jun-14	Jul-14	Aug-14	Sep-14	Oct-14	Nov-14	Dec-14
Origination Characteristic	Aggregate Original Principal Balance	$89,353,446.74	$100,466,877.83	$101,392,202.40	$111,203,068.83	$100,271,596.17	$116,897,176.58	$121,355,395.80	$101,037,571.03	$119,453,739.04
	Original Number of Receivables	4,117	4,559	4,587	5,080	4,577	5,344	5,448	4,576	5,339
	Average Original Principal Balance	$21,703.53	$22,037.04	$22,104.25	$21,890.37	$21,907.71	$21,874.47	$22,275.22	$22,079.89	$22,373.80
	Weighted Average Original Term(1)	68	69	69	69	68	69	69	69	69
	Weighted Average Original Contract Rate(1)	7.18%	7.26%	7.10%	7.03%	6.88%	6.85%	6.99%	7.04%	6.85%
	Weighted Average FICO® Score(1)(3)	692	690	692	694	695	698	696	696	697
	% New Finance Vehicles(4)	36.06%	36.76%	38.96%	37.51%	36.72%	36.16%	36.67%	35.55%	38.73%
	% Used Finance Vehicles(4)	63.94%	63.24%	61.04%	62.49%	63.28%	63.84%	63.33%	64.45%	61.27%
As of January 31, 2015	Aggregate Month-end Principal Balance	$71,299,442.03	$83,107,096.81	$85,927,488.57	$97,695,185.24	$89,862,234.93	$106,908,288.73	$114,228,941.67	$97,402,986.30	$118,437,937.56
	Month-end Number of Receivables	3,644	4,126	4,213	4,760	4,335	5,092	5,270	4,478	5,310
	Average Month-end Principal Balance	$19,566.26	$20,142.29	$20,395.80	$20,524.20	$20,729.47	$20,995.34	$21,675.32	$21,751.45	$22,304.70
	Weighted Average Month end Contract Rate(2)	7.28%	7.32%	7.21%	7.12%	6.98%	6.93%	7.06%	7.09%	6.86%
	Weighted Average Age(2)	8	7	6	5	4	3	2	1	0
	Weighted Average Remaining Term(2)	61	62	63	64	65	66	67	68	69
	Pool Factor (5)	79.79%	82.72%	84.75%	87.85%	89.62%	91.45%	94.13%	96.40%	99.15%

(1)	Weighted by original aggregate principal balance of the originated Receivables in that origination month.
(2)	Weighted by current aggregate month-end principal balance of the originated Receivables in that origination month.
(3)	Weighted average calculated excluding accounts for which no original FICO® Score is available.
(4)	As a percentage of the original principal balance of the originated Receivables in that origination month.
(5)	The pool factor represents (a) the aggregate outstanding month-end principal balance of receivables originated in the specified month divided by (b) the aggregate original principal balance of the receivables originated in the specified month.

CRB – Original Contract Rate

(as a percentage of the aggregate original principal balance of the originated Receivables in that origination month)

	Origination Month
Original Contract Rate (%)	Jul-11	Aug-11	Sep-11	Oct-11	Nov-11	Dec-11	Jan-12	Feb-12	Mar-12	Apr-12	May-12	Jun-12	Jul-12	Aug-12
Less than 0.01	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
0.01 - 1.00	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
1.01 - 2.00	0.00%	0.00%	0.61%	0.19%	0.59%	0.43%	1.58%	1.55%	0.89%	0.15%	0.47%	0.13%	0.21%	0.33%
2.01 - 3.00	1.54%	0.00%	1.83%	5.51%	6.79%	14.21%	10.52%	10.52%	7.68%	8.84%	10.26%	8.22%	11.03%	10.23%
3.01 - 4.00	2.88%	5.00%	3.20%	9.49%	7.00%	9.36%	6.19%	6.83%	7.24%	8.96%	8.22%	7.95%	8.82%	9.22%
4.01 - 5.00	8.14%	7.32%	10.36%	8.27%	9.49%	6.65%	7.87%	6.71%	8.50%	9.86%	7.57%	8.07%	9.79%	9.62%
5.01 - 6.00	7.92%	5.97%	10.89%	6.45%	7.25%	5.91%	6.34%	7.88%	7.45%	7.97%	7.94%	8.67%	7.69%	9.16%
6.01 - 7.00	15.33%	11.93%	11.30%	12.82%	8.39%	8.40%	9.40%	7.19%	9.42%	8.28%	7.34%	8.69%	9.74%	8.79%
7.01 - 8.00	15.04%	9.31%	9.07%	8.37%	8.80%	6.42%	7.39%	8.56%	8.11%	8.19%	9.26%	11.50%	7.60%	8.52%
8.01 - 9.00	4.14%	10.61%	8.85%	6.91%	8.04%	6.83%	7.39%	7.61%	8.52%	8.21%	10.21%	7.55%	8.81%	7.64%
9.01 - 10.00	4.05%	8.76%	10.10%	9.52%	8.69%	10.83%	7.50%	8.30%	10.31%	10.46%	10.48%	9.73%	10.52%	9.60%
10.01 - 11.00	10.68%	9.45%	6.68%	7.68%	5.07%	5.47%	5.24%	7.44%	7.68%	7.16%	7.27%	7.31%	5.51%	7.09%
11.01 - 12.00	2.17%	7.38%	6.24%	5.15%	4.93%	5.81%	5.79%	5.33%	6.00%	4.21%	5.48%	5.19%	5.15%	5.13%
12.01 - 13.00	10.80%	7.20%	8.47%	6.19%	5.99%	6.54%	7.56%	5.01%	5.07%	5.34%	5.08%	5.91%	4.86%	4.87%
13.01 - 14.00	2.89%	6.05%	4.03%	4.12%	5.73%	4.04%	5.53%	4.79%	3.56%	3.15%	3.10%	3.87%	3.17%	3.53%
14.01 - 15.00	9.02%	6.66%	5.41%	3.72%	5.32%	3.34%	3.89%	3.80%	4.16%	3.54%	3.39%	2.29%	2.49%	2.44%
15.01 - 16.00	0.00%	2.64%	1.29%	2.23%	3.63%	2.89%	3.77%	3.87%	2.42%	2.28%	1.87%	1.97%	1.82%	2.29%
16.01 - 17.00	1.99%	0.97%	0.64%	0.59%	2.58%	1.44%	1.48%	1.92%	1.03%	1.67%	0.96%	1.41%	1.01%	0.80%
17.01 - 18.00	2.66%	0.46%	0.20%	1.47%	0.65%	0.78%	0.91%	1.02%	0.61%	0.34%	0.71%	0.49%	0.73%	0.25%
18.01 - 19.00	0.00%	0.30%	0.48%	0.44%	0.71%	0.12%	0.85%	0.71%	0.33%	0.87%	0.35%	0.77%	0.61%	0.10%
19.01 - 20.00	0.75%	0.00%	0.27%	0.38%	0.22%	0.31%	0.54%	0.42%	0.21%	0.34%	0.00%	0.14%	0.20%	0.26%
20.01 - 21.00	0.00%	0.00%	0.00%	0.09%	0.14%	0.19%	0.15%	0.15%	0.39%	0.00%	0.00%	0.06%	0.14%	0.11%
21.01 - 22.00	0.00%	0.00%	0.08%	0.00%	0.00%	0.00%	0.00%	0.06%	0.13%	0.09%	0.00%	0.08%	0.07%	0.00%
22.01 - 23.00	0.00%	0.00%	0.00%	0.24%	0.00%	0.04%	0.10%	0.15%	0.13%	0.00%	0.03%	0.00%	0.00%	0.00%
23.01 - 24.00	0.00%	0.00%	0.00%	0.16%	0.00%	0.00%	0.00%	0.19%	0.10%	0.07%	0.00%	0.00%	0.03%	0.00%
Greater than or equal to 24.01	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.06%	0.03%	0.00%	0.00%	0.00%	0.00%

Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

CRB – Original Contract Rate (continued)

(as a percentage of the aggregate original principal balance of the originated Receivables in that origination month)

	Origination Month
Original Contract Rate (%)	Sep-12	Oct-12	Nov-12	Dec-12	Jan-13	Feb-13	Mar-13	Apr-13	May-13	Jun-13	Jul-13	Aug-13	Sep-13	Oct-13
Less than 0.01	0.00%	0.00%	0.00%	0.00%	0.00%	0.31%	0.15%	0.25%	0.31%	0.23%	0.00%	0.12%	0.07%	0.13%
0.01 - 1.00	0.00%	0.00%	0.00%	0.01%	0.00%	0.06%	0.00%	0.00%	0.05%	0.04%	0.04%	0.03%	0.04%	0.00%
1.01 - 2.00	0.17%	1.85%	1.30%	1.96%	1.91%	3.87%	2.83%	3.03%	7.26%	5.90%	5.95%	5.97%	5.30%	4.99%
2.01 - 3.00	9.47%	9.54%	10.08%	11.00%	9.55%	9.96%	9.63%	8.22%	10.35%	10.25%	10.55%	8.94%	9.99%	9.22%
3.01 - 4.00	9.61%	9.44%	8.76%	12.34%	9.39%	11.04%	9.25%	10.20%	12.63%	9.82%	11.49%	10.76%	10.67%	9.74%
4.01 - 5.00	9.90%	9.20%	10.06%	10.84%	10.36%	9.66%	10.65%	11.03%	10.27%	11.43%	10.62%	10.66%	11.15%	10.10%
5.01 - 6.00	8.15%	9.87%	10.86%	9.11%	10.57%	10.22%	10.74%	10.14%	11.36%	8.46%	10.21%	9.26%	10.22%	12.74%
6.01 - 7.00	9.40%	8.77%	8.12%	9.78%	10.58%	9.04%	10.65%	8.33%	7.32%	8.79%	9.62%	9.75%	9.80%	9.46%
7.01 - 8.00	9.19%	8.65%	8.91%	6.81%	9.93%	8.25%	6.86%	9.30%	7.79%	8.11%	7.52%	9.08%	8.48%	8.21%
8.01 - 9.00	9.58%	8.03%	8.76%	8.53%	7.72%	9.14%	8.63%	8.85%	6.99%	8.13%	7.01%	7.93%	8.34%	9.20%
9.01 - 10.00	8.80%	9.33%	10.23%	8.94%	8.74%	8.03%	8.71%	8.96%	7.00%	7.94%	7.90%	7.86%	7.94%	8.27%
10.01 - 11.00	6.49%	6.20%	6.03%	4.59%	6.37%	4.65%	5.75%	6.02%	5.31%	5.60%	5.11%	6.07%	5.61%	5.50%
11.01 - 12.00	4.32%	4.08%	4.38%	3.33%	4.10%	4.46%	4.18%	4.13%	4.09%	3.97%	3.82%	3.98%	3.56%	3.11%
12.01 - 13.00	4.98%	4.80%	3.92%	3.91%	3.74%	4.12%	3.87%	3.80%	3.17%	4.25%	3.22%	3.72%	3.29%	3.57%
13.01 - 14.00	4.23%	4.42%	2.43%	3.43%	1.86%	2.46%	2.27%	2.69%	2.12%	2.38%	2.20%	1.86%	2.02%	1.80%
14.01 - 15.00	2.45%	1.65%	2.16%	1.42%	1.96%	1.74%	2.61%	2.09%	1.74%	2.22%	1.63%	1.57%	1.62%	1.56%
15.01 - 16.00	1.18%	1.65%	1.67%	2.03%	1.14%	1.00%	1.43%	1.49%	0.94%	1.03%	1.50%	0.88%	0.89%	1.04%
16.01 - 17.00	0.96%	1.57%	1.27%	0.83%	1.07%	0.88%	0.95%	0.87%	0.62%	0.62%	0.64%	0.83%	0.47%	0.61%
17.01 - 18.00	0.41%	0.29%	0.56%	0.55%	0.48%	0.69%	0.57%	0.48%	0.37%	0.62%	0.72%	0.50%	0.41%	0.45%
18.01 - 19.00	0.44%	0.57%	0.30%	0.34%	0.44%	0.40%	0.09%	0.05%	0.16%	0.04%	0.19%	0.16%	0.08%	0.16%
19.01 - 20.00	0.21%	0.05%	0.06%	0.23%	0.08%	0.04%	0.06%	0.04%	0.14%	0.17%	0.03%	0.07%	0.05%	0.14%
20.01 - 21.00	0.03%	0.05%	0.12%	0.00%	0.00%	0.00%	0.00%	0.03%	0.02%	0.00%	0.02%	0.00%	0.00%	0.00%
21.01 - 22.00	0.04%	0.00%	0.00%	0.00%	0.00%	0.00%	0.10%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
22.01 - 23.00	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
23.01 - 24.00	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.01%
Greater than or equal to 24.01	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

CRB – Original Contract Rate (continued)

(as a percentage of the aggregate original principal balance of the originated Receivables in that origination month)

	Origination Month
Original Contract Rate (%)	Nov-13	Dec-13	Jan-14	Feb-14	Mar-14	Apr-14	May-14	Jun-14	Jul-14	Aug-14	Sep-14	Oct-14	Nov-14	Dec-14
Less than 0.01	0.07%	0.10%	0.02%	0.05%	0.00%	0.01%	0.00%	0.04%	0.06%	0.07%	0.04%	0.05%	0.00%	0.00%
0.01 - 1.00	0.00%	0.00%	0.00%	0.00%	0.00%	0.09%	0.03%	0.00%	0.02%	0.03%	0.03%	0.02%	0.00%	0.02%
1.01 - 2.00	4.28%	2.14%	3.91%	3.67%	4.78%	4.84%	4.74%	6.41%	6.33%	6.73%	6.56%	5.96%	6.01%	6.02%
2.01 - 3.00	10.06%	8.68%	8.97%	9.20%	9.08%	8.98%	8.75%	10.37%	10.46%	11.30%	11.30%	11.25%	10.97%	11.64%
3.01 - 4.00	10.32%	11.88%	9.11%	9.87%	8.85%	10.06%	9.56%	10.32%	10.06%	10.69%	9.97%	10.98%	10.67%	11.58%
4.01 - 5.00	10.80%	11.17%	11.87%	10.36%	11.23%	10.48%	10.72%	10.32%	10.16%	10.29%	11.26%	10.66%	10.62%	10.82%
5.01 - 6.00	11.37%	10.87%	10.45%	11.91%	10.55%	10.04%	10.46%	9.40%	10.54%	9.69%	10.23%	9.62%	9.48%	9.45%
6.01 - 7.00	9.62%	10.75%	10.83%	10.41%	8.72%	10.17%	9.88%	8.81%	8.76%	9.14%	8.84%	8.83%	8.80%	9.02%
7.01 - 8.00	9.09%	9.47%	9.97%	9.77%	9.93%	10.49%	9.06%	8.34%	8.44%	8.05%	8.38%	8.91%	8.38%	8.46%
8.01 - 9.00	9.07%	9.52%	9.46%	8.66%	8.58%	9.01%	9.22%	9.24%	8.75%	8.33%	8.85%	7.70%	9.08%	8.04%
9.01 - 10.00	7.47%	8.38%	9.37%	7.73%	9.23%	8.01%	8.84%	8.40%	8.54%	8.68%	8.08%	7.62%	7.54%	8.44%
10.01 - 11.00	5.03%	5.90%	5.41%	6.00%	5.74%	5.13%	5.99%	5.03%	5.29%	5.39%	5.21%	5.40%	4.88%	4.95%
11.01 - 12.00	4.07%	3.76%	3.60%	4.17%	4.28%	3.84%	3.70%	4.33%	4.03%	3.69%	3.88%	3.91%	4.47%	3.76%
12.01 - 13.00	3.96%	3.32%	3.09%	3.32%	3.59%	3.10%	3.27%	2.93%	3.05%	3.22%	2.88%	3.23%	3.40%	2.94%
13.01 - 14.00	1.69%	1.85%	1.33%	1.73%	1.83%	2.18%	1.95%	2.05%	1.81%	1.76%	1.64%	2.22%	1.90%	1.68%
14.01 - 15.00	1.42%	1.02%	1.14%	1.60%	1.69%	1.69%	1.61%	1.67%	1.62%	1.33%	1.25%	1.43%	1.69%	1.24%
15.01 - 16.00	0.71%	0.59%	0.63%	0.51%	0.77%	0.69%	1.01%	0.96%	0.87%	0.72%	0.63%	0.95%	0.97%	0.83%
16.01 - 17.00	0.40%	0.34%	0.35%	0.61%	0.57%	0.49%	0.63%	0.51%	0.43%	0.33%	0.48%	0.45%	0.42%	0.51%
17.01 - 18.00	0.21%	0.12%	0.29%	0.30%	0.35%	0.44%	0.36%	0.51%	0.47%	0.38%	0.29%	0.42%	0.34%	0.31%
18.01 - 19.00	0.22%	0.13%	0.12%	0.09%	0.15%	0.15%	0.09%	0.17%	0.15%	0.04%	0.11%	0.20%	0.16%	0.09%
19.01 - 20.00	0.14%	0.00%	0.04%	0.00%	0.06%	0.09%	0.08%	0.13%	0.10%	0.10%	0.05%	0.14%	0.15%	0.13%
20.01 - 21.00	0.00%	0.00%	0.01%	0.02%	0.00%	0.00%	0.00%	0.02%	0.05%	0.03%	0.00%	0.02%	0.08%	0.03%
21.01 - 22.00	0.00%	0.00%	0.00%	0.01%	0.02%	0.03%	0.03%	0.04%	0.01%	0.00%	0.00%	0.01%	0.02%	0.01%
22.01 - 23.00	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.01%	0.00%	0.00%
23.01 - 24.00	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Greater than or equal to 24.01	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

CRB – Geographic Distribution by Top States

(as a percentage of the aggregate original principal balance of the originated Receivables in that origination month)

	Origination Month
	Jul-11	Aug-11	Sep-11	Oct-11	Nov-11	Dec-11	Jan-12	Feb-12	Mar-12	Apr-12	May-12	Jun-12	Jul-12	Aug-12	Sep-12
State(1)
California	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
Arizona	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Texas	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Iowa	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Nevada	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Missouri	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Kansas	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

	Origination Month
	Oct-12	Nov-12	Dec-12	Jan-13	Feb-13	Mar-13	Apr-13	May-13	Jun-13	Jul-13	Aug-13	Sep-13	Oct-13	Nov-13
State(1)
California	98.29%	93.83%	93.26%	88.44%	84.51%	79.64%	76.62%	77.46%	71.74%	71.35%	65.90%	61.64%	60.77%	59.55%
Arizona	1.71	6.17	6.74	8.87	9.66	11.40	10.77	10.20	10.89	9.42	10.51	8.46	9.68	7.28
Texas	0.00	0.00	0.00	2.69	5.84	8.96	12.61	12.34	17.37	19.23	23.59	29.89	28.14	29.57
Iowa	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.32	0.42
Nevada	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	1.09	3.19
Missouri	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Kansas	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

	Origination Month
	Dec-13	Jan-14	Feb-14	Mar-14	Apr-14	May-14	Jun-14	Jul-14	Aug-14	Sep-14	Oct-14	Nov-14	Dec-14
State(1)
California	60.21%	55.18%	57.85%	62.04%	54.76%	51.72%	49.00%	51.13%	51.62%	52.60%	50.87%	52.54%	50.36%
Arizona	7.51	7.91	6.84	8.34	9.93	10.31	11.50	10.73	9.80	10.16	9.98	9.74	9.71
Texas	29.17	32.18	31.25	24.77	30.78	31.72	32.31	30.17	29.97	30.46	30.62	29.19	31.65
Iowa	0.12	0.49	0.38	0.18	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Nevada	2.99	4.24	3.47	4.04	3.57	4.74	5.47	6.31	5.49	4.70	5.93	5.82	5.84
Missouri	0.00	0.00	0.20	0.55	0.89	1.46	1.57	1.46	2.85	1.93	2.17	2.21	1.99
Kansas	0.00	0.00	0.00	0.08	0.07	0.05	0.15	0.19	0.27	0.15	0.42	0.50	0.45

Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

(1)	Based on the billing address of the originating dealers

CRB—Prepayment Speed Information(1)

PREPAYMENT SPEEDS (ABS)

Age(2)	Origination Month
	Jul-11	Aug-11	Sep-11	Oct-11	Nov-11	Dec-11	Jan-12	Feb-12	Mar-12	Apr-12	May-12	Jun-12	Jul-12
1	7.71%	4.51%	5.37%	3.39%	3.97%	2.73%	2.67%	3.82%	3.50%	3.70%	3.87%	2.60%	3.47%
2	6.25%	3.05%	3.62%	2.68%	2.92%	1.95%	2.30%	2.60%	2.45%	2.42%	2.85%	1.77%	2.31%
3	4.81%	2.95%	2.83%	2.53%	2.25%	1.62%	1.98%	2.06%	2.04%	2.11%	2.51%	1.39%	1.82%
4	3.74%	2.42%	2.40%	2.04%	2.16%	1.38%	1.64%	2.04%	1.83%	1.76%	2.16%	1.47%	1.56%
5	3.07%	2.30%	2.04%	2.01%	1.90%	1.41%	1.68%	1.90%	1.53%	1.60%	1.86%	1.41%	1.45%
6	2.89%	2.03%	1.90%	1.83%	1.88%	1.36%	1.62%	1.77%	1.44%	1.47%	1.64%	1.39%	1.44%
7	2.89%	1.96%	1.76%	1.82%	1.74%	1.34%	1.50%	1.64%	1.37%	1.44%	1.53%	1.35%	1.36%
8	2.69%	2.15%	1.78%	1.65%	1.63%	1.39%	1.53%	1.63%	1.35%	1.41%	1.47%	1.33%	1.41%
9	2.41%	2.03%	1.79%	1.62%	1.63%	1.47%	1.46%	1.63%	1.32%	1.39%	1.39%	1.30%	1.40%
10	2.18%	1.85%	1.79%	1.60%	1.53%	1.56%	1.45%	1.53%	1.41%	1.38%	1.42%	1.36%	1.44%
11	2.11%	1.75%	1.75%	1.57%	1.47%	1.57%	1.44%	1.43%	1.45%	1.48%	1.43%	1.42%	1.43%
12	1.94%	1.83%	1.68%	1.55%	1.41%	1.56%	1.41%	1.40%	1.49%	1.52%	1.41%	1.47%	1.48%
13	2.02%	2.01%	1.61%	1.57%	1.48%	1.53%	1.37%	1.45%	1.53%	1.55%	1.50%	1.47%	1.49%
14	1.97%	1.99%	1.60%	1.56%	1.52%	1.50%	1.40%	1.47%	1.60%	1.58%	1.53%	1.45%	1.46%
15	1.85%	1.92%	1.58%	1.57%	1.57%	1.51%	1.39%	1.51%	1.62%	1.55%	1.55%	1.49%	1.49%
16	1.80%	1.90%	1.61%	1.62%	1.60%	1.56%	1.40%	1.59%	1.71%	1.56%	1.56%	1.49%	1.44%
17	1.91%	1.85%	1.60%	1.70%	1.65%	1.54%	1.49%	1.59%	1.67%	1.55%	1.55%	1.48%	1.42%
18	1.81%	1.88%	1.65%	1.67%	1.62%	1.66%	1.46%	1.58%	1.70%	1.59%	1.56%	1.46%	1.40%
19	1.72%	1.93%	1.62%	1.72%	1.72%	1.64%	1.49%	1.56%	1.74%	1.57%	1.55%	1.46%	1.39%
20	1.78%	1.88%	1.61%	1.74%	1.70%	1.62%	1.49%	1.58%	1.72%	1.56%	1.53%	1.48%	1.40%
21	1.76%	1.84%	1.58%	1.71%	1.71%	1.62%	1.51%	1.56%	1.69%	1.56%	1.53%	1.49%	1.39%
22	1.76%	1.89%	1.61%	1.65%	1.74%	1.60%	1.53%	1.54%	1.68%	1.53%	1.56%	1.52%	1.37%
23	1.74%	1.85%	1.62%	1.68%	1.75%	1.59%	1.51%	1.50%	1.65%	1.54%	1.55%	1.53%	1.35%
24	1.69%	1.78%	1.67%	1.68%	1.74%	1.58%	1.47%	1.47%	1.64%	1.53%	1.57%	1.50%	1.41%
25	1.62%	1.71%	1.69%	1.68%	1.70%	1.58%	1.48%	1.48%	1.66%	1.52%	1.58%	1.51%	1.47%
26	1.61%	1.76%	1.72%	1.66%	1.68%	1.59%	1.48%	1.46%	1.68%	1.52%	1.57%	1.52%	1.45%
27	1.61%	1.72%	1.74%	1.64%	1.65%	1.58%	1.46%	1.45%	1.65%	1.50%	1.55%	1.52%	1.45%
28	1.68%	1.68%	1.70%	1.63%	1.67%	1.58%	1.50%	1.45%	1.66%	1.48%	1.56%	1.55%	1.44%
29	1.68%	1.70%	1.69%	1.64%	1.67%	1.59%	1.51%	1.46%	1.64%	1.46%	1.55%	1.53%	1.45%
30	1.62%	1.68%	1.68%	1.63%	1.65%	1.58%	1.50%	1.47%	1.61%	1.45%	1.54%	1.53%	1.46%
31	1.63%	1.67%	1.68%	1.60%	1.63%	1.56%	1.49%	1.46%	1.61%	1.43%	1.53%	1.52%
32	1.64%	1.62%	1.70%	1.63%	1.61%	1.54%	1.48%	1.45%	1.59%	1.43%	1.52%
33	1.64%	1.60%	1.67%	1.62%	1.60%	1.52%	1.48%	1.43%	1.58%	1.43%
34	1.60%	1.58%	1.68%	1.62%	1.58%	1.52%	1.45%	1.42%	1.57%
35	1.56%	1.58%	1.70%	1.67%	1.58%	1.49%	1.43%	1.40%
36	1.51%	1.57%	1.68%	1.64%	1.54%	1.47%	1.42%
37	1.50%	1.55%	1.66%	1.62%	1.53%	1.47%
38	1.51%	1.59%	1.67%	1.62%	1.51%
39	1.47%	1.61%	1.64%	1.60%
40	1.49%	1.63%	1.62%
41	1.48%	1.60%
42	1.50%

(1)	The ABS speed is a measurement of the non-scheduled amortization of the pool of receivables and is derived by calculating a monthly single month mortality rate, or SMM, which is the sum of the non-scheduled reduction in the balance of the pool of receivables, including prepayments and defaults, divided by the beginning of month receivables pool balance less any scheduled payments received, and is a percentage greater than zero. The scheduled principal is calculated assuming that the scheduled principal payment during the remaining term of each receivable is the scheduled principal payment determined at origination of that receivable and that the receivables have been aggregated into a single pool. This scheduled principal amount is adjusted based on the beginning of month receivables pool balance relative to the projected beginning of month balance of the pool at origination. The non-scheduled amortization is assumed to be the difference between the beginning receivables pool balance less the scheduled principal minus the actual ending receivables pool balance. The SMM is converted into the ABS speed by dividing (a) the SMM by (b) the sum of (i) one and (ii) the SMM multiplied by the age of the pool, in months, minus one. The age of the pool is assumed to be the weighted average age of the pool at the first day of the applicable month minus the number of months since the first day of the applicable month.
(2)	Months since end of origination month.

CRB—Prepayment Speed Information(1)

PREPAYMENT SPEEDS (ABS) (continued)

Age(2)	Origination Month
	Aug-12	Sep-12	Oct-12	Nov-12	Dec-12	Jan-13	Feb-13	Mar-13	Apr-13	May-13	Jun-13
1	2.74%	3.94%	3.49%	2.93%	4.16%	3.18%	3.51%	3.30%	3.57%	4.22%	3.64%
2	2.00%	2.83%	2.47%	2.15%	2.73%	2.26%	2.36%	2.53%	2.68%	3.02%	2.42%
3	1.58%	2.34%	2.21%	1.85%	2.33%	1.96%	1.95%	2.46%	2.23%	2.45%	2.13%
4	1.46%	2.12%	1.88%	1.69%	2.12%	1.73%	1.84%	2.14%	2.07%	2.16%	1.80%
5	1.40%	1.91%	1.80%	1.68%	2.05%	1.76%	1.65%	1.97%	1.97%	1.93%	1.55%
6	1.30%	1.87%	1.70%	1.56%	2.05%	1.68%	1.65%	1.88%	1.87%	1.76%	1.53%
7	1.47%	1.86%	1.65%	1.60%	1.95%	1.60%	1.56%	1.77%	1.77%	1.71%	1.44%
8	1.42%	1.83%	1.76%	1.63%	1.87%	1.57%	1.56%	1.68%	1.68%	1.64%	1.38%
9	1.41%	1.84%	1.71%	1.61%	1.77%	1.55%	1.51%	1.60%	1.67%	1.58%	1.38%
10	1.52%	1.78%	1.65%	1.58%	1.75%	1.54%	1.47%	1.55%	1.64%	1.55%	1.36%
11	1.52%	1.78%	1.63%	1.55%	1.68%	1.52%	1.45%	1.54%	1.63%	1.55%	1.38%
12	1.53%	1.78%	1.66%	1.54%	1.63%	1.52%	1.44%	1.52%	1.61%	1.52%	1.41%
13	1.52%	1.73%	1.67%	1.57%	1.66%	1.50%	1.48%	1.47%	1.66%	1.50%	1.45%
14	1.51%	1.72%	1.68%	1.59%	1.63%	1.54%	1.51%	1.53%	1.66%	1.56%	1.44%
15	1.50%	1.70%	1.68%	1.60%	1.64%	1.56%	1.53%	1.55%	1.71%	1.56%	1.44%
16	1.48%	1.67%	1.63%	1.60%	1.66%	1.58%	1.54%	1.54%	1.68%	1.55%	1.43%
17	1.47%	1.64%	1.65%	1.61%	1.69%	1.62%	1.54%	1.53%	1.67%	1.54%	1.40%
18	1.46%	1.64%	1.67%	1.63%	1.66%	1.63%	1.52%	1.53%	1.64%	1.53%	1.38%
19	1.46%	1.64%	1.65%	1.68%	1.62%	1.62%	1.50%	1.51%	1.61%	1.54%	1.37%
20	1.48%	1.63%	1.66%	1.66%	1.64%	1.60%	1.52%	1.50%	1.61%	1.52%
21	1.49%	1.67%	1.64%	1.66%	1.62%	1.59%	1.51%	1.49%	1.59%
22	1.48%	1.69%	1.63%	1.68%	1.62%	1.58%	1.52%	1.47%
23	1.50%	1.68%	1.62%	1.69%	1.60%	1.56%	1.52%
24	1.53%	1.66%	1.61%	1.65%	1.58%	1.55%
25	1.53%	1.63%	1.58%	1.65%	1.58%
26	1.56%	1.59%	1.59%	1.65%
27	1.55%	1.57%	1.58%
28	1.54%	1.58%
29	1.53%

Age(2)	Origination Month
	Jul-13	Aug-13	Sep-13	Oct-13	Nov-13	Dec-13	Jan-14	Feb-14	Mar-14	Apr-14	May-14
1	3.21%	3.26%	3.16%	2.94%	2.89%	4.16%	3.43%	3.09%	2.97%	3.16%	2.68%
2	2.24%	2.31%	2.08%	2.00%	2.05%	2.76%	2.38%	2.16%	2.14%	2.26%	1.92%
3	1.76%	1.92%	1.78%	1.76%	1.73%	2.15%	1.98%	1.93%	1.76%	1.83%	1.60%
4	1.60%	1.69%	1.58%	1.57%	1.66%	1.88%	1.79%	1.78%	1.66%	1.64%	1.48%
5	1.52%	1.54%	1.41%	1.52%	1.60%	1.69%	1.75%	1.66%	1.54%	1.58%	1.41%
6	1.44%	1.50%	1.39%	1.53%	1.58%	1.64%	1.63%	1.63%	1.53%	1.56%	1.38%
7	1.41%	1.49%	1.38%	1.50%	1.55%	1.65%	1.59%	1.55%	1.48%	1.49%	1.37%
8	1.42%	1.45%	1.37%	1.50%	1.50%	1.66%	1.57%	1.50%	1.42%	1.44%	1.38%
9	1.42%	1.47%	1.35%	1.52%	1.45%	1.66%	1.53%	1.46%	1.38%	1.41%
10	1.43%	1.50%	1.33%	1.49%	1.46%	1.61%	1.48%	1.45%	1.32%
11	1.41%	1.52%	1.32%	1.48%	1.45%	1.61%	1.49%	1.46%
12	1.43%	1.53%	1.32%	1.51%	1.46%	1.61%	1.49%
13	1.43%	1.52%	1.35%	1.52%	1.46%	1.61%
14	1.44%	1.51%	1.31%	1.50%	1.48%
15	1.44%	1.46%	1.31%	1.50%
16	1.42%	1.44%	1.33%
17	1.40%	1.46%
18	1.40%

(1)	The ABS speed is a measurement of the non-scheduled amortization of the pool of receivables and is derived by calculating a monthly single month mortality rate, or SMM, which is the sum of the non-scheduled reduction in the balance of the pool of receivables, including prepayments and defaults, divided by the beginning of month receivables pool balance less any scheduled payments received, and is a percentage greater than zero. The scheduled principal is calculated assuming that the scheduled principal payment during the remaining term of each receivable is the scheduled principal payment determined at origination of that receivable and that the receivables have been aggregated into a single pool. This scheduled principal amount is adjusted based on the beginning of month receivables pool balance relative to the projected beginning of month balance of the pool at origination. The non-scheduled amortization is assumed to be the difference between the beginning receivables pool balance less the scheduled principal minus the actual ending receivables pool balance. The SMM is converted into the ABS speed by dividing (a) the SMM by (b) the sum of (i) one and (ii) the SMM multiplied by the age of the pool, in months, minus one. The age of the pool is assumed to be the weighted average age of the pool at the first day of the applicable month minus the number of months since the first day of the applicable month.
(2)	Months since end of origination month.

CRB—Prepayment Speed Information(1)

PREPAYMENT SPEEDS (ABS) (continued)

Age(2)	Origination Month
	Jun-14	Jul-14	Aug-14	Sep-14	Oct-14	Nov-14	Dec-14
1	3.35%	2.65%	2.84%	3.29%	2.80%	2.67%	2.88%
2	2.28%	1.90%	2.01%	2.09%	1.96%	1.80%
3	1.78%	1.62%	1.59%	1.73%	1.59%
4	1.61%	1.40%	1.46%	1.55%
5	1.46%	1.33%	1.38%
6	1.42%	1.29%
7	1.38%

(1)	The ABS speed is a measurement of the non-scheduled amortization of the pool of receivables and is derived by calculating a monthly single month mortality rate, or SMM, which is the sum of the non-scheduled reduction in the balance of the pool of receivables, including prepayments and defaults, divided by the beginning of month receivables pool balance less any scheduled payments received, and is a percentage greater than zero. The scheduled principal is calculated assuming that the scheduled principal payment during the remaining term of each receivable is the scheduled principal payment determined at origination of that receivable and that the receivables have been aggregated into a single pool. This scheduled principal amount is adjusted based on the beginning of month receivables pool balance relative to the projected beginning of month balance of the pool at origination. The non-scheduled amortization is assumed to be the difference between the beginning receivables pool balance less the scheduled principal minus the actual ending receivables pool balance. The SMM is converted into the ABS speed by dividing (a) the SMM by (b) the sum of (i) one and (ii) the SMM multiplied by the age of the pool, in months, minus one. The age of the pool is assumed to be the weighted average age of the pool at the first day of the applicable month minus the number of months since the first day of the applicable month.
(2)	Months since end of origination month.

CRB—Delinquency Experience

30-59 DAYS DELINQUENCY RATES

Age(1)	Origination Month
	Jul-11	Aug-11	Sep-11	Oct-11	Nov-11	Dec-11	Jan-12	Feb-12	Mar-12	Apr-12	May-12	Jun-12
1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.00%	0.00%	0.00%	0.00%	0.26%	0.00%	0.00%	0.00%	0.00%	0.00%	0.16%	0.16%
3	0.00%	0.00%	0.00%	0.00%	0.43%	0.00%	0.01%	0.07%	0.28%	0.23%	0.00%	0.21%
4	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.08%	0.26%	0.14%	0.00%	0.00%
5	0.00%	0.00%	0.00%	0.00%	0.00%	0.12%	0.44%	0.14%	0.07%	0.31%	0.03%	0.34%
6	0.00%	0.00%	0.00%	0.00%	0.00%	0.22%	0.19%	0.38%	0.16%	0.57%	0.33%	0.16%
7	0.00%	0.49%	0.00%	0.00%	0.00%	0.87%	0.35%	0.40%	0.22%	0.00%	0.39%	0.41%
8	0.00%	0.00%	0.71%	0.00%	0.53%	0.15%	0.63%	0.47%	0.79%	0.38%	0.09%	0.51%
9	0.00%	0.00%	0.35%	0.10%	0.23%	0.16%	0.47%	0.68%	0.45%	0.28%	0.12%	0.72%
10	0.00%	0.39%	0.00%	0.00%	0.79%	0.19%	0.84%	0.77%	0.43%	0.43%	0.95%	0.50%
11	1.53%	1.73%	0.01%	0.61%	1.58%	0.52%	0.89%	1.34%	0.28%	0.19%	0.49%	0.32%
12	0.00%	0.42%	0.00%	0.60%	1.17%	0.61%	0.35%	0.99%	0.62%	1.03%	0.14%	0.51%
13	1.64%	0.00%	1.36%	0.24%	0.84%	0.54%	0.42%	0.26%	0.65%	0.75%	0.91%	0.76%
14	2.93%	0.80%	0.71%	0.56%	1.11%	0.34%	1.59%	0.35%	0.37%	0.68%	0.61%	0.59%
15	0.00%	2.94%	0.47%	0.33%	0.53%	0.00%	1.20%	1.13%	1.41%	1.04%	1.38%	0.36%
16	3.36%	1.33%	1.09%	0.82%	0.91%	0.36%	1.02%	1.18%	1.28%	0.36%	0.84%	0.94%
17	0.00%	2.13%	1.11%	0.73%	0.79%	0.98%	0.38%	0.43%	1.07%	0.94%	1.02%	1.17%
18	0.00%	2.88%	1.93%	0.23%	1.00%	0.91%	0.90%	0.61%	1.35%	1.53%	1.40%	0.98%
19	0.00%	3.07%	0.55%	0.45%	0.55%	0.92%	1.30%	1.58%	1.55%	1.71%	1.92%	1.95%
20	0.00%	1.74%	1.22%	0.23%	2.06%	1.72%	1.75%	0.16%	1.85%	1.37%	1.83%	0.87%
21	4.55%	1.79%	1.66%	0.70%	0.90%	1.12%	2.38%	0.83%	1.95%	1.71%	0.74%	0.43%
22	0.00%	1.03%	2.70%	0.76%	2.50%	2.01%	2.64%	1.87%	2.43%	1.20%	1.14%	0.82%
23	0.00%	1.93%	1.67%	1.43%	2.56%	1.71%	3.37%	0.81%	0.87%	1.72%	0.82%	1.19%
24	2.43%	2.25%	1.05%	1.15%	2.41%	1.65%	1.74%	1.14%	1.18%	1.02%	0.85%	0.99%
25	10.13%	1.96%	0.94%	1.31%	3.92%	2.72%	1.81%	1.11%	0.55%	1.99%	1.91%	0.85%
26	0.00%	1.44%	0.78%	1.54%	3.51%	0.83%	2.10%	1.11%	1.69%	0.57%	1.12%	1.13%
27	0.00%	1.12%	1.45%	1.08%	1.72%	1.00%	0.93%	1.33%	1.04%	2.13%	1.07%	1.83%
28	0.00%	4.30%	1.59%	0.76%	1.44%	0.58%	1.14%	1.64%	2.94%	3.13%	2.06%	1.01%
29	0.00%	1.20%	1.72%	1.66%	1.90%	1.41%	2.57%	1.47%	1.73%	1.74%	1.28%	1.03%
30	3.08%	3.29%	0.00%	0.21%	1.12%	0.53%	1.27%	0.99%	3.43%	1.78%	1.63%	1.32%
31	0.00%	2.44%	1.20%	0.33%	4.24%	1.64%	2.81%	1.25%	1.39%	2.79%	2.61%	1.93%
32	0.00%	4.71%	1.27%	2.31%	1.94%	2.90%	3.04%	2.12%	2.75%	1.59%	1.71%
33	5.87%	2.56%	0.57%	1.57%	2.79%	1.69%	2.21%	2.69%	3.78%	1.96%
34	0.00%	6.76%	0.00%	2.86%	0.83%	1.16%	1.80%	1.70%	2.15%
35	5.71%	5.20%	1.80%	1.56%	2.17%	2.93%	4.23%	2.99%
36	5.75%	4.28%	3.16%	3.06%	2.02%	2.61%	3.47%
37	1.99%	1.46%	3.35%	3.11%	2.75%	2.14%
38	6.21%	5.21%	1.06%	4.00%	2.05%
39	0.00%	1.66%	3.27%	2.29%
40	0.00%	1.05%	2.76%
41	2.15%	1.07%
42	0.00%

(1)	Months since end of origination month.

CRB—Delinquency Experience

30-59 DAYS DELINQUENCY RATES (continued)

	Origination Month
Age(1)	Jul-12	Aug-12	Sep-12	Oct-12	Nov-12	Dec-12	Jan-13	Feb-13	Mar-13	Apr-13	May-13
1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.03%
2	0.15%	0.14%	0.35%	0.35%	0.19%	0.26%	0.15%	0.12%	0.34%	0.20%	0.15%
3	0.00%	0.23%	0.23%	0.28%	0.10%	0.37%	0.04%	0.20%	0.16%	0.14%	0.13%
4	0.52%	0.27%	0.13%	0.25%	0.26%	0.41%	0.08%	0.37%	0.09%	0.25%	0.29%
5	0.41%	0.38%	0.64%	0.31%	0.22%	0.47%	0.11%	0.32%	0.34%	0.36%	0.55%
6	0.44%	0.21%	0.61%	0.70%	0.21%	0.48%	0.34%	0.93%	0.56%	0.80%	0.28%
7	0.46%	0.79%	0.35%	0.55%	0.16%	0.56%	0.20%	0.70%	0.62%	0.73%	0.47%
8	0.40%	0.20%	0.11%	0.49%	0.36%	0.36%	0.52%	0.15%	0.63%	0.73%	0.64%
9	0.37%	0.25%	0.40%	0.36%	0.18%	0.56%	0.68%	0.58%	0.81%	0.58%	0.34%
10	0.87%	0.43%	0.49%	0.93%	0.52%	0.46%	0.64%	0.87%	0.37%	0.50%	0.64%
11	0.67%	0.60%	0.63%	0.55%	0.75%	0.78%	0.89%	0.69%	0.36%	0.72%	0.57%
12	1.06%	0.75%	1.57%	0.93%	1.78%	0.38%	0.68%	0.61%	0.68%	1.10%	0.65%
13	0.90%	0.43%	1.14%	0.67%	1.19%	0.71%	0.74%	0.80%	1.14%	0.43%	0.81%
14	0.72%	0.72%	1.58%	0.70%	0.85%	0.73%	0.66%	0.48%	0.72%	0.76%	0.67%
15	1.12%	0.74%	1.98%	1.10%	1.29%	0.62%	0.84%	0.99%	0.68%	0.46%	1.14%
16	1.12%	1.45%	2.37%	0.90%	1.06%	1.19%	1.01%	1.36%	0.83%	0.51%	1.40%
17	2.52%	1.27%	1.34%	0.67%	0.49%	1.09%	1.32%	1.80%	1.04%	0.65%	1.34%
18	1.74%	0.57%	1.58%	0.81%	1.73%	1.24%	1.00%	1.00%	1.36%	1.15%	1.17%
19	0.95%	0.73%	1.07%	0.80%	1.20%	1.93%	0.70%	0.97%	1.27%	1.38%	1.69%
20	0.97%	0.29%	1.94%	0.61%	1.56%	1.90%	1.34%	1.52%	0.95%	0.94%	1.74%
21	1.64%	1.65%	1.81%	1.09%	1.06%	1.30%	1.00%	1.56%	1.67%	1.02%
22	1.77%	1.58%	2.40%	0.53%	1.49%	1.75%	1.07%	1.81%	1.52%
23	2.04%	0.41%	1.55%	1.71%	1.23%	1.79%	1.20%	1.72%
24	1.35%	0.76%	2.03%	1.12%	1.39%	2.38%	0.64%
25	1.84%	1.04%	3.42%	1.92%	1.38%	1.62%
26	1.74%	1.13%	2.44%	1.30%	1.23%
27	0.94%	1.18%	3.60%	2.19%
28	2.21%	2.25%	2.23%
29	3.61%	1.49%
30	2.00%

Age(1)	Origination Month
	Jun-13	Jul-13	Aug-13	Sep-13	Oct-13	Nov-13	Dec-13	Jan-14	Feb-14	Mar-14	Apr-14
1	0.00%	0.03%	0.00%	0.00%	0.00%	0.05%	0.00%	0.00%	0.03%	0.02%	0.00%
2	0.23%	0.06%	0.05%	0.20%	0.19%	0.16%	0.00%	0.12%	0.06%	0.13%	0.31%
3	0.23%	0.23%	0.45%	0.47%	0.25%	0.34%	0.18%	0.21%	0.09%	0.34%	0.22%
4	0.23%	0.39%	0.51%	0.44%	0.38%	0.35%	0.19%	0.30%	0.51%	0.71%	0.69%
5	0.37%	1.07%	0.65%	0.43%	0.77%	0.29%	1.06%	0.35%	0.90%	0.76%	0.58%
6	0.46%	0.59%	0.61%	0.60%	0.42%	0.51%	0.82%	0.72%	0.72%	0.86%	0.68%
7	0.60%	0.20%	0.79%	0.63%	0.57%	0.79%	0.94%	0.76%	0.62%	0.73%	1.12%
8	0.44%	0.74%	0.49%	0.72%	0.37%	0.43%	0.63%	0.63%	0.78%	0.61%	0.94%
9	0.50%	0.43%	0.88%	0.54%	0.79%	0.67%	1.02%	0.56%	0.65%	0.81%	0.83%
10	0.38%	0.79%	0.94%	1.11%	0.77%	0.86%	0.83%	0.34%	1.21%	0.89%
11	0.68%	0.65%	0.91%	1.33%	1.10%	0.65%	1.08%	0.69%	1.00%
12	1.22%	0.86%	0.91%	1.13%	0.96%	0.59%	1.76%	0.84%
13	1.10%	0.94%	1.07%	1.01%	1.27%	0.96%	1.26%
14	1.10%	0.80%	1.00%	1.18%	1.31%	0.76%
15	1.02%	1.10%	1.07%	1.35%	1.25%
16	1.53%	0.90%	1.46%	1.38%
17	1.09%	1.35%	0.96%
18	1.26%	1.18%
19	1.04%

(1)	Months since end of origination month.

CRB—Delinquency Experience

30-59 DAYS DELINQUENCY RATES (continued)

Age(1)	Origination Month
	May-14	Jun-14	Jul-14	Aug-14	Sep-14	Oct-14	Nov-14	Dec-14
1	0.05%	0.08%	0.06%	0.03%	0.00%	0.02%	0.02%	0.05%
2	0.34%	0.23%	0.20%	0.19%	0.21%	0.16%	0.27%
3	0.45%	0.41%	0.35%	0.47%	0.26%	0.33%
4	0.71%	0.51%	0.53%	0.44%	0.43%
5	0.87%	0.70%	0.93%	0.54%
6	0.75%	0.75%	0.73%
7	0.93%	0.52%
8	0.59%

(1)	Months since end of origination month.

CRB – Delinquency Experience

60-89 DAYS DELINQUENCY RATES

Age(1)	Origination Month
	Jul-11	Aug-11	Sep-11	Oct-11	Nov-11	Dec-11	Jan-12	Feb-12	Mar-12	Apr-12	May-12	Jun-12
1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
3	0.00%	0.00%	0.00%	0.00%	0.26%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.16%
4	0.00%	0.00%	0.00%	0.00%	0.17%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
5	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.09%	0.00%	0.00%	0.00%	0.00%
6	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.12%	0.00%	0.00%	0.22%	0.00%	0.23%
7	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.19%	0.11%	0.00%	0.58%	0.00%	0.32%
8	0.00%	0.00%	0.47%	0.00%	0.00%	0.90%	0.00%	0.17%	0.14%	0.00%	0.29%	0.42%
9	0.00%	0.00%	0.00%	0.00%	0.22%	0.16%	0.49%	0.29%	0.44%	0.07%	0.00%	0.43%
10	0.00%	0.00%	0.36%	0.00%	0.24%	0.04%	0.34%	0.32%	0.47%	0.19%	0.00%	0.00%
11	0.00%	0.00%	0.00%	0.00%	0.81%	0.04%	0.00%	0.40%	0.00%	0.10%	0.16%	0.18%
12	0.00%	0.41%	0.00%	0.38%	1.26%	0.37%	0.54%	0.38%	0.20%	0.00%	0.24%	0.22%
13	0.00%	0.00%	0.00%	0.00%	0.79%	0.29%	0.15%	0.57%	0.00%	0.90%	0.13%	0.26%
14	1.70%	0.00%	1.41%	0.00%	0.26%	0.00%	0.00%	0.22%	0.31%	0.32%	0.27%	0.10%
15	0.00%	0.00%	0.00%	0.00%	0.78%	0.36%	0.34%	0.00%	0.00%	0.33%	0.13%	0.36%
16	0.00%	0.00%	0.49%	0.00%	0.00%	0.00%	0.33%	0.31%	0.73%	0.44%	0.84%	0.06%
17	0.00%	0.50%	0.00%	0.63%	0.25%	0.00%	0.69%	0.78%	0.57%	0.16%	0.16%	0.40%
18	0.00%	0.00%	0.63%	0.19%	0.25%	0.00%	0.00%	0.49%	0.11%	0.43%	0.17%	0.42%
19	0.00%	0.00%	0.01%	0.00%	0.65%	0.00%	0.16%	0.54%	0.00%	0.57%	0.96%	0.04%
20	0.00%	2.20%	0.00%	0.47%	0.26%	0.00%	0.40%	0.66%	0.13%	0.62%	1.03%	0.49%
21	0.00%	0.00%	1.80%	0.13%	0.93%	0.96%	0.50%	0.28%	0.88%	0.67%	0.32%	0.26%
22	0.00%	0.88%	1.75%	0.22%	0.86%	0.59%	0.30%	0.46%	0.13%	0.39%	0.20%	0.16%
23	0.00%	0.00%	1.57%	0.45%	0.64%	0.20%	0.93%	0.47%	0.84%	0.45%	0.51%	0.56%
24	0.00%	0.00%	1.27%	0.69%	1.16%	0.56%	1.10%	0.57%	0.44%	0.33%	0.00%	1.06%
25	2.47%	0.31%	0.98%	1.44%	0.62%	0.00%	0.63%	0.37%	0.30%	0.39%	0.15%	0.49%
26	0.00%	0.00%	1.01%	0.96%	0.77%	0.47%	0.51%	0.00%	0.18%	0.14%	0.73%	0.53%
27	0.00%	0.00%	0.54%	0.21%	0.88%	0.00%	0.51%	0.07%	0.58%	0.11%	0.36%	0.81%
28	0.00%	0.00%	0.72%	0.00%	0.57%	0.80%	0.17%	0.72%	0.19%	0.55%	0.42%	1.26%
29	0.00%	1.01%	0.57%	0.56%	1.48%	0.89%	0.51%	0.79%	0.53%	1.05%	1.50%	0.35%
30	0.00%	0.00%	1.80%	0.56%	1.40%	0.10%	1.72%	0.92%	0.00%	0.71%	0.58%	0.33%
31	0.00%	0.00%	0.00%	0.22%	1.61%	0.55%	0.13%	0.96%	1.30%	0.44%	1.08%	0.50%
32	0.00%	1.20%	0.00%	0.23%	2.19%	0.62%	0.69%	0.12%	0.20%	1.09%	0.96%
33	0.00%	1.11%	1.32%	1.56%	0.72%	0.47%	0.89%	0.39%	0.79%	0.21%
34	0.00%	0.00%	0.00%	0.00%	2.58%	0.35%	0.64%	0.43%	0.75%
35	0.00%	1.83%	0.00%	1.53%	1.00%	0.00%	0.56%	0.17%
36	0.00%	3.45%	1.34%	0.96%	0.55%	1.03%	1.75%
37	4.01%	2.61%	0.96%	1.25%	2.42%	0.00%
38	0.00%	1.72%	2.69%	0.00%	4.42%
39	4.27%	3.98%	0.00%	1.42%
40	0.00%	1.78%	1.66%
41	0.00%	1.80%
42	7.38%

(1)	Months since end of origination month.

CRB – Delinquency Experience

60-89 DAYS DELINQUENCY RATES (continued)

	Origination Month
Age(1)	Jul-12	Aug-12	Sep-12	Oct-12	Nov-12	Dec-12	Jan-13	Feb-13	Mar-13	Apr-13	May-13	Jun-13
1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.01%	0.00%
3	0.15%	0.00%	0.29%	0.18%	0.00%	0.15%	0.10%	0.00%	0.14%	0.14%	0.00%	0.07%
4	0.00%	0.23%	0.18%	0.13%	0.17%	0.16%	0.04%	0.00%	0.17%	0.31%	0.13%	0.09%
5	0.14%	0.22%	0.04%	0.11%	0.19%	0.00%	0.00%	0.34%	0.05%	0.18%	0.31%	0.07%
6	0.54%	0.28%	0.31%	0.13%	0.19%	0.00%	0.00%	0.16%	0.27%	0.08%	0.18%	0.17%
7	0.38%	0.34%	0.16%	0.23%	0.07%	0.20%	0.33%	0.32%	0.22%	0.29%	0.04%	0.14%
8	0.06%	0.67%	0.20%	0.12%	0.07%	0.18%	0.15%	0.24%	0.20%	0.30%	0.36%	0.12%
9	0.18%	0.22%	0.16%	0.23%	0.23%	0.00%	0.12%	0.19%	0.30%	0.08%	0.17%	0.07%
10	0.12%	0.40%	0.20%	0.04%	0.00%	0.11%	0.16%	0.22%	0.29%	0.12%	0.19%	0.19%
11	0.47%	0.16%	0.00%	0.57%	0.22%	0.38%	0.20%	0.34%	0.06%	0.28%	0.03%	0.06%
12	0.42%	0.40%	0.19%	0.40%	0.18%	0.57%	0.41%	0.18%	0.00%	0.36%	0.27%	0.30%
13	0.51%	0.35%	0.84%	0.59%	1.15%	0.49%	0.27%	0.38%	0.40%	0.49%	0.25%	0.38%
14	0.55%	0.11%	0.45%	0.15%	0.61%	0.39%	0.26%	0.23%	0.44%	0.08%	0.29%	0.38%
15	0.11%	0.40%	0.54%	0.15%	0.34%	0.48%	0.36%	0.07%	0.30%	0.52%	0.36%	0.22%
16	0.23%	0.26%	0.49%	0.17%	0.49%	0.00%	0.21%	0.36%	0.32%	0.18%	0.62%	0.13%
17	0.52%	0.70%	0.75%	0.15%	0.34%	0.57%	0.13%	0.31%	0.38%	0.20%	0.32%	0.60%
18	0.48%	0.68%	0.35%	0.14%	0.00%	0.47%	0.51%	0.62%	0.26%	0.05%	0.77%	0.56%
19	0.23%	0.09%	0.52%	0.28%	0.52%	0.00%	0.41%	0.34%	0.57%	0.14%	0.30%	0.64%
20	0.24%	0.16%	0.12%	0.32%	0.27%	0.47%	0.32%	0.36%	0.29%	0.07%	0.31%
21	0.42%	0.03%	0.76%	0.30%	1.13%	0.35%	0.67%	0.42%	0.19%	0.28%
22	0.80%	0.43%	1.06%	0.52%	0.58%	0.21%	0.56%	0.07%	0.45%
23	0.60%	0.32%	1.16%	0.09%	0.62%	0.25%	0.38%	0.33%
24	0.69%	0.26%	0.93%	0.90%	0.93%	0.53%	0.48%
25	0.71%	0.00%	0.48%	0.37%	0.21%	0.73%
26	0.64%	0.09%	0.80%	0.70%	0.24%
27	0.93%	0.41%	0.35%	0.00%
28	0.18%	0.61%	1.43%
29	0.16%	0.23%
30	0.63%

	Origination Month
Age(1)	Jul-13	Aug-13	Sep-13	Oct-13	Nov-13	Dec-13	Jan-14	Feb-14	Mar-14	Apr-14	May-14
1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.03%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.04%	0.00%	0.00%	0.04%
3	0.06%	0.02%	0.10%	0.10%	0.08%	0.00%	0.07%	0.06%	0.08%	0.13%	0.21%
4	0.07%	0.18%	0.14%	0.06%	0.19%	0.10%	0.16%	0.00%	0.20%	0.09%	0.22%
5	0.18%	0.28%	0.05%	0.19%	0.23%	0.00%	0.20%	0.33%	0.32%	0.19%	0.41%
6	0.40%	0.27%	0.36%	0.48%	0.22%	0.19%	0.19%	0.31%	0.33%	0.17%	0.32%
7	0.37%	0.33%	0.00%	0.19%	0.21%	0.33%	0.24%	0.28%	0.10%	0.22%	0.38%
8	0.05%	0.20%	0.05%	0.24%	0.29%	0.49%	0.35%	0.39%	0.09%	0.39%	0.28%
9	0.08%	0.22%	0.40%	0.11%	0.09%	0.17%	0.23%	0.22%	0.18%	0.20%
10	0.07%	0.42%	0.13%	0.40%	0.28%	0.33%	0.29%	0.15%	0.39%
11	0.26%	0.23%	0.38%	0.25%	0.25%	0.16%	0.11%	0.27%
12	0.11%	0.39%	0.23%	0.47%	0.22%	0.41%	0.41%
13	0.22%	0.42%	0.55%	0.32%	0.12%	0.56%
14	0.31%	0.54%	0.29%	0.56%	0.34%
15	0.30%	0.30%	0.64%	0.17%
16	0.32%	0.48%	0.52%
17	0.37%	0.45%
18	0.50%

(1)	Months since end of origination month.

CRB – Delinquency Experience

60-89 DAYS DELINQUENCY RATES (continued)

Age(1)	Origination Month
	Jun-14	Jul-14	Aug-14	Sep-14	Oct-14	Nov-14	Dec-14
1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.00%	0.01%	0.03%	0.00%	0.00%	0.00%
3	0.06%	0.17%	0.10%	0.16%	0.06%
4	0.17%	0.12%	0.21%	0.12%
5	0.14%	0.11%	0.27%
6	0.34%	0.46%
7	0.26%

(1)	Months since end of origination month.

CRB – Delinquency Experience

90+ DAYS DELINQUENCY RATES

Age(1)	Origination Month
	Jul-11	Aug-11	Sep-11	Oct-11	Nov-11	Dec-11	Jan-12	Feb-12	Mar-12	Apr-12	May-12	Jun-12
1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
3	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
4	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.09%
5	0.00%	0.00%	0.00%	0.00%	0.18%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
6	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
7	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.22%	0.07%	0.23%
8	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.18%	0.11%	0.00%	0.29%	0.00%	0.07%
9	0.00%	0.00%	0.00%	0.00%	0.00%	0.37%	0.09%	0.18%	0.15%	0.00%	0.29%	0.40%
10	0.00%	0.00%	0.00%	0.00%	0.22%	0.00%	0.38%	0.13%	0.27%	0.07%	0.25%	0.44%
11	0.00%	0.00%	0.37%	0.00%	0.25%	0.00%	0.34%	0.32%	0.38%	0.28%	0.00%	0.00%
12	0.00%	0.00%	0.00%	0.00%	0.83%	0.04%	0.00%	0.21%	0.13%	0.10%	0.11%	0.11%
13	0.00%	0.45%	0.00%	0.40%	0.95%	0.39%	0.13%	0.15%	0.21%	0.00%	0.25%	0.10%
14	0.00%	0.00%	0.00%	0.00%	0.82%	0.00%	0.00%	0.00%	0.00%	0.00%	0.13%	0.27%
15	1.67%	0.00%	0.49%	0.00%	0.27%	0.00%	0.00%	0.00%	0.22%	0.00%	0.17%	0.17%
16	0.00%	1.02%	0.00%	0.00%	0.82%	0.00%	0.34%	0.00%	0.00%	0.00%	0.13%	0.53%
17	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.59%	0.22%	0.61%	0.29%	0.72%	0.23%
18	0.00%	0.53%	0.00%	0.65%	0.00%	0.00%	0.87%	0.41%	0.60%	0.00%	0.14%	0.27%
19	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.32%	0.60%	0.11%	0.25%	0.00%	0.43%
20	0.00%	0.00%	0.01%	0.00%	0.67%	0.00%	0.50%	0.42%	0.00%	0.60%	0.59%	0.00%
21	0.00%	2.29%	0.00%	0.00%	0.74%	0.00%	0.26%	0.70%	0.13%	0.22%	1.11%	0.34%
22	0.00%	0.00%	0.60%	0.12%	0.34%	0.99%	0.29%	0.26%	0.61%	0.35%	0.68%	0.28%
23	0.00%	0.00%	1.71%	0.24%	0.00%	0.21%	0.31%	0.56%	0.54%	0.00%	0.38%	0.00%
24	0.00%	0.00%	1.68%	0.25%	0.00%	0.72%	1.00%	0.95%	0.72%	0.23%	0.11%	0.09%
25	0.00%	0.00%	0.50%	0.00%	1.20%	0.75%	0.13%	0.47%	0.18%	0.11%	0.00%	0.41%
26	2.59%	0.00%	0.37%	1.50%	0.52%	0.00%	0.25%	0.00%	0.32%	0.20%	0.00%	0.19%
27	0.00%	0.00%	1.07%	1.00%	0.72%	0.00%	0.53%	0.00%	0.00%	0.00%	0.53%	0.10%
28	0.00%	0.00%	1.11%	0.09%	0.36%	0.00%	0.00%	0.07%	0.00%	0.12%	0.00%	0.55%
29	0.00%	0.00%	0.76%	0.00%	0.00%	0.52%	0.18%	0.82%	0.00%	0.57%	0.00%	1.62%
30	0.00%	1.05%	0.60%	0.00%	0.00%	0.67%	0.27%	0.75%	0.28%	0.60%	1.29%	0.97%
31	0.00%	0.00%	0.20%	0.58%	0.63%	0.30%	1.16%	0.59%	0.55%	0.29%	0.82%	0.81%
32	0.00%	0.00%	0.00%	0.00%	0.96%	0.58%	0.14%	0.85%	1.22%	0.00%	0.64%
33	0.00%	1.26%	0.00%	0.00%	0.00%	1.01%	0.50%	0.38%	0.44%	1.03%
34	0.00%	0.00%	1.01%	0.42%	0.76%	0.50%	0.69%	0.22%	0.97%
35	0.00%	0.00%	0.00%	0.00%	1.97%	0.00%	0.94%	0.23%
36	0.00%	0.00%	0.00%	0.75%	1.23%	0.00%	0.83%
37	0.00%	3.61%	1.41%	1.01%	0.58%	0.60%
38	0.00%	2.89%	1.50%	1.34%	0.00%
39	0.00%	1.88%	2.31%	0.66%
40	4.63%	0.00%	0.00%
41	4.84%	0.00%
42	0.00%

(1)	Months since end of origination month.

CRB – Delinquency Experience

90+ DAYS DELINQUENCY RATES (continued)

	Origination Month
Age(1)	Jul-12	Aug-12	Sep-12	Oct-12	Nov-12	Dec-12	Jan-13	Feb-13	Mar-13	Apr-13	May-13	Jun-13
1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
3	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
4	0.00%	0.00%	0.20%	0.15%	0.00%	0.15%	0.10%	0.00%	0.15%	0.04%	0.00%	0.07%
5	0.00%	0.16%	0.31%	0.13%	0.11%	0.00%	0.00%	0.00%	0.11%	0.16%	0.00%	0.16%
6	0.15%	0.22%	0.09%	0.11%	0.10%	0.00%	0.00%	0.04%	0.08%	0.10%	0.27%	0.00%
7	0.24%	0.13%	0.27%	0.13%	0.06%	0.00%	0.00%	0.06%	0.27%	0.06%	0.35%	0.11%
8	0.24%	0.26%	0.16%	0.18%	0.08%	0.04%	0.33%	0.13%	0.22%	0.36%	0.24%	0.00%
9	0.16%	0.36%	0.11%	0.12%	0.00%	0.05%	0.21%	0.19%	0.28%	0.32%	0.29%	0.00%
10	0.19%	0.20%	0.00%	0.24%	0.13%	0.00%	0.17%	0.20%	0.36%	0.09%	0.23%	0.00%
11	0.13%	0.33%	0.10%	0.13%	0.13%	0.00%	0.17%	0.05%	0.40%	0.04%	0.02%	0.09%
12	0.18%	0.25%	0.00%	0.49%	0.15%	0.39%	0.09%	0.16%	0.00%	0.24%	0.00%	0.00%
13	0.17%	0.42%	0.19%	0.48%	0.19%	0.69%	0.28%	0.12%	0.00%	0.29%	0.10%	0.26%
14	0.53%	0.53%	0.52%	0.64%	0.75%	0.68%	0.25%	0.22%	0.29%	0.40%	0.21%	0.24%
15	0.24%	0.27%	0.41%	0.00%	0.59%	0.36%	0.14%	0.08%	0.23%	0.08%	0.24%	0.09%
16	0.08%	0.41%	0.25%	0.00%	0.68%	0.32%	0.16%	0.09%	0.35%	0.31%	0.42%	0.09%
17	0.24%	0.27%	0.29%	0.07%	0.29%	0.00%	0.16%	0.42%	0.22%	0.33%	0.88%	0.08%
18	0.26%	0.23%	0.39%	0.00%	0.22%	0.25%	0.12%	0.50%	0.19%	0.00%	0.69%	0.36%
19	0.49%	0.81%	0.19%	0.00%	0.00%	0.48%	0.46%	0.44%	0.36%	0.00%	0.50%	0.51%
20	0.00%	0.22%	0.38%	0.00%	0.00%	0.08%	0.29%	0.17%	0.54%	0.15%	0.32%
21	0.25%	0.16%	0.26%	0.08%	0.23%	0.12%	0.29%	0.22%	0.30%	0.00%
22	0.16%	0.00%	0.11%	0.31%	0.81%	0.21%	0.33%	0.52%	0.35%
23	0.63%	0.28%	0.87%	0.49%	0.84%	0.22%	0.50%	0.34%
24	0.66%	0.18%	0.23%	0.00%	0.72%	0.22%	0.34%
25	0.54%	0.24%	0.50%	0.68%	1.20%	0.00%
26	1.11%	0.17%	0.79%	0.00%	0.66%
27	0.16%	0.00%	0.77%	0.42%
28	1.10%	0.36%	0.46%
29	0.71%	0.42%
30	0.10%

	Origination Month
Age(1)	Jul-13	Aug-13	Sep-13	Oct-13	Nov-13	Dec-13	Jan-14	Feb-14	Mar-14	Apr-14	May-14
1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
3	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.02%
4	0.00%	0.03%	0.00%	0.03%	0.05%	0.00%	0.07%	0.03%	0.00%	0.14%	0.12%
5	0.08%	0.07%	0.10%	0.03%	0.25%	0.10%	0.03%	0.00%	0.16%	0.17%	0.14%
6	0.22%	0.12%	0.05%	0.17%	0.11%	0.02%	0.04%	0.31%	0.27%	0.16%	0.38%
7	0.44%	0.12%	0.24%	0.31%	0.11%	0.08%	0.22%	0.46%	0.43%	0.17%	0.40%
8	0.34%	0.20%	0.09%	0.27%	0.30%	0.15%	0.13%	0.42%	0.15%	0.34%	0.44%
9	0.05%	0.17%	0.05%	0.16%	0.30%	0.25%	0.37%	0.41%	0.11%	0.38%
10	0.12%	0.09%	0.28%	0.09%	0.08%	0.04%	0.22%	0.46%	0.11%
11	0.14%	0.29%	0.09%	0.28%	0.15%	0.10%	0.26%	0.21%
12	0.29%	0.22%	0.34%	0.23%	0.26%	0.12%	0.03%
13	0.16%	0.21%	0.27%	0.49%	0.12%	0.37%
14	0.22%	0.18%	0.49%	0.40%	0.14%
15	0.26%	0.47%	0.36%	0.43%
16	0.32%	0.53%	0.48%
17	0.28%	0.73%
18	0.44%

(1)	Months since end of origination month.

CRB – Delinquency Experience

90+ DAYS DELINQUENCY RATES (continued)

Age(1)	Origination Month
	Jun-14	Jul-14	Aug-14	Sep-14	Oct-14	Nov-14	Dec-14
1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
3	0.00%	0.00%	0.00%	0.00%	0.00%
4	0.04%	0.06%	0.06%	0.11%
5	0.06%	0.10%	0.21%
6	0.13%	0.07%
7	0.32%

(1)	Months since end of origination month.

CRB – Cumulative Loss Experience – Total Portfolio

Age(1)	Origination Month
	Jul-11	Aug-11	Sep-11	Oct-11	Nov-11	Dec-11	Jan-12	Feb-12	Mar-12	Apr-12	May-12	Jun-12
1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
3	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.06%	0.00%
4	0.00%	0.00%	0.00%	0.00%	0.22%	0.00%	0.01%	0.00%	0.00%	0.00%	0.06%	0.02%
5	0.00%	0.00%	0.00%	0.00%	0.22%	0.00%	0.05%	0.00%	0.02%	0.00%	0.02%	0.10%
6	0.00%	0.00%	0.00%	0.00%	0.23%	0.00%	0.09%	0.03%	0.02%	0.00%	0.05%	0.13%
7	0.52%	0.00%	0.00%	0.00%	0.20%	0.00%	0.13%	0.03%	0.02%	0.00%	0.05%	0.13%
8	0.48%	0.07%	0.00%	0.00%	0.19%	0.00%	0.21%	0.09%	0.02%	0.10%	0.10%	0.26%
9	0.48%	0.24%	0.35%	0.00%	0.30%	0.18%	0.27%	0.15%	0.02%	0.14%	0.10%	0.23%
10	0.48%	0.24%	0.32%	0.00%	0.30%	0.28%	0.35%	0.28%	0.13%	0.13%	0.14%	0.41%
11	0.97%	0.37%	0.32%	0.00%	0.46%	0.30%	0.64%	0.37%	0.30%	0.15%	0.20%	0.63%
12	0.97%	0.50%	0.58%	0.00%	0.64%	0.30%	0.69%	0.52%	0.32%	0.23%	0.18%	0.64%
13	0.97%	0.50%	0.57%	0.00%	1.10%	0.29%	0.69%	0.64%	0.39%	0.28%	0.19%	0.71%
14	0.97%	0.75%	0.40%	0.11%	1.64%	0.29%	0.71%	0.68%	0.38%	0.52%	0.31%	0.78%
15	0.97%	0.75%	0.48%	0.10%	1.83%	0.28%	0.71%	0.67%	0.38%	0.58%	0.37%	0.90%
16	1.45%	0.74%	0.58%	0.10%	1.94%	0.28%	0.70%	0.67%	0.69%	0.60%	0.42%	0.90%
17	1.97%	0.88%	0.58%	0.10%	1.97%	0.28%	0.73%	0.67%	0.70%	0.60%	0.50%	0.92%
18	1.97%	1.01%	0.58%	0.10%	1.94%	0.28%	0.91%	0.67%	0.99%	0.73%	0.76%	1.03%
19	1.97%	1.13%	0.58%	0.27%	1.54%	0.28%	1.01%	0.73%	1.08%	0.73%	0.77%	1.05%
20	1.97%	1.09%	0.58%	0.27%	1.53%	0.28%	1.02%	0.90%	1.17%	0.86%	0.71%	1.27%
21	1.97%	1.09%	0.59%	0.27%	1.57%	0.28%	1.05%	0.96%	1.17%	0.92%	0.74%	1.32%
22	1.97%	1.66%	0.66%	0.27%	1.68%	0.28%	1.17%	1.07%	1.12%	1.01%	0.96%	1.33%
23	1.97%	1.64%	0.84%	0.31%	1.82%	0.54%	1.23%	1.11%	1.15%	1.11%	0.97%	1.24%
24	1.97%	1.64%	1.31%	0.43%	1.75%	0.63%	1.22%	1.11%	1.20%	1.15%	1.11%	1.23%
25	1.97%	1.64%	2.16%	0.50%	1.75%	0.71%	1.41%	1.22%	1.32%	1.14%	1.05%	1.33%
26	1.97%	1.62%	2.35%	0.50%	1.86%	0.82%	1.41%	1.23%	1.31%	1.14%	1.08%	1.40%
27	2.49%	1.60%	2.42%	0.87%	1.91%	0.76%	1.40%	1.24%	1.22%	1.19%	1.09%	1.44%
28	2.49%	1.58%	2.18%	0.96%	2.00%	0.76%	1.50%	1.24%	1.26%	1.18%	1.15%	1.49%
29	2.49%	1.58%	2.40%	0.99%	2.08%	0.74%	1.50%	1.28%	1.26%	1.18%	1.18%	1.52%
30	2.49%	1.58%	2.64%	0.99%	2.08%	0.79%	1.55%	1.39%	1.26%	1.34%	1.21%	1.70%
31	2.49%	1.75%	2.81%	0.99%	2.08%	0.84%	1.56%	1.53%	1.26%	1.46%	1.24%	1.73%
32	2.49%	1.75%	2.73%	1.05%	2.10%	0.84%	1.61%	1.55%	1.33%	1.52%	1.33%
33	2.49%	1.82%	2.68%	1.05%	2.14%	0.84%	1.65%	1.63%	1.39%	1.52%
34	2.49%	1.97%	2.78%	1.26%	2.14%	0.95%	1.72%	1.68%	1.45%
35	2.49%	1.96%	2.83%	1.32%	2.33%	0.97%	1.72%	1.68%
36	2.49%	1.96%	2.81%	1.32%	2.33%	0.97%	1.78%
37	2.49%	1.95%	2.81%	1.32%	2.39%	0.97%
38	2.49%	2.16%	2.81%	1.51%	2.39%
39	2.49%	2.38%	2.81%	1.62%
40	2.49%	2.60%	3.07%
41	2.49%	2.59%
42	2.49%

(1)	Months since end of origination month.

CRB – Cumulative Loss Experience – Total Portfolio (continued)

	Origination Month
Age(1)	Jul-12	Aug-12	Sep-12	Oct-12	Nov-12	Dec-12	Jan-13	Feb-13	Mar-13	Apr-13	May-13	Jun-13
1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
3	0.00%	0.00%	0.04%	0.03%	0.00%	0.00%	0.00%	0.00%	0.05%	0.00%	0.01%	0.00%
4	0.04%	0.00%	0.07%	0.04%	0.00%	0.00%	0.00%	0.00%	0.04%	0.04%	0.01%	0.00%
5	0.04%	0.02%	0.07%	0.15%	0.03%	0.10%	0.09%	0.01%	0.11%	0.10%	0.01%	0.00%
6	0.04%	0.16%	0.18%	0.26%	0.07%	0.10%	0.14%	0.03%	0.11%	0.09%	0.02%	0.06%
7	0.17%	0.24%	0.20%	0.35%	0.07%	0.10%	0.14%	0.10%	0.15%	0.10%	0.02%	0.06%
8	0.23%	0.19%	0.27%	0.41%	0.08%	0.15%	0.14%	0.12%	0.26%	0.10%	0.08%	0.17%
9	0.27%	0.30%	0.31%	0.47%	0.13%	0.20%	0.20%	0.19%	0.29%	0.15%	0.14%	0.12%
10	0.28%	0.45%	0.27%	0.56%	0.13%	0.21%	0.31%	0.26%	0.33%	0.24%	0.20%	0.13%
11	0.42%	0.53%	0.25%	0.60%	0.13%	0.21%	0.37%	0.41%	0.35%	0.25%	0.26%	0.15%
12	0.45%	0.51%	0.30%	0.65%	0.13%	0.21%	0.47%	0.39%	0.47%	0.23%	0.29%	0.18%
13	0.50%	0.51%	0.26%	0.77%	0.23%	0.27%	0.52%	0.44%	0.45%	0.35%	0.36%	0.19%
14	0.52%	0.57%	0.41%	0.87%	0.31%	0.37%	0.61%	0.51%	0.50%	0.48%	0.40%	0.29%
15	0.71%	0.62%	0.64%	1.11%	0.40%	0.46%	0.67%	0.59%	0.61%	0.62%	0.44%	0.39%
16	0.78%	0.67%	0.71%	1.11%	0.53%	0.56%	0.75%	0.59%	0.65%	0.63%	0.44%	0.42%
17	0.81%	0.79%	0.76%	1.02%	0.67%	0.62%	0.77%	0.64%	0.75%	0.65%	0.49%	0.41%
18	0.80%	0.84%	0.91%	1.01%	0.73%	0.62%	0.82%	0.68%	0.80%	0.74%	0.67%	0.49%
19	1.01%	0.80%	1.02%	0.97%	0.79%	0.71%	0.81%	0.79%	0.80%	0.73%	0.76%	0.52%
20	1.12%	1.01%	1.05%	1.01%	0.81%	0.86%	0.89%	0.89%	0.83%	0.73%	0.84%
21	1.10%	1.05%	1.02%	1.03%	0.82%	0.87%	0.95%	0.95%	0.93%	0.78%
22	1.17%	1.08%	1.08%	1.03%	0.81%	0.89%	1.02%	0.97%	0.92%
23	1.16%	1.11%	1.11%	1.10%	0.91%	0.90%	1.06%	1.04%
24	1.25%	1.18%	1.24%	1.26%	0.99%	0.90%	1.13%
25	1.40%	1.19%	1.27%	1.26%	1.04%	0.93%
26	1.44%	1.27%	1.31%	1.40%	1.25%
27	1.53%	1.29%	1.47%	1.39%
28	1.53%	1.26%	1.55%
29	1.68%	1.28%
30	1.81%

	Origination Month
Age(1)	Jul-13	Aug-13	Sep-13	Oct-13	Nov-13	Dec-13	Jan-14	Feb-14	Mar-14	Apr-14	May-14	Jun-14
1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.00%	0.01%	0.00%	0.00%	0.02%	0.00%	0.00%	0.02%	0.00%	0.00%	0.00%	0.00%
3	0.00%	0.01%	0.00%	0.01%	0.02%	0.00%	0.02%	0.01%	0.01%	0.00%	0.01%	0.03%
4	0.00%	0.01%	0.05%	0.01%	0.02%	0.00%	0.03%	0.02%	0.05%	0.01%	0.04%	0.03%
5	0.00%	0.01%	0.04%	0.02%	0.04%	0.00%	0.07%	0.05%	0.09%	0.02%	0.07%	0.06%
6	0.03%	0.05%	0.09%	0.02%	0.18%	0.06%	0.08%	0.06%	0.13%	0.06%	0.11%	0.09%
7	0.09%	0.10%	0.11%	0.09%	0.22%	0.08%	0.08%	0.14%	0.17%	0.13%	0.24%	0.12%
8	0.23%	0.17%	0.19%	0.16%	0.21%	0.09%	0.19%	0.20%	0.27%	0.16%	0.38%
9	0.29%	0.23%	0.21%	0.25%	0.26%	0.19%	0.22%	0.34%	0.29%	0.28%
10	0.31%	0.30%	0.20%	0.24%	0.35%	0.30%	0.27%	0.38%	0.32%
11	0.33%	0.36%	0.31%	0.30%	0.38%	0.38%	0.32%	0.50%
12	0.39%	0.46%	0.32%	0.39%	0.48%	0.40%	0.42%
13	0.43%	0.54%	0.42%	0.48%	0.52%	0.42%
14	0.45%	0.61%	0.51%	0.56%	0.52%
15	0.48%	0.64%	0.59%	0.68%
16	0.57%	0.70%	0.69%
17	0.62%	0.77%
18	0.67%

(1)	Months since end of origination month.

CRB – Cumulative Loss Experience – Total Portfolio (continued)

Age(1)	Origination Month
	Jul-14	Aug-14	Sep-14	Oct-14	Nov-14	Dec-14
1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.00%	0.00%	0.00%	0.00%	0.01%
3	0.02%	0.01%	0.00%	0.00%
4	0.04%	0.05%	0.03%
5	0.07%	0.07%
6	0.12%

(1)	Months since end of origination month.

PROSPECTUS

California Republic Auto Receivables Trusts

Issuing Entity

Asset Backed Notes

California Republic Funding, LLC	California Republic Bank	CRB Auto, Inc.
Depositor	Sponsor, Originator and Servicer	Originator

Before you purchase any of these notes, be sure to read the risk factors beginning on page 10 of this prospectus and the risk factors set forth in the related prospectus supplement.

The notes will represent obligations of the related issuing entity only and will not represent interests in or obligations of California Republic Funding, LLC, California Republic Bank, CRB Auto, Inc., or any of their respective affiliates.

This prospectus may be used to offer and sell any of the notes only if accompanied by the prospectus supplement for the related issuing entity.

A new issuing entity will be formed to be the issuing entity for each securitization. Each issuing entity:

•       will issue a series of asset backed notes and/or certificates in one or more classes;

•       will own:

•       a pool of motor vehicle installment sales contracts and installment loans evidencing receivables made to finance the retail purchase of new and used automobiles, sport utility vehicles and light-duty trucks;

•       collections on the receivables;

•       security interests in the vehicles financed by those receivables;

•       any proceeds from claims on related insurance policies;

•       funds in accounts of the issuing entity; and

•       any other property described herein and identified in the prospectus supplement; and

•       may have the benefit of one or more forms of credit enhancement described in this prospectus, which will be specified in the applicable prospectus supplement.

The main sources of funds for making payments on an issuing entity’s securities will be collections on its receivables and any credit enhancement that the issuing entity may have.

The amounts, prices and terms of each offering of notes will be determined at the time of sale and will be described in the prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is February 26, 2015

Page
Other Placements	76
Stabilization Transactions, Short Sales and Penalty Bids	77

Reading this Prospectus and the Prospectus Supplement

We provide information on your notes in two separate documents that offer varying levels of detail:

•	this prospectus provides general information, some of which may not apply to a particular series of securities, including your notes; and

•	the prospectus supplement will provide a summary of the specific terms of your notes.

We include cross-references to sections in these documents where you can find further related discussions. Refer to the table of contents in the front of each document to locate the referenced sections. Capitalized terms used in this prospectus are defined in the “Glossary of Terms”.

You should rely only on the information contained in this prospectus and the prospectus supplement, including any information incorporated by reference. We have not authorized anyone to provide you with different information. The information in this prospectus and the prospectus supplement is only accurate as of the dates on their respective covers. We are not making an offer of these notes in any jurisdiction where the offer or sale is not permitted.

This prospectus and the prospectus supplement may contain forward-looking statements, including without limitation statistical information based on assumed facts. Whenever we use words like “intends”, “anticipates” or “expects”, or similar words in this prospectus or in a prospectus supplement, we are making a forward-looking statement, or a projection of what we think will happen in the future. Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control and could cause actual results to differ materially from what we anticipate. Any forward-looking statements in this prospectus or in the prospectus supplement speak only as of the date of this prospectus or the date of the prospectus supplement, as applicable. We do not assume any responsibility to update or review any forward-looking statement contained in this prospectus or the prospectus supplement to reflect any change in our expectation about the subject of that forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement.

Available Information

California Republic Funding, LLC, as the Depositor for each issuing entity, has filed a Registration Statement covering the notes offered by this prospectus and the prospectus supplement with the SEC under the Securities Act. This prospectus is part of the Registration Statement but the Registration Statement includes additional information.

You can review the Registration Statement online at the SEC’s website, http://www.sec.gov, or you may inspect and copy the Registration Statement at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549 (telephone 202-942-8088). Also available at the SEC’s website (http://www.sec.gov) are reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

For the time period that each issuing entity is required to report under the Exchange Act, California Republic Funding, LLC, as the Servicer’s affiliated depositor, will file for the issuing entity annual reports on Form 10-K, distribution reports on Form 10-D, any current reports on Form 8-K and amendments to those reports with the SEC. A copy of each such report may be obtained by any noteholder by request to the Depositor. See “Certain Information Regarding the Notes—Reports to be Filed with the SEC”.

Incorporation of Certain Documents by Reference

The SEC allows us to “incorporate by reference” information that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC that is incorporated by reference into this prospectus will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. We incorporate by reference into this prospectus any future distribution report on Form 10-D, current report on Form 8-K or any amendment to any such report, we file with the SEC. These periodic reports will be filed under the name of the issuing entity for those notes.

The Depositor will provide without charge to each person, including any beneficial owner of notes, to whom a copy of this prospectus is delivered, on request of any such person, a copy of any of the documents incorporated by reference into this prospectus or the prospectus supplement. Requests for such copies should be directed to:

California Republic Funding, LLC

18400 Von Karman Avenue, Suite 1100

Irvine, California 92612

(949) 270-9700

You may also read and copy these materials at the public reference facilities of the SEC in Washington, D.C. referred to under “Available Information”.

Summary

The following summary is a short description of the main structural features that an issuing entity’s securities may have. For that reason, this summary does not contain all of the information that may be important to you or that describes all of the terms of a security. To fully understand the terms of an issuing entity’s securities, you will need to read both this prospectus and the prospectus supplement in their entirety.

Principal Parties

Issuing Entity

A separate trust will be formed under a trust agreement between the depositor and the owner trustee of the issuing entity to be the issuing entity for each series of securities. The name of the issuing entity will be set forth in the prospectus supplement.

Depositor

California Republic Funding, LLC, a Delaware limited liability company that is a wholly-owned special purpose subsidiary of CRB. The depositor will acquire receivables from CRB, or CRB Auto, Inc., a wholly owned subsidiary of CRB. All receivables so acquired will have been originated by CRB or CRB Auto, Inc. The depositor will sell the receivables to the issuing entity.

California Republic Funding, LLC’s principal executive offices are located at 18400 Von Karman Avenue, Suite 1100, Irvine, California 92612, and its telephone number is (949) 270-9700.

Sponsor, Servicer, Originator and Administrator

California Republic Bank, or CRB, will be the sponsor of each securitization. CRB is a California corporation authorized to transact a banking business. CRB will have originated the receivables and, on the related closing date, will sell the receivables to the depositor. CRB will service the receivables. CRB will also be the administrator of the issuing entity, and in such capacity will provide administrative and ministerial services for the issuing entity.

CRB’s principal executive offices are located at 18400 Von Karman Avenue, Suite 1100, Irvine, California 92612, and its telephone number is (949) 270-9700.

CRB intends to transfer its entire auto finance operations to CRB Auto, Inc., its wholly owned subsidiary, at such time as CRB Auto, Inc. has obtained all regulatory authorizations and licenses needed from each state from which CRB currently, and CRB Auto, Inc. subsequently, will be originating receivables. The timing of the transfer of CRB’s auto finance operations to CRB Auto, Inc. will also be subject to whether CRB elects to move its servicing of receivables to a new servicing platform and the extent to which CRB Auto, Inc. will be subject to regulation by the Consumer Financial Protection Bureau. It is the intent of CRB that, when it is able to transfer its entire auto finance operations to CRB Auto, Inc. and assuming CRB determines that the regulations ultimately adopted by the Consumer Financial Protection Bureau will not be a material impediment to such transfer, CRB Auto, Inc. will (i) be engaged as subservicer to service receivables for then outstanding securitization transactions, (ii) become the custodian of the securitized receivables and (iii) agree to perform the obligations of CRB as administrator. CRB will remain obligated under the transaction agreements notwithstanding the transfer of servicing and administrator functions to CRB Auto, Inc. Upon the transfer of CRB’s auto finance operations to CRB Auto, Inc., CRB Auto, Inc. will solely originate receivables and be the sole servicer of all securitization transactions occurring after the transfer of the auto finance business to CRB Auto, Inc. CRB Auto, Inc. has been incorporated in Nevada and its principal place of business is currently located at 18400 Von Karman Avenue, Irvine, California 92612, although it is anticipated that its principal place of business will eventually be located in Nevada. If and when CRB transfers its auto finance operations to CRB Auto, Inc., the related prospectus supplement for all transactions occurring after such transfer will provide all relevant details as to the transfer and the obligations of CRB Auto, Inc.

Owner Trustee

The prospectus supplement will name the owner trustee and provide the requisite information regarding the owner trustee.

Indenture Trustee

The prospectus supplement will name the indenture trustee and provide the requisite information regarding the indenture trustee.

Backup Servicer

The prospectus supplement will (a) name the backup servicer, if any, and will provide the requisite information regarding the backup servicer, or (b) describe the conditions and circumstances, if any, for the appointment of a backup servicer.

Notes

A series of notes may include one or more classes. You will find the following information about each class of notes in the prospectus supplement:

•	its principal amount;

•	its interest rate, which may be fixed or variable or a combination;

•	the timing, amount and priority or subordination of payments of principal and interest;

•	the method for calculating the amount of principal and interest payments;

•	its final scheduled payment date;

•	any form of credit or cash flow enhancement; and

•	whether and when it may be redeemed prior to its final scheduled payment date.

The prospectus supplement will identify each class of notes of a series that is being offered to the public. Certificates will not be offered by the prospectus or the prospectus supplement.

You may purchase the notes, which generally will be issued only in book-entry form, in the denominations set forth in the prospectus supplement.

Property of the Issuing Entity

The Receivables

The property of each issuing entity will consist of a pool of motor vehicle retail installment sale contracts and/or installment loans that are secured by new and used automobiles, sport utility vehicles and light-duty trucks. The receivables were underwritten in accordance with CRB’s underwriting criteria described under “The Sponsor and Servicer—Underwriting Criteria”. If and when CRB Auto, Inc. commences the origination of receivables, it will utilize the same underwriting criteria as currently utilized by CRB.

The receivables will in each case be sold by CRB or, in the case of receivables originated by CRB Auto, Inc., by CRB Auto, Inc., to the depositor. The receivables will be secured by new and used automobiles, sport utility vehicles, light-duty trucks, and related property, including:

•	the right to receive payments made on the receivables after the cutoff date specified in the prospectus supplement;

•	security interests in the vehicles financed by the receivables; and

•	any proceeds from claims on certain related insurance policies.

You will find a description of the characteristics of each issuing entity’s receivables in the prospectus supplement.

For a more detailed description of the receivables, including the criteria they must meet in order to be transferred to an issuing entity, and the other property supporting the related securities, see “The Receivables Pools”.

Other Property of the Issuing Entity

In addition to the receivables, each issuing entity will own amounts on deposit in various trust accounts, which may include:

•	an account into which collections are deposited;

•	an account into which amounts released from the collection account will be deposited for distribution to the noteholders; and

•	a reserve fund or one or more other accounts providing credit or yield enhancement.

Credit or Cash Flow Enhancement

Some classes of notes may have the benefit of one or more of the following enhancements which are intended to increase the likelihood of payments to those notes:

•	subordination of one or more classes of notes;

•	one or more reserve accounts;

•	overcollateralization (i.e., the amount by which the principal balance of the receivables exceeds the principal amount of the related notes);

•

excess interest collections (i.e., the excess of anticipated interest collections on the receivables over servicing fees, interest on the issuing entity’s notes, any amounts required to be deposited in any reserve fund, and other expenses of the issuing entity); and

•	repurchase obligations.

The prospectus supplement will describe the credit enhancement and any limitations and exclusions applicable for the related class of notes. Enhancements cannot guarantee that losses will not be incurred on the notes.

Optional Redemption of Notes

As specified in the prospectus supplement, the servicer will have the option to purchase the receivables of the issuing entity on any payment date following the last day of a monthly collection period as of which the aggregate principal balance of the receivables has declined to 10% (or such other percentage specified in the prospectus supplement) or less of the aggregate principal balance of the receivables as of the related cutoff date. Upon such a redemption, the notes of the issuing entity will be prepaid in full.

Servicing Fees

Each issuing entity will pay the servicer a servicing fee based on the aggregate principal balance of the receivables as of the first day of the related collection period. The amount of the servicing fee will be specified in the prospectus supplement. The servicer may also be entitled to retain as supplemental servicing compensation fees and charges paid by obligors and net investment income from reinvestment of collections on the receivables.

Repurchase May Be Required in Certain Circumstances

CRB and CRB Auto, Inc. will each be obligated to repurchase any receivable transferred by it to the issuing entity, if:

•	any of its representations or warranties are breached with respect to that receivable;

•	the receivable is materially and adversely affected by the breach; and

•	the breach has not been cured following the discovery by or notice to CRB or CRB Auto, Inc. of its breach.

In the course of its normal servicing procedures, the servicer may defer or modify the payment schedule of a receivable. Some of these arrangements may obligate the servicer to repurchase the receivable to the extent the receivable would no longer comply with the applicable covenants or representations and warranties made by the servicer with respect to such receivable.

For a discussion of the representations and warranties given by CRB and CRB Auto, their related repurchase obligations and their servicing procedures, see “Description of the Receivables Transfer and Servicing Agreements—Sale and Assignment of Receivables” and “—Servicing”.

Tax Status

It is the opinion of Mitchell Silberberg & Knupp LLP, special federal income tax counsel to the depositor, that, assuming compliance with all of the provisions of applicable agreements and no changes in applicable tax regulations:

•	the notes will be characterized as indebtedness for federal income tax purposes;

•	the issuing entity will be classified as a fixed investment trust that is treated as a grantor trust under the Internal Revenue Code of 1986, as amended; and

•	the issuing entity will not be taxable as an association or publicly traded partnership taxable as a corporation.

Each holder of a note, by acceptance of a note, will agree to treat such note as indebtedness for United States federal, state and local income and franchise tax purposes.

We encourage you to consult your own tax advisor regarding the United States federal income tax consequences of the purchase, ownership and disposition of the notes and the tax consequences arising under the laws of any state or other taxing jurisdiction.

For additional information concerning the application of federal income tax laws to the notes, see “Material Federal Income Tax Consequences”.

ERISA Considerations

Subject to the considerations described in the prospectus supplement, the notes will generally be eligible for purchase by or with plan assets of employee benefit and other plans that are subject to ERISA or to Section 4975 of the Internal Revenue Code.

If you are investing assets of an employee benefit plan or other plan subject to ERISA or Section 4975 of the Internal Revenue Code, you should review the matters discussed under “Certain ERISA Considerations” before investing in the notes.

Risk Factors

You should consider the following risk factors in deciding whether to purchase any of the notes. The risk factors stated here and in the prospectus supplement describe the principal risk factors of an investment in the notes.

You may have difficulty selling your notes or obtaining your desired price
There may be no secondary market for the notes. The underwriters may participate in making a secondary market in the notes, but are under no obligation to do so. We cannot assure you that a secondary market will develop. In addition, there have been times in the past where there have been very few buyers of asset backed securities and thus there has been a lack of liquidity. There may be a similar lack of liquidity in the future. As a result, you may not be able to sell your notes when you want to do so, or you may not be able to obtain the price that you wish to receive.

The notes are not suitable investments for all investors
The notes are not a suitable investment for any investor that requires a regular or predictable schedule of payments or payment on specific dates. The notes are complex investments that should be considered only by sophisticated investors. We suggest that only investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment and default risks, the tax consequences of an investment and the interaction of these factors should consider investing in the notes.

The issuing entity assets are limited and only the assets of the issuing entity are available to pay your notes

The notes represent interests solely in an issuing entity or indebtedness of an issuing entity and will not be insured or guaranteed by CRB, CRB Auto, the depositor, the servicer, any of their respective affiliates or, except with respect to a credit enhancement provider specified in the prospectus supplement, any other person or entity. The only source of payment on your notes will be payments received on the receivables and, if and to the extent available, any credit or cash flow enhancement for the issuing entity described in this prospectus and identified as applying to a particular series of notes in the prospectus supplement. Therefore, you must rely solely on the assets of the issuing entity for repayment of your notes. If these assets are insufficient, you may suffer losses on your notes.

Performance of the receivables is uncertain	The performance of the receivables depends on a number of factors, including general economic conditions, unemployment levels, the circumstances of individual obligors, the underwriting standards of CRB at origination and the success of the servicer’s servicing and collection strategies. Consequently, no accurate prediction can be made of how the receivables will perform based on FICO®* scores or other similar measures.

*	FICO® is a federally registered trademark of Fair Isaac Corporation.

The sale of the financed vehicle securing a defaulted receivable may not result in complete recovery of the amounts due

The servicer generally exercises its right to sell a vehicle securing a defaulted receivable after repossession. There is no assurance that the amount of proceeds received by the servicer from the sale of the financed vehicle will be equal to or greater than the outstanding principal balance of the defaulted receivable. The rate at which the value of a financed vehicle depreciates cannot be predicted and may exceed the rate at which the principal balance of the receivable amortizes. As a result, the amount owed on a receivable could exceed the amount that could be obtained by the servicer from the repossession and sale of the related financed vehicle following an event of default by the obligor. The risk is increased because, as described under “The Sponsor and Servicer—Underwriting Criteria”, the maximum advance rate guidelines used in originating the receivables may result in a receivable having an initial principal balance in excess of the retail price or book value of the related financed vehicle. This increases the risk that, following a default by the obligor, the amount realized on the sale of the financed vehicle will be less than the outstanding principal balance of the receivable. As a result, you may suffer losses on your investment if available credit enhancement for losses on the receivables is insufficient.

CRB’s and CRB Auto’s repurchase obligations with respect to receivables may present a conflict of interest

CRB, CRB Auto and the depositor are affiliated entities. CRB or CRB Auto, as sellers of receivables, will be required to repurchase from the depositor receivables with respect to which the seller’s representations and warranties have been breached. Under the sale and servicing agreement, the depositor has transferred all of its rights, including the right to cause CRB and, if receivables are sold to the depositor by CRB Auto, CRB Auto to repurchase affected receivables, to the issuing entity. Since all receivables are to be serviced on a day-to-day basis by CRB as the servicer, CRB is the party that is expected to first learn about a breach of a representation or warranty with respect to a receivable, which CRB then has a duty to report to the depositor, the trustees and the backup servicer, if any, under the sale and servicing agreement. Therefore, the process of repurchasing receivables with respect to which representations and warranties have been breached will ultimately depend upon the integrity of CRB in its role as the servicer in complying with its duty to report breaches of representations and warranties, notwithstanding it or its affiliate will be the entity obligated to effect such repurchase.

Interests of other persons in the receivables or financed vehicles could reduce the funds available to make payments on your notes

Financing statements under the Uniform Commercial Code will be filed reflecting the sale of the receivables by CRB and, if applicable, by CRB Auto to the depositor and by the depositor to the issuing entity and the pledge of the receivables by the issuing entity to the indenture trustee. Each of CRB, CRB Auto and the depositor will mark its accounting records to reflect its sale of the receivables. However, because the servicer will maintain possession of the physical installment sales contracts and installment loans evidencing the receivables and will not segregate or mark the contracts and loans as belonging to the issuing entity, another person could acquire an interest in receivables evidenced by a physical installment sales contract or installment loan that is superior to the issuing entity’s interest in those receivables by obtaining physical possession of the installment sales contracts or installment loans representing those receivables without knowledge of the assignment of the receivable to the issuing entity. If another person acquires an interest in a receivable that is superior to the issuing entity’s interest, some or all of the collections on that receivable may not be available to make payment on your notes.

Additionally, if another person acquires an interest in a vehicle financed by a receivable that is superior to the issuing entity’s security interest in the vehicle, some or all of the proceeds from the sale of the vehicle may not be available to make payments on your notes.

The issuing entity’s security interest in the financed vehicles could be impaired for one or more of the following reasons:

•	CRB, CRB Auto or the depositor might fail to perfect its security interest in a financed vehicle;

•

another person may acquire an interest in a financed vehicle that is superior to the issuing entity’s security interest through fraud, forgery, negligence or error because the servicer will not amend the certificate of title or ownership to identify the issuing entity as the new secured party;

•

the issuing entity may not have a security interest in the financed vehicles in certain states because the certificates of title to the financed vehicles will not be amended to reflect assignment of the security interest to the issuing entity;

•	holders of some types of liens, such as tax liens or mechanics’ liens, may have priority over the issuing entity’s security interest; and

•	the issuing entity may lose its security interest in vehicles confiscated by the government.

CRB and CRB Auto will be obligated to repurchase from the issuing entity any receivable sold by it to the issuing entity as to which a perfected security interest in the name of CRB or CRB Auto in the financed vehicle securing the receivable did not exist as of the date such receivable was transferred to the issuing entity. However, neither CRB nor CRB Auto will be required to repurchase a receivable if a perfected security interest in its name in the related financed vehicle has not been perfected in the issuing entity or if the security interest in a related financed vehicle or the receivable becomes impaired after the receivable is sold to the issuing entity. If an issuing entity does not have a perfected security interest in a financed vehicle, its ability to realize on the financed vehicle following an event of a default under the related receivable may be adversely affected and some or all of the collections on that financed vehicle may not be available to make payment on your notes.

Consumer protection laws may reduce payments on your notes
Federal and state consumer protection laws impose requirements upon creditors in connection with extensions of credit and collections on motor vehicle installment sales contracts and installment loans. Some of these laws make an assignee of the contract or loan, such as an issuing entity, liable to the obligor for any violation by the lender. Any liabilities of the issuing entity under these laws could reduce the funds that the issuing entity would otherwise have to make payments on your notes.

Amounts on deposit in the reserve fund will be limited and subject to depletion
The amount on deposit in the reserve fund will be used to fund certain payments of monthly interest and certain distributions of principal to noteholders on each payment date, as well as certain other expenses of the related issuing entity, if payments received on or in respect of the receivables, including amounts recovered in connection with the repossession and sale of financed vehicles that secure defaulted receivables, are not sufficient to make all such payments. There can be no assurances, however, that the amounts on deposit in the reserve fund will be sufficient on any payment date to assure payment of your notes. If the receivables experience higher losses than were projected in determining the amount required to be on deposit in the reserve fund, the amount on deposit in the reserve fund may be less than projected. If on any payment date, available collections and amounts in the reserve fund are not sufficient to pay in full the monthly interest and distributions of principal due on the notes, you may experience payment delays with respect to your notes. If on subsequent payment dates the amount of that insufficiency is not offset by excess collections on or in respect of the receivables, amounts recovered in connection with the repossession and sale of financed vehicles that secure defaulted receivables and any other available credit or cash flow enhancement for the issuing entity described in this prospectus and identified as applying to a particular series of notes in the prospectus supplement, you will experience losses with respect to your notes. In addition, if so provided in the related prospectus supplement, the minimum required balance in the reserve fund may decrease as the aggregate principal balance of the receivables decreases.

FDIC receivership or conservatorship of CRB could result in delays in payments or losses on your notes

CRB is a California corporation authorized to transact a banking business. Its deposits are insured by the FDIC and it is subject to regulation and supervision by the Federal Reserve Board. If CRB becomes insolvent or in certain other circumstances a conservator or receiver may be appointed for it, which would likely be the FDIC. The FDIC as receiver or conservator would have broad powers to delay or reduce payments on your notes, if the FDIC were to be successful in:

•	attempting to recharacterize the securitization of the receivables as a loan or otherwise attempting to recapture the receivables that have been conveyed to the issuing entity;

•	requiring the issuing entity, as assignee of the depositor, to go through an administrative claims procedure to establish its rights to payments collected on the receivables;

•	requesting a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against CRB; or

•	arguing that a statutory injunction automatically prevents the indenture trustee and other transaction parties from exercising their rights, remedies and interests for up to 90 days.

To limit the FDIC’s potential use of any of these powers, we intend to structure this transaction as a “true sale” under common law and to comply in all material respects with the FDIC rule that provides a safe harbor for transactions complying with its terms and is described under “Material Insolvency Aspects of the Offering—FDIC Rule”. The FDIC rule limits the power of the FDIC as conservator or receiver to delay or prevent payments to noteholders in securitization transactions, although the extent of the protective relief is less for transactions that are accounted for as on-balance sheet transactions under generally accepted accounting principles than for transactions that are accounted for as sales under generally accepted accounting principles.

Although we intend to structure this transaction to comply in all material respects with the FDIC rule, the application of the FDIC rule to a transaction is subject to several ambiguities and untested interpretive issues, and there can be no assurance that a transaction would satisfy all of the requirements to qualify for such safe harbor despite good faith efforts to comply.

A bankruptcy of the depositor could result in losses or payment delays with respect to your notes

California Republic Funding, LLC, as depositor, intends that its transfer of the receivables to the issuing entity will be a valid sale and assignment of the receivables to the issuing entity for non-tax purposes. If the depositor were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of the depositor or the depositor itself were to take the position that the sale of receivables by the depositor to the issuing entity for non-tax purposes should instead be treated as a pledge of the receivables to secure a borrowing by it, delays in payments of collections on or in respect of the receivables to the related securityholders could occur. If a court ruled in favor of any such trustee, debtor or creditor, reductions in the amounts of those payments could result. A tax or governmental lien on the property of the depositor arising before the transfer of the receivables to the issuing entity may have priority over the issuing entity’s interest in those receivables even if the transfer of the receivables to the issuing entity is characterized as a sale for non-tax purposes.

A bankruptcy of CRB Auto could result in delays in payment or losses on your notes
To the extent CRB Auto, as well as CRB, transfers receivables to the depositor, if CRB Auto were to become the subject of a bankruptcy proceeding, you could experience losses or delays in payment on your notes. If CRB Auto sells receivables to the depositor, the depositor will sell those receivables to the trust. However, if CRB Auto is the subject of a bankruptcy proceeding, the court in the bankruptcy proceeding could conclude that the sale of the receivables by CRB Auto to the depositor was not a true sale for bankruptcy purposes and that CRB Auto still owns the receivables. The court also could conclude that CRB Auto and the depositor should be consolidated for bankruptcy purposes. If the court were to reach either of these conclusions, you could experience losses or delays in payments on your notes because:

•	the indenture trustee will not be able to exercise remedies against CRB Auto on your behalf without permission from the court;

•	the court may require the indenture trustee to accept property in exchange for the receivables that is of less value than the receivables;

•

tax or other government liens on CRB Auto’s property that arose before the transfer of the receivables to the issuing entity will be paid from the collections on the receivables before the collections are used to make payments on your notes; and

•

the indenture trustee may not have a perfected security interest in one or more of the financed vehicles securing the receivables or cash collections held by CRB Auto at the time that a bankruptcy proceeding begins.

CRB Auto and the depositor have taken steps in structuring the transactions described in this prospectus to minimize the risk that a court would conclude that the sale of the receivables by CRB Auto to the depositor was not a “true sale” or that CRB Auto and the depositor should be consolidated for bankruptcy purposes.

For more information regarding bankruptcy considerations, see “Material Legal Issues Relating to the Receivables—Certain Bankruptcy Considerations”.

You may suffer losses upon a liquidation of the receivables if the proceeds of the liquidation are less than the amounts due on the outstanding notes

Under certain circumstances described in this prospectus and in the prospectus supplement, the receivables of an issuing entity may be sold after the occurrence of an event of default under the related indenture. The related securityholders will suffer losses if the issuing entity sells the receivables for less than the total amount due on its notes. We cannot assure you that sufficient funds would be available to repay those securityholders in full.

Failure to pay principal on your notes will not constitute an event of default until maturity

The amount of principal required to be paid to noteholders on any date will be limited to amounts available for that purpose in the collection account (and any reserve fund or other forms of credit enhancement). Therefore, the failure to pay principal on a class of notes generally will not result in the occurrence of an event of default until the final scheduled payment date for that class of notes.

Subordination of certain classes of notes may reduce payments to those notes
To the extent specified in the prospectus supplement, the rights of the holders of any class of notes to receive payments of interest and principal may be subordinated to one or more other classes of notes. Subordination may take one or more of the following forms:

•	interest payments on any payment date on which interest is due may first be allocated to the more senior classes;

•	principal payments on the subordinated classes might not begin until principal of the more senior classes is repaid in full;

•	principal payments on the more senior classes may be made on a payment date before interest payments on the subordinated classes are made; and

•	if the indenture trustee sells the receivables, the net proceeds of that sale may be allocated first to pay principal and interest on the more senior classes.

The timing and priority of payment, seniority, allocations of losses and method of determining payments on the respective classes of notes of any issuing entity will be described in the prospectus supplement.

Prepayments on the receivables may adversely affect the average life of and rate of return on your notes

You may not be able to reinvest the principal repaid to you at a rate of return that is equal to or greater than the rate of return on your notes. Faster than expected prepayments on the receivables may cause the issuing entity to make payments on its notes earlier than expected. We cannot predict the effect of prepayments on the average lives of your notes.

All receivables, by their terms, may be prepaid at any time. Prepayments include:

•	prepayments in whole or in part by the obligor;

•	liquidations due to default;

•

partial payments with proceeds from amounts received as a result of rebates of extended warranty protection plan costs, insurance premiums and physical damage, theft, credit life and disability insurance policies;

•

required purchases of receivables by the servicer or repurchases of receivables by CRB or CRB Auto (in the case that CRB Auto sells receivables to the depositor or acts as servicer or subservicer) for specified breaches of their respective representations, warranties or covenants; and

•

an optional repurchase of an issuing entity’s receivables by the servicer when their aggregate principal balance is 10% (or such other percentage specified in the prospectus supplement) or less of the initial aggregate principal balance, or under such other circumstances as may be specified in the prospectus supplement.

A variety of economic, social and other factors will influence the rate of optional prepayments on the receivables and defaults.

As a result of prepayments, the final payment of each class of notes is expected to occur prior to the related final scheduled payment date specified in the prospectus supplement. If sufficient funds are not available to pay any class of notes in full on its final scheduled payment date, an event of default will occur and final payment of that class of notes may occur later than scheduled.

For more information regarding the timing of repayments of the notes, see “Maturity and Prepayment Considerations”.

You may suffer a loss on your notes because the servicer may commingle collections on the receivables with its own funds

For two business days prior to deposit into the collection account, the servicer will be permitted to hold with its own funds collections it receives from obligors on the receivables and the purchase price of receivables required to be repurchased from the issuing entity. During this time, the servicer may invest those amounts at its own risk and for its own benefit and need not segregate them from its own funds. If the servicer is unable to pay these amounts to the issuing entity on or before the payment date, you might incur a loss on your notes.

For more information about the servicer’s obligations regarding payments on the receivables, see “Description of the Receivables Transfer and Servicing Agreements—Accounts”.

The senior class of notes controls removal of the servicer upon a default on its servicing obligations	Generally, holders of a majority of an issuing entity’s most senior class of notes, or the applicable trustee acting on their behalf, can remove the related servicer if the servicer:

•	does not deliver to the applicable trustee the available funds for application to a required payment after a grace period after notice or discovery;

•	defaults on a servicing obligation which materially and adversely affects the issuing entity after a grace period after notice; or

•	initiates or becomes the subject of certain bankruptcy or insolvency proceedings.

Those holders may also waive a default by the servicer. The holders of any subordinate class of notes (which includes, in the case of an issuing entity that issues both notes and certificates, the holders of the certificates) may not have any rights to participate in such determinations for so long as any of the more senior classes are outstanding, and the subordinate classes of notes may be adversely affected by determinations made by the more senior classes. If CRB resigns or is terminated as servicer, the processing of payments on the receivables and information relating to collections could be delayed. This could cause payments on the notes to be delayed.

See “Description of the Receivables Transfer and Servicing Agreements—Servicer Termination Events”.

Paying the servicer a fee based on a percentage of the aggregate principal balance of the related receivables may result in the inability to obtain a successor servicer	Because the servicer will be paid its base servicing fee based on a percentage of the aggregate principal balance of the related receivables, the fee the servicer receives each month will be reduced as the receivables amortize over time. If the need should arise to obtain a successor servicer, the fee that such successor servicer would earn might not be sufficient to induce a potential successor servicer to agree to assume the duties of the servicer with respect to the remaining receivables. If there is a delay in obtaining a successor servicer, it is possible that normal servicing activities could be disrupted during this period which could delay payments and reports to noteholders, adversely impact collections and ultimately lead to losses or delays in payments on your notes.

A servicer default may result in additional costs or a diminution in servicing performance, any of which may have an adverse effect on your notes

If a servicer default occurs, the servicer may be removed by the holders of the requisite percentage of the class or classes of notes that are permitted to so act, or the applicable trustee acting on their behalf. In the event of the removal of the servicer and an appointment of a successor servicer, we cannot predict:

•	the cost of the transfer of servicing to such successor; or

•	the ability of such successor to perform the obligations and duties of the servicer under the servicing agreement.

Furthermore, the related indenture trustee or the related noteholders may experience difficulties in appointing a successor servicer and during any transition phase it is possible that normal servicing activities could be disrupted.

Geographic concentration of an issuing entity’s receivables may adversely affect your notes

Adverse economic conditions or other factors particularly affecting any state or region where there is a high concentration of an issuing entity’s receivables could adversely affect the notes of that issuing entity. We are unable to forecast, with respect to any state or region, whether these conditions may occur, or to what extent these conditions may affect receivables or the repayment of your notes. The location of an issuing entity’s receivables by state, based upon dealers’ addresses at the time the receivables were originated, will be described in the prospectus supplement.

Market factors may reduce the value of used vehicles, which could result in increased losses on the receivables

Vehicles that are repossessed are typically sold at vehicle auctions as used vehicles. The pricing of used vehicles is affected by supply and demand for such vehicles, which in turn is affected by consumer tastes, economic factors, fuel costs, the introduction and pricing of new car models and other factors, such as the introduction of new vehicle sales incentives and legislation relating to emissions and fuel efficiency. A decrease in demand for used vehicles may adversely impact the resale value of repossessed vehicles, which in turn could result in increased losses on the related receivables.

Ratings of the notes are limited and may be reduced or withdrawn
At the initial issuance of the notes, at least one nationally recognized statistical rating organization that has been hired by the sponsor or the depositor will rate each class of offered notes in one of its four highest rating categories. A rating is not a recommendation to purchase, hold or sell notes, and it does not comment as to market price or suitability for a particular investor. The ratings of the offered notes address the assigning rating agency’s assessment of the likelihood of the payment of principal and interest on the notes according to their terms. We cannot assure you that a rating will remain for any given period of time or that a rating agency will not lower, withdraw or qualify its rating if, in its judgment, circumstances in the future so warrant, or that one or more additional rating agencies, not hired by the sponsor or the depositor to rate each class of offered notes, may nonetheless provide a rating for the offered notes that will be lower than any rating assigned by a hired rating agency. A reduction, withdrawal or qualification of an offered security’s rating would adversely affect its value.

You may experience a greater risk of loss on your notes as the result of armed conflict and terrorist activities

The long-term economic impact of the United States’ military operations in Afghanistan and other countries, as well as the possible response to these operations, other terrorist activities and tensions in other regions of the world remains uncertain but could have a material adverse effect on general economic conditions, consumer confidence, market liquidity and the performance of the receivables of an issuing entity. You should consider the possible effects of these events on the delinquency, default and prepayment experience of the receivables. Under the Servicemembers Civil Relief Act, members of the military on active duty, including reservists, who have entered into an obligation, such as a motor vehicle installment sales contract or installment loan for the purchase of a vehicle, before entering into military service may be entitled to reductions in interest rates to 6% and a stay of foreclosure and similar actions. In addition, pursuant to the laws of various states, including California, under certain circumstances payments on motor vehicle installment sales contracts or installment loans such as the receivables of residents of such states who are called into active duty with the National Guard or the reserves will automatically be deferred. No information can be provided as to the number of receivables that may be affected. If an obligor’s obligation to repay a receivable is reduced, adjusted or extended, the servicer will not be required to advance such amounts. Any resulting shortfalls in interest or principal will reduce the amount available for distribution on your notes.

The notes will not be listed on an exchange and this may make it difficult for you to sell your notes or to obtain your desired price

The issuing entity is not expected to apply to list the notes on an exchange or quote them in the automated quotation system of a registered notes association. The liquidity of the notes will therefore likely be less than what it would be in the event that they were so listed or quoted, and there may be no secondary market for the notes. As a result, you may not be able to sell your notes when you want to do so, or you may not be able to obtain the price that you wish to receive.

The Sponsor and Servicer

Overview

CRB, the initial Sponsor and Servicer, was organized in 2007. CRB is a wholly-owned subsidiary of Bancorp, which is a diversified financial holding company organized under California law in 2011 and headquartered in Irvine, California. CRB and Bancorp operate in a heavily regulated environment and changes in laws and regulations affecting them and their subsidiaries may have an impact on their operations. CRB is a California corporation authorized to transact a banking business and provides full-service commercial, automobile financing and other financial products and services. The deposits of CRB are insured by the FDIC. CRB is also subject to regulation and supervision by the Federal Reserve Board. Bancorp is a registered financial holding company subject to regulation and supervision by the Federal Reserve Board as well. Bancorp is required to file with the Federal Reserve Board reports and other information regarding its business operations and the business operations of its subsidiaries.

CRB’s and Bancorp’s principal executive offices are located at 18400 Von Karman, Suite 1100, Irvine, California 92612, and the telephone number is (949) 270-9700. Current information regarding CRB’s and Bancorp financial condition can be found in the prospectus supplement.

CRB will be the Sponsor that initiates and organizes the issuance by the issuing entity of the notes and the certificates, until such time, if at all, as it transfers its entire auto finance operations to its wholly owned subsidiary, CRB Auto, Inc. It will be responsible for structuring the securitization transaction and has selected the other transaction participants. It will pay the costs of forming the issuing entity, the legal fees of certain of the transaction participants, the Rating Agency fees for rating the notes and other transaction costs. CRB has originated the receivables and will also be responsible for servicing the receivables transferred to the issuing entity and pledged to the indenture trustee and be the administrator of the issuing entity. If and when the auto finance operations are transferred to CRB Auto, CRB Auto will assume the role of sponsor and servicer for new transactions, and sole subservicer for existing transactions.

CRB’s motor vehicle loans and motor retail installment sale contracts relating to new or used automobiles, sport utility vehicles and light-duty trucks are, respectively, originated through, or purchased from, dealers who regularly originate those loans and retail installment sale contracts as described under “—Underwriting Criteria”. It will select the auto receivables that will be the receivables for this securitization transaction from its portfolio of owned auto receivables.

The CRB securitization program, which involves the term securitization of motor vehicle loans and motor vehicle retail installment sale contracts, began in November, 2012. CRB’s securitization transactions in which CRB has served as the sponsor and the servicer as of the date of the prospectus supplement are described in the prospectus supplement. CRB purchases auto receivables from automobile dealers and then sells those auto receivables to its wholly-owned subsidiary that acts as depositor for the related transaction. The Depositor then resells the auto receivables to a newly-created trust that issues asset-backed securities collateralized by the auto receivables. CRB serves as Servicer.

The transaction documents for the prior securitization transactions required CRB to repurchase auto receivables in case of certain breaches of representations or warranties. Since the closing of the first securitzation transaction, no underlying auto receivables were the subject of a demand to repurchase for breach of any representation or warranty, and there was no activity with respect to any demand made prior to such period. California Republic Funding, LLC, as CRB’s affiliated depositor, discloses all fulfilled and unfulfilled repurchase requests for assets that were the subject of a demand to repurchase on SEC Form ABS-15G. The Depositor’s reports on the Form ABS-15G can be accessed on the SEC’s website (www.sec.gov) using CIK number 0001561326. If and when CRB Auto succeeds to the auto finance operations of CRB, CRB Auto will agree to undertake these obligations, although CRB will remain ultimately contractually obligated to assure such activities are accomplished by CRB Auto.

As of the date of this prospectus, the prior transactions have not experienced any event of default or servicer default or otherwise been accelerated due to the occurrence of an early amortization or other performance triggering event. Neither CRB nor any of its affiliates has ever taken any action out of the ordinary to prevent such an occurrence. Neither CRB, any of its affiliates, nor the issuing entity can guarantee that there will not be any events of default or servicer defaults in the future.

CRB will also act as Servicer of the receivables on behalf of each issuing entity created prior to the transfer of CRB’s auto finance operations to CRB Auto. CRB has been servicing its originated auto receivables since July 2011. Current information about CRB’s serviced portfolio will be provided in the prospectus supplement under “CRB”, or under “CRB Auto”, as the case may be. CRB intends, upon receipt of pending regulatory approval, and fulfillment of state specific licensing requirements, to transfer its auto finance origination and servicing operations to its wholly owned subsidiary, CRB Auto. At that time, CRB Auto will become the Servicer for each subsequent issuing entity and will also enter into a subservicing agreement with CRB to be the sole subservicer for each then existing issuing entity in accordance with the terms and conditions for such agreements as set forth in the applicable sale and servicing agreements. Pursuant to that subservicing agreement, CRB Auto will perform each of the servicing functions described below under “—Servicing”, subject at all times to the ultimate supervision of CRB as the Servicer. CRB Auto will also perform those same servicing functions as the Servicer for each transaction occurring after CRB Auto acquires the auto finance operations of CRB. It is contemplated that essentially all of the personnel and facilities of CRB currently providing servicing functions for auto receivables serviced by CRB will be transferred to CRB Auto in connection with the transfer of CRB’s auto finance operations to CRB Auto. The subservicing agreement will provide that CRB Auto shall adhere to the servicing standards previously established by CRB. Compensation to the subsidiary subservicer shall be payable by CRB from its servicing compensation or otherwise from its own funds. The subservicing agreement will be between CRB Auto and CRB only, and the other parties to this transaction shall have no obligations, duties or liabilities with respect to the subsidiary subservicer. Notwithstanding the appointment of CRB Auto as a subservicer, CRB will remain obligated and liable to the relevant issuing entity, the trustees and the securityholders for the servicing and administering of the loans as if CRB alone were performing those duties. No assurances can be provided as to when the appointment of CRB Auto as a subservicer will occur.

Legal Proceedings

To the extent CRB, CRB Auto, or the Depositor is a party to any legal proceeding that could reasonably be expected to materially adversely affect the issuing entity, the interests of the security holders or on the ability of CRB, CRB Auto and the Depositor to perform its obligations under the transaction documents to which it is a party, such legal proceedings are described under “Legal Proceedings” in the accompanying prospectus supplement.

Underwriting Criteria

The receivables have been originated in accordance with CRB’s underwriting criteria that are generally applicable to its origination and acquisition of auto receivables. CRB Auto will, under the direct supervision of CRB as its controlling shareholder, implement and adhere to the same underwriting criteria as adopted and followed by CRB in connection with CRB Auto’s origination of receivables upon the transfer of CRB’s auto finance operations to CRB Auto. CRB and CRB Auto intend that the receivables originated by CRB Auto will be of equivalent quality and creditworthiness as those CRB originates as described below. CRB Auto will not commence origination of receivables until such time as the auto finance operations of CRB have been transferred to it. The description below of CRB’s origination and servicing activities and procedures also describe those that will be followed by CRB Auto. Further details of CRB Auto’s origination activities and a description of the receivables it has originated will be set forth in further detail in the prospectus supplement.

CRB purchases motor vehicle retail installment sale contracts from, and originates motor vehicle installment loans through, franchised and independent motor vehicle dealers. Each auto receivable is secured by the financed vehicle that is the subject of the auto receivable. Dealers originate auto receivables for CRB and/or sell auto receivables to CRB pursuant to dealer agreements between such dealers and CRB. CRB enters into dealer agreements with dealers that are franchised to sell new motor vehicles and also with certain dealers that sell used motor vehicles, in each case based upon a detailed diligence review of the dealer and the dealer’s reputation in the market. Auto receivables are acquired from dealers only following underwriting as described below.

The application form submitted by an applicant provides various items of general demographic information, financial information and employment history. In addition, specific information with respect to the motor vehicle to be financed is required to be provided to CRB as part of the application process. Based on each application’s FICO® score, each application is either automatically declined or assigned to one of seven programs: Premier Plus, Premier, Elite, Preferred, Classic, Special, or Standard. FICO® score ranges for each program are subject to periodic review and revision based upon market conditions and are provided, along with other material characteristics of each program, in the prospectus supplement. Once assigned to a program, CRB will then use a program specific matrix of approval levels for each application’s loan to value, term, payment to income, advance rate, and requirements for verification of income, residence and payment history. These approval levels serve as guidelines and framework for the subsequent application evaluation process. CRB also utilizes a proprietary scorecard to generate a score for each application submitted. The score is based on the content of the applicable credit bureau report, applicant stated information and vehicle characteristics. CRB’s underwriters then use the FICO® score, CRB credit policies, loan authority levels and years of underwriting experience in evaluating the applications in each program, and take into account many characteristics in addition to the score, including term, loan to value, payment to income, disposable income, residence and employment history, amount and source of down payment, past auto payment history and other factors to approve or reject the application. In addition, the underwriters may verify additional application information and consider additional credit bureau reports or other factors in making the final judgmental underwriting decision. With respect to those applications that are approved, the amount, advance rate, and other terms of the financing to be offered are determined based on the overall score parameters and the other factors outlined above. Term guidelines are also based on the applicant’s score and the age of the motor vehicle. Acceptable terms generally range from 24 to 75 months in length with a limited number of auto receivables funded for up to 75 months.

CRB’s underwriting policies are intended to provide a consistent and informed basis for lending decisions without superseding the judgmental aspects of the credit granting process. Receivables that would constitute exceptions to CRB’s underwriting policies require multiple levels of review and approval and are made at the discretion of the credit underwriters with appropriate CRB approval authority. Higher levels of authority are required for certain exceptions to established policies. A credit underwriter may not approve an application outside of his or her level of authority. Under limited circumstances, a senior underwriter or other appropriately authorized employee may approve an application that may be subject to automatic rejection due to a FICO® score below 600 or unavailability of a FICO® score, based on other risk mitigating factors such as the amount of the down payment, the ratio of the principal of the receivable to the value of the financed vehicle, or other factors related to the creditworthiness of the applicant. No other receivables that are exceptions to CRB’s underwriting policies will be included in a receivables pool.

Dealer Agreements

Each dealer that originates auto receivables for CRB has made representations and warranties with respect to the auto receivables and the security interests in the related motor vehicles, either in a separate dealer agreement or as part of an assignment of an auto receivable from the dealer to CRB. These representations and warranties do not relate to the creditworthiness of the obligors or the collectability of the auto receivables. Upon breach of any representation or warranty made by a dealer with respect to an auto receivable, CRB has a right of recourse against such dealer to require it to purchase such auto receivable. CRB intends to assign to an issuing entity any amounts paid by a dealer in satisfaction of such repurchase obligation relating to the receivables. Generally, the dealer agreements and assignments do not provide for recourse against the dealer in the event of a default by the related obligor, except in limited circumstances for auto receivables originated by used motor vehicle dealers. The dealer agreements and the obligations of the dealers will be assigned to CRB Auto when CRB Auto acquires the auto finance operations of CRB.

Servicing

CRB, as Servicer, will be responsible for managing, administering, servicing and making collections on the receivables owned by each issuing entity in accordance with the Servicer’s customary servicing practices for similar automobile receivables under the relevant sale and servicing agreement. The Servicer, among other things, will service the receivables, using the degree of skill and attention that the Servicer exercises with respect to all comparable auto receivables that it services for itself or others.

As Servicer, CRB will be responsible for determining the allocations of collections and other funds for each issuing entity to payments on the notes and certificates and other liabilities of each issuing entity and directing the trustees and paying agents for each issuing entity to make such payments. The Servicer will also be responsible for providing monthly reports with respect to the auto receivables and certain other matters. The Servicer will be the custodian of the files relating to the motor vehicle loans transferred to each issuing entity.

Collection activities as to those receivables for which payment is not received on or prior to the due date as set forth in the loan documents for an auto receivable generally begin with an automated system-generated late notice issued to the customer at the end of the grace period. Telephone contacts begin as early as one day past due and are augmented with collector system-generated letters. As Servicer, CRB focuses on early and frequent contact with delinquent borrowers to maximize potential collections.

Repossession procedures begin when collection efforts are exhausted or when the borrower has not committed to bringing the account current, generally within 45-60 days from the date an auto receivable becomes past due. Repossessions are carried out pursuant to applicable state law. CRB follows specific procedures with respect to repossessions and uses unaffiliated independent contractors to perform repossessions. Once a motor vehicle is repossessed, a notice of repossession is sent to the obligor, detailing the requirements that must be met in order for the obligor to redeem the financed vehicle. Motor vehicles that remain unredeemed beyond a specified period are remarketed through auction sales. CRB also tracks and manages bankruptcy filings centrally. A bankruptcy filing, generally, in and of itself does not trigger repossession activity.

The policy of CRB is to charge-off an auto receivable in the month in which the receivable reaches its 120th day of delinquency except for accounts where the vehicle is in repossession inventory. Once in inventory, CRB allows an additional 60 days for the liquidation of the collateral and subsequent application of the auction proceeds to the account balance before the receivable is charged-off. CRB actively pursues any deficiencies remaining after full charge-off of the auto receivable or after repossession and sale of the related motor vehicle when and to the extent practical and legally permitted. Collection personnel continue to contact the obligors to establish repayment schedules or to repossess the related financed vehicle until a final resolution is achieved, except as such contacts are limited by bankruptcy or other applicable law. CRB is entitled to recover its expenses reasonably allocated to repossession and liquidation of a financed vehicle, provided that such reimbursement with respect to any auto receivable is limited to the cash proceeds of the sale of such financed vehicle or any deficiency obtained from the related auto receivable obligor.

CRB will be required to remit, within two Business Days of receipt, to the applicable collection account all collections relating to the receivables, including any proceeds from liquidation of defaulted receivables.

CRB will be required to make monthly advances under the sale and servicing agreement with respect to each Payment Date from its own funds or from amounts held for future distributions in an amount equal to the interest portion of all monthly payments that were (i) due on the Receivables during the applicable Collection Period and were delinquent at the close of business on the last day of the Collection Period or (ii) not due during the applicable Collection Period because payment in such Collection Period was deferred by CRB. CRB’s obligation to make monthly advances with respect to a Receivable shall cease if it determines, in its good faith judgment, that such advances will not be recoverable by CRB from Net Liquidation Proceeds or otherwise from amounts allocable to interest with respect to such Receivable. CRB will be entitled to recover its advances from future collections on the Receivable, provided that such reimbursement (to the extent that the advances are deemed recoverable) with respect to any Receivable will be limited to Net Liquidation Proceeds with respect to such Receivable. In the event that CRB determines that advances with respect to a Receivable are not recoverable, it may reimburse itself from payments made on or in respect of other receivables.

Each Receivable requires the related obligor to keep the related Financed Vehicle fully insured against loss or damage in an amount sufficient to pay the lesser of either the full insurable interest in the motor vehicle or the entire unpaid balance of the principal amount and any unpaid interest and other charges. While each obligor is required to maintain physical damage insurance on the related Financed Vehicle in an amount at least equal to that required by applicable state law, CRB is not obligated to, and does not, monitor whether the obligor is maintaining that insurance. Failure to maintain the required insurance is an event of default under each Receivable. Moreover, the dealer agreements include a requirement that the dealers verify that such required insurance coverage is in effect at the time the related Receivable is originated and financed by CRB. Motor vehicle dealers may also offer credit insurance or GAP coverage from their own sources, and the cost of such coverage is included in the Receivable. Nevertheless, there can be no assurance that any Financed Vehicle will continue to be covered by physical damage insurance provided by the obligor during the entire term during which the related Receivable is outstanding.

From time to time as deemed necessary by CRB’s collection staff, one-month payment extensions are granted to address short-term delinquency issues. CRB’s policy is to limit these types of extensions to specifically identified causes of delinquency that can be appropriately managed by such an extension, and not to grant such delinquency extensions more than three times over the life of any auto receivable and not within the first six months after origination of the auto receivable.

Receivables will be purchased by the Servicer upon discovery by any of the Servicer, the Depositor, the issuing entity or the indenture trustee of a breach of certain servicing covenants set forth in the applicable sale and servicing agreement. On or before the Payment Date immediately following the first Collection Period commencing after the discovery or receipt of notice of the breach of such covenants, the Servicer will purchase from the relevant issuing entity the receivable affected by such breach.

Neither the Servicer nor any of its directors, officers, employees or agents will be liable to the issuing entity, the Depositor, the trustees or the noteholders for any action taken or for refraining from the taking of any action pursuant to the applicable sale and servicing agreement; provided, however, that the Servicer will be liable by reason of willful misfeasance, bad faith or negligence in the performance of its duties.

The foregoing description of the servicing activities of CRB will be identically applicable to CRB Auto in its capacity as subservicer for existing transactions and as Servicer for each transaction completed after it has acquired the auto finance operations of CRB.

The Depositor

California Republic Funding, LLC, a Delaware limited liability company organized on August 15, 2012, will be the Depositor with respect to each series of notes. The sole equity member of the Depositor is CRB. The Depositor maintains its principal executive offices at 18400 Von Karman Avenue, Suite 1100, Irvine, California 92612. Its telephone number is (949) 270-9700.

The Depositor will acquire receivables to be included in each issuing entity from CRB or CRB Auto pursuant to a receivables purchase agreement. The Depositor will not retain any interest in the receivables and will have no ongoing servicing obligations or responsibilities with respect to any receivables and no administrative obligations with respect to any issuing entity.

The Depositor was organized for the purposes of establishing issuing entities, selling beneficial interests therein and acquiring and selling assets to such issuing entities. None of the Depositor, its parent or any of the Depositor’s affiliates will insure or guarantee the receivables or the notes of any series. The Depositor will be responsible for paying the costs of forming the issuing entity, legal fees for certain transaction parties, Rating Agency fees and certain other transaction costs.

The Depositor does not have, is not required to have, and is not expected in the future to have, any significant assets. The Depositor is not a party to any legal proceeding that could reasonably be expected to have a material impact on any issuing entity or the interests of any securityholders. The prospectus supplement will describe all California Republic Auto Receivables Trusts established by the Depositor beginning November 2012 to the date of the prospectus supplement. No default has occurred under any such transaction.

The Issuing Entities

The Depositor will create a separate issuing entity for each securitization. Each issuing entity will be either a Delaware statutory trust or a common law trust established to issue the related series of notes and/or certificates. Each issuing entity will be established for the transactions described in this prospectus and in the prospectus supplement. After issuing the notes described in a prospectus supplement, each issuing entity may issue additional securities in exchange for its residual interest under the terms and conditions described under “Description of the Receivables Transfer and Servicing Agreements—Residual Interest; Issuance of Additional Securities”. The principal offices of the issuing entity and the owner trustee will be specified in the prospectus supplement.

The operations of each issuing entity will be governed by the applicable trust agreement and indenture. An issuing entity will not have the discretion under the applicable trust agreement to engage in activities other than those described below. The trust agreement governing an issuing entity may be amended for ministerial purposes by the Depositor and the owner trustee with prior written notice to each Rating Agency, or for any purpose by the Depositor and the owner trustee with prior written notice to each Rating Agency and the consent of the holders of the notes outstanding or, if the notes have been paid in full, the holders of the certificates outstanding. In addition, the indenture will contain specific restrictions on an issuing entity’s activities. For instance, each issuing entity will agree and covenant under the indenture: (a) not to consolidate or merge with or into any other person, (b) not to convey or transfer any of its properties or assets, including the receivables it owns, to any person, (c) not to issue, incur, assume, guarantee or otherwise become liable for any indebtedness, or incur any other obligations or liabilities, except for the notes, and (d) not to take any action that, for federal or any other tax purposes, would cause the notes not to be treated as debt or would cause the issuing entity to be treated as an association (or publicly-traded partnership) taxable as a corporation. For information concerning the amendment of these restrictions, see “The Indenture—Modification of Indenture”.

Each issuing entity will only engage in the following activities, and will not have the discretion to engage in activities other than the following activities:

•	entering into the applicable transaction documents;

•	acquiring, holding and managing its receivables, their proceeds, its credit or cash flow enhancement, if any, and other assets of the issuing entity;

•	issuing its securities;

•	making payments on the securities; and

•	other activities that are necessary, suitable or incidental to the above activities.

It is expected that each transaction document will contain non-petition clauses pursuant to which all applicable parties covenant not to institute any bankruptcy or insolvency proceedings (or take any related actions) against the applicable issuing entity or the Depositor at any time in connection with any obligations relating to the related securities or any of the related transaction documents.

The Trustees

The owner trustee and the indenture trustee for each issuing entity will be identified in the prospectus supplement. You will find the addresses of the principal offices of the issuing entity and each trustee, as well as a description of their respective applicable experience in the prospectus supplement.

The Owner Trustee

The owner trustee’s main duties will be:

•	creating the issuing entity by filing a certificate of trust with the Delaware Secretary of State or, in the case of a common law trust, by complying with applicable state law;

•

if so specified in the prospectus supplement, maintaining (or causing to be maintained) a certificate distribution account for the benefit of the certificateholders or the holders of the residual interest in the issuing entity; and

•	executing documents on behalf of the issuing entity.

The owner trustee’s liability in connection with the issuance and sale of the related securities is limited solely to its express obligations set forth in the trust agreement and the sale and servicing agreement. The Servicer will reimburse and indemnify the owner trustee for all liabilities, losses, damages and expenses that are incurred by the owner trustee or arise out of its actions in connection with the issuing entity, except where such liabilities, losses, damages or expenses arise from the owner trustee’s willful misconduct, bad faith or negligence. To the extent these fees and indemnification amounts are not paid by the Servicer, they may be payable out of funds available for distribution to securities holders as may be described under “Application of Available Funds—Priority of Payments” in the prospectus supplement. The owner trustee will not be required to expend its own funds or incur any financial liability in respect of any of its actions as owner trustee if the owner trustee has reasonable grounds to believe that reimbursement to it of such funds or for such liabilities is not reasonably assured.

The Servicer will indemnify the owner trustee for all liabilities and damages arising out of the owner trustee’s performance of its duties under the trust agreement and other transaction documents unless caused by the willful misconduct, bad faith or negligence (other than errors of judgment) of the owner trustee or as a result of breaches of representation made by the owner trustee in the trust agreement. The Servicer will indemnify the owner trustee for liabilities and damages caused by the Servicer’s willful misconduct, bad faith or negligence (other than errors in judgment) in the performance of its duties as Servicer. The administrator will indemnify the trustees for all liabilities and damages arising out of the trustees’ performance of their respective duties unless caused by willful misconduct, bad faith or negligence (other than errors in judgment) in the performance of their duties.

The issuing entity will pay the fees of the owner trustee, reimburse the owner trustee for expenses incurred in performing its duties, and pay any indemnities due to the owner trustee, to the extent such amounts have not been paid or reimbursed by the Depositor, the Servicer or the administrator. The issuing entity will pay these amounts to the owner trustee on each Payment Date up to any limit specified in the prospectus supplement before the issuing entity makes any payment to securityholders. Except following the occurrence of an Event of Default, the issuing entity will pay these amounts to the owner trustee in excess of the limit only after the servicing fee and all required interest and principal payments on that Payment Date are paid in full. Following the occurrence of an Event of Default, all owner trustee fees, expenses and indemnities will be paid first.

The owner trustee may resign at any time by notifying the administrator. The administrator or the Depositor may remove the owner trustee at any time if the owner trustee becomes legally unable to act, becomes subject to a bankruptcy or is no longer eligible to act as owner trustee under the trust agreement because of changes in its legal status, financial condition or certain rating conditions. Upon the owner trustee’s resignation or removal, the administrator will be required to promptly appoint a successor owner trustee acceptable to the Depositor. If no successor owner trustee is appointed and has accepted appointment within 30 days after the giving of such notice, the resigning owner trustee giving such notice may petition at the expense of the Servicer any court of competent jurisdiction for the appointment of a successor owner trustee.

The trust agreement will terminate when:

•	the last receivable is paid in full, settled, sold or charged off and all collections are applied; or

•	the issuing entity has paid all the notes in full and all other amounts payable by it under the transaction documents.

Upon termination of the trust agreement, any remaining issuing entity assets will be distributed to the certificateholders and the issuing entity will be terminated.

The Indenture Trustee

Duties of the Indenture Trustee. Except upon the occurrence and during the continuation of an Event of Default, the indenture trustee:

•	will perform those duties and only those duties that are specifically set forth in the related indenture;

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may, in the absence of bad faith, rely on certificates or opinions furnished to the indenture trustee which conform to the requirements of the indenture as to the truth of the statement and the correctness of the opinions expressed in those certificates or opinions; and

•

will examine any certificates and opinions which are specifically required to be furnished to the indenture trustee under the indenture to determine whether or not they conform to the requirements of the indenture.

If an Event of Default shall have occurred and be continuing, the indenture trustee will be required to exercise the rights and powers vested in it by the related indenture and to use the same degree of care and skill in the exercise of those rights and powers as a prudent person would exercise or use under the circumstances in the conduct of that person’s own affairs.

Compensation, Indemnification. The Servicer shall pay or cause to be paid to the indenture trustee from time to time reasonable compensation for its services, reimburse the indenture trustee for all expenses and disbursements reasonably incurred or made by it and indemnify the indenture trustee for, and hold it harmless against, any and all losses, liabilities or expenses, including attorneys’ fees, incurred by it in connection with the administration of the issuing entity and the performance of its duties under the related indenture. The indenture trustee will not, however, be indemnified for, or held harmless against, any loss, liability or expense incurred by it through its own willful misconduct, negligence or bad faith. The indenture trustee will not be liable:

•	for any error of judgment made by it in good faith unless it is proved that it was negligent in ascertaining the pertinent facts;

•	for any action it takes or omits to take in good faith in accordance with directions received by it from the noteholders in accordance with the terms of the related indenture; or

•	for interest on any money received by it except as the indenture trustee and the issuing entity may agree in writing.

The indenture trustee will not be deemed to have knowledge of any Event of Default unless a responsible officer of the indenture trustee has actual knowledge of the default or has received written notice of the default in accordance with the related indenture.

Replacement of Indenture Trustee. The indenture trustee may resign at any time upon notice to the issuing entity, the Depositor and each Rating Agency. Additionally, the noteholders representing not less than a majority of the principal amount of the controlling class of the notes may remove the indenture trustee without cause by notifying the indenture trustee, the issuing entity, the Depositor and each Rating Agency of such removal and, following such removal, may appoint a successor indenture trustee. Additionally, the issuing entity will be required to remove the indenture trustee if:

•	at any time, the indenture trustee shall cease to be eligible under the indenture;

•	the indenture trustee is adjudged to be bankrupt or insolvent;

•	a receiver or other public officer takes charge of the indenture trustee or its property; or

•	the indenture trustee otherwise becomes incapable of acting.

Additionally, if the indenture trustee ceases to be eligible under the indenture, any noteholder may petition a court of competent jurisdiction for the removal of the indenture trustee and the appointment of a successor indenture trustee.

Upon the resignation or removal of the indenture trustee, or the failure of the noteholders to appoint a successor indenture trustee following the removal of the indenture trustee without cause, the administrator will be required promptly to appoint a successor indenture trustee under the indenture. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until acceptance of such appointment by the successor indenture trustee.

The Backup Servicer

The backup servicer, if any, would become successor Servicer in the event that CRB is terminated or resigns as Servicer pursuant to the terms of the sale and servicing agreement, as set forth in the applicable sale and servicing agreement. You will find the information on experience, roles and responsibilities of applicable backup servicer, if any, and particular techniques facilitating the communication and transition of responsibilities between the Servicer and the backup servicer in the prospectus supplement. Alternatively, to the extent no named backup servicer is identified in connection with an offering, a backup servicer may be subsequently appointed upon occurrence of the events, and on the terms and conditions, described in the related prospectus supplement.

Property of the Issuing Entity

The property of each issuing entity will consist of a pool of motor vehicle installment sales contracts and installment loans secured by security interests in Financed Vehicles, and the receivables with respect thereto and, except as otherwise set forth in the prospectus supplement, all payments received thereunder after the applicable Cutoff Date. The receivables were purchased by CRB and CRB Auto pursuant to agreements with dealers or lenders.

The receivables will be serviced by the Servicer, CRB Auto as a subservicer or one or more other subservicers. On or prior to the Closing Date, CRB and CRB Auto will sell the related receivables owned by each to the Depositor and the Depositor, in turn, will sell the receivables to the issuing entity. The notes will be collateralized by the receivables and other property of the issuing entity. It is anticipated that upon the transfer of the auto finance operations of CRB to CRB Auto, all of the receivables then owned by CRB will be transferred to CRB Auto, such that only CRB Auto will be the transferor of receivables in connection with any transaction occurring after the date of that transfer.

The property of each issuing entity will also include:

•	security interests in the Financed Vehicles;

•	the rights to proceeds, if any, from claims on certain theft, physical damage, credit life and credit disability insurance policies, if any, covering the Financed Vehicles or the obligors;

•

the rights of CRB, CRB Auto (to the extent CRB Auto sells Receivables to the Depositor) and the Depositor to certain documents and instruments relating to the receivables, including the original motor vehicle retail installment sale contract, credit application, certificate of title with respect to each Financed Vehicle and other documents kept on file in accordance with Servicer’s customary procedures;

•	amounts as from time to time may be held in one or more accounts maintained for the issuing entity;

•	any credit or cash flow enhancement described herein and specified in the prospectus supplement;

•	certain payments and proceeds with respect to the receivables held by the Servicer;

•	any proceeds of recourse rights against the dealer that sold a receivable to CRB or, if CRB Auto sold receivables to the Depositor, CRB Auto;

•	certain other amounts relating to certain insurance policies and other items financed under the receivables; and

•	any and all proceeds of the above items.

The issuing entity’s rights and benefits with respect to the property of the issuing entity will be assigned to the indenture trustee for the benefit of the noteholders.

The Receivables Pools

The Receivables

The receivables will consist of motor vehicle retail installment sale contracts and motor vehicle loans secured by new and used automobiles, sport utility vehicles and light-duty trucks. The receivables have been or will be purchased or originated by CRB or CRB Auto, or both, from new and used auto dealers. On the closing date specified in each prospectus supplement, CRB and, if applicable, CRB Auto will sell the receivables to the Depositor and the Depositor will simultaneously transfer the receivables to the issuing entity, who will pledge the receivables to the indenture trustee.

Criteria for Selecting the Receivables. The receivables to be held by each issuing entity will be purchased by the Depositor from CRB or CRB Auto in accordance with several criteria, including that each receivable:

•	is secured by a Financed Vehicle that, as of the applicable Cutoff Date, has not been repossessed without reinstatement;

•	was not more than 30 days past due as of the Cutoff Date;

•	was originated in the United States to an obligor who is a natural person and is not an affiliate of any party to any of the transaction documents;

•	has a fixed interest rate;

•

constitutes “tangible chattel paper”; provided that no more than a certain percentage of the receivables pool specified in the prospectus supplement may constitute “electronic chattel paper”, as such terms are defined in the relevant UCC;

•	is fully amortizing and provides for level payments over its term with the portion of principal and interest of each level payment determined on a simple interest basis; and

•	satisfies the other criteria set forth in the prospectus supplement.

Additional characteristics and terms of the receivables actually included in each issuing entity which are material to investors will be described in the prospectus supplement.

Simple Interest Receivables. The receivables included in each issuing entity are simple interest receivables. A simple interest receivable is one for which interest is calculated using the simple interest method and which is amortized over a fixed number of months with payments that are fixed and equal for each month, other than minor deviation for the last month of the term of the receivable. The simple interest method is the allocation of a payment between principal and interest where the portion of such payment that is allocated to interest is equal to the product of the applicable Contract Rate (expressed as a daily rate) multiplied by the unpaid principal balance of such receivable multiplied by the actual number of days elapsed since the preceding payment was received. The remainder of such payment is allocable to fees and charges, if any, and to principal in the manner determined at the direction of the Servicer. Accordingly, if an obligor on a receivable pays a fixed monthly installment before its contractual due date:

•	the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled; and

•	the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater.

Conversely, if an obligor pays a fixed monthly installment after its contractual due date:

•	the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled; and

•	the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less.

In either case, the obligor pays fixed monthly installments until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance. If a receivable is prepaid, the obligor is required to pay interest only to the date of prepayment.

Specific Information About the Receivables. Information with respect to each pool of receivables of an issuing entity will be set forth in the prospectus supplement, including, to the extent appropriate:

•	the composition of the receivables pool, including the portion of the receivables pool secured by new Financed Vehicles and by used Financed Vehicles;

•	the aggregate principal balance of all of the receivables;

•	the average principal balance of the receivables and the range of principal balances;

•	the number of receivables in the receivables pool;

•	the geographic distribution of receivables in the receivables pool;

•	the weighted average Contract Rate and the distribution by Contract Rate;

•	the weighted average original FICO® score and the range of FICO® scores;

•	the weighted average original term and the range of original terms; and

•	the weighted average remaining term and the range of remaining terms.

Static Pool Data

Static pool data consisting of delinquency, cumulative net loss, repossession and prepayment data for static pools of the receivables originated or purchased by CRB or CRB Auto from dealers or lenders, by vintage month and by each past securitization transaction, will be made available in appendices to the prospectus supplement. We cannot assure you that the prepayment, loss or delinquency experience of the receivables sold to the issuing entity will be comparable to the historical prepayment, loss or delinquency experience of any of the pools as to which static pool data is presented. As CRB Auto will be acquiring the entire auto finance operations of CRB, and intends to conform fully with the existing underwriting and servicing standards of CRB, it is anticipated that the static pool performance for CRB Auto going forward will be substantially similar to that historically achieved by CRB.

In this regard, you should note how the characteristics of the receivables in those static pools differ from the characteristics of the receivables to be purchased by the issuing entity set forth in the prospectus supplement. Such differences, along with the varying economic conditions applicable to those static pools, may make it unlikely that the receivables described in any prospectus supplement will perform in the same way that any of those static pools has performed. In addition, because of CRB’s and CRB Auto’s limited operating history, the available static pool data is limited to the periods described in the prospectus supplement. As a result of each of the above considerations, there can be no assurance that the static pool data referred to above will correspond to or be an accurate predictor of the performance of the receivables in any particular transaction.

Maturity and Prepayment Considerations

The weighted average lives of the notes of any issuing entity will generally be influenced by the rate at which the principal balances of its receivables are paid, which payment may be in the form of scheduled amortization or prepayments. “Prepayments” for these purposes includes the following circumstances:

•	prepayments in full by obligors, who may repay at any time without penalty;

•

CRB (or, if CRB Auto sells receivables to the issuing entity, CRB Auto) may be required to repurchase a receivable sold by it to the issuing entity if certain breaches of representations and warranties occur and the receivable is materially and adversely affected by the breach;

•

the Servicer may be obligated to purchase a receivable from the issuing entity if certain breaches of covenants occur or if the Servicer extends or modifies the terms of a receivable beyond the Collection Period preceding the final scheduled Payment Date for the notes with the latest maturity specified in the prospectus supplement;

•	partial prepayments, including those related to rebates of extended warranty contract costs and insurance premiums;

•	payments made in respect of dealer recourse;

•	liquidations of the receivables due to default; and

•	partial prepayments from proceeds from physical damage, credit life and disability insurance policies.

In light of the above considerations, we cannot assure you as to the amount of principal payments to be made on the notes of an issuing entity on each Payment Date since that amount will depend, in part, on the amount of principal collected on the issuing entity’s receivables during the related Collection Period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of receivables will be borne entirely by the securityholders. The prospectus supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to the receivables and the notes of the issuing entity.

The rate of prepayments on the receivables may be influenced by a variety of economic, social and other factors, including the fact that an obligor may not sell or transfer its Financed Vehicle without the Depositor’s consent. These factors may also include unemployment, servicing decisions, seasoning of receivables, destruction of vehicles by accident, sales of vehicles and market interest rates. An important factor affecting the prepayment of receivables is the difference between the interest rates on the receivables and prevailing market interest rates. If the prevailing market interest rates were to fall significantly below the interest rates borne by the receivables, the rate of prepayment and refinancings would be expected to increase. Conversely, if prevailing market interest rates were to increase significantly above those interest rates, the rate of prepayments and refinancings would be expected to decrease.

The prospectus supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to the receivables and the securities of the issuing entity.

Note Factors and Trading Information

The Servicer will provide to you in each report which it delivers to you a factor which you can use to compute your portion of the principal amount outstanding on the notes or on certificates that have been issued with a principal balance.

General

Calculation of the Factor for Your Class of Notes. The Servicer will compute a separate factor for each class of notes issued. The factor for each class of notes will be computed by the Servicer prior to each distribution with respect to the related class of notes with a principal balance indicating the remaining principal amount of that class of notes as of the applicable Payment Date. The Servicer will compute the factor after giving effect to payments to be made on such Payment Date, as a fraction of the initial principal amount of the related class of notes.

Your Portion of the Outstanding Amount of the Notes. For each security you own, your portion of that class of notes will be the product of:

•	the original denomination of your note; and

•	the factor relating to your class of notes computed by the Servicer in the manner described above.

The Note Factors Will Decline as the Issuing Entity Makes Payments on the Notes

The factor for each class of notes will initially be 1.000000. The factors will then decline to reflect reductions, as applicable, in the aggregate principal balance of the applicable class of notes.

These amounts will be reduced over time as a result of scheduled payments, prepayments, purchases of the receivables by CRB, CRB Auto (if CRB Auto sold receivables to the Depositor or if it acts as a subservicer) or the Servicer and defaults and liquidations of the receivables.

Additional Information

The noteholders will receive reports generated by the Servicer on or about each Payment Date with respect to the:

•

related Collection Period, payments received on the receivables, the aggregate principal balance of the receivables, note factors for each class of notes described above and various other items of information; and

•

preceding Payment Date, as applicable, the aggregate principal balance of the receivables on the last day of the related Collection Period and any reconciliation of such aggregate principal balance with information provided by the Servicer.

In addition, noteholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See “Certain Information Regarding the Notes—Reports to Noteholders”.

Use of Proceeds

As further described in the prospectus supplement, the net proceeds from the sale of the notes of an issuing entity will be applied:

•	by the Depositor to the purchase of the receivables from CRB and, if receivables are sold to the Depositor by CRB Auto, CRB Auto;

•	by the Depositor to make the initial deposit into one or more reserve accounts established for the issuing entity as specified in the prospectus supplement; and

•	if so specified in the prospectus supplement, to pay expenses incurred in connection with the selection and acquisition of the receivables.

Transaction Documents

In general, the operations of an issuing entity will be governed by the following documents:

Document	Parties	Primary Purposes
Trust Agreement	The owner trustee and the Depositor	• Creates the issuing entity • Provides for issuance of certificates and payments to certificateholders • Establishes rights and duties of the owner trustee • Establishes rights of certificateholders

Indenture	The issuing entity, as issuer of the notes, and the indenture trustee

•  Provides for issuance of the notes, the terms of the notes and payments to noteholders

•  Secures the notes with a lien on the property of the issuing entity

•  Establishes rights and duties of the indenture trustee

•  Establishes rights of noteholders

Receivables Purchase Agreements	CRB, as seller, and the Depositor, as purchaser	• Effects sale of receivables to the Depositor • Contains representations and warranties of CRB or CRB Auto, respectively, concerning the receivables

Document	Parties	Primary Purposes
Sale and Servicing Agreement	The Depositor, the Servicer, the indenture trustee, the backup servicer, if any, and the issuing entity as purchaser

•  Effects sale of receivables to the issuing entity

•  Contains representations and warranties of the Depositor concerning the receivables

•  Contains servicing obligations of the Servicer

•  Provides for compensation to the Servicer

•  Directs how proceeds of the receivables will be applied to expenses of the issuing entity and payments on its securities

Administration Agreement	The issuing entity, CRB, as the administrator, the owner trustee and the indenture trustee

•  Delegates certain duties of the issuing entity, the owner trustee and the indenture trustee under the sale and servicing agreement and the indenture to CRB as the administrator

•  Provides for compensation of CRB as the administrator

•  Provides for resignation and removal procedures of CRB as the administrator

Subservicing Agreement, if any	Servicer and CRB Auto

•  Delegates servicing duties and functions to CRB Auto

•  Provides for compensation of CRB Auto

•  Provides for resignation and removal of CRB Auto to the extent it fails to service the receivables it is to service in a satisfactory manner

Various provisions of these documents are described throughout this prospectus and in the prospectus supplement. The prospectus supplement for a series will describe the material provisions of these documents that are applicable to the related series and that are not described or are described in general terms in this prospectus.

A form of each of these principal documents has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. The summaries of the principal documents in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of those principal documents.

Certain Information Regarding the Notes

General

The prospectus supplement will describe:

•	the timing, amount and priority of payments of principal and interest on each class of notes;

•	the interest rates or the formula for determining the interest rates;

•	the method of determining the amount of the principal payments;

•	the priority of the application of the issuing entity’s available funds to its expenses and payments on its notes; and

•	the allocation of losses on the receivables among the classes of notes.

The rights of any class of notes to receive payments may be senior or subordinate to other classes of notes. A security may be entitled to:

•	principal payments with disproportionate, nominal or no interest payments;

•	interest payments with disproportionate, nominal or no principal payments; or

•	residual cash flow remaining after all other classes have been paid.

Each class of notes entitled to receive interest payments may bear interest at a fixed rate of interest as more fully described in this prospectus and in the prospectus supplement. If a class of notes is redeemable, the prospectus supplement will describe when they may be redeemed and at what price. If so specified in the prospectus supplement, notes may be subject to redemption as a result of the Servicer exercising its option to purchase the receivables as described under “—Optional Redemption”. If so specified in the prospectus supplement, redeemable notes may also be redeemable at the option of the issuing entity, but not at the option of any securityholder or holders. The aggregate initial principal amount of the notes issued by an issuing entity may be greater than, equal to or less than the aggregate initial principal balance of the receivables held by that issuing entity.

Payments of principal and interest on any class of notes will be made to holders of notes of each class as specified in the related prospectus supplement. If the amount of funds available to make a payment on a class is less than the required payment, the holders of the notes of that class will receive their pro rata share of the amount available for the class.

Fixed Rate Notes

Each class of fixed rate notes will bear interest at the applicable per annum interest rate specified in the prospectus supplement. Interest on each class of fixed rate notes may be computed on the basis of a 360-day year of twelve 30-day months or on the basis of actual days in the interest period, as is specified in the prospectus supplement.

Optional Redemption

In order to avoid excessive administrative expense, the Servicer will have the option to purchase the receivables on any Payment Date following the last day of a Collection Period as of which the aggregate principal balance of the receivables is 10% (or such other percentage set forth in the prospectus supplement) or less of the aggregate principal balance of the receivables transferred to the issuing entity as of the Closing Date, calculated as of the related Cutoff Date. The purchase price for the receivables will be equal to the principal balance as of the last day of the related Collection Period but will not be less than an amount equal to the principal amount of the Notes, accrued and unpaid interest thereon and the fees, expenses and indemnities owed by the issuing entity to the trustees, CRB and CRB Auto. The exercise of this right will effect early retirement of the notes of the related issuing entity.

Additionally, each class of notes may be subject to redemption in whole, but not in part, on any Payment Date on which the sum of the amounts in the reserve account and the remaining available funds after the payments of the principal amount of the notes, accrued and unpaid interest thereon and the fees, expenses and indemnities owed by the issuing entity to the trustees, CRB and CRB Auto (to the extent CRB Auto is then acting as subservicer or servicer) would be sufficient to pay in full the aggregate unpaid principal amount of all of the outstanding notes as determined by the Servicer and all accrued and unpaid fees and other expenses due to the trustees and the administrator under related transaction documents. On such Payment Date, the indenture trustee, upon written direction from the Servicer, shall transfer all amounts on deposit in the reserve account to the collection account and the outstanding notes shall be redeemed in whole, but not in part.

Notice of redemption under the indenture will be given by the indenture trustee at the written direction and expense of the Servicer not later than 10 days prior to the applicable redemption date to each registered holder of Notes. All notices of redemption will state: (i) the redemption date; (ii) the redemption price; (iii) that the record date otherwise applicable to that redemption date is not applicable and that payments will be made only upon presentation and surrender of those notes; (iv) the place where those notes are to be surrendered for payment of the redemption price; and (v) that interest on the notes will cease to accrue on the redemption date. In addition, the issuing entity will notify each Rating Agency upon redemption of the notes.

Book-Entry Registration

The Issuing Entities May Use Book-Entry Registration Instead of Issuing Definitive Notes. Except for the notes, if any, of an issuing entity retained by the Depositor or an affiliate thereof, each class of notes offered through this prospectus and a prospectus supplement may initially be represented by one or more certificates registered in the name of Cede & Co., DTC’s nominee, except as set forth below. The notes will be available for purchase in the denominations specified in the prospectus supplement and may be available for purchase in book-entry form only. Accordingly, the nominee is expected to be the holder of record of any class of notes issued in book-entry form. If a class of notes is issued in book-entry form, unless and until Definitive Notes are issued under the limited circumstances described in this prospectus or in the prospectus supplement, you, as an owner of notes will not be entitled to receive a physical certificate representing your interest in the notes of that class. Beneficial owners will not be recognized by the indenture trustee as “holders”, as such term will be used in the indenture. Beneficial owners will only be permitted to exercise the rights of holders indirectly through DTC and its participants, as further described below.

If a class of notes is issued in book-entry form, all references in this prospectus and in the prospectus supplement to actions by holders of that class of notes refer to actions taken by DTC upon instructions from its participating organizations and all references in this prospectus and in the prospectus supplement to distributions, notices, reports and statements to securityholders refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the related notes for distribution to the related securityholders in accordance with DTC’s procedures with respect thereto. The rules applicable to DTC and its participants are on file with the SEC.

The prospectus supplement will specify whether the holders of the notes or certificates of the issuing entity may hold their respective notes as book-entry notes.

The deposit of notes with DTC and their registration in the name of Cede & Co. will not change beneficial ownership. DTC will have no knowledge of the actual beneficial owners and its records will reflect only the identity of the participants to whose accounts such notes are credited, which may or may not be the ultimate owners. Participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to participants, by participants to indirect participants and by participants and indirect participants to owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

You may hold your notes through DTC in the United States, Clearstream or Euroclear in Europe or in any manner described in the prospectus supplement. The global securities will be tradable as home market instruments in both the European and United States domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Initial Settlement of the Global Securities. Investors’ interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their customers or participants through their respective depositaries, which in turn will hold the positions in accounts as DTC participants.

Investors electing to hold their global securities through DTC will follow the settlement practices that apply to United States corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their global securities through Clearstream or Euroclear accounts will follow the settlement procedures that apply to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Except as required by law, none of the administrator, the Depositor, CRB, CRB Auto, the issuing entity, the Servicer, any underwriter, the owner trustee or the indenture trustee will have any liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the securities of any issuing entity held by DTC’s nominee, DTC, Clearstream or Euroclear or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Secondary Market Trading of the Global Securities. Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading Between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to United States corporate debt obligations in same-day funds.

Trading Between Clearstream Customers and/or Euroclear Participants. Secondary market trading between Clearstream Customers or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading Between DTC Seller and Clearstream or Euroclear Purchaser. When global securities are to be transferred from the account of a DTC participant to the account of a Clearstream Customer or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Customer or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the global securities against payment. Payment will include interest accrued on the global securities from and including the last Payment Date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant’s account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Customer’s or Euroclear participant’s account. The global securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (that is, the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Clearstream Customers and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing this is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the global securities are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Customers or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream Customers or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of any overdraft charges, although this result will depend on each Clearstream Customer’s or Euroclear participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective depositary for the benefit of Clearstream Customers or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading Between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Customers and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective depositaries, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Customer or Euroclear participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct the respective depositaries, as appropriate, to deliver the global securities to the DTC participant’s account against payment. Payment will include interest accrued on the global securities from and including the last Payment Date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream Customer or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream Customer’s or Euroclear participant’s account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the Clearstream Customer or Euroclear participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date, that is, the trade fails, receipt of the cash proceeds in the Clearstream Customer’s or Euroclear participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream Customers or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

•

borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system’s customary procedures;

•

borrowing the global securities in the United States from a DTC participant no later than one day prior to settlement, which would give the global securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

•

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream Customer or Euroclear participant.

Securityholders who are not participants, either directly or indirectly, but who desire to purchase, sell or otherwise transfer ownership of, or other interest in, securities may do so only through direct or indirect participants. In addition, securityholders will receive all distributions of principal and interest from the indenture trustee or the owner trustee through the participants who in turn will receive them from DTC. Under a book-entry format, securityholders may experience some delay in their receipt of payments, since the payments will be forwarded by the applicable trustee to DTC’s nominee. DTC will forward the payments to its participants which thereafter will forward them to indirect participants or securityholders. To the extent the prospectus supplement, or an offering memorandum under which the certificates will be sold, provides that Book-Entry Securities will be issued, the only “noteholder” or “certificateholder”, as applicable, will be DTC’s nominee. Securityholders will not be recognized by the applicable trustee as “noteholders” or “certificateholders” and securityholders will be permitted to exercise the rights of securityholders only indirectly through DTC and its participants.

Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a securityholder to pledge securities to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to these securities, may be limited due to the lack of a physical certificate for these securities.

Neither DTC nor Cede & Co. will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to the indenture trustee or the owner trustee, as the case may be, as soon as possible after each applicable record date for such a consent or vote. The omnibus proxy will assign Cede & Co.’s consenting or voting rights to those participants to whose accounts the related securities will be credited on that record date, identified in a listing attached to the omnibus proxy.

DTC will advise the administrator of each issuing entity that it will take any action permitted to be taken by a securityholder under the related indenture or trust agreement only at the direction of one or more participants to whose accounts with DTC the securities are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that these actions are taken on behalf of participants whose holdings include these undivided interests.

Non-United States holders of global securities will be subject to United States withholding taxes unless these holders meet certain requirements and deliver appropriate United States tax documents to the securities clearing organizations or their participants.

The Depositories. DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York UCC, and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (who may include any of the underwriters of securities of the issuing entity), banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.
Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream Customers through electronic book-entry changes in accounts of Clearstream Customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream in any of 36 currencies, including United States dollars. Clearstream provides to its Clearstream Customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream Customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include any of the underwriters of any issuing entity securities. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Customer, either directly or indirectly.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and the risk from transfers of securities and cash that are not simultaneous.

The Euroclear system has subsequently been extended to clear and settle transactions between Euroclear participants and counterparties both in Clearstream and in many domestic securities markets. Transactions may be settled in more than 50 currencies, including United States dollars. In addition to safekeeping and securities clearance and settlement, the Euroclear system includes securities lending and borrowing and money transfer services. The Euroclear system is operated by Euroclear Bank, S.A./N.V., acting as the Euroclear operator. The Euroclear operator has a banking license from the Belgian Banking and Finance Commission. As such, it is regulated and examined by the Belgian Banking and Finance Commission.

All operations are conducted by the Euroclear operator and all Euroclear securities clearance accounts and cash accounts are accounts with the Euroclear operator. They are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear system and applicable Belgian law. These govern all transfers of securities and cash, both within the Euroclear system, and receipts and withdrawals of securities and cash. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

Euroclear participants include banks, securities brokers and dealers and other professional financial intermediaries and may include any of the underwriters of an issuing entity’s securities. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. The Euroclear operator acts under the Terms and Conditions, the Operating Procedures of the Euroclear system and Belgian law only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the securities among DTC, Clearstream and Euroclear participants, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.

Definitive Notes

With respect to any class of notes in book-entry form, such notes will be issued as Definitive Notes to noteholders or their respective nominees, rather than to DTC or its nominee, if the administrator advises the indenture trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the notes and the issuing entity is unable to locate a qualified successor. Upon the occurrence of the event described in the preceding sentence, the indenture trustee will be required to notify, in accordance with DTC’s procedures, all DTC participants (as identified in a listing of DTC participant accounts to which each class of noted in book-entry form is credited) of the availability of the Definitive Notes. Upon surrender by DTC of the notes in book-entry form, together with instructions for re-registration, the indenture trustee or other designated party will be required to issue to the noteholders identified in such instructions the Definitive Notes to which they are entitled, and thereafter the holders of such Definitive Notes will be recognized as noteholders under the indenture.

Distributions of principal of, and interest on, the Definitive Notes will thereafter be made by the indenture trustee in accordance with the procedures set forth in the related indenture directly to holders of Definitive Notes in whose names the Definitive Notes were registered at the close of business on the Record Date specified for such securities in the prospectus supplement. The distributions will be made by check mailed to the address of the holder as it appears on the register maintained by the indenture trustee. The final payment on any Definitive Note, however, will be made only upon presentation and surrender of the Definitive Note at the office or agency specified in the notice of final distribution to the noteholders.

Definitive Notes will be transferable and exchangeable at the offices of the indenture trustee or of a registrar named in a notice delivered to holders of Definitive Notes. No service charge will be imposed for any registration of transfer or exchange, but the indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Reports to Noteholders

On or prior to each Payment Date, the indenture trustee will make available a statement to the Noteholders detailing information required under the Transaction Documents. These statements will be based solely on the information in the related monthly Servicer’s certificate prepared by the Servicer. Each statement that the indenture trustee delivers to the Noteholders will include the following information regarding the notes on the related Payment Date:

•	the amount of the distribution(s) allocable to interest on or with respect to each class of notes;

•	the amount of the distribution(s) allocable to principal for each class of notes;

•	the principal amount and pool factor for each class of notes, after taking into account all payments to be made on such Payment Date;

•	the related interest carryover shortfall amount, if any;

•	the servicing fee and backup servicing fee, if applicable, paid and/or due but unpaid for the related Collection Period;

•	the aggregate principal balance of all receivables of the issuing entity as of the close of business on the last day of the related Collection Period;

•	the amount on deposit in the reserve account and any withdrawals from the reserve account for the related Payment Date;

•	the aggregate amount of overcollateralization as of the last day of the related Collection Period, after taking into account all payments to be made on such Payment Date;

•	the amount of the aggregate realized losses on the receivables, if any, for the related Collection Period and the cumulative losses; and

•	the aggregate purchase amounts for receivables, if any, that were repurchased by the Depositor or the Servicer during the related Collection Period.

Unless and until Definitive Notes are issued, the indenture trustee will make available reports to Cede & Co., as registered holder of the notes and the nominee of DTC on behalf of the issuing entity. The indenture trustee will make available each month to each noteholder the above information (and certain other documents, reports and information regarding the receivables provided by the Servicer from time to time) via the indenture trustee’s internet website with the use of a password provided by the indenture trustee. The indenture trustee’s internet website and contact information for assistance with this service will be specified in the prospectus supplement.

After the end of each calendar year, within the required time period, the indenture trustee will make available to each person who at any time during the calendar year was a noteholder, to the extent requested in writing by such noteholder, required by the Internal Revenue Code and not previously made available to such noteholder in other forms, a statement as to the aggregate amounts of interest and principal paid to the noteholder and any other information as the Depositor deems necessary to enable the noteholder to prepare its tax returns. See “Material Federal Income Tax Consequences”.

Reports to be Filed with the SEC

The Depositor will, or will cause the administrator to, file for each issuing entity the reports required under the Securities Act and under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. These reports include but are not limited to:

•

Reports on Form 8-K (Current Report), in connection with the offering of a series of securities of the issuing entity, including as exhibits to the Form 8-K (i) the agreements or other documents specified in the prospectus supplement, if applicable and (ii) the opinions related to the tax consequences and the legality of the securities being issued that are required to be filed under applicable securities laws;

•

Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K for that type of event;

•

Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following the related Payment Date; the content of a report on Form 10-D will be substantially similar to the information to be furnished under “Reports to Noteholders”; and

•

Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits; the annual report will include the Servicer’s report on its assessment of compliance with servicing criteria and the accountants’ attestation report on such assessment described under “The Indenture —Compliance Statements”.

The reports and any information included in a report will neither be examined nor, except to the extent of the accountants’ attestation report referred to above, reported on by an independent public accountant. Each issuing entity will have a separate file number assigned by the SEC, which will generally not be available until filing of a prospectus supplement for the issuing entity. Reports filed with respect to an issuing entity with the SEC will be available under the issuing entity’s specific number, which will be a series number assigned to the file number of the Depositor, which is 333-199204.

The Depositor will disclose fulfilled and unfulfilled repurchase requests, if any, for receivables that have been securitized by CRB, CRB Auto or the Depositor, and that have been the subject of a demand to repurchase for a breach of representations or warranties. The Depositor will make such reports on Form ABS-15G which will be filed with the SEC. These reports can be accessed on the SEC’s website (www.sec.gov) using CIK number 0001561326.

Securities Owned by the Issuing Entity, the Depositor, the Servicer or their Affiliates

Except as otherwise described in the principal documents relating to a series of securities issued by an issuing entity, any securities owned by the issuing entity, the Depositor, CRB, the Servicer or any of their respective affiliates will be entitled to benefits under such documents equally and proportionately to the benefits afforded other owners of securities, except that such securities will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of securityholders have given any request, demand, authorization, direction, notice, consent or waiver under such documents, unless all of the securities of the related class or classes are owned by the issuing entity, the Depositor, CRB, the Servicer or any of their respective affiliates.

Limitation on Right to Institute Bankruptcy Proceedings

Each trustee and each noteholder, by accepting the related securities or a beneficial interest therein, will covenant that they will not at any time institute against the issuing entity any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

The Indenture

Each issuing entity that issues notes will issue one or more classes of notes under an indenture between the issuing entity and the related indenture trustee. A form of indenture has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. This summary describes the material provisions common to the indenture and notes of each issuing entity that issues notes. The prospectus supplement will give you additional information on the material provisions specific to the notes which you are purchasing. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the notes and the indenture.

Events of Default

With respect to the notes issued by an issuing entity “Events of Default” under the related indenture will consist of:

•	a default in the payment of any interest on any note of the Controlling Class when the same becomes due and payable, and that default continues for a period of five days;

•	a default in the payment of the principal of any note when the same becomes due and payable at the related final scheduled Payment Date or the redemption date;

•

any failure by the issuing entity to duly observe or perform any of its covenants or agreements or a breach of any representation or warranty set forth in the indenture by the issuing entity, which failure or breach has a material adverse effect on the holders of the notes and which continues unremedied for a period of 30 days; and

•	the occurrence of certain events (which, if involuntary, remain unstayed for a period of 60 consecutive days) of bankruptcy, insolvency, receivership or liquidation of the issuing entity.

The amount of principal due and payable to noteholders of an issuing entity under the related indenture until the final payment generally will be limited to amounts available to pay principal in accordance with the priority of payments. Therefore, the failure to pay principal on a class of notes generally will not result in the occurrence of an Event of Default until the final scheduled Payment Date for that class of notes.

If the indenture trustee has knowledge of an Event of Default or an event that would become an Event of Default with the passage of time, the indenture trustee will be obligated to mail notice of such default to each noteholder within five Business Days after the indenture trustee gains knowledge that it occurs. In addition, the indenture trustee will (i) notify the administrator, within five Business Days, of all demands or requests communicated (in writing or orally) to the indenture trustee for the repurchase of any receivable pursuant to the applicable receivables purchase agreement or sale and servicing agreement and (ii) otherwise comply with reasonable requests made by CRB to facilitate compliance by it with Rule 15Ga-1 under the Exchange Act. In no event will the indenture trustee have any responsibility or liability in connection with any filing required to be made by a securitizer under the Exchange Act.

Rights Upon Event of Default

Upon the occurrence and continuation of any Event of Default (other than an Event of Default resulting from an event of bankruptcy, insolvency, receivership or liquidation of the issuing entity), the indenture trustee may, or at the direction of the holders of notes representing a majority of the principal amount of the Controlling Class shall, declare by written notice to the issuing entity, all of the notes to be immediately due and payable. Upon such declaration, the entire principal amount, together with accrued interest thereon through the date of acceleration, shall become immediately due and payable. Upon the occurrence of an Event of Default resulting from an event of bankruptcy, insolvency, receivership or liquidation of the issuing entity, the notes will automatically be accelerated, and all interest on and principal of the notes will be due and payable without any declaration or other act by the indenture trustee or the noteholders.

At any time after the notes have been accelerated as a result of an Event of Default and before a judgment or decree for payment of money due has been obtained by the indenture trustee, the holders of notes representing a majority of the principal amount of the Controlling Class may, by written notice to the issuing entity and the indenture trustee, rescind such acceleration if the issuing entity has deposited with the indenture trustee an amount sufficient to pay all principal and interest that would be due on the notes if the Event of Default had not occurred and all sums paid by the trustees for expenses, disbursements and reasonable compensation for themselves and their respective agents and counsels and all other Events of Default have been cured or waived.

If an Event of Default is unremedied and the notes have not been accelerated, the indenture trustee may, or shall at the written direction of the holders of notes representing a majority of the principal amount of the Controlling Class, institute proceedings to collect amounts due or foreclose on the property of the issuing entity, exercise remedies as a secured party, elect to maintain possession of the receivables and other property of the issuing entity and continue to apply the proceeds from the receivables and other property of the issuing entity as if there had been no Event of Default or sell the receivables and the other property of the issuing entity.

Upon the occurrence of an Event of Default resulting in acceleration of the notes, the indenture trustee may sell the receivables and the other property of the issuing entity. However, the indenture trustee will be prohibited from selling the receivables and the other property of the issuing entity following an Event of Default (other than an Event of Default that relates to the failure to pay interest or principal when due) unless:

•	the holders of 100% of the principal amount of the notes, voting as a single class, consent to a sale;

•	the proceeds of the sale are sufficient to pay in full all amounts then due and unpaid on the notes with respect to principal and interest; or

•

the indenture trustee determines that the receivables and other property of the issuing entity would not continue to provide on an ongoing basis sufficient funds to make all payments on the notes as those payments would have become due if those obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of notes representing 66 2/3% of the principal amount of all notes, voting as a single class.

The noteholders will not have any right to institute any proceeding with respect to the indenture for any remedy unless (a) the holder has previously given written notice to the indenture trustee of a continuing Event of Default under the indenture, (b) the holders of notes representing 25% or more of the principal amount of the notes have requested in writing that the indenture trustee institute such proceeding in respect of such Event of Default, (c) the noteholders have offered the indenture trustee reasonable indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred in complying with such request, (d) the indenture trustee has failed to institute such proceeding for 30 days after its receipt of such notice, request and offer of indemnity and (e) no inconsistent direction has been given to the indenture trustee during such 30-day period from the holders of a majority of the principal amount of the notes of the Controlling Class.

Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of notes representing a majority of the principal amount of the Controlling Class will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee; provided, however, that such direction is not in conflict with any rule of law or with the indenture and the indenture trustee may take any other action reasonably deemed proper by the indenture trustee not inconsistent with such direction. Notwithstanding the foregoing, the indenture trustee need not take any action that it reasonably determines might materially adversely affect the rights of any noteholders not consenting to such action.

Prior to the declaration of an acceleration of the maturity of the notes in connection with an Event of Default under the indenture, the holders of notes representing a majority of the principal amount of the Controlling Class may waive any Event of Default, except a default in payment of principal of or interest on any of the notes, a default in respect of a covenant or provision of the indenture that cannot be modified without the consent of the holders of all of the outstanding notes or a default arising from an insolvency of the issuing entity.

If the property of the issuing entity is sold following the occurrence of an Event of Default, the indenture trustee will apply or cause to be applied the proceeds of that sale as described in the prospectus supplement under “Application of Available Funds—Priority of Payments Following an Event of Default”.

With respect to any issuing entity, neither the indenture trustee nor the owner trustee in its individual capacity, nor any holder of a certificate, if any, representing an ownership interest in the issuing entity nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will be personally liable for the payment of the principal of or interest on the related notes or for the agreements of the issuing entity contained in the applicable indenture. Each indenture will provide that, notwithstanding any other provision of the indenture, the right of any noteholder to receive payments of principal and interest on its notes when due, or to institute suit for any payments not made when due, shall not be impaired or affected without the holder’s consent.

List of Noteholders

Upon written request of any noteholder made for purposes of communicating with other noteholders with respect to their rights under the indenture, the indenture trustee, or subsequent registrar appointed pursuant to the indenture, shall promptly furnish such noteholder with a list of the other noteholders of record at the time of such request. Every noteholder, by receiving such access, agrees that the indenture trustee will not be held accountable in any way by reason of the disclosure of any information as to the names and addresses of any noteholder regardless of the source from which such information was derived.

Compliance Statements

Under the sale and servicing agreement, the Servicer will deliver to the indenture trustee, the issuing entity, each Rating Agency and the Depositor annual statements signed by an officer of the Servicer to the effect that the Servicer has fulfilled its material obligations under the transaction documents throughout the preceding calendar year, except as specified in the statement. In addition, the Servicer will furnish annually to the Depositor and each trustee a report on its assessment of compliance with specified servicing criteria as required by Item 1122(a) of Regulation AB, during the preceding 12-month period ended December 31 (or, in the case of the first statement, the period from the applicable Closing Date to December 31). The report is required to disclose any material instance of noncompliance with the servicing criteria. If a backup servicer or another successor servicer assumes the servicing duties under the transaction documents, each such servicer will provide a separate annual statement.

Additionally, under the sale and servicing agreement, a firm of independent certified public accountants will furnish to the indenture trustee, the owner trustee, each Rating Agency and the Depositor on or before March 31 of each calendar year, beginning with the calendar year that ends at least six months after the closing date of a series of notes, a statement to the effect that they have attested to the assertion of authorized officers of the Servicer that the servicing was conducted in compliance with certain applicable provisions of the sale and servicing agreement in all material respects during the immediately preceding calendar year. The firm of independent public accountants will also furnish annually to the indenture trustee and owner trustee an attestation as to whether the Servicer’s assessment of its compliance with the applicable servicing criteria referred to in the preceding paragraph is fairly stated in all material respects, or an explanation why such attestation cannot be provided.

Each sale and servicing agreement will require the Servicer to deliver annually to the Depositor, each trustee and each Rating Agency, substantially simultaneously with the delivery of the accountants’ statement referred to above, a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under such agreement in all material respects during the preceding 12-month period ended December 31 (or, in the case of the first certificate, the period from the applicable Closing Date to December 31). If there has been a default in the fulfillment of any such obligation in any material respect, the certificate will describe each such default. The Servicer will be required under each sale and servicing agreement to give each trustee notice of certain Servicer Termination Events.

Under the indenture, the indenture trustee must deliver or otherwise make available to each noteholder a copy of the annual compliance statements mentioned above.

Indenture Trustee’s Annual Report

If required by the Trust Indenture Act, the indenture trustee for each issuing entity will be required to mail each year to all related noteholders a brief report relating to its eligibility and qualification to continue as indenture trustee under the related indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of certain indebtedness owing by the issuing entity to the applicable indenture trustee in its individual capacity, the property and funds physically held by such indenture trustee as such and any action taken by it that materially affects the related notes and that has not been previously reported.

Modification of Indenture

Any issuing entity, together with the related indenture trustee, may, without the consent of the noteholders of the issuing entity, but subject to satisfaction of the Rating Agency Condition, execute a supplemental indenture for the purpose of, among other things:

•

to correct or amplify the description of any property at any time subject to the lien of the indenture, or better to assure, convey and confirm unto the indenture trustee any property subject or required to be subjected to the lien of the indenture, or to subject additional property to the lien of the indenture;

•

to evidence the succession, in compliance with the indenture, of another person to the issuing entity and the assumption by any such successor of the covenants of the issuing entity contained in the indenture and in the notes;

•	to add to the covenants of the issuing entity, for the benefit of the noteholders, or to surrender any right or power conferred upon the issuing entity in the indenture;

•	to convey, transfer, assign, mortgage or pledge any property to or with the indenture trustee;

•

to cure any ambiguity, to correct or to supplement any provision of the indenture or in any supplemental indenture which may be inconsistent with any other provision in the indenture or any supplemental indenture or in any prospectus or any other transaction document;

•	to make any other provisions with respect to matters or questions arising under the indenture or in any supplemental indenture;

•

to evidence and provide for the acceptance of the appointment of a successor trustee with respect to the notes and to add to or change any of the provisions of the indenture as shall be necessary to facilitate the administration of the trusts under the indenture by more than one trustee; or

•	to amend the provisions of the indenture to bring it into compliance with any FDIC Rule amendment or interpretative guidance; or

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to add, modify or eliminate such provisions as may be necessary or advisable in order to enable (a) the transfer to the issuing entity of all or any portion of the receivables to be derecognized under U.S. generally accepted accounting principles by CRB or CRB Auto, as the case may be, to the issuing entity, (b) the issuing entity to avoid becoming a member of CRB’s consolidated group under U.S. generally accepted accounting principles or (c) CRB or any of its affiliates to otherwise comply with or obtain more favorable treatment under any law or regulation or any accounting rule or principle (whether now or in the future in effect); or

•

to modify, eliminate or add such provisions as may be necessary to effect the qualification of the indenture under, or as may be otherwise required by, the Trust Indenture Act, or any similar federal statute subsequently enacted, or any rules and regulations of the Commission related thereto;

provided, however, that no such supplemental indenture may materially adversely affect the interests of any noteholder.

The issuing entity and the applicable indenture trustee, may, with the consent of the holders of notes evidencing not less a majority of the principal amount of the Controlling Class and subject to satisfaction of the Rating Agency Condition, enter into one or more supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or modifying in any manner the rights of the noteholders; provided, however, that no such supplemental indenture may without the consent of all noteholders, to the extent any such person is materially and adversely affected by such supplemental indenture:

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change the final scheduled payment date or the due date of any installment of principal of or interest on any note or reduce the principal amount, the interest rate or the redemption price with respect to any note, change the application of collections on or the proceeds of a sale of the property of the issuing entity to payment of principal and interest on the notes or change any place of payment where, or the coin or currency in which, any note or any interest on any note is payable;

•	impair the right to institute suit for the enforcement of certain provisions of the indenture regarding payments;

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reduce the percentage of (i) the note balance or (ii) the aggregate principal amount of the notes of the Controlling Class, the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the indenture or of certain defaults thereunder and their consequences as provided for in the indenture;

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modify or alter the provisions of the indenture regarding the voting of notes held by the issuing entity, any other obligor on the notes, CRB or CRB Auto, as the case may be, the Depositor, the Servicer or any of their respective affiliates;

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modify or alter the definition of note balance or the definition of Controlling Class or any other provision of the indenture specifying the number or percentage of noteholders required to waive, amend or modify any rights;

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reduce the percentage of the note balance the consent of the holders of notes of which is required to direct the indenture trustee to sell or liquidate the property of the issuing entity after an Event of Default if the proceeds of the sale or liquidation would be insufficient to pay the principal amount of and accrued but unpaid interest on the outstanding notes;

•

modify any provision of the sections of the indenture which specify the applicable percentage of aggregate principal amount of the notes of the Controlling Class necessary to amend the indenture or any other documents relating to the issuing entity, except to increase any such or to provide that certain additional provisions of the indenture or other documents relating to the issuing entity cannot be modified or waived without the consent of holders of each note affected thereby;

•	affect the calculation of the amount of interest or principal payable on any note on any Payment Date, including the calculation of any of the individual components of such calculation;

•	affect the rights of the noteholders to the benefit of any provisions for the mandatory redemption of the notes provided in the indenture; or

•

permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any of the collateral for the notes or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any such collateral or deprive the holder of any note of the security afforded by the lien of the indenture.

A supplemental indenture will be deemed not to materially adversely affect the interests of any noteholder if:

•	the Rating Agency Condition has been satisfied with respect to the supplemental indenture; and

•

the person requesting the supplemental indenture delivers to the indenture trustee an opinion of counsel to the effect that such supplemental indenture would not materially and adversely affect the interests of any noteholder.

Satisfaction and Discharge of Indenture

The indenture will be discharged with respect to the collateral securing the related notes upon:

•

delivery to the indenture trustee for cancellation of all the notes or, if all notes not delivered to the indenture trustee for cancellation have become due and payable, upon the irrevocable deposit with the indenture trustee of funds sufficient for the payment in full of the principal amount of and all accrued but unpaid interest on the notes;

•	payment by the issuing entity of all amounts due under the indenture and the other transaction documents; and

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delivery to the indenture trustee of an officer’s certificate and an opinion of counsel, which may be internal counsel to the Depositor or the Servicer, stating that all conditions precedent provided for in the indenture relating to the satisfaction and discharge of the indenture have been satisfied.

Description of the Receivables Transfer and Servicing Agreements

This summary describes the material provisions of the documents under which the Depositor will purchase the receivables from CRB (and, if applicable, CRB Auto), an issuing entity will purchase the receivables from the Depositor and the Servicer will service the receivables on behalf of the issuing entity. These documents are the receivables purchase agreements and the sale and servicing agreement. See “Transaction Documents”. This summary also describes the material provisions of the trust agreement and the administration agreement. Forms of these documents have been filed as exhibits to the Registration Statement of which this prospectus forms a part. This summary describes the material provisions of these agreements common to the securities of each issuing entity; the prospectus supplement will give you additional information on the material provisions specific to the notes which you are purchasing. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of those documents.

Sale and Assignment of Receivables

When the issuing entity issues notes, CRB (and, if applicable, CRB Auto) will transfer and assign, without recourse, to the Depositor its respective entire interest in the related receivables, together with its security interests in the related Financed Vehicles, under separate receivables purchase agreements. The Depositor will then transfer and assign to the applicable issuing entity, without recourse, under a sale and servicing agreement its entire interest in those receivables, including its security interests in the related Financed Vehicles. Each receivable will be identified in a schedule appearing as an exhibit to the respective receivables purchase agreement, which in turn will be pledged to the indenture trustee to secure the notes.

Representations and Warranties. In each receivables purchase agreement, CRB (and, if applicable, CRB Auto) will represent and warrant to the Depositor, who will in turn assign its rights under the agreement to the applicable issuing entity under the related sale and servicing agreement, among other things, that at the date of issuance of the related notes and/or certificates, if any:

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each receivable was originated by a dealer in the ordinary course of such dealer’s business and such dealer had all necessary licenses and permits to originate each receivable in the state where such dealer was located, and contains customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for realization against the collateral of the benefits of the security;

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each receivable and the sale of the related Financed Vehicle complies in all material respects with all requirements of applicable federal, state and, to the best knowledge of CRB (and, if applicable, of CRB Auto), local laws, rulings and regulations thereunder, including without limitation, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulation “M,” as well as Regulations “B,” “Z” and other regulations currently implemented and enforced by the Consumer Financial Protection Bureau with respect to consumer auto finance transactions, state unfair and deceptive practices and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and other consumer credit laws;

•

each receivable was originated in the United States to an obligor who is a natural person and who is not an affiliate of any party to any of the transaction documents related to particular transaction;

•

each receivable represents the legal, valid and binding payment obligation in writing of the obligor, enforceable by the holder thereof in all material respects in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, liquidation and other similar laws and equitable principles relating to or affecting the enforcement of creditors’ rights;

•	no obligor is the United States of America or any State or any agency, department, subdivision or instrumentality thereof;

•	no receivable is identified in the records of the Servicer as relating to an obligor who has filed for bankruptcy or is the subject of bankruptcy proceedings as of the Cutoff Date;

•	each receivable is secured by a Financed Vehicle that, as of the Cutoff Date, has not been repossessed;

•

each receivable is fully amortizing and provides for level monthly payments (provided that the payment in the first monthly period and the final monthly period of the life of the Receivable may be minimally different from the level payment) which, if made when due shall fully amortize the amount financed over the original term and yield interest at the rate set forth on the Receivable;

•

no selection procedures believed by CRB or CRB Auto to be adverse to the Depositor, or the securityholders, were utilized in selecting the receivables from those receivables owned by CRB and CRB Auto eligible for transfer to the Depositor pursuant to respective receivables purchase agreements;

•

CRB and CRB Auto each have a first priority perfected security interest in all of the Financed Vehicles securing the receivables originated by CRB and CRB Auto, which security interest is assignable together with such receivable and has been so assigned to the Depositor; and there are no liens affecting a Financed Vehicle which are or may be liens prior or equal to the lien of the receivable;

•	each receivable is a fixed rate loan that provides for allocation of payments in accordance with the simple interest method;

•

each receivable shall provide for, in the event that such receivable is prepaid, a prepayment that fully pays the principal balance and includes any accrued and unpaid interest due pursuant to the related contract through the date of prepayment in an amount at least equal to the rate set forth on the receivable;

•	no receivable has been amended or collections with respect to which waived, other than as evidenced in the receivable file related thereto;

•

as of the applicable closing date, neither CRB nor CRB Auto shall have taken any action to convey any right to any person that would result in such person having a right to payments received under the insurance policies relating to the Financed Vehicles or dealer agreements, or payments due under any receivable;

•	each receivable was originated by the dealer and sold by the dealer to CRB or CRB Auto without any fraud or misrepresentation on the part of such dealer; and

•	such other representations and warranties that are set forth in the related receivables purchase agreement and may be outlined in the prospectus supplement.

Receivables in Electronic Format. It is anticipated that not more than 10% of the receivables, by aggregate principal amount as of the applicable Cutoff Date for each issuance of notes will be electronic chattel paper, meaning the receivable is maintained only in an electronic format. A security interest or transfer of a receivable in the form of electronic chattel paper may be perfected by filing or by control; however, perfection by control is subject to significant limitations. For a discussion of certain risks associated with installment sales contracts and installment loans maintained in electronic format, see “Risk Factors—Interests of other persons in the receivables or financed vehicles could reduce the funds available to make payments on your notes” and “Material Legal Issues Relating to the Receivables—Rights and Security Interests in the Receivables”.

CRB and CRB Auto Must Repurchase Receivables Relating to a Breach of Representation or Warranty. CRB and CRB Auto will each agree in the respective receivables purchase agreements to repurchase from the issuing entity any receivable as to which CRB or CRB Auto, as the case may be, have breached a representation or warranty (including by means of a subsequently discovered breach of any local law or ruling or regulation thereunder) if that breach materially and adversely affects the interest of the Depositor, the issuing entity, any securityholder or any credit enhancer in that receivable and CRB or CRB Auto has not cured that breach on or before the last day of the Collection Period which includes the 30th day after the date on which CRB or CRB Auto becomes aware of, or receives written notice of, such breach. CRB or CRB Auto, as applicable, will repurchase such receivable as of the last day of such Collection Period by depositing an amount equal to the Purchase Amount of such receivable into the collection account on or before the related Payment Date. The repurchase obligation of CRB and CRB Auto under the respective receivables purchase agreements, as assigned to the issuing entity under the sale and servicing agreement, or, if applicable, the substitution alternative with respect thereto, constitutes the sole remedy available to the noteholders, the issuing entity or the indenture trustee for any such uncured breach.

Servicing

CRB, in its capacity as Servicer, and CRB Auto at such time as it becomes the subservicer or Servicer, will be responsible for administering, servicing and making collections on the receivables. The Servicer’s activities consist primarily of collecting and processing customer payments, responding to customer inquiries, initiating contact with customers who are delinquent in payment of an installment, maintaining the security interests in the Financed Vehicles and arranging for the repossession of the Financed Vehicles, liquidation of collateral and pursuit of deficiencies when necessary. The Servicer will make reasonable efforts to collect all payments due under the receivables and will, consistent with the applicable sale and servicing agreement, follow the collection practices and procedures it follows with respect to comparable motor vehicle installment sale contracts that it owns or services for itself or others.

To facilitate servicing and save administrative costs, the receivables and other documents relating thereto will not be physically segregated from other similar documents that are in the possession of CRB (or if CRB Auto is Servicer or subservicer, CRB Auto), as custodian, or otherwise stamped or marked to reflect the transfer to the issuing entity. The obligors under the receivables will not be notified of the transfer. However, UCC financing statements reflecting the sale and assignment of the receivables by the Depositor to the issuing entity will be filed, and the Servicer’s accounting records and computer systems will be marked to reflect such sale and assignment.

Because the receivables will not be stamped or otherwise marked to reflect the assignment to the issuing entity, if a subsequent purchaser were to obtain physical possession of one or more of the receivables without knowledge of the assignment, the issuing entity’s interest in the receivables could be defeated. Similarly, due to administrative burden and expense, the certificates of title to the Financed Vehicles will not be amended or reissued to note their sale by CRB (or, if applicable, CRB Auto) to the Depositor or their sale by the Depositor to the issuing entity or the grant of a security interest in the Financed Vehicles to the indenture trustee by the issuing entity. Because the certificates of title will not be amended, the issuing entity may not have a perfected security interest in Financed Vehicles originated in some States. See “Material Legal Issues Relating to the Receivables—Security Interests in Financed Vehicles”.

CRB will have the right to delegate all or any of its servicing duties to its affiliates or other third parties or to contract with unrelated third parties to perform any of its servicing duties, and as noted above, may appoint its wholly owned subsidiary, CRB Auto, as subservicer, pending regulatory approvals, and depending on the effect on CRB Auto of the final regulations by the CFPB regarding the supervision of auto finance businesses that originate more than 10,000 receivables per year, at which time CRB would transfer its entire auto finance operations, including its servicing platform and employees to CRB Auto. The Servicer and any subservicer may utilize third party agents in connection with its usual collection activities, such as repossessions and pursuing deficiency balances. The fees and expenses of any third party agent will be as agreed between the Servicer and its third party agent and none of the indenture trustee, backup servicer, if any, issuing entity or the noteholders will have any responsibility for those fees and expenses. No delegation by the Servicer of any of its duties shall relieve the Servicer of its responsibility with respect to such duties.

Prior to each Payment Date, the Servicer will deliver a Servicer’s certificate to the Depositor, the trustees and the backup servicer, if any. Each such Servicer’s certificate will specify, among other things:

•	information necessary to permit the indenture trustee to make distributions on the related Payment Date; and

•	the amount of collections received on or in respect of the receivables during the related Collection Period.

Accounts

Each issuing entity will have the following bank accounts, which initially will be maintained at and will be maintained in the name of the indenture trustee on behalf of the noteholders:

•	the collection account;

•	the principal distribution account; and

•	the reserve account.

Additional details regarding bank accounts maintained by the issuing entity will provided in the accompanying prospectus supplement, but such information will not be in conflict with or contradict the disclosure in this prospectus.

Collection Account

Under the sale and servicing agreement, CRB as Servicer, and, if applicable, CRB Auto, as subservicer or Servicer, as the case may be, will remit collections it receives on the receivables to the collection account within two Business Days after receipt.

On each Payment Date, the indenture trustee will withdraw from the reserve account and deposit into the collection account any amount of funds required under the sale and servicing agreement to be withdrawn from the reserve account and distributed on that Payment Date.

Principal Distribution Account

On each Payment Date, the indenture trustee will make payments from amounts deposited in the principal distribution account on that date in the order of priority described in the prospectus supplement.

Reserve Account

The Servicer will establish the reserve account in the name of the indenture trustee for the benefit of the Noteholders. For a discussion of the reserve account, see “The Notes—Credit Enhancement—Reserve Account” in the prospectus supplement.

Amounts on deposit in the collection account and the reserve account will be invested by the indenture trustee at the direction of the Servicer in Eligible Investments meeting certain criteria of the Rating Agencies. Eligible Investments may not be purchased at a premium and must mature on the Payment Date in the Collection Period following the Collection Period in which the investment in made; provided, however, that Eligible Investments of amounts on deposit in the reserve account must mature on the next Payment Date. On each Payment Date, all investment earnings on the amounts in the collection account will be included as collections for such Payment Date. In the event there are net investment losses on the Eligible Investments, the Servicer will deposit amounts in the collection account to account for investment losses on the collection account no later than one Business Day prior to the related Payment Date.

The Servicer will make all calculations and decisions regarding the allocation, transfer and disbursement of funds and there will not otherwise be any independent verification of the activity in the issuing entity accounts, other than to the limited extent addressed in the annual officer’s certificate of the Servicer and the accountants’ report described under “The Indenture —Compliance Statements”.

All issuing entity accounts will be maintained as Eligible Deposit Accounts which satisfy certain requirements of the Rating Agencies.

Advances

CRB or, if then acting as the sole Servicer, CRB Auto, will, and CRB Auto, when acting as subservicer or Servicer, may, be required to make monthly advances under the sale and servicing agreement with respect to each Payment Date from its own funds or from amounts held for future distributions. CRB’s or CRB Auto’s obligation to make monthly advances with respect to a receivable shall cease if CRB or CRB Auto, as the case may be, determines, in its good faith judgment, that such advances will not be recoverable from the proceeds of liquidation of such defaulted receivable or otherwise from amounts allocable to interest with respect to such receivable. CRB and CRB Auto, as the case may be, will be entitled to recover its advances from future collections on the receivable; provided that such reimbursement (to the extent that the advances are deemed recoverable) with respect to any Receivable will be limited to moneys collected from liquidation of such defaulted receivable. In the event that CRB or CRB Auto determines that advances with respect to a receivable are not recoverable, it may reimburse itself from payments made on or in respect of other receivables.

Servicing Compensation and Expenses

The Servicer will be entitled to receive the servicing fee for each Collection Period and supplemental servicing fees. The servicing fee, together with any portion of the servicing fee that remains unpaid from prior Payment Dates, will be payable on each Payment Date from available funds. The Servicer will pay all expenses (apart from certain expenses incurred in connection with liquidating a Financed Vehicle related to a receivable, such as auction, painting, repair or refurbishment of that Financed Vehicle) incurred by it in connection with its servicing activities (including any fees and expenses of sub-servicers to whom it has delegated servicing responsibilities), independent accountants, taxes imposed on the Servicer and expenses incurred in connection with distributions and reports to securityholders. The Servicer will have no responsibility, however, to pay any losses with respect to the receivables.

Distributions

All distributions of principal and interest, or, where applicable, of principal or interest only, on each class of notes entitled thereto will be made by the indenture trustee to the related noteholders beginning on the first Payment Date. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of noteholders of an issuing entity will be set forth in the prospectus supplement. Prior to each Payment Date, the Servicer will determine the amount of available funds for distribution to noteholders on the related Payment Date and will direct the indenture trustee and/or the owner trustee to make such distributions as described in the prospectus supplement.

Credit and Cash Flow Enhancement

Any Form of Credit Enhancement May be Limited and May only Apply to Certain Classes of Notes. To the extent provided in the prospectus supplement, credit and cash flow enhancement for a class of notes may cover one or more other classes of notes of the same series. The amounts and types of credit and cash flow enhancement arrangements and the provider thereof, if applicable, with respect to each class of notes of a given series, if any, will be described in the prospectus supplement and will be in the form of any one or more of the following:

•

subordination where one or more junior classes of notes absorb losses before more senior classes and “turbo” payments where interest as well as principal collections on the receivables are used to repay a class or classes of notes and “fast pay/slow pay” where no or only limited amounts in respect of principal are paid to the holders of the certificates and any junior classes of notes until the senior class or classes are paid;

•

one or more reserve accounts or other cash deposits available to cover servicing fees, interest payments on the notes and certain payments of principal of the notes if collections on the receivables are insufficient or to provide additional interest on low interest rate receivables;

•	overcollateralization, which is the amount by which the aggregate principal balance of the receivables exceeds the aggregate principal amount of the notes;

•	excess interest collections on the receivables available to cover servicing fees, interest payments on the notes and certain payments of principal of the securities; or

•	any combination of two or more of the foregoing.

The credit enhancement for the benefit of any class of notes will be intended to enhance the likelihood of receipt by the noteholders of that class of the full amount of principal and interest due on the securities and decrease the likelihood that the noteholders will experience losses. The credit enhancement for a class of notes may not provide protection against all risks of loss and may not guarantee repayment of the entire principal amount and interest due on the notes. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders will bear their allocable share of deficiencies, as described in the prospectus supplement.

Depositor May Replace Credit or Cash Flow Enhancement with Rating Confirmation. If so provided in the prospectus supplement, the Depositor may replace the credit enhancement for any class of notes with another form of credit enhancement described herein without the consent of securityholders, provided the Rating Agencies confirm in writing that substitution will not result in the qualification, reduction or withdrawal of the rating of any class of notes of the related issuing entity.

Statements to Trustees and Issuing Entities

Prior to each Payment Date with respect to notes of each issuing entity, the Servicer will provide to the indenture trustee as of the close of business on the last day of the related Collection Period the report that is required to be provided to noteholders described under “Certain Information Regarding the Notes—Reports to Noteholders”.

Certain Matters Regarding the Servicer

Each sale and servicing agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except upon a determination that the Servicer’s performance of its duties is no longer permissible under applicable law. No resignation will become effective until the backup servicer, if any, or a successor servicer has assumed the servicing obligations and duties under the sale and servicing agreement.

Each sale and servicing agreement will further provide that the Servicer and any backup servicer will be liable only to the extent of the obligations specifically undertaken and the representations made by the Servicer and such backup servicerunder the sale and servicing agreement and, in the case of the Servicer, other Transaction Documents. Under each sale and servicing agreement, the Servicer will agree to indemnify, defend and hold harmless the issuing entity, the trustees, the backup servicer, if any, and their respective officers, directors, employees and agents from and against any costs, expenses, and damages arising (i) through any breach of the Servicer’s obligations under the Transaction Documents, (ii) from the negligence, willful misfeasance or bad faith of the Servicer (except errors in judgment) in the performance of its duties under the sale and servicing agreement, (iii) by reason of breach of its representations, warranties, obligations or duties under the sale and servicing agreement, or (iv) for any violation of law by the Servicer.

Under the circumstances specified in each sale and servicing agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor of the Servicer under the sale and servicing agreement.

Servicer Termination Events

Servicer Termination Events under each sale and servicing agreement will consist of:

•

any failure by the Servicer to deliver or cause to be delivered any required payment to the collection account for distribution to the noteholders, which failure continues unremedied for two Business Days;

•

any failure by the Servicer to duly deliver to the owner trustee or the indenture trustee the Servicer’s monthly certificate by the third Business Day immediately preceding the related Payment Date, and which failure continues unremedied for five Business Days;

•

any failure by the Servicer to duly observe or perform any other of its covenants or agreements in the sale and servicing agreement, which failure (i) could materially and adversely affects the rights of the Noteholders, and (ii) which continues unremedied for 30 days after (a) discovery thereof by an officer of the Servicer, (b) the date on which the Servicer should reasonably have been aware of such failure, or (c) receipt by the Servicer of written notice thereof from the indenture trustee, the issuing entity or the holders of notes representing at least 25% of the principal amount of the notes of the Controlling Class;

•

any representation or warranty made or deemed made by or on behalf of the Servicer in any Transaction Document, any report, certificate, financial statement or other document furnished in connection with any Transaction Document, or any amendment or modification of any of the foregoing, proves to have been incorrect when made or deemed made, and which failure continues unremedied for 30 days;

•	the Servicer ceases to be legally qualified to service the receivables;

•	the delegation by the Servicer of any its obligations under the Transaction Documents other than in accordance with the terms of the Transaction Documents;

•

the failure of the Servicer to obtain or maintain all licenses and approvals necessary for the conduct of its business in the jurisdictions where the failure to do so could reasonably be expected to have a material adverse effect on the issuing entity or the noteholders;

•	the occurrence of certain events (which, if involuntary, remain unstayed for more than 60 days) of bankruptcy, insolvency, receivership or liquidation of the Servicer; or

•	any other events set forth in the prospectus supplement.

If and when CRB Auto assumes the role of Servicer, the foregoing Servicer Termination Events will also apply to CRB Auto. Notwithstanding the foregoing, the holders of notes representing a majority of the principal amount of the Controlling Class may waive any Servicer Termination Event.

Consequences of Servicer Termination Event

Following a Servicer Termination Event the indenture trustee may, or, at the written direction of holders of notes representing a majority of the principal amount of the Controlling Class, shall, terminate all of the rights and obligations of the Servicer under the sale and servicing agreement by notice in writing to the Servicer, each Rating Agency and the noteholders. On or after the receipt by the Servicer of such written notice, all authority, power, obligations and responsibilities of the Servicer under the sale and servicing agreement automatically will pass to and become obligations and responsibilities of, either a backup servicer appointed pursuant to the sale and servicing agreement or another successor Servicer appointed pursuant to the sale and servicing agreement. Any such successor Servicer (whether the backup servicer or another entity) will have no liability with respect to any obligation that was required to be performed by the terminated Servicer prior to the date that such successor Servicer becomes the Servicer or any claim of a third party based on any alleged action or inaction of the terminated Servicer. As soon as practicable after the declaration of a Servicer Termination Event, the indenture trustee shall notify any backup servicerthereof or appoint a successor Servicer pursuant to the transaction documents, and shall notify the backup servicer, if any, of any notice by the indenture trustee to, or direction to the indenture trustee from, noteholders regarding a Servicer Termination Event.

The successor Servicer will be authorized and empowered by the sale and servicing agreement to execute and deliver, on behalf of the terminated Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the receivables, and related documents to show the indenture trustee (or the issuing entity if the notes have been paid in full) as lienholder or secured party on the related certificates of title of the Financed Vehicles or otherwise. The terminated Servicer will cooperate with the successor Servicer and with the indenture trustee in effecting the termination of the responsibilities and rights of the terminated Servicer under the sale and servicing agreement, including:

•

the transfer to the successor Servicer for administration by it of all money and property held by the terminated Servicer with respect to the receivables and other records relating to the receivables, including any portion of any receivable file, held by the terminated Servicer and a reasonably current computer tape or other electronic storage device containing in readable form all information necessary to enable the successor Servicer to service the receivables;

•	the prompt transfer of any remaining amounts relating to receivables in the possession of the Servicer to the indenture trustee;

•	the notification of existing obligors of the new address for payment; and

•	the prompt remittance of any future amounts received by the Servicer with respect to receivables to the successor.

The terminated Servicer shall also provide the successor Servicer access to personnel and computer records of such terminated Person in order to facilitate the orderly and efficient transfer of servicing duties. The successor Servicer may retain or terminate CRB Auto as subservicer at its discretion.

Amendment

The parties to each of the agreements below may amend any of the upon satisfaction of the following conditions:

•

The trust agreement may be amended, upon prior notice to the Rating Agencies, with the consent of the certificateholders and the noteholders representing a majority of the principal amount of the Controlling Class, provided, that no consents of securityholders will be required if, in the opinion of counsel, such amendment would not materially and adversely affect the interests of the certificateholders and the noteholders, respectively. Additionally, no certificateholders’ or noteholders’ consent will be required for an amendment to cure any ambiguity; correct or supplement any provisions that may be defective or inconsistent with any other provision in the trust agreement; add or supplement any credit, liquidity or other enhancement arrangement for the benefit of all certificateholders; add to the covenants, restrictions or obligations of the Depositor or the owner trustee; evidence and provide for the acceptance of the appointment of a successor trustee and add to or change any provisions as shall be necessary to facilitate the administration of the trusts; restrict transfers of the certificates or as otherwise required to prevent the issuing entity from being treated as a “publicly traded partnership” under the Internal Revenue Code; add provisions to, delete or modify the existing provisions of the trust agreement to allow the issuing entity to acquire and issue securities backed by other assets, subject to satisfaction of the Rating Agency Condition with respect thereto; and provided further that no amendment may: (a) increase or reduce the amount, or accelerate or delay the timing, of collection on payments on the receivables and other collateral or payments that are required to be made for the benefit of the noteholders without the consent of each noteholder; (b) materially and adversely affect the owner trustee’s own rights, privileges, indemnities, duties or obligations without the prior written consent of the owner trustee; or (c) significantly change the permitted activities or powers of the issuing entity.

•

The receivables purchase agreement may be amended with the consent of the indenture trustee and the noteholders representing a majority of the principal amount of the Controlling Class (or, if the notes are no longer outstanding, the consent of the holders of certificates evidencing not less than a majority of the aggregate percentage interest); provided, that no such consent is needed for an amendment to cure any ambiguity or defect, to correct, supplement, change or eliminate any provisions of the receivables purchase agreement, if, as evidenced by an opinion of counsel delivered to the Depositor and the indenture trustee or by the satisfaction of the Rating Agency Condition, such amendment will not adversely affect in any material respect the interests of any securityholder; provided further that no amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on receivables or distributions that shall be required to be made for the benefit of the securityholders or (b) reduce the percentage of the note balance of the Controlling Class, or the aggregate percentage interest of the certificates, required to consent to any amendment, without the consent of the holders of all the outstanding notes and certificates affected thereby.

•

The sale and servicing agreement may be amended, subject to prior satisfaction of the Rating Agency Condition, with the consent of the indenture trustee and the consent of the noteholders holding a majority of the principal amount of the Controlling Class; provided, that no consent of the noteholders will be required for an amendment to cure any ambiguity, to correct or supplement any provision hereof that may be defective or inconsistent with any other provision of the sale and servicing agreement, to add or supplement any credit enhancement arrangement or to add any covenants, restrictions or obligations of the parties to the sale and servicing agreement, or to make other changes that, in the opinion of counsel, do not have a material and adverse effect on the interests of the noteholders nor increase or reduce in any manner the amount, or accelerate or delay the timing, of collections on the receivables or payments to be made for the benefit of the noteholders; provided further that, no amendment may: (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections on payments on the receivables or payments that are required to be made for the benefit of the noteholders without the consent of each noteholder; (b) materially and adversely affect the owner trustee’s or the indenture trustee’s rights, privileges, indemnities, duties or obligations without the prior written consent of such trustee; or (c) significantly change the permitted activities or powers of the issuing entity.

•

The administration agreement may be amended, subject to prior satisfaction of the Rating Agency Condition, with prior written notice to the Rating Agencies and the prior written consent of the noteholders representing a majority of the principal amount of the Controlling Class; provided that no consent of the noteholders will be required for an amendment to cure any ambiguity, to correct or supplement any provisions that may be defective or inconsistent with any other provision of the administration agreement, to add or supplement any credit enhancement arrangement or add any covenants, restrictions or obligations of the parties to the administration agreement, or to make any other changes that, in the opinion of counsel, do not materially and adversely affect the interests of the noteholders; provided further that, no amendment may: (a) materially and adversely affect the owner trustee’s or the indenture trustee’s rights, privileges, indemnities, duties or obligations without the prior written consent of such trustee; or (b) significantly change the permitted activities or powers of the issuing entity.

Payment of Notes

The indenture trustee will agree in the related indenture upon the payment in full of all outstanding notes of a given issuing entity and the satisfaction and discharge of the related indenture, to continue to carry out its obligations under the sale and servicing agreement.

Termination

With respect to each issuing entity, the obligations of the Servicer, CRB, CRB Auto (if CRB Auto is a subservicer or Servicer), the Depositor and the trustees under the Receivables Transfer and Servicing Agreements will terminate upon the earlier of (1) the maturity or other liquidation of the last related receivable and the disposition of any amounts received upon liquidation of any remaining receivables, (2) the payment to securityholders of all amounts required to be paid to them under the Receivables Transfer and Servicing Agreements and (3) the exercise by the Servicer of its optional right to purchase the receivables described under “Certain Information Regarding the Notes—Optional Redemption”.

As more fully described in the prospectus supplement, any outstanding notes of the related issuing entity will be paid in full concurrently with either of the events specified above and the subsequent distribution to the related certificateholders, if any, of all amounts required to be distributed to them under the related trust agreement that will effect early retirement of the certificates of such issuing entity.

Residual Interest

The Depositor may sell the certificates in one or more private placements.

The Administration Agreement

CRB will be the administrator of the issuing entity under an administration agreement. The administrator will provide notices on behalf of the issuing entity and perform certain ministerial duties of the issuing entity and the owner trustee under the Transaction Documents. However, except as otherwise provided in such documents, the administrator will have no obligation to make any payment required to be made by the issuing entity under any such document. The administrator will monitor the performance of the related issuing entity and the owner trustee and will advise the issuing entity and the owner trustee when action is necessary to comply with the issuing entity’s and the owner trustee’s duties and obligations under such documents. In furtherance of the foregoing, the administrator will take all appropriate action that is the duty of the issuing entity and the owner trustee to take pursuant to such documents. It is anticipated that CRB Auto will be the administrator as to each issuing entity created after it has acquired the auto finance operations of CRB, and may be delegated the administrator functions under the supervision of CRB for earlier created issuing entities to the extent permitted by the controlling transaction agreements.

The administrator will be entitled to receive a monthly administration fee as compensation for the performance of its obligations under the administration agreement, which fee will be paid by the Servicer and will be specified in the prospectus supplement.

Material Legal Issues Relating to the Receivables

Rights and Security Interests in the Receivables

The transfer of the receivables by CRB and CRB Auto to the Depositor, and by the Depositor to the issuing entity, the pledge thereof to the indenture trustee, the perfection of the security interests in the receivables and the enforcement of rights to realize on the related Financed Vehicles as collateral for the receivables are subject to a number of federal and state laws, including the UCC and certificate of title acts as in effect in various states.

At least 90% of the receivables of each issuing entity are expected to be “tangible chattel paper” as defined in the UCC, unless a lower percentage is expressly permitted by the applicable rating agencies. Under the UCC, for most purposes, a sale of tangible chattel paper is treated in a manner similar to a transaction creating a security interest in chattel paper. CRB, CRB Auto and the Depositor will cause financing statements to be filed with the appropriate governmental authorities to perfect the interest of the Depositor and the issuing entity in the related receivables. The Servicer will hold the receivables transferred to each issuing entity, either directly or through a subservicer, as custodian for the related indenture trustee or owner trustee, as applicable, and the issuing entity. The Depositor will take all action that is required to perfect the rights of the indenture trustee or the owner trustee, as applicable, and the issuing entity in the receivables. However, the receivables will not be stamped, or otherwise marked, to indicate that they have been sold to the issuing entity. If, through inadvertence or otherwise, another party purchases or takes a security interest in the receivables for new value in the ordinary course of business and takes possession of the receivables without actual knowledge of the issuing entity’s interest, the purchaser or secured party will acquire an interest in the receivables superior to the interest of the issuing entity. The Depositor and the Servicer will be obligated to take those actions which are necessary to protect and perfect the issuing entity’s interest in the receivables and their proceeds.

Some of the receivables may be evidenced by electronic installment sales contracts and installment loans, which are classified as “electronic chattel paper” under the UCC. A security interest in electronic chattel paper is perfected through the secured party maintaining control of the electronic chattel paper or by filing. In the event that an issuing entity owns electronic installment sales contracts or loans, and in the event if the issuing entity has a security interest perfected by filing, another person could acquire an interest in that form of receivable that is superior to an issuing entity’s interest in such a receivable if the issuing entity loses control over the authoritative copy of the related electronic installment sales contract or installment loan and another party purchases that receivable without knowledge of the issuing entity’s security interest. The issuing entity could lose control over an electronic installment sales contract or installment loan if, through fraud, negligence, other misconduct or error, or as a result of a computer virus or a hacker’s actions, a person other than the issuing entity were able to modify or duplicate the authoritative copy of that contract or loan. We cannot assure you that the Servicer’s system will maintain control over an issuing entity’s electronic installment sales contracts or installment loans.

The law governing the perfection of a security interest in electronic installment sales contracts by control was relatively recently enacted and has been recently amended. As a result, there is a risk that any systems employed by the Servicer to maintain control of the electronic installment sales contracts and installment loans may not be sufficient as a matter of law to create in favor of an issuing entity a perfected security interest in the receivables evidenced by such contracts and loans.

Security Interests in the Financed Vehicles

Obtaining Security Interests in Financed Vehicles

In all states in which the receivables have been originated, motor vehicle retail installment sale contracts and/or installment loans such as the receivables evidence the credit sale or refinancing of automobiles, light-duty trucks and/or other types of motor vehicles. The receivables also constitute personal property security agreements and include grants of security interests in the vehicles under the applicable UCC. Perfection of security interests in the vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In most states, a security interest in a Financed Vehicle is perfected by obtaining the certificate of title to the financed vehicle or the notation of the secured party’s lien on the Financed Vehicle’s certificate of title.

Generally, CRB maintains its lien on Financed Vehicles in California solely in the electronic records of the California Department of Motor Vehicles. CRB follows similar procedures for Financed Vehicles in Arizona and Texas. However, in California and in certain other states, certificates of title and the notation of the related lien may be maintained solely in the electronic records of the applicable department of motor vehicles or the analogous state office. As a result, any reference to a certificate of title includes certificates of title maintained in physical form and electronic form which may also be held by third-party servicers. In some states, certificates of title maintained in physical form are held by the obligor and not the lienholder or a third-party servicer. CRB Auto will follow similar procedures with respect to its acquisition of receivables at such time as it acquires the auto finance business of CRB.

CRB and CRB Auto will warrant to the Depositor that it has taken all steps necessary to obtain a perfected first priority security interest with respect to all Financed Vehicles related to receivable each has originated. If CRB or CRB Auto fails, because of clerical errors or otherwise, to effect or maintain the notation of the security interest on the certificate of title relating to a Financed Vehicle, the indenture trustee may not have a perfected first priority security interest in that Financed Vehicle. In some jurisdictions, the indenture trustee may not have a perfected security interest in the related Financed Vehicle even if CRB or CRB Auto had timely taken appropriate action to have the appropriate governmental office process the notation of security interest on the certificate of title but the appropriate governmental office unduly delayed in effectuating such notation beyond the period provided under applicable law for temporary automatic perfection of the security interest in a financed vehicle prior to the notation of the lien on the certificate of title for such vehicle.

If CRB or CRB Auto did not take the steps necessary to cause the security interest of CRB or CRB Auto, as the case may be, to be perfected as described above until more than 20 days after the date the related obligor received possession of the Financed Vehicle, and the related obligor was insolvent on the date such steps were taken, the perfection of such security interest may be avoided as a preferential transfer under bankruptcy law if the obligor under the related receivables becomes the subject of a bankruptcy proceeding commenced within 90 days of the date of such perfection, in which case CRB or CRB Auto, as the case may be, and subsequently, the Depositor, the issuing entity and the indenture trustee would be treated as unsecured creditors of such obligor.

Perfection of Security Interests in Financed Vehicles

CRB and, if CRB Auto sells receivables to the Depositor, CRB Auto will sell the receivables and assign its security interest in each Financed Vehicle to the Depositor. The Depositor will sell the receivables and assign the security interest in each Financed Vehicle to the issuing entity which will in turn pledge its rights in the receivables and the security interest in each Financed Vehicle to the indenture trustee. However, because of the administrative burden and expense of retitling, the Servicer, the Depositor and the issuing entity will not amend any certificate of title to identify the issuing entity (or the indenture trustee or its assignees) as the new secured party on the certificates of title relating to the Financed Vehicles. Accordingly, CRB or CRB Auto, as the case may be, will continue to be named as the secured party on the certificates of title relating to the Financed Vehicles. In most states, assignments such as those under the transaction documents relating to the issuing entity are an effective conveyance of the security interests in the Financed Vehicles without amendment of the lien noted on the related certificate of title, and the new secured party succeeds to the assignor’s rights as the secured party. However, a risk exists in not identifying the issuing entity as the new secured party on the certificate of title because, through fraud or negligence, the security interest of the issuing entity could be released or another person could obtain a security interest in the applicable vehicle that is higher in priority than the interest of the issuing entity and the indenture trustee.

In the absence of fraud, forgery or neglect by the Financed Vehicle owner or administrative error by state recording officials, notation of the lien of CRB or CRB Auto generally will be sufficient to protect the issuing entity against the rights of subsequent purchasers of a Financed Vehicle or subsequent lenders who take a security interest in a Financed Vehicle. If there are any Financed Vehicles as to which CRB or CRB Auto has failed to perfect the security interest assigned to the issuing entity, that security interest would be subordinate to, among others, subsequent purchasers of the Financed Vehicles and holders of perfected security interests.

In most states, if a security interest in a Financed Vehicle is perfected by any method under the laws of one state, and the Financed Vehicle is then moved to another state and titled in that other state, the security interest that was perfected under the laws of the original state remains perfected as against all persons other than a purchaser of the vehicle for value for as long as the security interest would have been perfected under the law of the original state. However, a security interest in a Financed Vehicle that is covered by a certificate of title from the original state becomes unperfected as against a purchaser of that Financed Vehicle for value and is deemed never to have been perfected as against that purchaser if the security interest in that Financed Vehicle has not been perfected under the laws of that other state within four months after it became covered by a certificate of title statute of the other state. A majority of states require that the certificate of title be surrendered in order to re-register a vehicle. Therefore, the Servicer will provide the department of motor vehicles or other appropriate state or county agency of the state of relocation with the certificate of title so that the owner can affect the re-registration.

If the Financed Vehicle owner moves to a state that provides for notation of a lien on the certificate of title to perfect the security interests in the Financed Vehicle, then in the absence of clerical errors or fraud the Servicer would receive notice of surrender of the certificate of title if its lien is noted thereon. Accordingly, the secured party will have notice and the opportunity to re-perfect the security interest in the Financed Vehicle in the state of relocation.

If the Financed Vehicle owner moves to a state which does not require surrender of a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing its portfolio of motor vehicle retail installment sale contracts and/or installment loans, CRB and CRB Auto take steps to effect re-perfection upon receipt of notice of registration or information from the obligor as to relocation. Similarly, when an obligor under a receivable sells a Financed Vehicle, the Servicer must provide the owner with the certificate of title, or the Servicer will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related receivable before release of the lien.

Under each sale and servicing agreement, the Servicer will, in accordance with its customary servicing practices, take such steps as are necessary to maintain perfection of the security interest created by each receivable in the related Financed Vehicle. Each issuing entity will authorize the Servicer to take such steps as are necessary to re-perfect the security interest on behalf of the issuing entity and the indenture trustee in the event of the relocation of a Financed Vehicle or for any other reason.

Under the laws of most states, statutory liens such as liens for unpaid taxes, liens for towing, storage and repairs performed on a motor vehicle, motor vehicle accident liens and liens arising under various state and federal criminal statutes take priority over a perfected security interest in a financed vehicle. Under the Internal Revenue Code, federal tax liens that are filed have priority over a subsequently perfected lien of a secured party. In addition, certain states grant priority to state tax liens over a prior perfected lien of a secured party. The laws of most states and federal law permit the confiscation of motor vehicles by governmental authorities under some circumstances if used in or acquired with the proceeds of unlawful activities, which may result in the loss of a secured party’s perfected security interest in a confiscated vehicle. The Depositor will represent in the sale and servicing agreement that, as of the Closing Date, no state or federal liens exist with respect to any Financed Vehicle. However, liens could arise, or a confiscation could occur, at any time during the term of a receivable. It is possible that no notice will be given to the Servicer in the event that a lien arises or a confiscation occurs, and any lien arising or confiscation occurring after the Closing Date would not give rise to CRB’s and, if applicable, CRB Auto’s repurchase obligations.

Enforcement of Security Interests in Financed Vehicles

The Servicer on behalf of each issuing entity may take action to enforce its security interest by repossession and resale of the Financed Vehicles securing the issuing entity’s receivables. The actual repossession may be contracted out to third party contractors. Under the UCC and laws applicable in most states, a creditor can repossess a motor vehicle securing a loan or contract by voluntary surrender, “self-help” repossession that is “peaceful” or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. Following a default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which to cure the default prior to repossession. Generally, this right of cure may only be exercised on a limited number of occasions during the term of the related contract or loan. In addition, the UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation, accrued interest plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees or in some states, by payment of delinquent installments or the unpaid balance.

The proceeds of resale of the repossessed vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit those judgments. In addition to the notice requirement, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be “commercially reasonable”. Generally, courts have held that when a sale is not “commercially reasonable”, the secured party loses its right to a deficiency judgment. In addition, the UCC permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC. Also, prior to a sale, the UCC permits the debtor or other interested person to prohibit the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the “default” provisions under the UCC. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible.

Occasionally, after resale of a repossessed vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the vehicle or if no lienholder exists, the UCC requires the creditor to remit the surplus to the obligor.

Certain Bankruptcy Considerations

The obligor on each receivable is a natural person resident in the United States. CRB and CRB Auto will warrant in the relevant receivables purchase agreements that, as of the relevant Cutoff Date, no obligor is a debtor in a bankruptcy case. However, there is no assurance that an obligor would not become a debtor in a bankruptcy case following the Cutoff Date. If an obligor sought protection under federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the obligor’s obligations to repay amounts due on its receivable, provided, however, resort to the motor vehicle collateral for the receivable should be permitted at least as to the value of that collateral.

Consumer Protection Laws

Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon creditors and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Rees-Levering Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the CFPB’s Regulations B and Z, the Servicemembers Civil Relief Act, the Military Families Financial Relief

Act, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and state motor vehicle installment sale acts, retail installment sales acts and other similar laws. Also, the laws of certain states impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the ability of an assignee such as the indenture trustee to enforce consumer finance contracts such as the receivables.

The Consumer Financial Protection Act of 2010, enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the “Dodd-Frank Act,” created the CFPB, a federal agency that is responsible for administering and enforcing the laws and regulations applicable to consumer financial products and services. The CFPB is intended to exercise meaningful oversight of all providers of consumer financial products in order to police compliance with substantive consumer protection requirements and to promote transparency for consumers to understand the price and the risk of products in order that they may make direct comparisons from one product to another. The CFPB has succeeded to some consumer protection functions of other regulatory agencies such as the Federal Trade Commission and has supervisory and limited examination authority over certain depository institutions and other financial institutions. On September 16, 2014, the CFPB proposed a new rule that would specifically allow it to regulate certain nonbank auto loan companies that have at least 10,000 aggregate annual originations, which may include CRB Auto at such time as CRB Auto assumes the automobile finance business currently conducted by CRB. As a banking entity with fewer than $10 billion of consolidated assets, CRB is not currently subject to CFPB regulation with respect to its automobile finance activities. CRB Auto believes that, as a wholly owned subsidiary of CRB, a bank with fewer than $10 billion of consolidated assets, it is not a nonbank auto loan company and will not be subject to the new CFPB rule if it is adopted as proposed. However, no assurance can be given that the CFPB will not determine that subsidiaries of banking entities that are not themselves a bank are nonbanks subject to the CFPB’s jurisdiction based upon annual originations. The decision by the CFPB as to whether CRB Auto will be subject to its regulation will be a significant factor in the determination by CRB as to whether it proceeds with its intended transfer of its auto finance operations to CRB Auto.

On March 21, 2013, the CFPB issued an interpretive guidance addressing compliance of indirect auto lenders (such as CRB and CRB Auto) with the Equal Credit Opportunity Act. The guidance specifically addresses indirect auto lenders’ policies of permitting dealers to increase consumer interest rates and then compensating dealers with share of the increased interest revenues. In CFPB’s view, the incentives these policies provide, and the discretion they permit, create a significant risk that these policies may result in pricing disparities on the basis of race, national origin, and potentially other prohibited bases, which may under certain circumstances subject an indirect auto lender to liability under the Equal Credit Opportunity Act and Regulation B. Accordingly, the CFPB advised in its guidance that indirect auto lenders should take appropriate steps to ensure compliance with the Equal Credit Opportunity Act and Regulation B, such as imposing controls on dealer markup and compensation policies, monitoring and addressing the effects of those policies as described in the guidance, so as to address unexplained pricing disparities on prohibited bases; or eliminating dealer discretion to mark up buy rates and fairly compensating dealers using another mechanism.

The so-called “Holder-in-Due-Course Rule” of the Federal Trade Commission has the effect of subjecting a seller, and certain related lenders and their assignees, in a consumer credit transaction to all claims and defenses which the obligor in the transaction could assert against the seller of the goods. Liability under the Holder-in-Due-Course Rule is limited to the amounts paid by the obligor under the contract or loan, and the holder of the contract or loan may also be unable to collect any balance remaining due thereunder from the obligor. The Holder-in-Due-Course Rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in certain states.

Most of the receivables will be subject to the requirements of the Holder-in-Due-Course Rule. Accordingly, the issuing entity, as holder of the receivables, will be subject to any claims or defenses that the purchaser of a Financed Vehicle may assert against the seller of the Financed Vehicle. Such claims are limited to a maximum liability equal to the amounts paid by the obligor on the receivable.

If an obligor were successful in asserting any such claim or defense as described in the two immediately preceding paragraphs, such claim or defense would constitute a breach of a representation and warranty under the receivables purchase agreement and the sale and servicing agreement, and would create an obligation of CRB or, if such receivable were sold to the Depositor by CRB Auto, CRB Auto to repurchase the receivable unless the breach were cured.

Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protection of the Fourteenth Amendment to the Constitution of the United States. Courts have generally either upheld the notice provisions of the UCC and related laws as reasonable or have found that the creditor’s repossession and resale do not involve sufficient state action to afford constitutional protection to consumers.

Under each receivables purchase agreement, CRB and CRB Auto will warrant to the Depositor, who will in turn assign its rights under the receivables purchase agreement to the applicable issuing entity under the related sale and servicing agreement, that each receivable complies with all requirements of law in all material respects. Accordingly, if an obligor has a claim against the issuing entity for violation of any law and that claim materially and adversely affects the issuing entity’s interest in a receivable, the violation would constitute a breach of the warranties of CRB or CRB Auto under the respective receivables purchase agreement and would create an obligation of CRB or CRB Auto to repurchase the receivable unless the breach is cured.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act, a borrower who enters military service after the origination of such obligor’s receivable (including a borrower who was in reserve status and is called to active duty after origination of the receivable), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such obligor’s active duty status (and possibly longer), unless a court orders otherwise upon application of the lender. Interest at a rate in excess of 6% that would otherwise have been incurred but for the Servicemembers Civil Relief Act is forgiven. The Servicemembers Civil Relief Act applies to obligors who are servicemembers and includes members of the Army, Navy, Air Force, Marines, National Guard, Reserves (when such enlisted person is called to active duty), Coast Guard, officers of the National Oceanic and Atmospheric Administration, officers of the U.S. Public Health Service assigned to duty with the Army or Navy and certain other persons as specified in the Servicemembers Civil Relief Act. Because the Servicemembers Civil Relief Act applies to obligors who enter military service (including reservists who are called to active duty) after origination of the related receivable, no information can be provided as to the number of receivables that may be affected by the Servicemembers Civil Relief Act. In addition, the ongoing military operations of the United States in Afghanistan and other countries may continue to increase the number of citizens who are in active military service, including persons in reserve status who have been called or will be called to active duty. Application of the Servicemembers Civil Relief Act would adversely affect, for an indeterminate period of time, the ability of the Servicer to collect full amounts of interest on certain of the receivables. Any shortfall in collections resulting from the application of the Servicemembers Civil Relief Act or similar legislation or regulations which would not be recoverable from the receivables or from amounts on deposit in the reserve account, would result in a reduction of the amounts distributable to the Noteholders. In addition, the Servicemembers Civil Relief Act imposes limitations that would impair the ability of the Servicer to foreclose on an affected receivable during the obligor’s period of active duty status, and, under certain circumstances, during an additional nine month period thereafter. Also, California law imposes similar limitations during the obligor’s period of active duty status and, under certain circumstances, during an additional period thereafter as specified under the laws of those states. Thus, in the event that the Servicemembers Civil Relief Act or similar state legislation or regulations applies to any receivable which goes into default, there may be delays in payment and losses on your notes. Any other interest shortfalls, deferrals or forgiveness of payments on the receivables resulting from the application of the Servicemembers Civil Relief Act or similar state legislation or regulations may result in delays in payments or losses on your Notes.

In addition, the California Relief Act provides a California member of the United States Military Reserve or National Guard of California the right to defer payment of principal and interest on certain financial obligations incurred prior to being called to active duty in connection with the conflicts in Iraq or Afghanistan. Deferral of principal and interest payments requires an affirmative request by the member or his or her designee. The right to defer payment applies once requested if the member demonstrates, at the financial institution’s request, that the member’s employer does not provide continuing income to the member while on active military duty, including the member’s military pay, of more than 90 percent of the member’s monthly salary and wage income earned before being called to active duty. The covered obligations include installment sale contracts and automobile loans. If the member is entitled to defer payment, the full amount of the monthly principal and interest payment otherwise due is deferred the lesser of (a) 180 days or (b) until active duty is completed plus six days thereafter. The deferral only applies to payments that come due following commencement of active duty. In addition to the payment deferral, the maturity date of the financial obligation is extended a number of months equal to the monthly payment deferral. No penalty may be assessed nor may interest accrue on the unpaid principal being deferred. No other adverse action can be taken as to the member or the collateral for the financial obligation as to which payment has been deferred. We are not aware of the number of obligors who are currently members of the United States Military Reserve or National Guard of California who may hereafter be called to active duty and be entitled to request deferral under the California Relief Act.

Finally, the State of Texas, by statute, prohibits lenders from engaging in collection activities against borrowers who are active members of the armed forces of the United States or the Texas National Guard, as well as such members’ spouses. The statute also prohibits a lender from garnishing the wages of a borrower who is a member of the United States military of the member’s spouse.

Any shortfalls or losses arising in connection with the matters described above, to the extent not covered by amounts available to the Noteholders from the credit enhancement provided for under the transaction documents, could result in losses to the Noteholders.

Other Matters

In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a creditor to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a motor vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy, as determined by the court, leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under the related contract or loan or change the rate of interest and time of repayment of the indebtedness.

Furthermore, Subtitle F of Section 670 of the John Warner National Defense Authorization Act for Fiscal 2007 (codified at 10 U.S.C. § 49), subject to certain exemptions for the financing of the purchase of vehicles, (i) places a cap on annual interest rates of 36% on loans made to U.S. military personnel, (ii) creates restrictive conditions under which a member of the U.S. military or such person’s dependents may be extended credit and (iii) prohibits restrictions on prepaying loans made to members of the U.S. military.

Material Insolvency Aspects of the Offering

Potentially Applicable Insolvency Regimes

Three different legal regimes for the resolution or reorganization of insolvent companies could be applicable to the entities involved in the offering of the notes:

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The FDIA provides that the FDIC can be appointed as the receiver or conservator for an insured depository institution that becomes insolvent or is in an unsound condition. Thus, if these circumstances occur with respect to CRB, the FDIC could be appointed as receiver (which term, as used herein with respect to the FDIA, should be understood also to encompass the role of conservator). This could affect CRB as Sponsor, Servicer and administrator.

•

The Bankruptcy Code is available for any “person” that is eligible to be a “debtor” pursuant to Section 109 of the Bankruptcy Code. CRB would not be eligible to be a debtor under the Bankruptcy Code, but each of

Bancorp, CRB Auto and the Depositor would be eligible debtors. Although there is some question as to whether an issuing entity that is a statutory trust would qualify as a “person” under the Bankruptcy Code, you should assume that an issuing entity that is a statutory trust would be eligible to be a debtor in a bankruptcy case.

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Title II of the Dodd-Frank Act creates an Orderly Liquidation Authority or OLA pursuant to which the FDIC is authorized to act as receiver of a “Covered Subsidiary” of a covered financial institution, except that insolvencies of insured depository institution subsidiaries will continue to be governed by the FDIA. Bancorp, as a bank holding company, is a covered financial company. If Bancorp were to be in default or in danger of default and the Secretary of the Treasury made several determinations, including that Bancorp was in default or in danger of default and that its failure and its resolution under the Bankruptcy Code would have serious adverse effects on financial stability in the United States, it could be placed into an FDIC receivership. Were that to occur, and the FDIC made similar determinations as to any subsidiary of Bancorp, it could place that subsidiary into an FDIC receivership. We cannot predict whether, if Bancorp were in default or in danger of default, it would be classified as a covered financial company that should be placed into an FDIC receivership. If Bancorp were so classified, then each of the Depositor, CRB Auto and the applicable issuing entity would, under the circumstances specified above, also be subject to FDIC receivership under OLA by reason of its status as a Covered Subsidiary. To the extent the Depositor is no longer the holder of the certificates representing a 25% equity interest or more in the issuing entity, the issuing entity would not be a Covered Subsidiary. However, even if not a subsidiary of a covered financial company, pursuant to regulations adopted on June 4, 2013 by the FDIC, to the extent the issuing entity is deemed to be an issuer of instruments representing interests in pools of assets a bank is permitted to hold, it may be a covered financial company subject to OLA if the above determinations were made as to the effect of its failure. Any receivership of CRB would not be governed by OLA but would continue to be governed by the receivership and conservatorship provisions of the FDIA.

Consequences of Insolvency Regimes for Payments on the Notes

The FDIC, as receiver under the FDIA or OLA, and a bankruptcy trustee or a debtor-in-possession under the Bankruptcy Code, have broadly similar powers. The exercise of these powers could result in losses or delays in payment on the notes.

If the offering failed to qualify for the safe harbor described under “—FDIC Rule and Risk Retention”, the FDIC as receiver under the FDIA could assert that CRB’s sale of receivables to the Depositor should be recharacterized as a pledge of the receivables to secure a borrowing of CRB, and the FDIC could seek to recover or reclaim the receivables.

The possibility also exists that the FDIC as receiver could seek to apply the doctrine of substantive consolidation to consolidate the assets and liabilities of CRB Auto and the Depositor and, in turn, the issuing entity with the assets and liabilities of CRB.

Independently or in conjunction with the assertion of either of these positions, the FDIC as receiver could seek to:

•	repudiate the obligations of CRB under the Transaction Documents;

•	require an issuing entity, as assignee of the Depositor, to go through an administrative claims procedure to establish its rights to payments collected on the receivables;

•	request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against CRB; or

•

impose a statutory injunction that would automatically prevent the indenture trustee and other transaction parties from exercising their rights, remedies and interests under the transaction documents for up to 90 days.

In addition to an FDIA receivership of CRB, it is possible that CRB Auto, the Depositor or an issuing entity could (a) become a debtor in a voluntary or involuntary case under the Bankruptcy Code or state insolvency regimes or (b) become subject to a receivership under OLA. The bankruptcy trustee or debtor-in-possession in such a bankruptcy case or, in certain cases, the FDIC as receiver under OLA could seek to:

•	in a bankruptcy case, reject the executory obligations of the debtor under the transaction documents;

•	under OLA, repudiate the obligations of the issuing entity under the transaction documents;

•	enforce the “Automatic Stay” to prevent creditors from exercising remedies against a debtor;

•	effect a substitution of collateral in certain circumstances; or

•

assert that the issuing entity does not have a perfected security interest in (a) the receivables, (b) one or more of the Financed Vehicles or (c) any cash collections held by the Servicer at the time the Servicer becomes the subject of a bankruptcy proceeding.

Additionally, at such time as CRB Auto, rather than CRB, is the entity transferring receivables to the depositor, and if CRB Auto were to become a debtor under the Bankruptcy Code or similar insolvency laws, it is possible that a creditor or trustee in bankruptcy of CRB Auto, may take the position, and a bankruptcy court may determine, that the sale of the receivables by CRB Auto to the depositor was a pledge of the receivables rather than a sale. This situation could result in a delay in or reduction of distributions to the noteholders or certificateholders, if any. In addition, if a transfer of receivables from CRB Auto to the depositor is treated as a pledge rather than a sale, a tax or government lien, if any, on the property of CRB Auto arising before the transfer of a receivable to the depositor may have priority over the depositor’s interest in that receivable.

Despite the broad similarity of OLA to the Bankruptcy Code, OLA differs on its face from the Bankruptcy Code in many respects. To address some of these differences, the FDIC in July 2011 adopted a regulation confirming that the treatment under OLA of preferential transfers is intended to be consistent with similar provisions in and doctrines developed under the Bankruptcy Code. In January 2011, the Acting General Counsel of the FDIC issued an advisory opinion to the same effect with respect to the treatment of standard contractual provisions meant to foster the bankruptcy-remote treatment of special purpose entities such as the Depositor and an issuing entity. The advisory opinion does not bind the FDIC or its Board of Directors and could be withdrawn or modified in the future. There can be no assurance that future regulations or, with respect to the matters covered by the advisory opinion, subsequent FDIC actions in an OLA proceeding involving Bancorp, CRB Auto or any issuing entity will not be contrary to these developments. Moreover, many provisions of OLA and other parts of Dodd-Frank will be implemented or interpreted through rulemaking by the appropriate federal regulatory agencies. As such, in many respects, the ultimate impact of the OLA provisions of Dodd-Frank, and of Dodd-Frank overall, will not be known for an extended period of time.

Bankruptcy of the Issuing Entity

It is unclear as to whether issuing entities will be eligible to be the subject of a bankruptcy case. If it is, then an issuing entity may be subject to a liquidation or reorganization under federal bankruptcy law.

Only a “person” as defined in the Bankruptcy Code can be a debtor eligible for federal bankruptcy relief. The Bankruptcy Code defines “person” to “include” a “corporation” and “corporation” to “include” a “business trust”. The legislative history of the Bankruptcy Code, however, indicates that the term “Person” does not otherwise include a trust. Therefore, an issuing entity’s eligibility as a debtor under the Bankruptcy Code depends on whether or not it would be found to be a “business trust” by the court determining eligibility.

Case law indicates that whether or not a statutory trust will qualify as a business trust depends on whether the trust is actually operating a business or at least has a business or profit-making objective. Some cases have required additional elements, such as the transferability of the beneficial interests in the trust. Other decisions have highlighted whether the trust was created for the benefit and profit of investor beneficiaries.

A reasonable argument can be made that each issuing entity engages in activities that will qualify it as a business trust, and thus, a “corporation” and a “person” eligible to be a “debtor” under federal bankruptcy law. The issuing entity is structured as an enterprise for profit. Interests in the issuing entity may be sold and transferred. The issuing entity will acquire financial assets from the Depositor, sell notes and certificates, invest and reinvest collections from such financial assets, and perform ancillary business activities with the ultimate purpose of creating profit for the noteholders, certificateholders, CRB, CRB Auto, the Depositor and the Servicer.

If an issuing entity were to be subject to bankruptcy proceedings, noteholders could experience losses or delays in the payments on the notes as explained above. If, on the other hand, a court were to find that the issuing entity does not qualify as an eligible “debtor” under the Bankruptcy Code, then such court would likely dismiss any actions against the issuing entity that are predicated on the issuing entity being eligible as a “debtor” pursuant to Section  109 of the Bankruptcy Code.

Issuing Entities’ Receivership under OLA

If an issuing entity were placed in receivership under OLA as a Covered Subsidiary of Bancorp, and the FDIC were to repudiate the notes, the FDIC would be liable for compensatory damages. The damages would be no greater than the principal amount of the notes plus accrued interest as of the date the FDIC was appointed receiver plus, to the extent of the amount by which value of the property that secured the notes exceeds the principal amount of the notes and accrued interest through the date of repudiation or disaffirmance, for the additional accrued interest to the date of repudiation or disaffirmance. However, creditors of the issuing entity in such a situation would not be entitled to receive more than the amount that would have been payable to such creditors if the issuing entity had instead been liquidated under Chapter 7 of the Bankruptcy Code.

Measures to Avoid Insolvency of Special Purpose Entities

The transaction documents contain provisions, and each issuing entity has taken steps in structuring the transactions contemplated by this prospectus, that are intended to make it unlikely in the case of either (a) a receivership of CRB under the FDIA or (b) a voluntary or involuntary case in which CRB Auto or a issuing entity was the debtor under the Bankruptcy Code or similar applicable State laws, that a court would approve consolidation of the assets and liabilities of CRB Auto or of a issuing entity with those of CRB. These steps include the creation of each issuing entity under its respective formation documents as a limited-purpose entity that is subject to various limitations. These limitations include restrictions on the nature of the business of each issuing entity and a restriction on the ability of each issuing entity to commence a voluntary case or proceeding under the Bankruptcy Code or similar proceeding under applicable state laws without, in the case of the Depositor, the unanimous affirmative vote of all of its managers (i.e., persons acting in an analogous capacity to the directors or a corporation) or, in the case of an issuing entity, the approval of the noteholders and the certificateholders. The Depositor is required to have at least one manager who qualifies under its limited liability agreement as an “Independent Manager”. There can be no assurance that the measures described herein will be effective or that they will prevent any issuing entity from being subject to an FDIC receivership under OLA.

The Transaction Documents will contain covenants pursuant to which the indenture trustee, the Servicer and the Sponsor, as the case may be, agree not to acquiesce, petition, invoke or otherwise cause the Depositor or an issuing entity to be subject to a case under any federal or state bankruptcy, insolvency or other similar proceeding before the date that is one year and one day after the repayment of all notes.

FDIC Rule and Risk Retention

FDIC Rule

The FDIC Rule contains four different safe harbors, each of which limits the powers that the FDIC can exercise in the insolvency of an insured depository institution when it is appointed as receiver or conservator (and references in this section to the FDIC are in its capacity as such). See “—Consequences of Insolvency Regimes for Payments on the Notes” for a discussion of the FDIC’s powers. There are two safe harbors that could apply to the transactions described in this prospectus. One safe harbor applies to transactions that meet the conditions for sale accounting treatment, and the other applies to transactions that do not meet the conditions for sale accounting treatment. It is not clear whether the FDIC would evaluate the accounting treatment on the Closing Date, the date of insolvency or another date.

To qualify for a safe harbor, the securitization or participation must satisfy the preconditions specified for that type of transaction. If one or more of these preconditions are not met, the limitations imposed by the FDIC Rule on the FDIC’s powers would not apply. The preconditions imposed by the FDIC Rule include provisions that are required to be contained in the documentation for the securitization. These provisions limit the structural features of the transaction in specified ways and impose obligations on one or more of issuing entities and the Depositor (which entities are jointly considered to be the “Issuer” for purposes of the FDIC Rule), the Servicer and the Sponsor to make specified disclosures, provide ongoing reporting on specified items and define specified aspects of the relationships among the parties. In order to satisfy the requirements of the FDIC Rule to include these provisions in the documentation, the indenture will contain a covenant, known as the “FDIC Rule Covenant”, that contains the requisite provisions and that obligates an issuing entity to perform each of the specified obligations, other than those obligations that are specifically assigned exclusively to the Servicer or the Sponsor. The transfer and servicing agreements and the indenture will obligate the Depositor, the Sponsor, and the Servicer to perform its specified functions under the FDIC Rule Covenant. The failure of the issuing entity to perform its obligations under the FDIC Rule Covenant will not constitute an Event of Default, nor will the failure of the Servicer to perform its obligations under the FDIC Rule Covenant constitute a Servicer Termination Event. However, the noteholders and the indenture trustee will retain the right to exercise any other remedies permitted by the indenture or applicable law in respect of these breaches.

If the FDIC is appointed as conservator or receiver for an insured depository institution that has effected a securitization that is covered by the FDIC Rule, there are several possible series of events that could occur. The FDIC will succeed to the obligations of the depository institution, whether as Servicer, Sponsor or otherwise. If the transaction satisfies the conditions for sale accounting treatment, then the FDIC could disaffirm or repudiate the ongoing contractual obligations of CRB as Servicer, including its obligation to repurchase certain receivables. However, the FDIC could not seek to reclaim or recover the receivables or other financial assets transferred to the issuing entity. If the transaction does not satisfy the conditions for sale accounting treatment, and the FDIC becomes the Servicer or otherwise controls distributions of collections, the FDIC would have the choice of whether or not to pay or apply collections from the financial assets in accordance with the applicable securitization documents. If the FDIC chooses not to pay or apply the collections, it will be in monetary default, and the indenture trustee (at the direction of the holders of notes representing at least 25% of the principal amount of the Controlling Class), the Servicer or a noteholder will be entitled to deliver a notice to the FDIC requesting the exercise of contractual rights under the transaction documents because of the FDIC’s monetary default. If the FDIC does not cure the monetary default within ten Business Days, then the FDIC will have consented to the exercise of those contractual rights. However, the FDIC is not required to take any action other than providing consents, waivers and execution of transfer documents.

Another series of events for a transaction that does not satisfy the conditions for sale accounting could occur if, following an insolvency, the FDIC seeks to exercise its power to repudiate contracts. The FDIC Rule gives the FDIC the choice, following repudiation, either to pay damages within ten Business Days or to permit the exercise of contractual rights. If the FDIC elects to pay damages, it is obligated to pay noteholders an amount equal to the par value of the notes outstanding on the date of appointment of the FDIC, less any payments of principal received by the noteholders through the date of repudiation, plus unpaid, accrued interest through the date of repudiation in accordance with the Transaction Documents to the extent actually received through collections received through the date of repudiation. If the damages paid by the FDIC do not include interest from the date of repudiation to the date of payment, the indenture will provide that the indenture trustee, at the direction of the Servicer, should apply available funds from the reserve account and the reserve account to pay such shortfall. However, upon payment of these damages, the FDIC Rule provides that “all liens or claims on the financial assets created pursuant to the securitization documents shall be released”. If the FDIC were to assert successfully that the lien of the indenture trustee on the reserve account, the principal distribution account and the reserve account were released and the assets in those accounts were transferred to the FDIC, then noteholders would suffer a loss.

Damages paid by the FDIC will be distributed to noteholders on the earlier of the next Payment Date on which such damages could be distributed and the earliest practicable date that the indenture trustee could declare a special payment date, subject to applicable provisions of the indenture, applicable law and the procedures of any applicable clearing agency. The indenture trustee will be authorized and instructed to maintain possession and control of any reserve account, principal distribution account and collection account and all amounts on deposit therein. If the date on which damages are to be distributed to noteholders is not a regular Payment Date, then the amount of interest payable to the noteholders will be prorated to such date, as will be provided in the indenture. The Servicer will instruct the indenture trustee to use amounts on deposit in the reserve account and the collection account, in addition to the amounts paid by the FDIC, to pay amounts owing to noteholders.

The transfers by CRB of the receivables and the issuance by an issuing entity of the notes are intended to satisfy all the applicable conditions of the FDIC Rule, and the issuing entity will state in the indenture its belief that those preconditions will have been met. As the FDIC Rule is a recently adopted and untested regulation, its interpretation remains uncertain. If any provision of the FDIC Rule is amended, or any interpretive guidance regarding the FDIC Rule is provided by the FDIC or its staff, as a result of which the issuing entity determines that an amendment to the FDIC Rule Covenant is necessary or desirable, then that issuing entity and the indenture trustee will be authorized to amend the FDIC Rule Covenant in accordance with such FDIC Rule amendment or guidance. No noteholder consent will be required.

Risk Retention

One of the preconditions imposed by the FDIC Rule is a “Risk Retention” requirement. With respect to offerings of securities pursuant to the registration statement of which this prospectus is a part, CRB intends to satisfy the FDIC risk retention requirement either by selecting a separate pool of receivables in an amount equal to five percent of the sum of the pool of receivables sold to the issuing entity as a separate retained pool of receivables, or by complying with the new risk retention rule described below through retaining vertical interests in all asset-backed securities issued as is currently permitted by the FDIC Rule. As long as CRB satisfies the FDIC risk retention rule through retaining a sample pool of receivables, the receivables in the retained pool will be selected randomly on the basis of the same criteria used to select the securitized pool.

On October 22, 2014, the Commission, the FDIC and certain other regulators jointly adopted final regulations pursuant to Section 15G of the Exchange Act (which was added under Section 941 of the Dodd-Frank Act) relating to credit risk retention. The final risk retention rule would mandate a minimum five percent risk retention requirement for securitizations that are issued after December 24, 2016, which is the effective date of the rule with respect to asset-backed securities other than those backed by residential mortgage loans.

Once effective, the final risk retention rule would no longer permit the sponsor of a securitization to satisfy its credit risk retention obligation by retaining a representative sample of the securitized loans, as is permitted by the existing FDIC Rule. The applicable section of the FDIC Rule governing risk retention automatically conforms to the final risk retention rule upon effectiveness of that rule. Thus, the representative sample option also would no longer be available to satisfy risk retention for purposes of the FDIC Rule.

Under the final risk retention rule, unless an exemption or exception from the credit risk retention rule is available, the sponsor of a securitization transaction (or a majority-owned affiliate) generally must retain, on an unhedged basis, at least five percent of the fair value of the asset-backed securities issued through retention of either (i) vertical interests in all asset-backed securities issued (which can be achieved through a single vertical security or an interest in each class of ABS securities issued as part of the securitization transaction), or (ii) a horizontal residual interest, or (iii) a funded horizontal cash reserve account, or (iv) a combination of the foregoing methods. At such time as the auto finance operations of CRB are transferred to CRB Auto, and CRB Auto is the entity transferring receivables to the depositor, CRB Auto will be obligated to comply with the credit risk retention rule.

The sponsor has not yet determined which method it will use to comply with the final risk retention rule. At such time as the sponsor commences its risk retention compliance in accordance with the final risk retention rule, which will occur prior to the rule’s effective date, the prospectus supplement will identify how the sponsor will satisfy the applicable risk retention requirement thereunder and under the FDIC Rule and the extent to which, if at all, any portion of the requirement will be satisfied by CRB Auto.

Material Federal Income Tax Consequences

The following is a summary of material United States federal income tax consequences of the purchase, ownership and disposition of notes to investors who purchase notes in an initial distribution and who hold the notes as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code. The summary does not purport to deal with all United States federal income tax consequences applicable to all categories of noteholders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of noteholders that are insurance companies, regulated investment companies, dealers in securities, holders that hold the notes as part of a hedge, straddle, “synthetic security” or other integrated transaction for United States federal income tax purposes and holders whose functional currency is not the United States dollar.

The following summary is based upon current provisions of the Internal Revenue Code, Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Each issuing entity will be provided with an opinion of Mitchell Silberberg & Knupp LLP, as federal tax counsel to each issuing entity, regarding certain federal income tax matters discussed below. A legal opinion, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the issuing entity, the notes and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each issuing entity and the notes and related terms, parties and documents applicable to the issuing entity. The IRS may disagree with all or a part of the discussion below. We suggest that prospective investors consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes.

Unless otherwise specified, the following summary relates only to noteholders that are United States Persons. If a partnership (including for this purpose any entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of notes, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. A noteholder that is a partnership and partners in such partnership are encouraged to consult their tax advisors about the United States federal income tax consequences of holding and disposing of notes.

Mitchell Silberberg & Knupp LLP, as federal tax counsel to each issuing entity, is of the opinion that:

•	Assuming compliance with all of the provisions of the applicable agreement and no changes in applicable tax regulations, for federal income tax purposes:

(1)	the notes will be characterized as debt;

(2)	the issuing entity will be classified as a fixed investment trust that is treated as a grantor trust; and

(3)	the issuing entity will not be characterized as an association, or a publicly traded partnership, taxable as a corporation.

•	Therefore the issuing entity will not be subject to an entity level tax for federal income tax purposes.

Each opinion is an expression of an opinion only, is not a guarantee of results and is not binding on the IRS or any third party.

Trusts Treated as Grantor Trusts

Tax Characterization of the Issuing Entity as a Grantor Trust

General. In the opinion of Mitchell Silberberg & Knupp LLP, federal tax counsel to each issuing entity, an issuing entity that is treated as a grantor trust for federal income tax purposes will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. Therefore, the issuing entity itself will not be subject to tax for federal income tax purposes. This opinion will be based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel’s conclusions that the nature of the income of the issuing entity will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

If an issuing entity were taxable as a corporation for federal income tax purposes, the issuing entity would be subject to corporate income tax on its taxable income. The issuing entity’s taxable income would include all its income on the receivables and may possibly be reduced by its interest expense on the notes. Any corporate income tax could materially reduce cash available to make payments on the notes.

Tax Consequences to Holders of the Notes

Treatment of the Notes as Indebtedness. The Depositor will agree, and the noteholders and beneficial owners of notes will agree by their purchase of notes or beneficial interests therein, as the case may be, to treat the notes as debt for federal income tax purposes. In the opinion of Mitchell Silberberg & Knupp LLP, assuming compliance with all of the provisions of applicable agreements and no changes in applicable tax regulations, the notes will be classified as debt for federal income tax purposes. The discussion below assumes that this characterization is correct.

Original Issue Discount, etc. The discussion below assumes that all payments on the notes are denominated in United States dollars, that principal and interest is payable on the notes and that the notes are not indexed securities or entitled to principal or interest payments with disproportionate, nominal or no payments. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for “qualified stated interest” under the Treasury regulations relating to original issue discount (or, the original issue discount regulations), that any original issue discount on the notes (i.e., any excess of the principal amount of the notes over their issue price) is less than a de minimis amount (i.e., 1/4% of their principal amount multiplied by their weighted average maturities included in their term) and that the noteholder does not make an election to accrue all income from the notes, all within the meaning of the original issue discount regulations. The determination of full years to maturity and the accrual of original issue discount, if any, should be made using a reasonable prepayment assumption pursuant to Section 1272(a)(6) of the Internal Revenue Code. To date, the IRS has not issued any guidance under Section 1272(a)(6) of the Internal Revenue Code. We suggest that you consult your tax advisor as to the operation of these rules. If these conditions are not satisfied with respect to the notes, additional tax considerations with respect to the notes will be provided in the applicable prospectus supplement.

Interest Income on the Notes. Based on the foregoing assumptions, except as discussed in the following paragraph, the notes will not be considered to have been issued with original issue discount. The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with the noteholder’s method of tax accounting. Under the original issue discount regulations, a holder of a note issued with a de minimis amount of original issue discount must include any original issue discount in income, as capital gain, on a pro rata basis, as principal payments are made on the note. A subsequent purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Internal Revenue Code.

A holder of a note having a fixed maturity of one year or less, known as a “Short-Term Note”, may be subject to special rules. An accrual basis holder of a Short-Term Note, and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Internal Revenue Code, generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid, or, if earlier, upon the taxable disposition of the Short-Term Note. However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1282 of the Internal Revenue Code to accrue interest income on all non-government debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

Sale or Other Disposition. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder’s cost for the note, increased by any market discount and original issue discount previously included by the noteholder in income with respect to the note and decreased by the amount of bond premium, if any, previously amortized and by the amount of principal payments previously received by the noteholder with respect to the note. Any gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Any capital gain recognized upon a sale, exchange or other disposition of a note will be long-term capital gain if the seller’s holding period is more than one year and will be short-term capital gain if the seller’s holding period is one year or less. The deductibility of capital losses is subject to certain limitations. We suggest that prospective investors consult with their own tax advisors concerning the United States federal tax consequences of the sale, exchange or other disposition of a note.

Disclosure Requirements. Treasury regulations require taxpayers to disclose their participation in tax shelters that meet the definition of a “reportable transaction” set forth in such Treasury regulations. Under the Treasury regulations, certain transactions may be characterized as reportable transactions including, in certain circumstances, a sale, exchange, retirement or other taxable disposition of notes that results in a loss greater than a threshold amount. You are encouraged to consult with your own tax advisor to determine whether or not your purchase and sale of notes at a loss will subject you to this disclosure obligation.

Medicare Tax. Certain United States holders who are individuals, estates or trusts are required to pay an additional 3.8% tax on, among other things, interest on and capital gains from the sale or other disposition of the notes. United States holders should consult their tax advisors regarding the effect, if any, of this tax on their ownership and disposition of the notes.

Foreign Holders. Interest payments made, or accrued, to a noteholder who is a Foreign Person that is an individual or corporation for United States federal income tax purposes generally will be considered “portfolio interest”, and generally will not be subject to United States federal income tax and withholding if the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person and the Foreign Person (i) is not actually or constructively a “10 percent shareholder” of the issuing entity or the Depositor (including a holder of 10% of the outstanding certificates, if any), a “controlled foreign corporation” with respect to which the issuing entity or the Depositor is a “related person” within the meaning of the Internal Revenue Code or a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business and (ii) provides the indenture trustee or other person who is otherwise required to withhold United States tax with respect to the notes with an appropriate statement, on IRS Form W-8BEN, Form W-8BEN-E or a similar form, signed under penalty of perjury, certifying that the beneficial owner of the note is a Foreign Person and providing the Foreign Person’s name and address. In the case of a Foreign Person that is an individual or a corporation (or an entity treated as such for federal income tax purposes), if a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a copy of the IRS Form W-8BEN, Form W-8BEN-E or substitute form provided by the Foreign Person that owns the note. If such interest is not portfolio interest, then it will be subject to withholding tax unless the Foreign Person provides a properly executed (i) IRS Form W-8BEN or Form W-8BEN-E claiming an exemption from or reduction in withholding under the benefit of a tax treaty or (ii) IRS Form W-8ECI stating that interest paid is not subject to withholding tax because it is effectively connected with the Foreign Person’s conduct of a trade or business in the United States. In addition, if the Foreign Person is a foreign corporation, it is subject to a branch profits tax equal to 30% of its “effectively connected earnings and profits” within the meaning of the Internal Revenue Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate or an exemption under an applicable tax treaty. If the interest is effectively connected income, the Foreign Person, although exempt from the withholding tax discussed above, will be subject to United States federal income tax on that interest at graduated rates. A Foreign Person other than an individual or corporation (or an entity treated as such for federal income tax purposes) holding the notes on its own behalf may have substantially increased reporting requirements. In particular, in case of notes held by a foreign partnership or foreign trust, the partners or beneficiaries, as the case may be, may be required to provide certain additional information.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of an individual Foreign Person, the Foreign Person is not present in the United States for 183 days or more in the taxable year and does not otherwise have a “tax home” within the United States.

Foreign Account Tax Compliance Act. Sections 1471 through 1474 of the Internal Revenue Code, commonly referred to as “FATCA”, generally impose withholding taxes on certain types of payments made to “foreign financial institutions” and certain other non-United States entities unless additional certification, information reporting and other specified requirements are satisfied. Failure to comply with the FATCA reporting requirements could result in withholding tax being imposed on payments of interest, principal payments and sales proceeds to foreign intermediaries and certain Foreign Persons who hold notes.

Prospective investors are urged to consult their own tax advisors regarding the potential application of the FATCA provisions to an investment in the notes.

Backup Withholding. Each holder of a note, other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident, will be required to provide, under penalty of perjury, a certificate containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the issuing entity will be required to backup withhold a certain portion of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder’s federal income tax liability.

Possible Alternative Treatments of the Notes. If, contrary to the opinion of Mitchell Silberberg & Knupp LLP, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the issuing entity. If so treated, the issuing entity might be treated as a publicly traded partnership taxable as a corporation with potentially adverse tax consequences, and the publicly traded partnership taxable as a corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Alternatively, and most likely in the view of Mitchell Silberberg & Knupp LLP, the issuing entity would be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Payments on the notes treated as equity interests in such a partnership would probably be treated as guaranteed payments, which could result in adverse tax consequences to certain holders. For example, income to certain tax-exempt entities, including pension funds, would be “unrelated business taxable income”, income to foreign holders generally would be subject to United States tax and United States tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of issuing entity expenses. Prospective investors should consult their own tax advisors regarding the consequences to them if the Notes were not treated as debt for federal income tax purposes.

Certain State Tax Consequences

The activities of servicing and collecting the receivables will be undertaken by the Servicer. Because of the variation in each state’s tax laws based in whole or in part upon income, it is impossible to predict tax consequences to holders of securities in all of the state taxing jurisdictions in which they are already subject to tax. We suggest that noteholders consult their own tax advisors with respect to state tax consequences arising out of the purchase, ownership and disposition of notes.

The federal and state tax discussions set forth above are included for information purposes only and may not be applicable depending upon a noteholder’s particular tax situation. We suggest that prospective purchasers consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of the notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

Certain ERISA Considerations

Subject to the following discussion the notes may be acquired by pension, profit-sharing or other employee benefit plans subject to ERISA as well as individual retirement accounts, Keogh plans and other plans subject to Section 4975 of the Internal Revenue Code, as well as any entity whose underlying assets include plan assets of any of the foregoing, each a Benefit Plan. Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit a Benefit Plan from engaging in certain transactions with Persons that are “Parties in Interest” under ERISA or “Disqualified Persons” under the Internal Revenue Code with respect to a Benefit Plan. A violation of these “Prohibited Transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Internal Revenue Code for such Persons or the fiduciaries of a Benefit Plan. In addition, Title I of ERISA also requires fiduciaries of a Benefit Plan subject to ERISA to make investments that are, among other things prudent, diversified, in the best interest of the plan’s participants and beneficiaries and in accordance with the governing plan documents.

Fiduciaries of Benefit Plans, in consultation with their advisors, should consider the impact of ERISA and the regulations issued thereunder on a purchase of the notes. Among other considerations, the fiduciary of a Benefit Plan should take into account the composition of the Benefit Plan’s portfolio with respect to diversification by type of asset; the cash flow needs of the Benefit Plan and the effects thereon of the liquidity of the investment; the Benefit Plan’s funding objectives; the tax effects of the investment and the tax and other risks described in this offering memorandum; the fact that the holders of notes will consist of a diverse group of investors and that the management of the issuing entity will not take the particular objectives of any investor or class of investors into account; and the fact that the issuing entity is not intended to hold plan assets of any of the investors and, therefore, neither the issuing entity, the Servicer nor any of their respective affiliates, agents or employees will be acting as a fiduciary under ERISA to the Benefit Plan, either with respect to the Benefit Plan’s purchase or retention of its investment or with respect to the management and operation of the business and assets of the issuing entity.

In addition, fiduciaries of Benefit Plans should also consider whether an investment in the notes could involve a direct or indirect transaction with a “Party in Interest” or “Disqualified Person” with respect to such Benefit Plan, or a prohibited conflict of interest for the fiduciary acting on behalf of the Benefit Plan. A Prohibited Transaction or conflict of interest could arise if the fiduciary acting on behalf of the Benefit Plan has any interest in or affiliation with the issuing entity or the Servicer. In the case of an individual retirement account, a Prohibited Transaction or conflict of interest that involves the beneficiary of such individual retirement account could result in disqualification of such individual retirement account.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, such plans may be subject to comparable State law restrictions or restrictions imposed by other applicable law. Plans maintained pursuant to the laws of jurisdictions other than the United States may be subject to comparable restrictions under each jurisdiction’s governing statutes. Accordingly, fiduciaries of governmental plans, church plans and non-U.S. plans, in consultation with their advisors, should consider the requirements of their respective pension Codes with respect to investments in the notes, as well as general fiduciary considerations.

Certain transactions involving an issuing entity might be deemed to constitute Prohibited Transactions under ERISA and the Internal Revenue Code with respect to a Benefit Plan that purchased the notes if assets of the issuing entity were deemed to be assets of the Benefit Plan. Under the Plan Assets Regulations, the assets of an issuing entity will be treated as plan assets of a Benefit Plan for purposes of ERISA and the Internal Revenue Code only if the Benefit Plan acquired an “Equity Interest” in the issuing entity and none of the exceptions contained in the Plan Asset Regulations are applicable. An Equity Interest is defined under the Plan Asset Regulations as an interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, assuming the notes constitute debt for local law purposes, it is expected that, at the time of their issuance, the notes should constitute indebtedness without substantial equity features for purposes of the Plan Asset Regulations based in part upon the traditional debt features of the notes, including the reasonable likelihood that the notes will be repaid when due and the absence of conversion rights, warrants, beneficial ownership of the issuing entity’s assets and other typical equity features. The debt treatment of the notes for ERISA purposes may change if the issuing entity incurs losses. This risk of recharacterization is enhanced for the notes that are subordinated to other classes of securities.

However, without regard to whether the notes are treated as an equity interest for purposes of the Plan Asset Regulations, the acquisition, holding or disposition of notes by or on behalf of a Benefit Plan may be considered to give rise to a Prohibited Transaction under ERISA or the Internal Revenue Code if an issuing entity, the Depositor, the administrator, the Servicer, the indenture trustee, the owner trustee and any of their respective affiliates is or becomes a Party in Interest or a Disqualified Person with respect to such Benefit Plan. Certain exemptions from the Prohibited Transaction rules may be applicable to the purchase, holding or disposition of notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such notes. Included among these exemptions are:

•	PTCE 96-23, regarding transactions effected by “In-House Asset Managers”;

•	PTCE 95-60, as amended, regarding investments by insurance company general accounts;

•	PTCE 91-38, as amended, regarding investments by bank collective investment funds;

•	PTCE 90-1, regarding investments by insurance company pooled separate accounts; and

•	PTCE 84-14, as amended, regarding transactions effected by “Qualified Professional Asset Managers”.

In addition to the class exemptions listed above, the Pension Protection Act of 2006 provides a statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Internal Revenue Code for Prohibited Transactions between a Benefit Plan and a person or entity that is a Party in Interest to such Benefit Plan solely by reason of providing services to the Benefit Plan (other than a Party in Interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the Benefit Plan involved in the transaction), provided that there is adequate consideration for the transaction. Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as Prohibited Transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the notes and prospective purchasers that are Benefit Plans should consult with their advisors regarding the applicability of any such exemption.

By acquiring a note you (and any person to whom you sell a note) will be deemed to represent and warrant that either (i) you are not (and for so long as you hold any such note or interest therein will not be) and you are not acting on behalf of (and for so long as you hold any such note will not be acting on behalf of) (a) an “Employee Benefit Plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Internal Revenue Code, which is subject to Section 4975 of the Internal Revenue Code, (c) an entity deemed to hold “plan assets” of any of the foregoing by reason of investment by an Employee Benefit Plan or plan in such entity, or (d) a governmental, non-U.S. or church plan which is subject to any Similar Law or (ii) the acquisition, holding and disposition of the note will not give rise to a nonexempt Prohibited Transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code or a non-exempt violation of any Similar Law. Any person to whom you sell a note will be deemed to make an identical representation and warranty.

NEITHER THE ISSUING ENTITY, THE SERVICER NOR ANY OF THEIR RESPECTIVE AFFILIATES, AGENTS OR EMPLOYEES WILL ACT AS A FIDUCIARY TO ANY BENEFIT PLAN WITH RESPECT TO THE BENEFIT PLAN’S DECISION TO INVEST IN THE NOTES. EACH FIDUCIARY OR OTHER PERSON WITH INVESTMENT RESPONSIBILITIES OVER THE ASSETS OF A BENEFIT PLAN CONSIDERING AN INVESTMENT IN THE NOTES MUST CAREFULLY CONSIDER THE ABOVE FACTORS BEFORE MAKING AN INVESTMENT. FIDUCIARIES OF BENEFIT PLANS CONSIDERING THE PURCHASE OF THE NOTES SHOULD CONSULT ITS LEGAL ADVISORS REGARDING WHETHER THE ASSETS OF THE ISSUING ENTITY WOULD BE CONSIDERED PLAN ASSETS, THE POSSIBILITY OF EXEMPTIVE RELIEF FROM THE PROHIBITED TRANSACTION RULES AND OTHER ISSUES AND THEIR POTENTIAL CONSEQUENCES.

Plan of Distribution

The notes of each series that are offered by this prospectus and a prospectus supplement will be offered through one or more of the following methods. The prospectus supplement will provide specific details as to the method of distribution for the offering.

Sales Through Underwriters

If specified in the prospectus supplement, on the terms and conditions set forth in an underwriting agreement, the Depositor will agree to sell, or cause the related issuing entity to sell, to the underwriters named in the prospectus supplement the notes of the issuing entity specified in the underwriting agreement. Each of the underwriters will severally agree to purchase the principal amount of each class of notes of the related issuing entity set forth in the prospectus supplement and the underwriting agreement.

Each prospectus supplement will either:

•

set forth the price at which each class of notes being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of the notes; or

•	specify that the related notes are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of the sale.

After the initial public offering of the notes, the public offering prices and the concessions may be changed.

Each underwriting agreement will provide that the Depositor and CRB will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.

Each issuing entity may, from time to time, invest the funds in its issuing entity accounts in investments acquired from the underwriters.

Under each underwriting agreement, the closing of the sale of any class of notes subject to the underwriting agreement will be conditioned on the closing of the sale of all other classes of securities of the related issuing entity, some of which may not be registered or may not be publicly offered. The place and time of delivery for the notes in respect of which this prospectus is delivered will be set forth in the prospectus supplement.

The underwriters may make a market in the notes, but they are not obligated to do so. In addition, any market-making may be discontinued at any time at their sole discretion.

If you initially receive an electronic copy of the prospectus and prospectus supplement from an underwriter, you will receive a paper copy of the prospectus and prospectus supplement upon request to the underwriter. Upon receipt of a qualifying request, the underwriter will promptly deliver a paper copy of the prospectus and prospectus supplement to you free of charge.

Foreign Sales

The prospectus supplement may set forth conditions, restrictions or investor considerations relating to offers or sales of the notes outside of the United States.

Other Placements

To the extent set forth in the prospectus supplement, notes of a given series may be offered by placements with institutional investors through dealers or by direct placements with institutional investors. The prospectus supplement with respect to any notes offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the Depositor and purchasers of notes.

Purchasers of notes, including dealers, may, depending upon the facts and circumstances of the purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and sales by them of notes. Noteholders should consult with their legal advisors in this regard prior to any reoffer or sale.

Stabilization Transactions, Short Sales and Penalty Bids

Until the distribution of the notes of a series being offered pursuant to this prospectus and a prospectus supplement is completed, rules of the SEC may limit the ability of the related underwriters and certain selling group members to bid for and purchase the notes. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the prices of the notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the prices of the notes.

The underwriters may make short sales in the notes being sold in connection with an offering (i.e., they sell more notes than they are required to purchase in the offering). This type of short sale is commonly referred to as a “naked” short sale because the related underwriters do not have an option to purchase these additional notes in the offering. The underwriters must close out any naked short position by purchasing notes in the open market. A naked short position is more likely to be created if the related underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering. Similar to other purchase transactions, the underwriters’ purchases to cover syndicate short sales may have the effect of raising or maintaining the market price of the notes, or preventing or retarding a decline in the market price of the notes.

The underwriters may also impose a penalty bid on certain underwriters and selling group members. This means that if the underwriters purchase notes in the open market to reduce the underwriters’ short position or to stabilize the price of such notes, they may reclaim the amount of the selling concession from any underwriter or selling group member who sold those notes as part of the offering.

In general, purchases of a security, such as the notes, for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of notes to the extent that it discouraged resales of the related notes.

Neither the Depositor nor any of the underwriters will make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the related notes. In addition, neither the Depositor nor any of the underwriters will make any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Ratings

Each class of notes that will be offered pursuant to this prospectus and a prospectus supplement will be rated at the time of the offering within one of the four highest rating categories by at least one Rating Agency.

Each rating will be based on, among other things, the adequacy of the issuing entity’s assets and any credit enhancement and will reflect the Rating Agency’s assessment solely of the likelihood that holders of notes of the related class will receive payments to which the related noteholders are entitled under the related indenture or trust agreement, as applicable. No rating will constitute an assessment of the likelihood that principal prepayments on the receivables will be made, the degree to which the rate of prepayments might differ from that originally anticipated or the likelihood of an optional redemption of the related series of notes. A rating should not be deemed a recommendation to purchase, hold or sell notes, inasmuch as it does not address market price or suitability for a particular investor. Each rating should be evaluated independently of any other price or suitability for a particular investor. No rating will address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause the investor to experience a lower than anticipated yield or that an investor purchasing a note at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

We can give you no assurance that any rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the rating agency in the future if in its judgment circumstances in the future so warrant, or that one or more additional rating agencies, not hired by the Sponsor or the Depositor to rate the notes, may nonetheless provide a rating for one or more class of notes that will be lower than any rating assigned to each such class by a Rating Agency. In addition to being lowered or withdrawn due to the erosion in the adequacy of the value of the issuing entity’s assets or any credit enhancement with respect to a series, the rating might also be lowered or withdrawn, among other reasons, because of an adverse change in the financial or other condition of a credit or cash flow enhancement provider or a change in the rating of the credit or cash flow enhancement provider’s long-term debt. Further, no Rating Agency will have any duty to review any notice given to it with respect to any attempt to satisfy the Rating Agency Condition in connection with any supplemental indenture or amendment or other applicable action, or to review any such notice within the ten day period provided in the indenture and in the receivables Transfer and Servicing Agreements for such review. Each Rating Agency may also qualify, reduce or withdraw any rating assigned by it at any time in its sole judgment, including as a result of any action even if the Rating Agency Condition with respect to such action had been previously satisfied.

Legal Opinions

Certain legal matters relating to the securities of any series, including certain federal income tax matters, will be passed upon for the Depositor and the related issuing entity by Mitchell Silberberg & Knupp LLP, Los Angeles, California. Certain matters of Delaware law relating to each issuing entity that is a Delaware statutory trust will be passed upon for the Depositor by Richards, Layton & Finger, P.A., Wilmington, Delaware or other counsel identified in the prospectus supplement. Sidley Austin LLP, San Francisco, California, will act as counsel for the underwriters.

Glossary of Terms

Set forth below is a list of the defined terms used in this prospectus, which, except as otherwise noted in a prospectus supplement, are also used in the prospectus supplement.

“Bancorp” means California Republic Bancorp, and its successors.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Benefit Plan” means any entity whose assets include plan assets of individual retirement accounts, Keogh plans and other plans subject to Section 4975 of the Internal Revenue Code.

“Book-Entry Securities” means the notes and certificates, if any, that are held in book-entry form in the United States through DTC and in Europe through Clearstream or Euroclear.

“Business Day” means any day other than a Saturday, a Sunday or any other day on which national banking institutions or commercial banking institutions in the State of New York or the State of California are authorized or required by law, executive order or governmental decree to be closed or any day on which the Federal Reserve Bank of San Francisco is closed.

“California Relief Act” means the California Military Families Financial Relief Act, as amended.

“CFPB” means the Consumer Financial Protection Bureau, and its successors.

“Clearstream” means Clearstream Banking, a société anonyme and a professional depository under the laws of Luxembourg and its successors.

“Clearstream Customer” means a participating organization of Clearstream.

“Closing Date” means that date specified in the prospectus supplement on which the issuing entity issues its securities.

“Collection Period” means with respect to securities of each issuing entity, the period specified in the prospectus supplement.

“Contract Rate” means the per annum interest borne by a receivable.

“Controlling Class” means, with respect to any issuing entity, the most senior class of notes described in the prospectus supplement as long as any notes of such class are outstanding, and thereafter, in order of seniority, each other class of notes, if any, described in the prospectus supplement as long as they are outstanding. In the case an issuing entity issues only one class of notes, that class shall be the Controlling Class. After all notes have been paid, the certificates, if any, will be the controlling class of securities of the issuing entity.

“CRB” means California Republic Bank, and its successors.

“CRB Auto” means CRB Auto, Inc., and its successors.

“Cutoff Date” means the “Cutoff Date” specified in the prospectus supplement.

“Definitive Notes” means any notes that are issued in fully registered, certificated form to noteholders or their respective nominees, rather than to DTC or its nominee.

“Deposit Date” means, for each Payment Date, the Business Day preceding such Payment Date.

“Depositor” means California Republic Funding, LLC, a Delaware limited liability company, and its successors.

“Depository” means DTC and any successor depository selected by the indenture trustee or the administrator, as applicable.

“DTC” means The Depository Trust Company and any successor depository selected by the indenture trustee or the administrator, as applicable.

“Eligible Deposit Account” means either:

•	a segregated account with the corporate trust department of the indenture trustee or the corporate trust department of the owner trustee; or

•

a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any state or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States or any one of the states thereof or the District of Columbia qualified to take deposits and subject to supervision and examination by federal or state banking authorities (a) which at all times has (i) a long-term unsecured debt rating in one of the four highest ratings categories by each Rating Agency or (ii) a long-term unsecured debt rating, a short-term unsecured debt rating or a certificate of deposit rating otherwise acceptable to the Rating Agencies and (b) whose deposits are insured by the FDIC.

“Eligible Investments” means:

•	direct obligations of, and obligations fully guaranteed as to timely payment by, the United States or its agencies;

•	demand deposits, time deposits, certificates of deposit or bankers’ acceptances of certain depository institutions or trust companies having the highest rating from each Rating Agency;

•	commercial paper having, at the time of such investment, a rating in the highest rating category from each Rating Agency;

•	investments in money market funds having the highest rating from each Rating Agency;

•

repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States or its agencies, in either case entered into with a depository institution or trust company having the highest rating from each Rating Agency; and

•	any other short-term investment of like character acceptable to each Rating Agency.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Euroclear” means a professional depository operated by Euroclear Bank, S.A./N.V. and its successors.

“Events of Default” under each indenture will consist of the events specified under “The Indenture—Events of Default”.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FATCA” means the Foreign Account Tax Compliance Act of 2009, as enacted and codified under Sections 1471-74 of the Internal Revenue Code.

“FDIA” means the Federal Deposit Insurance Act, as amended.

“FDIC” means the Federal Deposit Insurance Corporation, and its successors.

“FDIC Rule” means the “Treatment of financial assets transferred in connection with a securitization or participation” adopted by the FDIC, as codified at 12 CFR §360.6.

“Financed Vehicle” means a new or used automobile, sport utility vehicle and light-duty truck financed by a receivable.

“Foreign Person” means a nonresident alien, foreign corporation or other non-United States Person.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“IRS” means the Internal Revenue Service, and its successors.

“Payment Date” means the date specified in the prospectus supplement for the payment of principal of and interest on the securities.

“Plan Assets Regulation” means regulations issued by the U.S. Department of Labor (as modified by Section 3(42) of ERISA), as amended.

“PTCE” means Prohibited Transaction Class Exemption.

“Purchase Amount” means a price at which CRB, CRB Auto, if applicable, or the Servicer must purchase a receivable from an issuing entity, equal to the unpaid principal balance of such receivable as of the last day of the related Collection Period plus interest accrued but unpaid on such receivable at the Contract Rate on the last day of the Collection Period as to which such receivable is purchased.

“Rating Agency” means a nationally recognized rating agency that has been hired by the Depositor or the sponsor to provide a rating on one or more classes of the securities issued by the issuing entity.

“Rating Agency Condition” means with respect to any action and each Rating Agency, either (a) written confirmation by that Rating Agency that such action will not cause such Rating Agency to qualify, reduce or withdraw any of its then-current ratings assigned to the notes (or, if applicable, the certificates) or (b) that such Rating Agency has been given at least ten days’ prior written notice of such action and such Rating Agency has not issued any written notice that such action would cause such Rating Agency to qualify, reduce or withdraw any of its then-current ratings assigned to the notes (or, if applicable, the certificates).

“Receivables Transfer and Servicing Agreements” means, collectively, each receivables purchase agreement pursuant to which CRB or CRB Auto will sell receivables to the Depositor, sale and servicing agreement under which an issuing entity will purchase receivables from the Depositor and the Servicer will agree to service such receivables, each trust agreement under which an issuing entity will be created and certificates will be issued and each administration agreement under which the Servicer, or such other person named in the prospectus supplement, will undertake certain administrative duties with respect to the issuing entity.

“Record Date” means the Business Day immediately preceding each Payment Date or, if Definitive Notes are issued, the last day of the preceding Collection Period.

“Rees-Levering Act” means the Rees-Levering Motor Vehicle Sales and Finance Act, as amended.

“Registration Statement” means the registration statement, together with all amendments and exhibits thereto, filed by the Depositor with the SEC under the Securities Act relating to the notes offered by this prospectus and a prospectus supplement.

“SEC” means the Securities and Exchange Commission, and its successors.

“Securities Act” means the Securities Act of 1933, as amended.

“Servicer” means CRB as to each issuing entity with respect to which the receivables are transferred to the Depositor by CRB, and CRB Auto as to each issuing entity with respect to which the receivables are transferred to the Depositor by CRB Auto, and in each case their respective successors.

“Servicer Termination Event” under each sale and servicing agreement will consist of the events specified under “Description of the Receivables Transfer and Servicing Agreements—Servicer Termination Events”.

“Short-Term Note” means a note that has a fixed maturity date of not more than one year from the issue date of such note.

“Similar Law” means any federal, state or local law that imposes requirements similar to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

“Sponsor” means CRB and any successor thereto.

“Transaction Documents” means the indenture and the Receivables Transfer and Servicing Agreements with respect to each relevant issuing entity.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“UCC” means the Uniform Commercial Code in effect in the applicable jurisdiction.

“United States” or “U.S.” means the United States of America.

“United States Person” generally means a person that is for United States federal income tax purposes a citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, an estate whose income is subject to the United States federal income tax regardless of its source or a trust if:

•

a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust; or

•	the trust has a valid election in effect under applicable Treasury regulations to be treated as a United States Person.

$350,000,000

California Republic Auto Receivables Trust 2015-1

Issuing Entity

California Republic Funding, LLC

Depositor

California Republic Bank

Sponsor and Servicer

$ 48,800,000	%	Class A-1 Asset Backed Notes
$ 95,000,000	%	Class A-2 Asset Backed Notes
$ 87,000,000	%	Class A-3 Asset Backed Notes
$ 88,050,000	%	Class A-4 Asset Backed Notes
$ 21,000,000	%	Class B Asset Backed Notes
$ 10,150,000	%	Class C Asset Backed Notes

PROSPECTUS SUPPLEMENT

You should rely only on the information contained or incorporated by reference in this prospectus supplement. California Republic Funding, LLC has not authorized anyone to provide you with additional or different information. California Republic Funding, LLC is not offering the Notes in any state in which the offer is not permitted.

Dealers will deliver a prospectus when acting as underwriter of the Notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Notes will deliver a prospectus until 90 days after the date of this prospectus supplement.

Sole Bookrunner

Credit Suisse

March     , 2015